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                                                                  EXHIBIT 10.10

                          PURCHASE OF SERVICE CONTRACT

                                    BETWEEN

                 THE CONNECTICUT DEPARTMENT OF SOCIAL SERVICES

                                       AND

                                       MCO

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PART I: STANDARD CONNECTICUT CONTRACT TERMS

PART II: GENERAL CONTRACT TERMS FOR MCOS

1.    DEFINITIONS

2.    DELEGATIONS OF AUTHORITY

3.    FUNCTIONS AND DUTIES OF THE MCO

      3.01  Provision of Services

      3.02  Non-Discrimination

      3.03  Gag Rules

      3.04  Coordination and Continuation of Care

      3.05  Emergency Services

      3.06  Geographic Coverage

      3.07  Choice of Health Professional

      3.08  Provider Network

      3.09  Network Adequacy and Maximum Enrollment Levels

      3.10  Provider Contracts

      3.11  Provider Credentialing and Enrollment

      3.12  Specialist Providers and the Referral Process

      3.13  PCP Selection, Scheduling and Capacity

      3.14  Family Planning Access and Confidentiality

      3.15  Pharmacy Access

      3.16  Mental Health and Substance Abuse Access

      3.17  Children's Issues and EPSDT Compliance

      3.18  Special Services for Children /Reinsurance

      3.19  Prenatal Care

      3.20  Dental Care

      3.21  Other Access Features

      3.22  Pre-Existing Conditions

      3.23  Newborn Enrollment

      3.24 Acute Care Hospitalization, Nursing Home or Subacute Stay at Time of Enrollment or Disenrollment

      3.25  Open Enrollment

      3.26  Special Disenrollment

      3.27  Linguistic Access

      3.28  Services to Members

      3.29  Information to Potential Members

      3.30  Marketing Requirements

      3.31  Health Education

      3.32  Internal and External Quality Assurance

      3.33  Inspection of Facilities

      3.34  Examination of Records

      3.35  Medical Records

      3.36  Audit Liabilities

      3.37  Clinical Data Reporting

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      3.38  Utilization Management

      3.39  Financial Records

      3.40  Insurance

      3.41  Third Party Coverage

      3.42  Coordination of Benefits and Delivery of Services

      3.43  Passive Billing

      3.44  Subcontracting for Services

      3.45  Timely Payment of Claims

      3.46  Copayment Limits and Member Charges for Noncovered Services

      3.47  Insolvency Protection

      3.48  Acceptance of DSS Rulings

      3.49  Policy Transmittals

      3.50  Fraud and Abuse

      3.51  Children with Special Health Care Needs

4.    FUNCTIONS AND DUTIES OF THE DEPARTMENT

      4.01  Eligibility Determinations

      4.02  Populations Eligible to Enroll

      4.03  Enrollment/Disenrollment

      4.04  Default Enrollment

      4.05  Lock-In

      4.06  Capitation Payments to MCO

      4.07  Retroactive Adjustments

      4.08  Information

      4.09  Ongoing MCO monitoring

      4.10  Utilization Review and Control

5.    DECLARATIONS AND MISCELLANEOUS PROVISIONS

      5.01  Competition Not Restricted

      5.02  Nonsegregated Facilities

      5.03  Offer of Gratuities

      5.04  Employment/Affirmative Action Clause

      5.05  Confidentiality

      5.06  Independent Capacity

      5.07  Liaison

      5.08  Freedom of Information

      5.09  Waivers

      5.10  Force Majeure

      5.11  Financial Responsibilities of the MCO

      5.12  Capitalization and Reserves

      5.13  Provider Compensation

      5.14  Members Held Harmless

      5.15  Compliance with Applicable Laws, Rules and Policies

      5.16  Federal Requirements and Assurances

      5.17  Civil Rights

      5.18  Statutory Requirements

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      5.19  Disclosure of Interlocking Relationships

      5.20  DEPARTMENT's Data Files

      5.21  Changes Due to a Section 1115 or 1915(b) Freedom of Choice

      5.22  Hold Harmless

      5.23  Executive Order Number 16

6. MCO RESPONSIBILITIES CONCERNING NOTICES OF ACTION, GRIEVANCES AND ADMINISTRATIVE HEARINGS

      6.01  Notices of Action

      6.02  Grievances and Administrative Hearing Process

      6.03  Expedited Review and Administrative Hearings

      6.04  Provider Appeal Process

7.    CORRECTIVE ACTION AND CONTRACT TERMINATION

      7.01  Performance Review

      7.02  Settlement of Disputes

      7.03  Administrative Errors

      7.04  Suspension of New Enrollment

      7.05  Sanctions

      7.06  Payment Withhold, Class C Sanctions or Termination for Clause

      7.07  Emergency Services Denials

      7.08  Termination for Default

      7.09  Termination for Mutual Convenience

      7.10  Termination for the MCO Bankruptcy

      7.11  Termination for Unavailability of Funds

      7.12  Termination for Collusion in Price Determination

      7.13  Termination Obligations of Contracting Parties

      7.14  Waiver of Default

8.    OTHER PROVISIONS

      8.01  Severability

      8.02  Effective Date

      8.03  Order of Precedence

      8.04  Correction of Deficiencies

      8.05  This is not a Public Works Contract

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9.    APPENDICES

      A.    Covered Benefits HUSKY A Covered Benefits

      B.    Provider Credentialing and Enrollment Requirements

      C.    EPSDT Periodicity Schedule

      D.    DSS Marketing Guidelines

      E.    Quality Assurance Program for Managed Care

      F.    Unaudited Quarterly Financial Reports

      G.    Medicaid Managed Care Eligibility Categories

      H.    Managed Care Policy Transmittals

      I.    Capitation Payment Amounts

      J.    Physician Incentive Payments

      K.    Recategorization Chart

      L.    Non-Hyde Amendment Abortions

10.   SIGNATURES

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PART I: STANDARD CONNECTICUT CONTRACT TERMS

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PART II: GENERAL CONTRACT TERMS FOR MCOs

1. DEFINITIONS

As used throughout this contract, the following terms shall have the meanings set forth below.

ABUSE: Provider and/or MCO practices that are inconsistent with sound fiscal, business or medical practices and that result in an unnecessary cost to the HUSKY A program, or the reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care, or a pattern of failing to provide medically necessary services required by this contract. Member practices that result in unnecessary cost to the HUSKY A program also constitute abuse.

AGENT: An entity with the authority to action behalf of the DEPARTMENT.

BENOVA: The organization contracted by the DEPARTMENT to perform certain administrative and operational functions for the HUSKY A and B programs. Contracted functions include HUSKY application processing, HUSKY B eligibility determinations, passive billing and enrollment brokering.

CAPITATION RATE: The amount paid per Member by the DEPARTMENT to each Managed Care Organization (MCO) on a monthly basis.

CAPITATION PAYMENT: The individualized monthly payment made by the DEPARTMENT to the MCO on behalf of Members.

CHILDREN'S HEALTH COUNCIL: The Children's Health Council was established by the Connecticut General Assembly in 1995 in order to (1) monitor and evaluate compliance of the HUSKY A program with the requirements of the Early and Periodic Screening, Diagnosis and Treatment Program (EPSDT); (2) develop a coordinated health care delivery system in each region of the State and (3) implement outreach efforts in each region of the State to ensure uniform statewide health care access for children. The Children's Health Council is operated by the Hartford Foundation for Public Giving, Inc. in accordance with a contract between the DEPARTMENT and the foundation. To carry out its responsibilities, the Children's Health Council has contracted with MAXIMUS, Inc. to operate the Connecticut Children's Health Project.

CHILDREN WITH SPECIAL HEALTH CARE NEEDS (CSHCN): Children up to age nineteen
(19) who have, or are at elevated risk for chronic physical, developmental, behavioral or emotional conditions, whether biologic or acquired. They require health and related services (not educational or recreational) of a type and amount not usually required by children of the same age. CSHCN also includes children who are blind or disabled

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(eligible for SSI under Title XVI; in foster or other out-of-home placement; are receiving foster care or adoption assistance; or are receiving services funded through Section 501(a)(1)(d) of Title V.

CLEAN CLAIM: A bill for service(s) or good (s), a line item of services or all services and/or goods for a recipient contained on one bill which can be processed without obtaining additional information from the provider of service(s) or a third party. A clean claim does not include a claim from a provider who is under investigation for fraud or abuse or a claim under review for medical necessity.

COMMISSIONER: The Commissioner of the Department of Social Services, as defined in Section 17b-3 of the Connecticut General Statutes.

COMPLAINT: A written or oral communication from a Member expressing dissatisfaction with some aspect of the MCO's services.

CONNECTICUT CHILDREN'S HEALTH PROJECT: The program established by the Children's Health Council to carry out its responsibilities, especially its responsibility to monitor and evaluate compliance of the HUSKY A program with the requirements of the Early and Periodic Screening, Diagnosis and Treatment Program (EPSDT).

CONSULTANT: A corporation, company, organization or person or their affiliates retained by the DEPARTMENT to provide assistance in this project or any other project, not the MCO or subcontractor.

CONTINUOUS ELIGIBILITY (CE): For purposes of the HUSKY A program, the twelve
(12) month period of time during which a child under nineteen (19) years of age who qualifies for medical assistance under a categorically needy coverage group remains eligible for Medicaid despite a change in certain circumstances that would otherwise cause the child to lose Medicaid eligibility. Changes in household composition or income will not cause a loss of eligibility during the continuously eligible twelve (12) month period.

CONTRACT ADMINISTRATOR: The DEPARTMENT employee responsible for fulfilling the administrative responsibilities associated with this managed care project.

CONTRACT SERVICES: Those services which the MCO is required to provide to Members under this contract.

DATE OF APPLICATION: The date on which a completed application for the HUSKY A program is received by the DEPARTMENT or its agent, containing the applicant's signature.

DAY: Except where the term business day is expressly used, all references in this contract will be construed as calendar days.

DEPARTMENT: The Department of Social Services, State of Connecticut.

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EMERGENCY OR EMERGENCY MEDICAL CONDITION: A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, serious impairment to body functions or serious dysfunction of any body organ or part.

EMERGENCY SERVICES: Inpatient and outpatient services including, but not limited to, behavioral health and detoxification needed to evaluate or stabilize an emergency medical condition that is found to exist using the prudent layperson standard.

EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT (EPSDT) CASE MANAGEMENT
SERVICES: Services such as making and facilitating referrals and development and coordination of a plan of services that will assist Members under twenty-one
(21) years of age in gaining access to needed medical, social, educational, and other services.

EPSDT DIAGNOSTIC AND TREATMENT SERVICES: All health care, diagnostic services, and treatment necessary to correct or ameliorate defects and physical and mental illnesses and conditions discovered by an interperiodic or periodic EPSDT screening examination.

EPSDT SCREENING SERVICES: Comprehensive, periodic health examinations for Members under the age of twenty-one (21) provided in accordance with the requirements of the federal Medicaid statute at 42 U.S.C. Section 1396d(r)(l).

EPSDT SERVICES: Comprehensive child health care services to Members under twenty-one (21) years of age, including all medically necessary prevention, screening, diagnosis and treatment services listed in Section 1905 (r) of the Social Security Act.

EXTERNAL QUALITY REVIEW ORGANIZATION (EQRO): An entity responsible for conducting reviews of the quality outcomes, timeliness of the delivery of care and access to items and services for which the MCO is responsible under this contract.

FORMULARY: A list of selected pharmaceuticals determined to be the most useful and cost effective for patient care, developed by a pharmacy and therapeutics committee at the MCO.

FQHC-SPONSORED MCO: An MCO that is more than fifty (50) percent owned by Connecticut Federally Qualified Health Centers, certified by the Department of Social Services to enroll Medicaid Members.

FRAUD: Intentional deception or misrepresentation, or reckless disregard or willful blindness, by a person or entity with the Knowledge that the deception, misrepresentation,

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disregard or blindness could result in some unauthorized benefit to himself or some other person, including any act that constitutes fraud under applicable federal or state law.

GRIEVANCE: A written request to the MCO from a Member for a formal review of an MCO decision related to the denial, termination, suspension or reduction of a good or service. The DEPARTMENT automatically treats such a request as a request for an administrative hearing.

GUARANTEED ELIGIBILITY: Six (6) consecutive month period during which a person remains eligible for HUSKY A services despite a change in certain circumstances that would otherwise make the person ineligible for Medicaid. The DEPARTMENT will assign a six (6) month period of guaranteed eligibility to eligible individuals upon their first enrollment.

HCFA OR CMS: The Health Care Financing Administration (HCFA) also known as Center for Medicare and Medicaid Services (CMS), a division within the United States Department of Health and Human Services.

HEALTH EMPLOYER DATA INFORMATION SET (HEDIS): A standardized performance measurement tool that enables users to evaluate the quality of different MCOs based on the following categories: effectiveness of care; MCO stability; use of services; cost of care; informed health care choices; and MCO descriptive information.

HHS: The United States Department of Health and Human Services.

HUSKY, PART A OR HUSKY A: For purposes of this contract, HUSKY A includes all those coverage groups previously covered in Connecticut Access, subject to expansion of eligibility groups pursuant to Section 17b-266 of the Connecticut General Statutes.

IN-NETWORK PROVIDERS: Providers who have contracted with the MCO to provide services to Members.

LOCK-IN: Limitations on Member change of managed care plans for a period of time, not to exceed twelve (12) months.

MANAGED CARE ORGANIZATION (MCO): The organization signing this agreement with the Department of Social Services.

MARKETING: A communication from an MCO to a Member or potential Member that can be reasonably interpreted as intended to influence the Member to enroll or reenroll in that particular MCO or either to enroll in, or disenroll from, another MCO.

MEDICAID: The Connecticut Medical Assistance Program operated by the Connecticut Department of Social Services under Title XIX of the Federal Social Security Act, and related State and Federal rules and regulations.

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MEDICAID PROGRAM PROVIDER MANUALS: Service-specific documents created by
Connecticut Medicaid to describe policies and procedures applicable to the Medicaid program generally and that service specifically.

MEDICAL APPROPRIATENESS OR MEDICALLY APPROPRIATE: Health care that is provided in a timely manner and meets professionally recognized standards of acceptable medical care; is delivered in the appropriate medical setting; and is the least costly of multiple, equally-effective alternative treatments or diagnostic modalities.

MEDICALLY NECESSARY/MEDICAL NECESSITY: Health care provided to correct or diminish the adverse effects of a medical condition or mental illness; to assist an individual in attaining or maintaining an optimal level of health, to diagnose a condition or prevent a medical condition from occurring.

MEMBER: For the purposes of HUSKY A, a Medicaid client who has been certified by the State as eligible to enroll under this contract, and whose name appears on the MCO enrollment information which the DEPARTMENT will transmit to the MCO every month in accordance with an established notification schedule.

NATIONAL COMMITTEE ON QUALITY ASSURANCE(NCQA): NCQA is a not-for-profit organization that develops and defines quality and performance measures for managed care, thereby providing an external standard of accountability.

OUT-OF-NETWORK PROVIDER: A provider that has not contracted with the MCO.

PASSIVE BILLING: Automatic capitation payments generated by the DEPARTMENT or its agent based on enrollment.

PEER REVIEW ORGANIZATION (PRO): A professional medical organization which conducts peer review of medical care certified by HCFA or CMS.

POST-STABILIZATION SERVICES: Services provided subsequent to an emergency that a treating physician views as medically necessary after an emergency medical condition has been stabilized during an emergency room visit.

PRIMARY CARE PROVIDER (PCP): A licensed health care professional responsible for performing or directly supervising the primary care services of Members.

PRIOR AUTHORIZATION: The process of obtaining prior approval as to the medical necessity or appropriateness of a service or plan of treatment.

RISK: The possibility of monetary loss or gain by the MCO resulting from service costs exceeding or being less than payments made to it by the DEPARTMENT.

ROUTINE CASES: A symptomatic situation (such as a chronic back condition) for which the Member is seeking care, but for which treatment is neither of an emergency nor an urgent nature.

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SUBCONTRACT: Any written agreement between the MCO and another party to fulfill any requirements of this contract.

SUBCONTRACTOR: The party contracting with the MCO to manage or arrange for one or more of the Medicaid services provided by the MCO pursuant to this contract.

THIRD-PARTY: Any individual, entity or program which is or may be liable to pay all or part of the expenditures for Medicaid furnished under a State plan.

TITLE XIX: The provisions of 42 United States Code Section 1396 et seq., including any amendments thereto. (see Medicaid)

URGENT CASES: Illnesses or injuries of a less serious nature than those constituting emergencies but for which treatment is required to prevent a serious deterioration in the Member's health and for which treatment cannot be delayed without imposing undue risk on the Members' well-being until the Member is able to secure services from his/her regular physician(s).

VENDOR: Any party with which the MCO has subcontracted to provide administrative services.

WELL-CARE VISITS: Routine physical examinations, immunizations and other preventive services that are not prompted by the presence of any adverse medical symptoms.

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2. DELEGATIONS OF AUTHORITY

The State of Connecticut Department of Social Services is the single state agency responsible for administering the Medicaid program. No delegation by either party in administering this contract shall relieve either party of responsibility for carrying out the terms of this contract.

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3.    FUNCTIONS AND DUTIES OF THE MCO

The MCO agrees to the following duties:

3.01  PROVISION OF SERVICES

a. The MCO shall provide to individuals enrolled under this contract, directly or through arrangements with others, all of the covered services described in Appendix A of this contract.

b. The MCO shall ensure that utilization management/review and coverage decisions concerning acute or chronic care services to each Member are made on an individualized basis in accordance with the contractual definitions for Medical Appropriateness or Medically Appropriate and Medically Necessary or Medical Necessity at Part II Section 1, General Contract Terms for MCOs. The MCO shall also ensure that its contracts with network providers requires that the decisions of network providers affecting the delivery of acute or chronic care services to Members are made in accordance with the contractual definitions for Medical Appropriateness or Medically Appropriate and Medically Necessary and Medical Necessity.

c. The MCO shall provide twenty-four (24) hour accessibility to qualified medical personnel for Members in need of urgent or emergency care. The MCO may provide such access to medical personnel through either: 1) a hotline staffed by physicians, physicians on-call or registered nurses; or 2) a PCP on-call system. Whether the MCO utilizes a hotline or PCPs on-call, Members shall gain access to medical personnel within thirty (30) minutes of their call. The MCO Member handbook and MCO taped telephone message shall instruct Members to go directly to an emergency room if the Member needs emergency care. If the Member needs urgent care and has not gained access to medical personnel within thirty (30) minutes, the Member shall be instructed to go to the emergency room. The DEPARTMENT will randomly monitor the availability of such access.

d. Changes to Medicaid covered services mandated by Federal or State law, or adopted by amendment to the State Plan for Medicaid, subsequent to the signing of this contract will not affect the contract services for the term of this contract, unless (1) agreed to by mutual consent of the DEPARTMENT and the MCO, or (2) unless the change is necessary to continue federal financial participation, or due to action of a state or federal court of law. If Medicaid coverage were expanded to include new services, such services would be paid for via the traditional Medicaid fee-for-service system unless covered by mutual consent between the DEPARTMENT and the MCO (in which case an appropriate adjustment to the capitation rates would be made). If Medicaid covered services are changed to exclude services the DEPARTMENT may determine that such

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      services will no longer be covered under HUSKY A and the DEPARTMENT will propose a contract amendment to reduce the capitation rate accordingly.

      In the event that the DEPARTMENT and the MCO can not concur on a contract amendment concerning the change to Medicaid covered services, the DEPARTMENT and the MCO shall negotiate a termination agreement to facilitate the transition of the MCO's Members to another MCO within a period of no less than ninety (90) days.

3.02  NON-DISCRIMINATION

a. The MCO shall comply with all Federal and State laws relating to non-discrimination and equal employment opportunity, including but not necessarily limited to the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq.; 47 U.S.C. Section 225; 47 U.S.C. Section 611; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.
      Section 2000e; Title VI of the Civil Rights Act, 42 U.S.C. 2000d et seq.; the Civil Rights Act of 1991; Section 504 of the Rehabilitation Act, 29 U.S.C. Section 794 et seq.; the Age Discrimination in Employment Act of 1967, 29 U.S.C. Sections 621-634; regulations issued pursuant to those Acts; and the provisions of Executive Order 11246 dated September 26, 1965 entitled "Equal Employment Opportunity" as amended by Federal Executive Order 11375, as supplemented in the United States Department of Labor Regulations (41 C.F.R. Part 60-1 et seq., Obligations of Contractors and Subcontractors). The MCO shall also comply with Sections 4a-60, 4a-61, 17b-520, 31-51d, 46a-64, 46a-71, 46a-75 and 46a-81 of the Connecticut
      General Statutes.

      The MCO shall also comply with the HCFA Civil Rights Compliance Policy, which mandates that all Members have equal access to the best health care, regardless of race, color, national origin, age, sex, or disability.

      The HCFA Civil Rights Compliance Policy further mandates that the MCO shall ensure that its subcontractors and providers render services to Members in a non-discriminatory manner. The MCO shall also ensure that Members are not excluded from participation in or denied the benefits of the HUSKY programs because of prohibited discrimination.

      The MCO acknowledges that in order to achieve the civil rights goals set forth in the HCFA Civil Rights Compliance Policy, HCFA has committed itself to incorporating civil rights concerns into the culture of its agency and its programs and has asked all of its partners, including the DEPARTMENT and the MCO, to do the same. The MCO further acknowledges that HCFA will be including the following civil rights concerns into its regular program review and audit activities: collecting data on access to and participation of minority and disabled Members; furnishing information to Members, subcontractors, and providers

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      about civil rights compliance; reviewing HCFA publications, program regulations, and instructions to assure support for civil rights; and initiating orientation and training programs on civil rights. The MCO shall provide to the DEPARTMENT or to HCFA, upon request, any available data or information regarding these civil rights concerns.

      Within the resources available through the capitation rate, the MCO shall allocate financial resources to ensure equal access and prevent discrimination on the basis of race, color, national origin, age, sex, or disability.

b. Unless otherwise specified by the contract, the MCO shall provide covered services to HUSKY A Members under this contract in the same manner as those services are provided to other Members of the MCO, although delivery sites, covered services and provider payment levels may vary. The MCO shall ensure that the locations of facilities and practitioners providing health care services to Members are sufficient in terms of geographic convenience to low-income areas, handicapped accessibility and proximity to public transportation routes, where available. The MCO and its providers shall not discriminate among Members of HUSKY A and other Members of the MCO.

3.03  GAG RULES

The MCO shall not prohibit or otherwise restrict a health care provider acting within his or her lawful scope of practice from advising a Member, who is a patient of the provider, about the health status of the Member or medical care treatment for the Member's condition or disease, regardless of whether benefits for such care or treatment are provided under this contract. This prohibition is subject to the limitations described in 42 U.S.C. Section 1396u-2(b)(3)(B) and
(C).

3.04  COORDINATION AND CONTINUATION OF CARE

a. The MCO shall have systems in place to provide well-managed patient care which satisfies the DEPARTMENT that appropriate patient care is being provided, including at a minimum:

      1. Management and integration of health care through a PCP, gatekeeper or other means.

      2. Systems to assure referrals for medically necessary, specialty, secondary and tertiary care.

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      3.    Systems to assure provision of care in emergency situations, including an education process to help assure that Members know where and how to obtain medically necessary are in emergency situations.

      4. A system by which Members may obtain a covered service or services that the MCO does not provide or for which the MCO does not arrange because it would violate a religious or moral teaching of the religious institution or organization by which the MCO is owned, controlled, sponsored or affiliated.

      5. Coordination and provision of EPSDT screening services in accordance with the schedules for immunizations and periodicity of well-child services as established by the DEPARTMENT and federal regulations.

      6. Provide or arrange for the provision of EPSDT case management services for Members under twenty-one (21) years of age when the Member has a physical or mental health condition that makes the coordination of medical, social, and educational services medically necessary. As necessary, case management services shall include but not be limited to:

            a. Assessment of the need for case management and development of a plan for services;

            b. Periodic reassessment of the need for case management and review of the plan for services;

            c. Making referrals for related medical, social, and educational services;

            d. Facilitating referrals by providing assistance in scheduling appointments for health and health-related services, and arranging transportation and interpreter services;

            e. Coordinating and integrating the plan of services through direct or collateral contacts with the family and those agencies and providers providing services to the child;

            f. Monitoring the quality and quantity of services being provided;

            g.    Providing health education as needed; and

            h. Advocacy necessary to minimize conflict between service providers and to mobilize resources to obtain needed services.

      7. Provide necessary coordination and case management services for children with special health care needs.

      8. If notified, PCPs will participate in the review and authorization of Individual Education Plans for Members receiving School Based Child Health services and Individual Family Service Plans for Members receiving services from the Birth to Three program.

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3.05  EMERGENCY SERVICES

a. The MCO shall provide all emergency services twenty-four (24) hours each day, seven (7) days a week or arrange for the provision of said services twenty-four (24) hours each day, seven (7) days a week through its provider network.

b. Emergency services must be provided without regard to prior authorization or the emergency care provider's contractual relationship with the MCO.

c.    The MCO may not limit the number of emergency visits.

d. The MCO must cover all services necessary to determine whether or not an emergency condition exists, even if it is later determined that the condition was not an emergency.

e. The MCO may not retroactively deny a claim for an emergency screening examination because the condition, which appeared to be an emergency medical condition under the prudent layperson standard, turned out to be non-emergent in nature.

f. If the screening examination leads to a clinical determination by the examining physician that an actual emergency does not exist, then the nature and extent of payment liability will be based on whether the Member had acute symptoms under the prudent layperson standard at the time of presentation.

g. The determination of whether the prudent layperson standard is met must be made on a case-by-case basis. The only exception to this general rule is that the MCO may approve coverage on the basis of an ICD-9 code.

h. Once the individual's condition is stabilized, the MCO may require prior authorization for a hospital admission or follow-up care.

i. The MCO must cover post-stabilization services attendant to the primary presenting diagnosis that were either approved by the MCO or were delivered by the emergency service provider when the MCO failed to respond to a request for pre-approval of such services within one hour of the request to approve post-stabilization care, or could not be contacted for pre-approval.

j. If there is a disagreement between a hospital and an MCO concerning whether the Member is stable enough for discharge or transfer from the emergency room, the judgment of the attending physician(s) actually caring for the Member at the treating facility prevails and is binding on the MCO. This subsection shall not apply to a disagreement concerning discharge or transfer following an inpatient admission. The MCO may establish arrangements with hospitals whereby the MCO may send one of its own physicians or may contract with appropriate

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      physicians with appropriate emergency room privileges to assume the attending physician's responsibilities to stabilize, treat, and transfer the Member.

k. When a Member's PCP or another plan representative instructs the Member to seek emergency care in-network or out-of-network, the MCO is responsible for payment for the screening examination and for other medically necessary emergency services, without regard to whether the patient meets the prudent layperson standard described above.

l. If a Member believes that a claim for emergency services has been inappropriately denied by the MCO, the Member may seek recourse through the MCO's grievance and the DEPARTMENT's administrative hearing process.

m. When the MCO reimburses emergency services provided by an in-network provider, the rate of reimbursement will be subject to the contractual relationship that has been negotiated with said provider. When the MCO reimburses emergency services provided by an out-of-network provider within Connecticut, the rate of reimbursement will be no less than the fees established by the DEPARTMENT for the Medicaid fee-for-service program. When the MCO reimburses emergency services provided by an out-of-network provider outside of Connecticut, the MCO may negotiate a rate of reimbursement with said provider.

n. The MCO may not make payment for emergency services contingent on the Member providing the MCO with notification either before or after receiving emergency services. The MCO may, however, enter into contracts with providers or facilities that require, as a condition of payment, the provider or facility to provide notification to the MCO after Members are present at the emergency room, assuming adequate provision is given for such notification.

3.06  GEOGRAPHIC COVERAGE

a. The MCO shall serve Members statewide. The MCO shall ensure that its provider network includes access for each Member to PCPs, Obstetric/Gynecological Providers and mental health providers at a distance of no more than fifteen (15) miles for PCPs and Obstetric/Gynecological Providers and no more than twenty (20) miles for general dentists and mental health providers as measured by the Public Utility Commission. The MCO shall ensure that its provider network has the capacity to deliver or arrange for all the goods and services reimbursable under the Medicaid fee-for-service program.

b. On a monthly basis, the MCO will provide the DEPARTMENT or its agent with a list of all contracted network providers. The list shall be in a format and contain such information as the DEPARTMENT may specify.

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PERFORMANCE MEASURE: Geographic Access. The DEPARTMENT will randomly monitor geographic access by reviewing the mileage to the nearest town containing a PCP for every town in which the MCO has Members.

SANCTION: In any sampling, if more than two (2) percent of Members reside in towns beyond fifteen (15) miles of a town containing a PCP the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 7.05.

3.07  CHOICE OF HEALTH PROFESSIONAL

The MCO must inform each Member about the full panel of participating providers in its network. To the extent possible and appropriate, the MCO must offer each Member covered under this contract the opportunity to choose among participating providers.

3.08  PROVIDER NETWORK

a. The MCO shall maintain a provider network capable of delivering or arranging for the delivery of all covered health goods and services to all Members. In addition, the MCO's provider network shall have the capacity to deliver or arrange for the delivery of all the goods and services reimbursable under this contract regardless of whether all of the goods and services are provided through direct provider contracts. The MCO shall submit a file of their most current provider network listing to the DEPARTMENT or its agent. The file shall be submitted, at a minimum, once a month in the format specified by the DEPARTMENT.

b. The MCO shall notify the DEPARTMENT or its agent, in a timely manner, of any changes made in the MCO's provider network. The monthly file submitted to the DEPARTMENT or its agent shall not contain any providers who are no longer in the MCO's network. The DEPARTMENT will randomly audit the provider network file for accuracy and completeness and take corrective action, if the provider network file fails to meet these requirements.

c. The MCO shall not discriminate against providers with respect to participation, reimbursement, or indemnification for any provider who is acting within the scope of that provider's license or certification under applicable State law, solely on the basis of the provider's license or certification. This shall not be construed to prohibit the MCO from including providers only to the extent necessary to meet the needs of the MCO's Members or from establishing measures designed to maintain the quality of services and control costs, consistent with its responsibilities. This shall not preclude the MCO from using different reimbursement amounts for different specialties or for different practitioners in the same specialty.

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3.09  NETWORK ADEQUACY AND MAXIMUM ENROLLMENT LEVELS

a. On a quarterly basis, except as otherwise specified by the DEPARTMENT, the DEPARTMENT shall evaluate the adequacy of the MCO's provider network. Such evaluations shall use ratios of Members to specific types of providers based on Medicaid fee-for-service experience in order to ensure that access in the MCO is at least equal to access experienced in the Medicaid fee-for-service program for a similar population. For each county the maximum ratio of Members to each provider type shall be:

      1. adult PCPs, including general practice specialists counted at 60.8%, internal medicine specialists counted at 88.9%, family practice specialists counted at 66.9%, nurse practitioners of the appropriate specialties, and physician assistants, 387 Members per provider;

      2. children's PCPs, including pediatric specialists counted at 100%, general practice specialists counted at 39.2%, internal medicine specialists counted at 11.1%, family practice specialists counted at 33.1%, nurse practitioners of the appropriate specialties, and physician assistants, 301 Members per provider; obstetrics and gynecology providers, including obstetrics and gynecology specialists, nurse midwives, and nurse practitioners of the appropriate specialty, 835 Members per provider;

      3. dental providers, including general and pediatric dentists counted at 100%, and dental hygienists counted at 50%, 486 Members per provider; and

      4. behavioral health providers, including psychiatrists, psychologists, social workers, and psychiatric nurse practitioners, 459 Members per provider.

b. In the event that the number of Members in a given county equals or exceeds ninety percent (90%) of the capacity determined in accordance with section a noted above, the DEPARTMENT shall evaluate the adequacy of the MCO's network on a monthly basis.

c. Maximum Enrollment Levels: Based on the adequacy of the MCO's provider network the DEPARTMENT may establish a maximum HUSKY A enrollment level for Members in the MCO on a county-specific basis. The DEPARTMENT shall provide the MCO with written notification no less than thirty (30) days prior to the effective date of the maximum enrollment level.

d. Subsequent to the establishment of this limit, if the MCO wishes to change its maximum enrollment level in a specific county, the MCO must notify the DEPARTMENT thirty (30) days prior to the desired effective date of the change. If the change is an increase, the MCO must demonstrate an increase in their

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

      provider network which would allow the MCO to serve additional Members. To do so the MCO must provide the DEPARTMENT with the signature pages from the executed provider contracts and/or signed letters of intent. The DEPARTMENT will not accept any other proof or documentation as evidence of a provider's participation in the MCO's provider network. The DEPARTMENT shall review the existence of additional capacity for confirmation no later than thirty (30) days following notice by the MCO. An increase will be effective the first of the month after the DEPARTMENT confirms additional capacity exists.

e. In the event the DEPARTMENT deems that the MCO's provider network is not capable of accepting additional enrollments, the DEPARTMENT may exercise its rights under Section 7 of this contact, including but not limited to the rights under Section 7.04, Suspension of New Enrollments.

SANCTION: In the event of a suspension of enrollment due to any network deficiencies, the MCO shall submit a corrective action plan to the DEPARTMENT. If, subsequent to the DEPARTMENT'S approval of the corrective action plan, the network deficiency is not remedied within the time specified in the corrective action plan, or if the MCO does not develop a corrective action plan satisfactory to the DEPARTMENT, the DEPARTMENT may impose a strike towards a Class A sanction for each month said suspension is in effect, in accordance with
Section 7.05.

3.10  PROVIDER CONTRACTS

All contracts between the MCO and its in-network providers shall, at a minimum, include each of the following provisions:

a. MCO network providers serving the Medicaid population must meet the minimum requirements for participation in the Medicaid program as set forth in the Regulations of Connecticut State Agencies, Section 17b-262-522 to Section 17b-262-533, as applicable;

b. MCO Members shall be held harmless for the costs of all Medicaid-covered goods and services provided;

c. Providers must provide evidence of and maintain adequate malpractice insurance. For physicians, the minimum malpractice coverage requirements are $1 million per individual episode and $3 million in the aggregate;

d. Specific terms regarding provider reimbursement as specified in Timely Payment of Claims, Section 3.45 of this contract;

e.    Specific terms concerning each party's rights to terminate the contract;

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

f. That any risk shifted to individual providers does not jeopardize access to care or appropriate service delivery;

g. The exclusion of any provider that has been suspended from the Medicare or Medicaid program in any state;

h. For PCPs, the provision of "on-call" coverage through arrangements with other PCPs; and

i. That the MCOs and subcontractors require in-network behavioral health providers to participate in the DEPARTMENT's efforts to study access, quality and outcome. Upon renewal of its subcontracts and other provider contracts, the MCO shall include a provision that failure to participate shall constitute cause for termination of the in-network provider's contract, except that MCOs which have demonstrated to the DEPARTMENT's satisfaction that they have ensured provider participation in such efforts through means other than the provider contracts need not include this provision. In any event, the DEPARTMENT shall reimburse providers for costs above and beyond nominal costs incurred by such participation.

3.11  PROVIDER CREDENTIALING AND ENROLLMENT

a. The MCO shall establish minimum credentialing criteria and shall formally re-credential all professional participating providers in their network at least once every two (2) years or such other time period as established by the NCQA. The MCO shall create and maintain a credentialing file for each participating provider that contains evidence that all credentialing requirements have been met. The file shall include copies of all documentation to support that credentialing criteria have been met, including licenses, Drug Enforcement Agency (DEA) certificates and provider statements regarding lack of impairment. Credentialing files shall be subject to inspection by the DEPARTMENT or its agent.

b. MCO's credentialing and recredentialing criteria for professional providers shall include at a minimum:

      1.    Appropriate license or certification as required by Connecticut law;

      2. Verification that providers have not been suspended or terminated from participation in Medicare or the Medicaid program in any state;

      3. Verification that providers of covered services meet minimum requirements for Medicaid participation;

      4.    Evidence of malpractice or liability insurance, as appropriate;

      5.    Board certification or eligibility, as appropriate;

      6.    A current statement from the provider addressing:

            a.    lack of impairment due to chemical dependency/drug abuse;

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

            b.    physical and mental health status;

            c. history of past or pending professional disciplinary actions, sanctions, or license limitations;

            d.    revocation and suspension of hospital privileges;

            e.    a history of malpractice claims; and

      7. Evidence of compliance with Clinical Laboratory Improvement Amendments of 1988 (CLIA), Public Law 100-578, 42 USC Section 1395aa et seq. And 42 C.F.R. Part 493

c. The MCO may require more stringent credentialing criteria. Any other criteria shall be in addition to the minimum criteria set forth above.

d. Additional MCO credentialing/recredentialing criteria for PCPs shall include, but not be limited to:

      1. Adherence to the principles of Ethics of the American Medical Association, the American Osteopathic Association or other appropriate professional organization;

      2. Ability to perform or directly supervise the ambulatory primary care services of Members;

      3. Membership on the medical staff with admitting privileges to at least one accredited general hospital an acceptable arrangement with a PCP with admitting privileges;

      4.    Continuing medical education credits;

      5.    A valid DEA certification; and

      6. Assurances that any Advanced Practice Registered Nurses (APRN), Nurse Midwives or Physician Assistants are performing within the scope of their licensure.

e. For purposes of credentialing and recredentialing, the MCO shall perform a check on all PCPs and other participating providers by contacting the National Practitioner Data Bank (NPDB). The DEPARTMENT will notify the MCO immediately if a provider under contract with the MCO is subsequently terminated or suspended from participation in the Medicare or Medicaid programs. Upon such notification from the DEPARTMENT or any other appropriate source, the MCO shall immediately act to terminate the provider from participation in its network.

f. The MCO may delegate credentialing functions to a subcontractor. The MCO is ultimately responsible and accountable to the DEPARTMENT for compliance with the credentialing requirements. The MCO shall demonstrate and document to the DEPARTMENT the MCO's significant oversight of its subcontractors performing any and all provider credentialing, including facility or delegated credentialing. The MCO and any such entity shall be required to cooperate in the performance of financial, quality or other audits conducted by the

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      DEPARTMENT or its agent(s). Any subcontracted entity shall maintain a credentialing file for each in-network provider as set forth above.

g. The MCO must adhere to the additional credentialing requirements set forth in Appendix B.

SANCTION: The DEPARTMENT may impose a Class B sanction pursuant to Section 7.05 if, upon completion of a performance review, it is established that a provider in the MCO's network fails to meet the minimum credentialing criteria for participation set forth in (a) and (b) above, and PCPs must also meet the criteria set forth in (d).

3.12  SPECIALIST PROVIDERS AND THE REFERRAL PROCESS

The MCO shall contract with a sufficient number and mix of specialists so that the Member population's anticipated specialty care needs can be substantially met within the MCO's network of providers. The MCO will also be required to have a system to refer Members to out-of-network specialists if appropriate participating specialists are not available. The MCO shall make specialist referrals available to its Members when it is medically necessary and medically appropriate and shall assume all financial responsibility for any such referrals whether they be in-network or out-of-network. The MCO must have policies and written procedures for the coordination of care and the arrangement, tracking and documentation of all referrals to specialty providers.

3.13  PCP SELECTION, SCHEDULING AND CAPACITY

a. The MCO shall provide Members with the opportunity to select a PCP within thirty (30) days of enrollment. The MCO shall assign a Member to a PCP when a Member fails to choose a PCP within thirty (30) days after being notified to do so. The assignment must be appropriate to the Member's age, gender and residence.

b. The MCO shall ensure that the PCPs in its network adhere to the following PCP scheduling practices:

      1. Emergency cases shall be seen immediately or referred to an emergency facility;

      2. Urgent cases shall be seen within forty-eight (48) hours of PCP notification;

      3. Routine cases shall be seen within ten (10) days of PCP notification;

      4. Well-care visits shall be scheduled within six (6) weeks of PCP notification;

      5. EPSDT/HealthTrack comprehensive health screens and immunizations shall be scheduled in accordance with the DEPARTMENT's HealthTrack periodicity and immunization schedules;

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      6.    New Members shall receive an initial PCP appointment in a timely manner; (for those Members who do not access goods and services within the first six (6) months of enrollment, the MCO shall identify and remedy any access problems); and

      7.    Waiting times at PCPs are kept to a minimum.

c. The MCO shall report quarterly on each PCP's panel size, group practice and hospital affiliations in a format specified by the DEPARTMENT. The DEPARTMENT will aggregate reports received from all MCOs for both HUSKY A and HUSKY B. In the event that the DEPARTMENT finds a PCP with more than 1,200 HUSKY (combined HUSKY A and HUSKY B) panel Members, the DEPARTMENT will notify the MCO if the PCP is part of the MCO's network. The DEPARTMENT expects that the MCO will take appropriate action to ensure that patient access to the PCP is assured.

d. The MCO shall maintain a record of each Member's PCP assignments for a period of two (2) years.

e. The MCO shall track each Member's use of primary medical care services. In the event that a Member does not regularly receive primary medical care services from the PCP or the PCP's group other than visits to school based health clinics, the MCO shall contact the Member and offer to assist the Member in selecting a PCP.

f. If the Member has not received any primary care services, the MCO shall contact the Member and offer to assist the Member in scheduling a well-care visit if the Member's last well-care visit was not within the appropriate guidelines for his or her age and gender.

PERFORMANCE MEASURE: PCP Appointment Availability. The DEPARTMENT or its agent will routinely monitor appointment availability as measured by b(1) through b(6) by using test cases to arrange appointments of various kinds with selected PCPs. If less than ninety (90) percent of the sample make appointments available within the required time, the DEPARTMENT shall require that the MCO submit a corrective action plan, which will outline the steps that the MCO will take to rectify the problem, within thirty (30) days.

3.14  FAMILY PLANNING ACCESS AND CONFIDENTIALITY

a. The MCO shall notify and give each Member, including adolescents, the opportunity to use his or her own PCP or utilize any family planning service provider for family planning services without requiring a referral or authorization. The MCO shall make a reasonable effort to subcontract with all local family planning clinics and providers, including those funded by Title X of the Public

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      Health Services Act, and shall reimburse providers for all family planning services regardless of whether that provider is a participating provider. The MCO shall reimburse out-of-network providers of family planning services at least the Medicaid fee-for-service rate for the service. The MCO may require family planning providers to submit claims or reports in specified formats before reimbursing services.

b. The MCO shall keep family planning information and records for each individual patient confidential, even if the patient is a minor.

c.    Family planning services which must be covered include:

      1.    reproductive health exams;

      2.    patient counseling;

      3.    patient education;

      4. lab tests to detect the presence of conditions affecting reproductive health;

      5.    sterilizations;

      6. screening, testing, and treatment of and pre and post- test counseling for sexually transmitted diseases and HIV; and

      7. abortions, if the pregnancy is the result of an act of rape or incest or in the case where a woman suffers from a physical disorder, physical injury, or physical illness, including a life-endangering physical condition caused by or arising from the pregnancy itself, that would, as certified by a physician, place the woman in danger of death unless an abortion is performed.

d. Pursuant to federal law ("the Hyde Amendment") and 42 C.F.R. Part 441, Subpart E, the DEPARTMENT may only seek federal funding for those abortions described in (c)(7) above. The MCO shall cover all abortions that fall within these circumstances. The MCO shall submit a Form W-384 for any such abortions and comply with the DEPARTMENT's Medical Services Policy concerning abortions.

e. The MCO shall also cover all other medically necessary abortions not covered under federal law and described in (c)(7) above. The determination as to whether an abortion is medically necessary shall be made by the Member's PCP or another physician, in consultation with the member. The MCO shall not require prior authorization for any such medically necessary abortion. The DEPARTMENT will not seek any federal funding for any abortions covered under this subsection. The DEPARTMENT and the MCO shall enter into a separate contract for abortions that do not qualify for federal matching funds, as described in section (d) above.

f. The MCO shall submit a report on a quarterly report due 15 days after the end of the quarter for all abortions performed pursuant to section (e) above. The report format is attached hereto as Appendix L.

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SANCTION: If the MCO fails to provide the reports required in subsection (f), the DEPARTMENT may impose a Class B sanction, pursuant to Section 7.05.

3.15  PHARMACY ACCESS

For purposes of this section, "prescription" shall include authorization for legend and over the counter drugs covered by Medicaid policy.

a. Pharmacies must be available and accessible on a statewide basis. The MCO shall:

      1. Maintain a comprehensive provider network of pharmacies that will within available resources assure twenty four (24) hour access to pharmaceutical goods and services;

      2. Have established protocols to respond to urgent requests for medications;

      3. Monitor and take steps to correct excessive utilization of regulated substances; and

      4. Require pharmacists to utilize the Automated Eligibility Verification System (AEVS) to determine client eligibility and MCO affiliation when there is a discrepancy between the information in the MCO's eligibility system and information given to the pharmacists by the Member, the Member's physician or other third party.

b. The MCO shall require that its provider network of pharmacies offer medically necessary goods and services to the MCO's Members. The MCO may have a drug management program that includes a prescription drug formulary. The MCO drug formulary must include only Food and Drug Administration approved drug products and must be broad enough in scope to meet the needs of all Members. The MCO drug formulary shall consist of a reasonable selection of drugs which do not require prior approval for each specific therapeutic drug class.

c. The MCO shall submit a copy of its formulary to the DEPARTMENT no later than thirty (30) days after the effective date of this contract. The MCO shall submit any subsequent deletions to the formulary to the DEPARTMENT thirty (30) days prior to making the change. The MCO shall also submit subsequent additions to the formulary immediately without seeking prior approval by the DEPARTMENT. The DEPARTMENT reserves the right to identify deficiencies in the content or operation of the formulary. In this instance, the MCO shall have thirty (30) days to address in writing the identified deficiencies to the DEPARTMENT's satisfaction. The MCO may request to meet with the DEPARTMENT prior to submission of the written response.

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d.    The MCO shall ensure that Members using maintenance drugs (drugs usually prescribed to treat long-term or chronic conditions including, but not limited to, diabetes, arthritis and high blood pressure) are informed in advance, but no less than thirty (30) days in advance of any changes to the prescription drug formulary related to such maintenance drugs if the Member using the drug will not be able to continue using the drug without a new authorization. If a Member requests a grievance and administrative hearing concerning a denial or termination that results from or relates to the removal of the maintenance drug from the formulary, the MCO shall continue to authorize the drug for that Member pending a hearing decision.

e. The MCO shall require that its provider network of pharmacies adheres to the provisions of Connecticut General Statutes Section 20-619 (b) and (c) related to generic substitutions for Medicaid recipients.

f. If the MCO maintains a drug formulary, the MCO shall have a prior authorization process to permit access, at a minimum, to all medically necessary and appropriate drugs covered for the Medicaid fee-for-service population. Medicaid pharmacy policy is set forth at Sections 174 through 174H.IV.A.4 of the Regulations of Connecticut State Agencies. The MCO shall develop a timely and efficient authorization process to obtain information from providers on medical necessity for a non-formulary drug, a formulary drug requiring prior authorization or a brand name drug where a generic substitution is available. The MCO shall make an individualized determination concerning medical necessity in each instance when a Member's prescribing provider requests a non-formulary drug, formulary drug requiring prior authorization or a brand name drug in accordance with the provisions of (e) above. If no request for prior authorization has been received by the MCO or the Pharmacy Benefits Manager (PBM) prior to the submission of a prescription to a pharmacy, the pharmacist may contact the prescribing physician and inform him or her of the prior authorization requirement.

g. Except as provided in subsection (j) below, in the event that a provider requests authorization for, or prescribes a non-formulary drug, a formulary drug requiring prior authorization or a brand name drug where a generic substitution is available prior to prescribing a prescription for that drug, but elects during the prior authorization process or in discussions with the pharmacist to prescribe a formulary, generic or alternate formulary drug that the provider agrees will be equally effective for the Member, the MCO is not required to issue a notice of

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      action and is not required to provide a temporary supply of the drug for which the provider initially sought authorization.

h. In the event that a provider requests authorization, or prescribes a non-formulary drug, a formulary drug requiring prior authorization or a brand name drug where a generic substitution is available, and the provider and the MCO cannot reach an agreement that another drug is equally effective, the MCO shall issue a notice of action.

      The MCO or its PBM shall without delay authorize a thirty (30) day temporary supply of the drug if the provider certifies to the MCO or its PBM that the drug is necessary to address an urgent or emergent condition. The MCO is also required to authorize a thirty (30) day temporary supply of the drug on the day of submission of the prescription to the pharmacy if the MCO has been unable to contact the provider to discuss an effective formulary drug during normal business hours. The certification shall be in a manner to be specified by the MCO, subject to the DEPARTMENT's approval. If the original prescription was for a period less then thirty (30) days, the override will be for the period prescribed. If the Member, upon receipt of the notice of action, requests a grievance and administrative hearing within ten (10) days, the MCO shall continue to authorize the drug for the Member pending a hearing decision or other resolution of the dispute concerning the prescription. If the Member does not request a grievance and administrative hearing, the MCO is not required to authorize any further refills.

i. The MCO shall, on a quarterly basis, in a format specified and approved by the DEPARTMENT, submit a report detailing its prior authorization process to the DEPARTMENT or its agent to be developed jointly between the DEPARTMENT and the MCOs.

j. If the DEPARTMENT or its agent determines that there is a pattern of denials for requested authorization for particular drugs, or any other pattern suggesting that the MCO's authorization process is one that does not appropriately consider each Member's individualized medical needs, the DEPARTMENT may require notices of action in circumstances other than those described above and/or may require the addition of a particular drug or drugs to the MCO's formulary as drugs that do not require prior authorizations.

3.16  MENTAL HEALTH AND SUBSTANCE ABUSE ACCESS

a. The MCO shall provide to its Members all behavioral health care services (mental health and substance abuse) covered by Medicaid that are medically necessary and medically appropriate. These services may be provided by the MCO through contracts with providers of services or through subcontracted relationships with

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      specialized behavioral health management entities. A Member will not need a PCP referral to obtain services; self-referral will be sufficient to obtain an initial service visit. The MCO may require prior authorization for an ongoing course of treatment. Members with mental health and substance abuse disorders shall not be denied coverage by the MCO for the initial visit, simply because they did not abide by MCO's rules (either by going to an out-of-network provider or going to an in-network provider without an appropriate referral).

b. Notwithstanding any contractual arrangement with a specialized management agency, the MCO is wholly responsible to ensure that medically necessary and medically appropriate services are provided to its Medicaid Members.

c. The MCO shall contract with a consultant or employ a doctoral level mental health professional with appropriate qualifications, credentials and decision making authority who will have specific responsibilities for exercising oversight of the delivery of behavioral health services by the MCO or its subcontractors. Such person shall be responsible for promoting efforts to better integrate and coordinate the provision of behavioral health care with other services. The individual shall be available by phone for consultation on an as needed basis, dedicated to the Connecticut Members, as well as have an extensive understanding of the State of Connecticut's Medicaid rules and regulations.

d. In reference to services for children with psychiatric/mental health and substance abuse needs, the MCO and any subcontracted entity is required to contract with and refer Members to qualified Medicaid providers who meet benchmark requirements or demonstrate that equal or superior services are being made available through other providers. The benchmark providers are child guidance clinics, community mental health centers and clinics, family service agencies and other qualified substance abuse providers (who provide services in compliance with state law) with a specialization in serving children. Continuation of benchmark status is contingent upon participation in the DSS Study of Behavioral Health Outcomes. Any benchmark providers who refuse to participate in the study will lose this status.

e. The MCO and any subcontractor entity will cooperate in the identification and improvement of processes working toward the development and standardization of administrative procedures. The MCO and any subcontracted entity shall take steps to promote successful provider -Member relationships and will monitor the effectiveness of these relationships.

f. The MCO is responsible for monitoring the performance of its network providers and for monitoring and ensuring contract compliance. The MCO shall also be responsible for ensuring that its subcontractors comply with Medicaid policy and this contract. Such monitoring will ensure that providers and subcontractors observe all contractual and policy requirements as well as measuring performance relating to such areas as access to care and ensuring quality of care. The MCO

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

      and any subcontracted entity are required to cooperate in the performance of financial, quality or other audits conducted by the DEPARTMENT or its agent(s).

g. The MCO and its behavioral health subcontractor are required to participate in the DSS Study on Behavioral Health Outcomes for children receiving outpatient treatment services.

SANCTION: Failure of the MCO and or its subcontractor(s) to participate in the DEPARTMENT Study may constitute grounds for the imposition of a Class B sanction pursuant to Section 7.05.

3.17  CHILDREN'S ISSUES AND EPSDT COMPLIANCE

In order to meet the requirements of the EPSDT program as set forth in Sections 1902(a)(43) and 1905(r) of the Social Security Act, the MCO shall:

a. Provide EPSDT screening services in accordance with the periodicity schedule attached to this contract as Appendix C. Any changes in the periodicity schedule subsequent to the effective date of this contract shall be provided to the MCO sixty (60) days before the effective date of the change. The MCO shall not require prior authorization of EPSDT screening services;

b. Provide interperiodic screening examinations when medically necessary, or in accordance with the provisions of Section 3.18 (5)(a), to determine the existence of a physical or mental illness or condition, or to assist Members in meeting the medical requirements for certification or recertification in WIC. Such interperiodic screens shall include screens for anemia as recommended by the Centers for Disease Control (CDC). The MCO shall not require prior authorization of interperiodic screening examinations;

c.    Provide EPSDT screening services that at a minimum, include:

      1. A comprehensive health and developmental history (including assessment of both physical and mental health development and assessment of nutritional status);

      2.    A comprehensive unclothed or partially draped physical exam;

      3. Appropriate immunizations as currently recommended by the Connecticut Department of Public Health

      4. Laboratory tests, as set forth in the periodicity schedule at Appendix C

      5. Vision and hearing screenings as set forth in the periodicity schedule at Appendix C;

      6. Dental assessments as set forth in the periodicity schedule at Appendix C and

      7.    Health education, including anticipatory guidance.

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

d. Provide all medically necessary health care, diagnostic services, and treatment for Members under twenty-one (21) covered under the federal Medicaid program and described in Section 1905(a) of the Social Security Act regardless of whether the health care, diagnostic services, and treatment are specified in the list of covered services at Appendix A of this contract and regardless of any limitations on the amount, duration, or scope of the services that would otherwise be applied.

e. Take all necessary steps to ensure that its Members under the age of twenty-one (21) receive EPSDT screening services and any necessary diagnostic and treatment services, including, but not limited to:

      1.    Providing assistance in arranging and scheduling appointments;

      2.    Providing and arranging transportation;

      3.    Following up on missed appointments; and

      4. Providing interpreters to Members with limited English proficiency and Members who are hearing and visually impaired.

f. No later than sixty (60) days after enrollment in the plan and annually thereafter, use a combination of oral and written methods including methods for communicating with Members with limited English proficiency, Members who cannot read, and Members who are visually or hearing impaired, to:

      1. Inform its Members about the availability of EPSDT screening, diagnostic and treatment services;

      2. Inform its Members about the importance and benefits of EPSDT screening services;

      3.    Inform its Members about how to obtain EPSDT screening services; and

      4. Inform its Members that assistance with scheduling appointments and transportation is available, and inform them how to obtain this assistance.

g.    Coordinate and enhance the services provided to Members under twenty-one
      (21) through the development and execution of memorandums of understanding
      (MOUs) with the following programs:

      1.    Healthy Families Connecticut;

      2.    Connecticut Community Health Initiative (CCHI);

      3. The Special Supplemental Food Program for Women, Infants, and Children (WIC);

      4.    Birth-to-Three;

      5.    Head Start;

      6.    InfoLine's Maternal and Child Health Project; and

      7. Other programs operated by the Departments of Children and Families, Education, Public Health, Mental Health and Addiction Services and Mental Retardation as designated by the DEPARTMENT.

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

h. Include in the MOUs developed and executed under subsection (g) of this section provisions that specify how the MCO will work with the program, including, but not limited to:

      1.    A description of the services provided by the program;

      2. Designation of a liaison at the MCO to work with the program on ensuring the provision of medically necessary and appropriate covered services by the MCO and the coordination of services provided by the MCO and the program;

      3.    Protocols for referrals to the program by the MCO;

      4. Protocols for communication of information concerning individuals who are Members of the MCO who are receiving services from the program;

      5. Protocols for the resolution of any issues that arise concerning the delivery of services to HUSKY Members who are receiving services from the program; and

      6.    Any other mutually agreed upon provisions.

i. The MCOs shall require PCPs to obtain all available vaccines free of charge from the Department of Public Health under the Vaccines for Children program.

j. Contract with the Connecticut Immunization Registry and Tracking System to track childhood immunizations of its Members and report the immunizations to the DEPARTMENT.

k. In order to carry out the responsibilities set forth in this section, the MCO shall work with the Children's Health Council and the Connecticut Children's Health Project. The MCO shall meet with representatives of the Connecticut Children's Health Project on a regular basis to review the reports provided by the Connecticut Children's Health Project that detail the Members of the MCO who are due for EPSDT screening services, those who are overdue for EPSDT screening services, and those who have missed EPSDT screening services. The MCO shall work with the Connecticut Children's Health Project to develop a plan for ensuring that Members under twenty-one (21) years of age who are overdue or late for screening examinations receive their EPSDT screening services and that other Members continue to receive their examinations on a regular basis.

l. The MCO shall attain an annual EPSDT participation ratio and an annual EPSDT screening ratio of at least eighty (80) percent as measured from April 1, 2001 to March 31, 2002. The DEPARTMENT shall determine the MCO's participation and screening ratio from the encounter data as reported to and analyzed by The Children's Health Project subject to validation by the DEPARTMENT or its agent(s) in accordance with the methodology established by HCFA or CMS for the HCFA-416 report.

SANCTION: Failure to achieve a participation and/or screening ratio of eighty
(80) percent may subject the MCO to a Class B sanction in accordance with the provisions of Section,

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

7.05. However, no sanction shall apply if the MCO's participation and screening ratios, although less than eighty (80) percent, are greater than the participation and screening ratios for the MCO and, if applicable, its predecessor, for the equivalent period one year earlier (April 1, 2000 to March 31, 2001) plus one half the difference between the ratios for the earlier period and eighty (80) percent.

3.18  SPECIAL SERVICES FOR CHILDREN/REINSURANCE

1. DISCHARGE PLANNING PROCESS AND IMPATIENT PSYCHIATRIC HOSPITAL REINSURANCE FOR CHILDREN

a. The discharge planning process for children and adolescents with significant mental health and substance abuse disorders is of particular concern to the DEPARTMENT and DCF due to the potential unavailability of appropriate subacute or step-down placements (e.g., residential treatment with a clinical component, group home, specialized foster care). In order to protect these particularly vulnerable minors, MCOs are required to seek or develop alternatives to hospital-based care. MCOs are required to negotiate "step-down" rates with qualified institutional providers, as defined by the DEPARTMENT, to address the financial issues that arise in the discharge planning circumstances described in this section.

b. The following provisions of this Section shall apply to all new admissions of children and adolescents eighteen (18) years of age and younger in qualified institutions.

      1.    REINSURANCE FOR ADMINISTRATIVELY NECESSARY DAYS

            On a limited basis, the MCO may authorize the admission of a child to a qualified institution for a one-day evaluation. If at the end of a twenty-four (24) hour period the MCO determines that there is no medical necessity for the continued admission but there is no immediate discharge option available, the remainder of the stay will qualify for 100% reinsurance by the DEPARTMENT. For the evaluation day, the MCO will pay the institution the rate for an acute care day. Beginning on day two (2) of the stay, the MCO will pay the institution a negotiated rate and bill the DEPARTMENT in the month following service delivery according to the process described below. Reinsurance for non-medically necessary days attendant to an evaluation stay may be claimed once per child per calendar year.

      2.    REINSURANCE FOR MEDICALLY NECESSARY DAYS

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

      Other than in the cases described above, where the length of stay in either a step down program or a hospital setting pursuant to a medically necessary admission extends beyond fifteen (15) days, the DEPARTMENT will provide reinsurance for the MCOs. Reinsurance shall be provided for medically necessary days of care provided at either an acute or a subacute level of care. Care provided to children admitted to subacute care pursuant to an observation bed stay shall be subject to the provisions of this section. For the purpose of this section, a medically necessary admission to inpatient psychiatric care for children will be defined to include those admissions which are court ordered, provided that there is consultation with the plan prior to the order regarding the appropriate level and setting for the care.

      The MCO may make decisions on the medical necessity of the admission and may evaluate the level of acuity of the child or adolescent at any time during the course of the stay. MCOs may redetermine the need for an acute level of care at any time based on changes in the patient's condition. However, within the first fifteen (15) days, the MCO shall provide all necessary acute or subacute care as part of the discharge process.

3.    THE SCHEDULE FOR REINSURANCE IS AS FOLLOWS:

# of days           State's Share                   MCO's Share
  0-15                   0%                             100%
  16-45                 75%                              25%
  46-60                 90%                              10%
  60+                  100%                               0%

      If a psychiatric inpatient stay is interrupted due to an acute medical condition requiring an admission to a general hospital, the reinsurance day count will be suspended upon discharge from the psychiatric facility and will resume when the Member is readmitted to the psychiatric inpatient facility, if the readmission to the psychiatric inpatient facility is on the same day as the discharge from the general hospital.

      If there is a gap of one day or more between the discharge from the general hospital and readmission to the psychiatric facility, the admission to the psychiatric inpatient facility will be treated as a new admission and the new inpatient day count will be reset.

4. The MCO or its subcontractor shall incur the costs for the reinsurance and may bill the DEPARTMENT during the month following service delivery. Reinsurance claims shall be submitted to the DEPARTMENT's Division of Fiscal Analysis and shall be reimbursed as a percentage of the facility specific per diem according to the state share described above. Claims may be submitted by the MCO or its behavioral health subcontractor with prior approval by the DEPARTMENT. The DEPARTMENT reserves the right to review the level of payments made under the reinsurance program retrospectively.

            The DEPARTMENT will designate a contact person for reinsurance claims.

3.    RESPONSIBILITIES OF THE DEPARTMENT OF CHILDREN AND FAMILIES

a. DCF shall approve any placement, which is deemed by the MCO to be not medically necessary. If the DEPARTMENT determines that reinsurance claims were paid for services that were administratively necessary and not medically necessary, the DEPARTMENT will pursue reimbursement from DCF.

b. In cases where the hospital identifies a discharge planning difficulty for youth under the direct auspices of DCF who are utilizing inpatient, hospital-based mental health or substance abuse services, the following discharge planning process will apply:

      1. As soon as the hospital identifies a discharge planning difficulty, the MCO must contact DCF for assistance and notify the DEPARTMENT. The MCO in conjunction with the hospital and DCF, must attempt to resolve the discharge planning immediately. Service providers, the MCO, DCF and the Member and family must develop an individualized service plan that resolves the discharge issue while effectuating appropriate ongoing treatment. The MCO shall consult with DCF regarding the appropriate state licensed treatment setting. MCOs have the authority to transition the patient to any qualified provider of this level of care. Nothing in this section shall be construed to imply a time limit on the overall behavioral health or health care benefit in Medicaid managed care.

      2. The DEPARTMENT will designate a contact person for clinical issues regarding discharge planning. The MCO shall provide bi-weekly child-specific reports on the progress of discharge planning to the DEPARTMENT's designated contact person.

4.    THE FOLLOWING PROVISIONS WILL APPLY TO ADMISSIONS AT STATE FACILITIES.

a. The discharge planning and reinsurance provisions described in this section shall apply to all new medically necessary and administratively necessary admissions at state operated facilities effective October 1, 1998. When a child is admitted to a DCF facility, the MCO must reimburse the DCF facility at the rate as calculated by the Office of the Comptroller, provided that such admissions shall be governed by a memorandum of understanding between the MCOs and DCF outlining the terms and conditions for admissions and stays at the facility.

b. This discharge planning process and reinsurance program is not intended to force MCOs to continue funding the most restrictive levels of care in perpetuity; rather it is meant to insure the safety of children and adolescents and encourage the development of appropriate alternatives to hospital-based services.

5.    SPECIALIZED OUTPATIENT SERVICES FOR CHILDREN UNDER DCF CARE

a. The MCO shall pay for a comprehensive multi-disciplinary examination for initial placement only, for each child entering DCF care, within thirty
      (30) days of placement into out-of-home care. The multi-disciplinary examination shall be authorized by either the child's PCP or the MCO and shall consist of a thorough assessment of the child's functional, medical, developmental, educational, and mental health status. Within each area of the assessment, the evaluation shall identify any additional specialized diagnostic and therapeutic needs. Physicians and other medical and mental health providers specializing in the assessment areas shall conduct the multi-disciplinary examination. Each multi-disciplinary examination shall occur at a single location. All components of the examination shall be performed on the same day, excluding additionally needed examinations, unless otherwise indicated. The provider shall report the findings and conclusions of the examination in a form acceptable to DCF. The report must be received by DCF within fifteen (15) days of the examination. The provider shall also provide for updates to DCF on any additional examinations.

b. The providers of the MCO shall provide for training of foster parents on the use of special equipment or medications as needed.

c. The MCO shall require regular collaboration between providers and DCF Regional Offices and Central Office medical, mental health and social work staff and consultants. The MCO shall a assign staff to act as liaisons to identify, address and resolve health care delivery issues, barriers to comprehensive care and other problem areas. DCF shall specify the contact persons by name, title and phone number who will be available for quarterly meetings between DCF and the MCO and shall facilitate the initiation of these meetings with the MCO.

d. The MCO shall include a panel of mental health providers who shall be qualified to perform psychological, psychiatric and developmental evaluations and perform assessment and treatment of sexual abuse and juvenile sexual offenders. DCF shall be available for consultation in the identification of such providers.

e. In addition to standard prescription coverage, the MCO shall cover prescriptions in compliance with DCF policy for "Placement Medications" which are additional prescriptions which may be needed when children are placed or change placements. The MCO shall cover "Home Visit Medications". Home Visit Medications are additional prescriptions, which may be needed when children placed in out-of-home settings leave the placement for a home visit. Home Visit Medications should include only those doses which will be needed during the home visit, plus one extra dose.

f. The MCO shall deliver a notice of action to an identified person at the DCF Central Office when a service is to be reduced, denied or terminated. DCF will, in turn, distribute the notice of action to its appropriate regional and local personnel.

3.19  PRENATAL CARE

a. In order to promote healthy birth outcomes, the MCO or its contracted providers shall:

      1. Identify enrolled pregnant women as early as possible in the pregnancy;

      2. Conduct prenatal risk assessments in order to identify high risk pregnant women, arrange for specialized prenatal care and support services tailored to risk status, and begin care coordination that will continue throughout the pregnancy and early weeks of postpartum;

      3.    Refer enrolled pregnant women to the WIC program;

      4. Offer case management services for assistance with obtaining prenatal care appointments, transportation, WIC, and other support services as necessary;

      5. Offer prenatal health education materials and/or programs aimed at promoting healthy birth outcomes;

      6. Offer HIV testing and counseling and all appropriate prophylaxis and treatment to all enrolled pregnant women;

      7. Refer any pregnant Member who is actively abusing drugs or alcohol to a behavioral health subcontractor or provider of behavioral health/substance abuse services and treatment; and

      8. Educate new mothers about the importance of the postpartum visit and well-baby care.

PERFORMANCE MEASURE: Early access to prenatal care: Percentage of enrolled women who had a live birth, who were continuously enrolled in the MCO for 280 days prior to delivery who had a prenatal visit in the MCO on or between 176 to 280 days prior to delivery.

PERFORMANCE MEASURE: Adequacy of prenatal care: Percentage of women with live births who were continuously enrolled during pregnancy who had more than eighty
(80) percent of the prenatal visits recommended by the American College of Obstetrics and Gynecology, adjusted for gestational age at enrollment and delivery.

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

3.20  DENTAL CARE

a. The MCO shall contract with a sufficient number of dentists throughout the state to assure access to oral health care. The MCO shall:

      1. Maintain an adequate dental provider network throughout the state's eight (8) counties including access to orthodontic services;

      2. For the purpose of enrollment capacity a dental hygienist meeting the criteria of Section 20-1261 of the Connecticut General Statutes, as amended by PA 01-2, June, 2000 Special Session, with two (2) years of experience, working in an institution (other than hospital), a community health center, a group home, a preschool operated by a local board of education or head start program, or a school setting shall be counted as fifty (50) percent of a general dentist. If the MCO's provider network includes dental hygienists acting independently within their scope of practice to provide preventive services to Members, the MCO shall require that dental hygienists make appropriate referrals to in-network dentists for appropriate restorative and diagnostic services;

      3. Implement a plan that includes a systematic approach for enhancing access to dental care through monitoring appointment availability, provision of training to providers around issues of cultural diversity and any other specialized programs;

      4. To ensure that access standards are met with respect to dental screens and appointment availability. The MCO shall ensure that the scheduling of a routine dental visit is six (6) weeks;

      5. Certify that all dentists in the MCO's network shall take Members and that MCO's HUSKY Members shall be assured the same access to providers as non-HUSKY Members. Nothing in this section shall preclude the implementation of limits on panel size by providers;

      6. Implement procedures to provide all Members with the opportunity to choose a general dentist;

      7. Implement specific outreach strategies to educate Members about the importance of regular dental care, with a focus on accessing age appropriate preventive care such as screenings and cleanings at least twice a year;

      8. Provide for sufficient access to dental services for different age groups; and

      9. Devise mechanisms to avoid unnecessary PCP visits related to dental problems.

PERFORMANCE MEASURE: The MCO shall ensure that no less than eighty (80) percent of continuously enrolled Members two (2) to twenty (20) years of age shall receive one screening and dental cleaning per twelve (12) month period. On a quarterly basis, the DEPARTMENT shall, through the encounter data submitted by the MCO, review the MCO's performance under children's dental access.

PERFORMANCE MEASURE: The MCO shall ensure that no less than eighty (80) percent of continuously enrolled Members twenty-one (21) years of age and over shall receive one screening and dental cleaning per twelve (12) month period. On a quarterly basis, the DEPARTMENT shall, through the encounter data submitted by the MCO, review the MCO's performance under adult dental access.

3.21  OTHER ACCESS FEATURES

a. The MCO shall have systems in place to ensure access to medically necessary and medically appropriate well-care by its Members. The MCO shall develop procedures to identify access problems and shall take corrective action as problems are identified. These systems and initiatives shall include, but not be limited to:

      1. Monitoring new Members to ensure that a well-care appointment is scheduled within six (6) months of enrollment for those whose last well-care visit does not fall within the recommended age and gender appropriate schedules;

      2. Monitoring and ensuring that Members receive well-care visits based on age and gender appropriate schedules;

      3.    Contacting and counseling Members who miss scheduled appointments;

      4. Coverage and provision of services to newborns from the time of birth;

      5. Assisting Members in accessing and locating linguistically and culturally appropriate services, including but not limited to, appropriate accommodation for Members with hearing disabilities;

      6. Assisting disabled Members in accessing and locating services and providers that can appropriately accommodate their needs, for example wheelchair access to provider's office;

      7. Development of special initiatives, case management, care coordination, and outreach to Members with special or multiple medical needs, for example persons with AIDS or HIV infected individuals;

      8. Development of goals and action plans for incremental increases in utilization of services such as postpartum care, adolescent health, dental care and other health care measures agreed upon between the MCO and the DEPARTMENT; and

      9. Encouraging providers to offer extended business hours and weekend (Saturday) openings.

b. The MCO's access systems will be assessed as part of the annual performance review of the MCO.

3.22  PRE-EXISTING CONDITIONS

a. The MCO shall assume responsibility for all covered services as outlined in Appendix A for of each Member as of the effective date of coverage under the contract regardless of the new Member's health status.

b. As outlined in Appendix K, for new Members who have transferred enrollment from another HUSKY MCO, coverage of services other than acute care hospitalization, nursing home care or care in a subacute facility shall be the responsibility of the MCO as of the beginning of the month during which enrollment becomes effective. Responsibility for acute hospitalization, nursing home or subacute care services at the time of enrollment or disenrollment is described in Section 3.24.

3.23  NEWBORN ENROLLMENT

Within six (6) months of a child's date of birth, the MCO must notify the DEPARTMENT of newborn for which they have not received enrollment notification from the DEPARTMENT. The MCO shall use the notification form made available by the DEPARTMENT for this purpose. Should the MCO fail to report the child's birth, the MCO shall reimburse the DEPARTMENT for any fee-for-service claims paid for covered services that occurred for the newborn Members prior to processing the newborn's enrollment into the MCO.

3.24 ACUTE CARE HOSPITALIZATION, NURSING HOME OR SUBACUTE STAY AT TIME OF ENROLLMENT OR DISENROLLMENT

For acute care requiring inpatient stay at a hospital, nursing home or subacute facility, financial responsibility for covered services shall be determined as follows:

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

a.    INPATIENT AT TIME OF ENROLLMENT

      Initial enrollment in HUSKY A should not commence during a recipient's inpatient stay at a hospital, nursing home or subacute facility unless the recipient is a newborn, born to a Member.

      The MCO shall notify the DEPARTMENT within sixty (60) days of the MCO's discovery of or from the date that the MCO receives information from which a determination can be made that initial enrollment will take effect during the course of a hospitalization. For those individuals who are inpatient in an MCO participating facility, the time period in which an MCO must notify the DEPARTMENT is limited to six (6) months from the enrollment effective date or sixty (60) days of discovery, whichever comes first. Upon timely notification to the DEPARTMENT by the MCO, the DEPARTMENT shall change the effective date to the first of the month after discharge. If the MCO fails to notify the DEPARTMENT of the inpatient status within the above specified time periods, the DEPARTMENT shall be relieved of its responsibility to change the enrollment effective date and the individual's initial enrollment effective date into the MCO shall be retained.

b.    HOSPITALIZATION AT TIME OF DISENROLLMENT

      Inpatient costs for Members who are hospitalized at a hospital at the time of disenrollment from the MCO shall remain the financial responsibility of the MCO until discharge. Individuals who are disenrolled due to recategorization of their Medicaid coverage to a non-managed care category shall revert to fee-for-service upon recategorization.

      Members who are inpatient in a subacute facility or a nursing home will remain the responsibility of the MCO until they are discharged from the MCO. If the MCO reports to DSS or its agent, any patient in a subacute facility or a nursing home other than for the purpose of behavioral health prior to the ninety (90) days from the date of admission, the DEPARTMENT will disenroll the Member at the end of the month, that the Member has been inpatient for ninety (90) days. If the MCO reports to the DEPARTMENT beyond ninety (90) days, the change will be effective the month end of the month reported to DSS or its agent.

3.25  OPEN ENROLLMENT

a. The MCO shall conduct continuous open enrollment during which the MCO shall accept clients eligible for coverage under this contract in the order in which they are enrolled without regard to the health status of the client or any other factor(s).

b. The MCO shall accept membership of newborns born to a Member upon the child's date of birth with the exception of newborns that are placed for private

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

      adoption or when the mother has indicated in writing that she does not wish Medicaid coverage for the child. The enrollment effective date for newborns shall be the first of the month in which the child was born.

c. The MCO shall not discriminate in enrollment activities on the basis of health status or the client's need for health care services or on any other basis, and shall not attempt to discourage or delay enrollment with the MCO or encourage disenrollment from the MCO of eligible Medicaid clients.

d. If the MCO discovers that a Member's new or continued enrollment was in error, the MCO shall notify the DEPARTMENT or its agent within sixty (60) days of the discovery or sixty (60) days from the date that the MCO had the data to determine that the enrollment was in error, whichever comes first. Other than the case of a newborn retroactively enrolled, failure to notify the DEPARTMENT or its agent within the parameters defined in this section and within established procedures will result in the retention of the Member by the MCO for the erroneous period of enrollment.

3.26  SPECIAL DISENROLLMENT

a. The MCO may request in writing and the DEPARTMENT may approve disenrollment for specific persons when there is good cause. The request shall cite the specific event(s), date(s) and other pertinent information substantiating the MCO's request. Additionally, the MCO shall submit any other information concerning the MCO's request that the DEPARTMENT may require in order to make a determination in the case.

b.    Good cause is defined as a case in which a Member:

      1. Exhibits disruptive or inappropriate behavior that is not related to a medical condition to the extent that the Member's continued enrollment seriously impairs the MCO's ability to furnish services to either the particular Member or others; or

      2. Permits others to use or loans his or her membership card to others to obtain care or services.

c.    Extensive or expensive health care needs shall not constitute good cause.

d. The DEPARTMENT will notify the MCO if a Member is disenrolled for cause from another plan pursuant to this section prior to enrollment.

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3.27  LINGUISTIC ACCESS

a. The MCO shall take appropriate measures to ensure adequate access to services by Members with limited English proficiency. These measures shall include, but not be limited to the promulgation and implementation of policies on linguistic accessibility for MCO staff, network providers and subcontractors; the identification of a single individual at the MCO for ensuring compliance with linguistic accessibility policies; identification of persons with limited English proficiency as soon as possible following enrollment; provisions for translation services; and the provision of a Member handbook, notices of action and grievance/administrative hearing information in languages other than English.

b. Member educational materials must also be available in languages other than English and Spanish when more than five (5) percent of the MCO's Members in any county served by the MCO speaks the alternative language, provided, however, this requirement shall not apply if the alternative language has no written form. The MCO may rely upon initial enrollment and monthly enrollment data from the DEPARTMENT's Eligibility Management System (EMS) to determine the percentage of Members who speak alternative languages. All Member educational materials must be made available in alternate formats to the visually impaired.

c. The MCO shall also take appropriate measures to ensure access to services by persons with visual and hearing disabilities. Information concerning Members with visual impairments and hearing disabilities will be made available through the daily and monthly EMS enrollment data.

SANCTION: For each documented instance of failure to provide appropriate linguistic accessibility to Members, the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 7.05.

3.28  SERVICES TO MEMBERS

a. The MCO shall have in place an ongoing process of Member education which includes, but is not limited to: development of a Member handbook; provider directory; newsletter; and other Member educational materials. All written materials and correspondence to Members shall be culturally sensitive and written at no higher than a seventh grade reading level. All Member educational materials must be in both English and Spanish.

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b.    The MCO shall mail the Member handbook and provider directory to Members within one week of enrollment notification. The Member handbook shall address and explain, at a minimum, the following:

      1.  Covered services;

      2. Restrictions on services (including limitations and services not covered):

      3.  Prior authorization process;

      4.  Definition of and distinction between emergency care and urgent care;

      5. Policies on the use of emergency and urgent care services including a phone number which can be used for assistance in obtaining urgent care;

      6.  How to access care twenty-four (24) hours a day;

      7.  Assistance with appointment scheduling;

      8.  Member rights and responsibilities;

      9.  Member services, including hours of operation;

      10. Enrollment/disenrollment/plan changes;

      11. Procedures for selecting and changing PCPs;

      12. Availability of provider network directory and updates;

      13. That a Member is not liable for copayments;

      14. Limited liability for services from out-of-network providers;

      15. Access and availability standards;

      16. Special access and other MCO features of the health plan's program;

      17. Family planning services;

      18. Case management services targeted to Members as medically necessary and appropriate;

      19. The MCO's grievance and the DEPARTMENT's administrative hearing process;

      20. Procedures to request non-emergency transportation and transportation options;

      21. EPSDT services for children;

      22. Coordination of benefits and third party liability; and

      23. Description of drug formulary, prior approval and override process, if applicable.

c. All Member educational materials must be prior approved by the DEPARTMENT. Educational materials include, but are not limited to: Member handbook; Membership card; introductory and other text language from the provider directory; and all communications to Members that include HUSKY A program information. The MCO must wait until receiving DEPARTMENT written approval or thirty (30) days from the date of submittal before disseminating educational materials to Members. The DEPARTMENT reserves the right to request revisions or changes in the material at any time.

d. The MCO must provide periodic updates to the handbook or inform Members, as needed, of changes to the Member information discussed above. The MCO shall update its Member handbook to incorporate all provisions and requirements of this contract within six (6) weeks of the start date. The MCO shall distribute the

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      Member handbook within six (6) weeks of receiving the DEPARTMENT's written approval.

e. The MCO shall maintain an adequately staffed Member services office to receive telephone calls and to meet personally with Members in order to answer Members' questions, respond to Members' complaints and resolve problems informally.

f. The MCO shall identify to the DEPARTMENT the individual who is responsible for the performance of the Member Services Department.

g. The MCO's Member Services Department shall include bilingual staff (Spanish and English) and translation services for non-English speaking Members. The MCO shall also make available translation services at provider sites either directly or through a contractual obligation with the service provider.

h. The MCO shall require members of the Member Services Department to identify themselves to Members when responding to Members' questions or complaints. At a minimum, ninety (90) percent of all incoming calls shall be answered by a staff Member within the first minute and the call abandonment rate shall not exceed five (5) percent. The MCO shall submit call response and abandonment reports for the preceding six (6) month period to the DEPARTMENT upon request.

i. When Members contact the Member Services Department to ask questions about, or complain about, the MCO's failure to respond promptly to a request for goods or services, or the denial, reduction, suspension or termination of goods or services, the MCO shall: attempt to resolve such concerns informally, and inform Members of the grievance and administrative hearing processes and, upon request, mail to them, within one business day, forms and instructions for filing a grievance.

j. The MCO shall maintain a log of complaints resolved informally which shall be made available to the DEPARTMENT upon request and which shall include a short dated summary of the problem, the response and the resolution.

k. At the time of enrollment and at least annually thereafter, the MCO shall inform its Members of the procedural steps for filing a grievance and requesting an administrative hearing.

l. The MCO shall monitor and track PCP transfer requests and follow up on complaints made by Members as necessary

m. The MCO will participate in two (2) Member surveys. The first such survey will be an analysis of Members with special needs as defined by the DEPARTMENT after consultation with the Children's Health Council, EQRO, and the MCO, to be

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      conducted at the DEPARTMENT's expense. The survey will be developed and the sample will be chosen by the Children's Health Council, with input from the MCOs and the DEPARTMENT. The other survey will be a NCQA Consumer Assessment of Health Plans Survey (CAHPS) of combined HUSKY A and B Members using an independent vendor, and paid for by the MCO.

n. The MCO may provide outreach to its current Members at the time of the Member's renewal of eligibility. The outreach may involve special mailings or phone calls as reminders that the Member must complete the HUSKY renewal forms to ensure continued coverage.

SANCTION: If either the incoming call response or call abandonment standards set forth in paragraph h are not met for ninety (90) percent of the days during the six (6) month review period, the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 7.05.

3.29  INFORMATION TO POTENTIAL MEMBERS

The MCO shall, upon request, make the following information available to potential Members:

      a. the identity, locations, qualifications and availability of the MCO's network providers;

      b.    rights and responsibilities of Members;

      c.    grievance procedures; and

      d. all covered items and services that are available either directly or indirectly or through referral and prior authorization.

3.30  MARKETING REQUIREMENTS

DSS marketing restrictions apply to providers of care as well as to the MCOs. The MCO shall notify all its participating providers of the DEPARTMENT's marketing restrictions. The detailed marketing guidelines are set forth in Appendix D.

a.    PROHIBITED MARKETING ACTIVITIES

      The following activities are prohibited, in all forms of communication, regardless of whether they are performed by the MCO directly, by its contracted providers, or its subcontractors:

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      1.    Asserting or implying that a Member will lose or not qualify for
            HUSKY benefits unless he/she enrolls in the MCO, or creating other threatening scenarios that do not accurately depict the consequences of choosing a different MCO;

      2. Discriminating (in marketing or in the course of the enrollment process) against any eligible individual on the basis of health status or need for future health care services.

      3. Making inaccurate, misleading or exaggerated statements (e.g. about the nature of the eligibility or enrollment process, the positive attributes of the MCO, or about the disadvantages of competing
            MCOs);

      4. Telephonic, door-to-door marketing or other cold call marketing or enrollment activities to prospective Members;

      5. Failing to submit for approval marketing materials or marketing approaches when such approval is required by DSS (see Appendix D). MCOs and their providers must wait until receiving DSS written approval or thirty (30) days from the date of submittal before disseminating any such information to potential Members. DSS reserves the right to request revisions or changes in material at any time; and

      6. Conducting any form of individual or group solicitation activity other than those expressly permitted under Appendix D, the DSS Marketing Guidelines, unless prior approval is obtained from DSS.

b. Any type of marketing activity which has not been clearly specified as permissible under these guidelines should be assumed to be prohibited. The MCO shall contact the DEPARTMENT for guidance and approval for any activity not clearly permissible under these guidelines.

SANCTION: If the MCO or its providers fails to submit marketing materials for prior approval, the DEPARTMENT may impose a Class B sanction pursuant to Section 7.05.

SANCTION: If the MCO or its providers engages in inappropriate marketing activities at provider sites, the DEPARTMENT may impose a Class B or Class C sanction pursuant to Section 7.05 as it deems appropriate.

SANCTION: If the MCO or its providers engages in cold call or door-to-door marketing, the DEPARTMENT may impose Class C sanctions pursuant to Section 7.05.

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3.31  HEALTH EDUCATION

The MCO must routinely, but no less frequently than annually, remind and encourage the Members to utilize benefits including physical examinations which are available and designed to prevent illness. The MCO must also offer periodic screening programs which in the opinion of the medical staff would effectively identify conditions indicative of a health problem. The MCO shall keep a record of all activities it has conducted to satisfy this requirement.

3.32  INTERNAL AND EXTERNAL QUALITY ASSURANCE

a. The MCO is required to provide a quality level of care for all services that it provides and for which it contracts. These services are expected to be medically necessary and may be provided by participating providers. A Quality Assessment and Performance Improvement program shall be implemented by the MCO to assure the quality of care. The EQRO shall monitor the MCO's compliance with all requirements in this section.

b. The MCO shall comply with federal regulations and DEPARTMENT policies and requirements concerning Quality Assessment and Performance Improvement and utilization review set forth below. The MCO will develop and implement an internal Quality Assessment and Performance Improvement program consistent with the Quality Assessment and Performance program guidelines as provided in Appendix E.

c. The MCO shall comply with all applicable federal regulations concerning Quality Assessment and Performance Improvement.

d. The MCO shall operate a Quality Assessment and Performance Improvement system which:

      1.    Is consistent with applicable federal regulations;

      2. Provides for review by appropriate health professionals of the process followed in providing health services;

      3. Provides for systematic data collection of performance and participant results;

      4.    Provides for interpretation of these data to the practitioners;

      5.    Provides for making needed changes;

      6. Provides for the performance of at least one performance improvement project of the MCO's own choosing;

      7. Provides for participation in at least one performance improvement project conducted by the EQRO; and

      8. Has in effect mechanisms to detect both under utilization and over utilization of services.

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e.    The MCO shall provide descriptive information on the operation, performance and success of its Quality Assessment and Performance Improvement program to the DEPARTMENT or its agent upon request.

f. The MCO shall maintain and operate a Quality Assessment and Performance Improvement program which includes at least the following elements:

      1.    A Quality Assessment and Performance Improvement plan.

      2. A full-time Quality Assessment and Performance Improvement Director, who is responsible for the operation and success of the Quality Assessment and Performance Improvement Program. This person shall have adequate experience to ensure successful Quality Assessment and Performance Improvement, and shall be accountable for the Quality Assessment and Performance Improvement systems of all the MCO's providers, as well as the MCO's subcontractors.

      3. The Quality Assessment and Performance Improvement Director shall spend an adequate percentage of time on Quality Assessment and Performance Improvement activities to ensure that a successful Quality Assessment and Performance Improvement Program will exist. Under the Quality Assessment and Performance Improvement program, there shall be access on an as-needed basis to the full compliment of health professions (e.g., pharmacy, physical therapy, nursing, etc.) and administrative staff. Oversight of the program shall be provided by a Quality Assessment and Performance Improvement committee that includes representatives from:

                  a. a variety of medical disciplines (e.g., medicine, surgery, mental health, etc.);

                  b.    administrative staff; and

                  c.    Board of Directors of the MCO.

      4. Make available case management training for PCPs designed by the DEPARTMENT or its agent.

g. The Quality Assessment and Performance Improvement committee shall be organized operationally within the MCO such that it can be responsible for all aspects of the Quality Assessment and Performance Improvement program.

h. Quality Assessment and Performance Improvement activities shall be sufficiently separate from Utilization Review activities, so that Quality Assessment and Performance Improvement activities can be distinctly identified as such.

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i.    The Quality Assessment and Performance Improvement activities of the MCO's in-network providers and subcontractors, if separate from the MCO's
      Quality Assessment and Performance Improvement activities, shall be integrated into the overall MCO Quality Assessment and Performance Improvement program, and the MCO shall provide feedback to the in-network providers/subcontractors regarding the operation of any such independent Quality Assessment and Performance Improvement effort. The MCO shall remain, however, fully accountable for all Quality Assessment and Performance Improvement relative to its in-network providers and subcontractors.

j. The Quality Assessment and Performance Improvement committee shall meet at least quarterly and produce written documentation of committee activities to be shared with the DEPARTMENT.

k. The results of the Quality Assessment and Performance Improvement activities shall be reported in writing at each meeting of the Board of Directors.

l. The MCO shall have a written procedure for following up on the results of Quality Assessment and Performance Improvement activities to determine success of implementation. Follow-up shall be documented in writing.

m. Where the DEPARTMENT determines that a Quality Assessment and Performance Improvement plan does not meet the above requirements, the DEPARTMENT may provide the MCO with a model plan. The MCO agrees to modify its Quality Assessment and Performance Improvement plan based on negotiations with the DEPARTMENT.

n. The MCO shall monitor access to and quality of health care goods and services for its Member population, and, at a minimum, use this mechanism to capture and report all of the DEPARTMENT's required utilization data. The MCO shall be subject to an annual medical audit by the DEPARTMENT's Quality Assessment and Performance Improvement contractor and shall provide access to the data and records requested for this purpose.

o. To the extent permitted under state and federal law, the MCO certifies that all data and records requested shall, upon reasonable notice, be made available to the DEPARTMENT or its agent.

p. The MCO will be an active participant in at least one of the EQRO's quality improvement focus studies each year.

q. The MCO must comply with external quality review that will be implemented by an organization contracted by the DEPARTMENT. This may include participating in the design of the external review, collecting data including, but not limited to, encounter and medical data, and/or making data available to the review organization.

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r.    The MCO must conduct at least one performance improvement project that:

      1.    Focuses on one of the following areas:

            a.    Prevention and care of acute and chronic conditions;

            b.    High volume services;

            c.    Continuity and coordination of care;

            d.    Appeals, grievances and complaints;

            e.    Access to and availability of services; or

            f.    Other projects subject to DEPARTMENT approval.

      2. Includes the measurement of performance and quality indicators that are:

            a.    Objective;

            b.    Clearly and unambiguously defined;

            c. Based on current clinical knowledge or health services research;

            d.    Valid and reliable;

            e.    Systematically collected; and

            f. Capable of measuring outcomes such as changes in health status or Member satisfaction or valid proxies of those outcomes.

      3.    Implements system interventions to achieve quality improvement;

      4.    Evaluates the effectiveness of the interventions;

      5. Plans and initiates activities for increasing or sustaining improvement; and

      6. Represents the entire population to which the quality indicator is relevant.

s. With the approval of the DEPARTMENT, the MCO may conduct performance improvement projects for the combined HUSKY A and HUSKY B populations.

3.33  INSPECTION OF FACILITIES

a. The MCO shall provide the State of Connecticut and any other legally authorized governmental entity, or their authorized representatives, the right to enter at all reasonable times the MCO's premises or other places, including the premises of any subcontractor, where work under this contract is performed to inspect, monitor or otherwise evaluate work performed pursuant to this contract. The MCO shall provide reasonable facilities and assistance for the safety and convenience of the persons performing those duties. The DEPARTMENT and its authorized agents will request access in advance in writing except in case of suspected fraud and abuse.

b. In the event right of access is requested under this section, the MCO or subcontractor shall upon request provide and make available staff to assist in the audit or inspection effort, and provide adequate space on the premises to reasonably accommodate the State or Federal representatives conducting the audit or inspection effort.

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c.    The MCO shall be given ten (10) business days to respond to any findings of an audit before the DEPARTMENT shall finalize its findings. All information so obtained will be accorded confidential treatment as provided under applicable law.

3.34  EXAMINATION OF RECORDS

a. The MCO shall develop and keep such records as are required by law or other authority or as the DEPARTMENT determines are necessary or useful for assuring quality performance of this contract. The DEPARTMENT shall have an unqualified right of access to such records in accordance with
      Part II Section 3.33.

b. Upon non-renewal or termination of this contract, the MCO shall turn over or provide copies to the DEPARTMENT or to a designee of the DEPARTMENT all documents, files and records relating to persons receiving services and to the administration of this contract that the DEPARTMENT may request, in accordance with Part II, Section 3.33.

c. The MCO shall provide the DEPARTMENT and its authorized agents with reasonable access to records the MCO maintains for the purposes of this contract. The DEPARTMENT and its authorized agents will request access in writing except in cases of suspected fraud and abuse. The MCO must make all requested medical records available within thirty (30) days of the DEPARTMENT's request. Any contract with a subcontractor must include a provision specifically authorizing access in accordance with the terms set forth in Part II, Section 3.33.

d. The MCO shall maintain the confidentiality of patients' records in conformance with this contract and state and federal statutes and regulations, including but not limited to the Health Insurance Portability and Accountability Act (HIPPA), 42 U.S.C. Section 1320 d-2 et seq.

e. The MCO, for purposes of audit or investigation, shall provide the State of Connecticut, the Secretary of HHS and his/her designated agent, and any other legally authorized governmental entity or their authorized agents access to all the MCO's materials and information pertinent to the services provided under this contract, at any time, until the expiration of three (3) years from the completion date of this contract as extended.

f. The State and its authorized agents may record any information and make copies of any materials necessary for the audit.

g. The MCO and its subcontractors shall retain financial records, supporting documents, statistical records and all other records supporting the services provided under this contract for a period of five (5) years from the completion date of this contract. The MCO shall make the records available at all reasonable

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      times at the MCO's general offices. The DEPARTMENT and its authorized agents will request access in writing except in cases of suspected fraud and abuse. If any litigation, claim or audit is started before the expiration of the six (6) year period, the records must be retained until all litigation, claims or audit findings involving the records have been resolved. The MCO must make all requested records available within thirty
      (30) days of the DEPARTMENT's request.

3.35  MEDICAL RECORDS

a. In compliance with all state and federal law governing the privacy of individually identifiable health care information including the Health Insurance Portability and Accountability Act (HIPPA), 42 USC Sections 1320d-2 et seq., the MCO shall establish a confidential, centralized record, for each Member, which includes information of all medical goods and services received. The MCO may delegate maintenance of the centralized medical record to the Member's PCP, provided however, that the record shall be made available upon request and reasonable notice, to the DEPARTMENT or its agent(s) at a centralized location. The medical record shall meet the DEPARTMENT's medical record requirements as defined by the DEPARTMENT in its regulations, and shall comply with the requirements of NCQA or other national accrediting body with a recognized expertise in managed care.

b. The MCO shall also simultaneously maintain, with the medical record, a record of all contacts with each Member that the MCO will maintain in a computerized database and make available to the DEPARTMENT, at its request. Claims and encounter records will be provided to the DEPARTMENT in an electronic medium as specified by the DEPARTMENT, and its agent(s). The medical record shall demonstrate coordination of Member care; for example, relevant medical information from referral sources and out-of-network family planning providers shall be reviewed and entered into Members' medical records. For those MCOs that are governed under Connecticut General Statutes Chapter 705 Section 38a-975 et seq., known as the "Connecticut Insurance Information and Privacy Act", such MCO shall be required to observe the provisions of such Act with respect to disclosure of personal and privileged information as such terms are defined under the Act.

c. The MCO shall not turn over or provide documents, files and records pertaining to a Member to another health plan unless the Member has changed enrollment to the other plan and the MCO has bee so notified by the DEPARTMENT or its agent.

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3.36  AUDIT LIABILITIES

In addition to and not in any way in limitation of the MCO's obligations pursuant to this contract, it is understood and agreed by the MCO that the MCO shall be held liable for any finally determined State or Federal audit exceptions and shall return to the DEPARTMENT all payments made under the contract to which exception has been taken or which have been disallowed because of such an exception.

3.37  CLINICAL DATA REPORTING

a. Utilization Reporting: The MCO shall submit reports to the DEPARTMENT in the areas listed below. The purpose of the reports is to assist the DEPARTMENT in its efforts to assess utilization and evaluate the performance of the HUSKY A program and of the MCO.

      Utilization reports shall cover the following areas:

      1.    Inpatient Care;

      2.    Preventive Care;

      3.    Dental Care;

      4.    Behavioral Health Care;

      5.    Other Services;

      6.    Maternal and Child Health;

      7.    EPSDT, known as HealthTrack; and

      8.    Immunization Information.

b. The DEPARTMENT shall consult with the MCO, through a workgroup comprised of DEPARTMENT and MCO representatives that meets on a periodic basis, or a similar process, on the necessary data, methods of collecting the data and the format and media for new reports or changes to existing reports.

c. The DEPARTMENT shall provide the MCO with final specifications for submitting all reports no less than ninety (90) days before the reports are due. The MCO shall submit reports on a schedule to be determined by the DEPARTMENT, but not more frequently than quarterly. Before the beginning of each calendar year, the DEPARTMENT shall provide the MCO with a schedule of utilization reports which shall be due that calendar year. Due dates for the reports shall be at the discretion of the DEPARTMENT, but not earlier than ninety (90) days after the end of the period that they cover.

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d.    For each report the DEPARTMENT shall consider using any HEDIS standards promulgated by the NCQA which covers the same or similar subject matter. The DEPARTMENT reserves the right to modify HEDIS standards, or not use them at all, if in the DEPARTMENT's judgment, the objectives of the HUSKY A program can be better served by using other methods.

e. EPSDT (HealthTrack): The MCO shall submit to the DEPARTMENT reports on compliance with screening requirements of the EPSDT program sufficient to enable the DEPARTMENT to comply with its reporting obligations under federal and state requirements and to assess and evaluate the performance of the MCO in the screening requirements of the EPSDT program. These obligations include, but are not limited to, submitting reports to federal and state agencies.

f.    Maternal and Prenatal Care:

      The MCO shall report aggregate summary data on outcomes of maternal and prenatal care to the DEPARTMENT no less frequently than quarterly. Such data will include:

      1. Number of deliveries during the quarter to women enrolled in the MCO at the time of delivery;

      2.    Number of live births;

      3.    Number of fetal deaths;

      4. Number of very low birthweight babies, defined as weighing less than one thousand five hundred grams;

      5. Number of moderately low birthweight babies, defined as weighing less than two thousand five hundred grams;

      6.    Number of deliveries by cesarean section;

      7.    Number of women who delivered and had no prenatal care;

      8.    Number of women with inadequate prenatal care;

      9. Number of women with deliveries who have received a postpartum visit; and

      10. For the purpose of adjusting comparisons amongst plans, aggregate measures of weeks of pregnancy at the time of enrollment in the plan.

      The report will be due within six (6) months after the last day of the quarter in which the deliveries occurred. The DEPARTMENT will specify the methodology for preparing the report, no less than ninety (90) days prior to the end of the quarter which is the subject of the report and after consultation with the MCO. If the change requires the collection of additional data elements not currently being captured, the DEPARTMENT will notify the MCO no less than ninety (90) days prior to the beginning of the first quarter affected by the change.

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g.    Encounter Data:

      1. The MCO shall provide the DEPARTMENT with an electronic record of every encounter between a network provider and a Member within fifteen (15) days of the close of the month in which the specific encounter occurred, was paid for, or was processed whichever is later but no later than 180 days from the encounter. Such encounters shall be coded and formatted in accordance with the specifications outlined in the State's Encounter Submission and Reporting Guide. The DEPARTMENT or its agent shall analyze each month's encounter submission file. The DEPARTMENT or its agent will reject those records that contain invalid or missing data and result in a critical edit failures as outlined in the Encounter Submission and Reporting Guide.

      PERFORMANCE MEASURE: The overall volume of rejected encounters shall not exceed five (5) percent in any given month.

      2. The DEPARTMENT or its agent shall also analyze the MCO's encounter submissions for completeness. On a quarterly basis, no less than six
            (6) months from the date of service on the encounter, the DEPARTMENT or its agent will compare encounter data utilization levels to the utilization levels in the reports specified in Sections 3.37a-f.

      PERFORMANCE MEASURE: Encounter data shall not be over or under the reported utilization by ten (10) percent or more.

      3. The DEPARTMENT or its EQRO, will choose a random sample of no more than one hundred (100) encounters for each year. The MCO will make the medical records of each encounter so chosen available to the DEPARTMENT or EQRO at a central location upon reasonable notice. The EQRO shall review the medical records and report back to the DEPARTMENT on the extent to which the information in each field of the encounter record corresponds to the information contained in the medical record. Prior to making its report to the DEPARTMENT, the EQRO shall afford the MCO a reasonable opportunity to suggest corrections to or comment upon the EQRO's findings.

      PERFORMANCE MEASURE: The MCO shall re-submit corrected returned data within thirty (30) days of its return to the MCO.

SANCTION: Failure to comply with the above reporting requirements in a complete and timely manner may result in a strike towards a Class A sanction pursuant to
Section 7.05.

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3.38  UTILIZATION MANAGEMENT

a. The MCO and any subcontractor is required to be licensed by the Connecticut Department of Insurance as a utilization review company. The MCO may subcontract with a licensed utilization review company to perform some or all of the MCO's utilization management functions.

b. If the MCO subcontracts for any portion of the utilization management function, the MCO shall provide a copy of any such subcontract to the DEPARTMENT and any such subcontracts will be subject to the provisions of
      Section 5.08 of this contract. The DEPARTMENT will review and approve the subcontract, subject to the provisions of Section 3.44, to ensure the appropriateness of the subcontractor's policies and procedures. The MCO is required to conduct regular and comprehensive monitoring of the utilization management subcontractor.

The MCO and its subcontractors shall comply with the utilization review provisions of Connecticut General Statutes Section 38a-226c(a)(1).

3.39  FINANCIAL RECORDS

a. Accounting: The MCO shall maintain for the purpose of this contract, an accounting system of procedures and practices that conforms to Generally Accepted Accounting Principles.

b. The MCO shall permit audits or reviews by the DEPARTMENT or its agent(s), of the MCO's financial records related to the performance of this contract. In addition, the MCO will be required to provide Claims Aging Inventory Reports, Claims Turn Around Time Reports, cost, and other reports as outlined in sections c and d below or as otherwise directed by the DEPARTMENT.

c. Reports specific to the MCO's Medicaid line of business shall be provided in formats developed by the DEPARTMENT. All reports described in Sections
      3.39 c (1) and 3.39 c (2) shall contain separate sections for HUSKY A and HUSKY B. It is anticipated that the requirements in this area will be modified to enable the DEPARTMENT to respond to inquiries that the DEPARTMENT receives regarding the financial status of the HUSKY program, to determine the relationship of capitation payments to actual appropriations for the program, and to allow for proper oversight of fiscal issues related to the managed care programs. The MCO will cooperate with the DEPARTMENT or its agent(s) to meet these objectives. The following is a list of required reports:

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      1.    Audited financial reports with an income statement by MCO HUSKY line of business. If the MCO is licensed as a health care center or insurance company, both the annual audited financial reports for the MCO and the audited financial reports per MCO HUSKY line of business shall be conducted and reported in accordance with C.G.S. Section
            38a - 54. If the MCO is not licensed as a health care center or insurance company, the annual audited financial reports for the MCO and the audited financial reports per MCO line of business shall be completed in accordance with generally accepted auditing principles.

            The MCO may elect to combine HUSKY A and HUSKY B in the audited financial statement. If this election is made, the MCO shall also submit the following: a separate unaudited income statement for HUSKY A and HUSKY B, which will be compared to the audited financial statement.

      2. Unaudited financial reports, HUSKY line of business (formats shown in Appendix F). The reports shall be submitted quarterly, forty-five
            (45) days subsequent to the end of each quarter. Every line of the requested report must contain a dollar figure or an indication that said line is not applicable.

      3. Annual and Quarterly Statements. If the MCO is licensed as a health care center or insurance company, the MCO is required to submit Annual and Quarterly Statements to the Department of Insurance in accordance with C.G.S. Section 38a-53. One copy of each statement shall be submitted to the DEPARTMENT in accordance with the following due dates: Annual Statements are due on March 1st and Quarterly Statements are due forty-five (45) days subsequent to the end of each quarter.

      4. Claims Aging Inventory Report (format shown in Appendix F, or any other format approved by the DEPARTMENT). The Claims Aging Inventory Report will include all HUSKY claims outstanding as of the end of each quarter by type of claim, claim status and aging categories. If a subcontractor is used to provide services and adjudicate claims or a vendor is used to adjudicate claims, the MCO is responsible for providing a Claims Aging Inventory Report in the required format for each current or prior subcontractor who has claims outstanding. The Claims Aging Inventory Reports will be submitted to the DEPARTMENT forty-five (45) days subsequent to the end of each quarter.

      5. Claims Turn Around Time Report (format shown in Appendix F, or any other format approved by the DEPARTMENT). For those claims processed in forty-six (46) days or more, the report shall indicate if interest was paid in accordance with Section 3.45 of this contract. If a subcontractor is used to provide services and adjudicate claims or a vendor is used to adjudicate claims, the MCO is responsible for providing a

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            Claims Turn Around Time Report in the required format for each current or prior subcontractor who has claims outstanding. The Claims Turn Around Time Report will be submitted to the DEPARTMENT forty-five (45) days subsequent to the end of each quarter.

d. The MCO shall maintain accounting records in a manner which will enable the DEPARTMENT to easily audit and examine any books, documents, papers and records maintained in support of the contract. All such documents shall be made available to the DEPARTMENT at its request, and shall be clearly identifiable as pertaining to the contract.

e. The MCO shall make available on request all financial reports required by the terms of any current contract with any other state agency(s) provided the said agency agrees that such information may be shared with the DEPARTMENT.

3.40  INSURANCE

a. The MCO, its successors and assignees shall procure and maintain such insurance as is required by currently applicable federal and state law and regulation. Such insurance should include, but not be limited to, the following:

      1. liability insurance (general, errors and omissions, and directors and officers coverage);

      2. fidelity bonding or coverage of persons entrusted with handling of funds;

      3.    workers compensation; and

      4.    unemployment insurance.

b. The MCO shall name the State of Connecticut as an additional insured party under any insurance, except for professional liability, workers compensation, unemployment insurance, and fidelity bonding maintained for the purposes of this contract. However, the MCO shall name the State of Connecticut as either a loss payee or additional insured for fidelity bonding coverage.

3.41  THIRD PARTY COVERAGE

The DEPARTMENT is the payer of last resort when third party resources are available to cover the costs of medical services provided to Medicaid recipients. Pursuant to this requirement, the MCO is required to comply with federal and state statutes and regulations regarding third party liability. The MCO shall be responsible for making every reasonable effort to determine the lega1 liability of third parties to pay for services rendered to Members under this contract. The MCO shall be responsible for identifying appropriate third party resources, and if questions arise they shall consult with the

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DEPARTMENT. The MCO shall pursue, collect, and retain any monies from third party payers for services to the MCO's Members under this contract, subject to the following terms and conditions:

a. The DEPARTMENT hereby assigns to the MCO all rights to third party recoveries from Medicare, health insurance, casualty insurance, workers' compensation, tortfeasors, or any other third parties who may be responsible for payment of medical costs for the MCO's Members.

      1. The MCO will have primary responsibility for cost avoidance through the coordination of benefits relative to federal and private health insurance resources including, but not limited to Medicare, individual health insurance, employment-related group health insurance and self administered or self funded health benefit plan, including ERISA (Employee Retirement and Income Security Act) plans. The MCO shall avoid initial payments of claims, as permitted by federal law, where federal or private health insurance resources are available. When cost avoidance is not possible, the MCO may utilize post payment recovery. If a third party insurer requires the Member to pay any copayment, coinsurance or deductible, the MCO is responsible for making any such payments.

      2. The MCO may assign the right of recovery to their subcontractors and/or network providers. Notwithstanding any such assignment of the right of recovery, the MCO remains responsible for the effective and diligent performance of third party recovery.

      3. In pursing third party recovery, the MCO, network providers, and subcontractors shall seek recovery of the cost of services actually rendered to the Member, notwithstanding the fact that the MCO may pay the subcontractor on a capitated basis.

      4. The MCO or its assignee must initiate third party recoveries within sixty (60) days of the date of service or within sixty (60) days after the end of the month in which the MCO learns of the existence of the liable third party. The MCO or its assignees must maintain dated documentation of all claims to third parties. The MCO must document initiation of recovery by formal communication in written or electronic form to the liable third party, specifically requesting reimbursement up to the legal limit of liability for any services provided to the MCO's Member covered under the State Medicaid Plan.

      5. The right to pursue, collect and retain recovery from claims not initiated and documented within sixty (60) days as stated above, will revert to the DEPARTMENT and the MCO or its assignees will lose any right of recovery.

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      6.    When the MCO seeks recovery from a third party for care provided to a Member following an accident, the MCO may recover only its cost of care.

b. The MCO shall maintain records of recoveries of all third party collections, including cost avoidance, and recovery actions. The DEPARTMENT will specify a schedule and format for reporting such collections. The amounts avoided or recovered by the MCO shall be considered in establishing future capitated rates paid to the MCO.

c. The MCO shall fully cooperate with the DEPARTMENT in all third party recovery efforts.

d. The DEPARTMENT shall supply the MCO with a monthly file of Members where third party coverage has been identified. The information shall also be available to the MCO and its assignees from the DEPARTMENT's Automated Electronic Voice Response System.

e. The MCO shall notify the DEPARTMENT within thirty (30) days if the MCO or its network provider or subcontractor discovers that a Member has become eligible for coverage by a liable third party. The MCO shall notify the DEPARTMENT within thirty (30) days if the MCO or its in-network provider or subcontractor discovers that a Member has lost eligibility for coverage by a liable third party.

3.42  COORDINATION OF BENEFITS AND DELIVERY OF SERVICES

a. The MCO shall ensure that the rules related to the coordination of benefits in Section 3.41 do not present any barriers to Members' access to the covered services under this contract.

b. The MCO shall educate its Members on how to access services when a Member is covered by a third party insurer.

c. If a third party insurer requires the Member to pay any copayment, coinsurance or deductible, the MCO is responsible for making these payments on behalf of the Member, even if the services are provided outside of the MCO's provider network.

d. If a Member's third party insurer pays for only some services covered under this contract or for only part of a particular service, the MCO shall be liable up to the amount covered by Medicaid for the full extent of services covered under this contract, even if the services are provided outside of the MCO's provider

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      network. In no instance, shall Members be liable for copayments for said services.

e. If a Member is covered by a third party insurer, the MCO is bound by any prior authorization decisions made by the third party insurer.

3.43  PASSIVE BILLING

Capitation payments to the MCO shall be based on a passive billing system. The MCO is not required to submit claims for the capitation payment for its HUSKY A membership. Capitation payments will be based on MCO (membership data as reflected in the enrollment files provided by the DEPARTMENT to the MCOs. On a monthly basis BENOVA will provide the MCO with a detailed capitation remittance file.

3.44  SUBCONTRACTING FOR SERVICES

a. Licensed health care facilities, group practices and licensed health care professionals operating within the scope of their practice may contract with the MCO directly or indirectly through a subcontractor who directly contracts with the MCO. The MCO shall be held directly accountable and liable for all of the contractual provisions under this contract regardless of whether the MCO chooses to subcontract their responsibilities to a third party. No subcontract shall operate to terminate the legal responsibility of the MCO to assure that all activities carried out by the subcontractor conform to the provisions of the contract. Subcontracts shall not terminate the legal liability of the MCO under this contract.

b. The MCO may subcontract for any function, excluding Member Services, covered by this contract, subject to the requirements of this contract. All subcontracts shall be in writing, shall include any general requirements of this contract that are appropriate to the services being provided, and shall assure that all delegated duties of the MCO under this contract are performed. All subcontracts shall also provide for the right of the DEPARTMENT or other governmental entity to enter the subcontractor's premises to inspect, monitor or otherwise evaluate the work being performed as a delegated duty of this contract, as specified in
      Section 3.33, Inspection of Facilities. All subcontracts shall comply with 42 CFR Section 434.6 (b) and (c).

c. With the exception of subcontracts specifically excluded by the DEPARTMENT, all subcontracts shall include verbatim the HUSKY A definitions of Medical Appropriateness / Medically Appropriate and Medically Necessary/Medical Necessity as set forth in Part II, General Contract Terms for the MCOs. All subcontracts shall require the use of these definitions by subcontractors in all requests for approval of coverage of goods or services made on behalf of HUSKY

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      A Members. All subcontracts shall also provide that decisions concerning both acute and chronic care must be made according to these definitions.

d. Within fifteen (15) days of the effective date of this contract, the MCO shall provide the DEPARTMENT with a report of those functions under this contract that MCO shall be providing through a subcontract and copies of the contracts between the MCO and the subcontractor. The report shall identify the names of the subcontractors, their addresses and a summary of the services they will be providing. If the MCO enters into any additional subcontracts after the MCO's initial compliance with this section, the MCO shall obtain the advance written approval of the DEPARTMENT. The MCO shall provide the DEPARTMENT with a draft of the proposed subcontract thirty
      (30) days in advance of the completion of the MCO's negotiation of such subcontract. In addition, amendments to any subcontract, excluding those of a technical nature, shall require the pre-review and approval of the DEPARTMENT.

e. In accordance with JUNE SPECIAL SESSION, PUBLIC ACT NO.01-2, all behavioral health and dental subcontracts which include the payment of claims on behalf of HUSKY A Members for the provision of goods and services to HUSKY A Members shall require a performance bond, letter of credit, statement of financial reserves or payment withhold requirements. The performance bond, letter of credit, statement of financial reserves or payment withhold requirements shall be in a form mutually agreed upon by the MCO and the subcontractor. The amount of the performance bond shall be sufficient to ensure the completion of the subcontractor's claims processing and provider payment obligations under the subcontract in the event the contract between the MCO and the subcontractor is terminated. The MCO shall submit reports to the DEPARTMENT upon the DEPARTMENT's request related to any payments made from the performance bonds or any payment withholds.

f. All subcontracts shall include provisions for a well-organized transition in the event of termination of the subcontact for any reason. Such provisions shall ensure that an adequate provider network will be maintained at all times during any such transition period and that continuity of care is maintained for all Members.

g. In the event that a subcontract is terminated, the MCO shall submit a written transition plan to the DEPARTMENT sixty (60) days in advance of the scheduled termination. The transition plan shall include provisions concerning financial responsibility for the final settlement of provider claims and data reporting, which at a minimum must include a claims aging report prepared in accordance with Section 3.39 c (5) of this contract, with steps to ensure the resolution of the outstanding amounts. This plan shall be submitted prior to the DEPARTMENT's approval of the replacement subcontractor.

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h.    All subcontracts shall also include a provision that the MCO will withhold a portion of the final payment to the subcontractor, as a surety bond to ensure compliance under the terminated subcontract.

i. The MCO shall have no right to and shall not assign, transfer or delegate this contract in its entirety, or any right or duty arising under this contract without the prior written approval of the DEPARTMENT. The DEPARTMENT in its discretion may grant such written approval of an assignment, transfer or delegation provided, however, that this paragraph shall not be construed to grant the MCO any right to such approval.

j. This section shall not be construed as restricting the MCO from entering into contracts with participating providers to provide health care services to Members.

3.45  TIMELY PAYMENT OF CLAIMS

If the MCO or any subcontractor or vendor who adjudicates claims fails to pay a clean claim within forty-five (45) days of receipt, or as otherwise stipulated by a provider contract, the MCO, vendor or subcontractor shall pay the provider the amount of such clean claims plus interest at the rate of fifteen (15) percent per annum or otherwise as stipulated by a provider contract. In accordance with Section 3.39 (c)(5), Financial Records, the MCO shall provide to the DEPARTMENT information related to interest paid beyond the forty-five (45) day timely filing limit or otherwise stipulated by a provider contract.

3.46  CO-PAYMENT LIMITS AND MEMBER CHARGES FOR NONCOVERED SERVICES

No deductibles or co-payments are permitted for HUSKY A covered services.

A provider shall be permitted to charge an eligible Member for goods or services which are not coverable only if the Member knowingly elects to receive the goods or services and enters into an agreement in writing to pay for such goods or services prior to receiving them. For purposes of this section noncovered services are services not covered under the Medicaid state plan, services which are provided in the absence of appropriate authorization, and services which are provided out-of-network unless otherwise specified in the contract, policy or regulation (e.g., family planning, mental health or emergency room services).

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3.47  INSOLVENCY PROTECTION

The MCO must maintain protection against insolvency as required by the DEPARTMENT including demonstration of adequate initial capital and ongoing reserve contributions. The MCO must provide financial data to the DEPARTMENT in accordance with the DEPARTMENT's required formats and timing.

3.48  ACCEPTANCE OF DSS RULINGS

In cases where there is a dispute between the MCO and an out-of-network provider about whether a service is medically necessary, is an emergency, or is an appropriate diagnostic test to determine whether an emergency condition exists, the DEPARTMENT will hear appeals, filed within one year following the date of service and make final determinations. The DEPARTMENT will accept written comments from all parties to the dispute prior to making the decision, and order or not order payment, as appropriate. The MCO shall accept the DEPARTMENT's determinations regarding appeals.

3.49  POLICY TRANSMITTALS

The MCO shall comply with the provisions and requirements in the DEPARTMENT's Managed Care Policy Transmittals as set forth in Appendix H. In addition, the MCO shall comply with any future Managed Care Policy Transmittals issued by the DEPARTMENT. The MCO shall comply with the Medical Services Policy as set forth in the DEPARTMENT's provider manuals and the Regulations of Connecticut State Agencies.

3.50  FRAUD AND ABUSE

a. The MCO shall not knowingly take any action or fail to take action that could result in an unauthorized benefit to the MCO, its employees, its subcontractors, its vendors, or to a Member.

b. The MCO commits to preventing, detecting, investigating, and reporting potential fraud and abuse occurrences, and shall assist the DEPARTMENT and HHS in preventing and prosecuting fraud and abuse in the HUSKY program.

c. The MCO acknowledges that the HHS, Office of the Inspector General, has the authority to impose civil monetary penalties on individuals and entities that submit false and fraudulent claims to the HUSKY program.

d. The MCO shall immediately notify the DEPARTMENT when it detects a situation of potential fraud or abuse, including, but not limited to, the following:

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      1.    False statements, misrepresentation, concealment, failure to disclose, and conversion of benefits;

      2. Any giving or seeking of kickbacks, rebates, or similar remuneration;

      3. Charging or receiving reimbursement in excess of that provided by the DEPARTMENT; and

      4. False statements or misrepresentation made by a provider, subcontractor, or Member in order to qualify for the HUSKY program.

e. Upon written notification of the DEPARTMENT, the MCO shall cease any conduct that the DEPARTMENT or its agent deems to be abusive of the HUSKY program, and to take any corrective actions requested by the DEPARTMENT or its agent.

f. The MCO attests to the truthfulness, accuracy, and completeness of all data submitted to the DEPARTMENT, based on the MCO's best knowledge, information, and belief. This data certification requirement includes encounter data and also applies to the MCO's subcontractors.

g. The MCO shall establish a fraud and abuse plan, including, but not necessarily limited to, the following efforts:

      1. Conducting regular reviews and audits of operations to guard against fraud and abuse;

      2. Assessing and strengthening internal controls to ensure claims are submitted and payments are made properly;

      3. Educating employees, providers, and subcontractors about fraud and abuse and how to report it;

      4. Effectively organizing resources to respond to complaints of fraud and abuse;

      5.    Establishing procedures to process fraud and abuse complaints; and

      6.    Establishing procedures for reporting information to the DEPARTMENT.

h. The MCO shall examine publicly available data, including but not limited to the HCFA Medicare/Medicaid Sanction Report and the HCFA website (http://www.dhhs.gov.oig) to determine whether any potential or current employees, providers, or subcontractors have been suspended or excluded or terminated from the Medicare or Medicaid programs and shall comply with, and give effect to, any such suspension, exclusion, or termination in accordance with the requirements of state and federal law.

i. The MCO must provide full and complete information on the identity of each person or corporation with an ownership or controlling interest, five (5) percent, in the managed care plan, or any subcontractor in which the MCO has a five (5) percent or more ownership interest.

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j.    The MCO must immediately provide full and complete information when it becomes aware of any employee or subcontractor who has been convicted of a civil or criminal offense related to that person's involvement under Medicare, Medicaid, or any other federal or state assistance program prior to entering into or renewing this contract.

SANCTION: The DEPARTMENT may impose a sanction, up to and including a Class C sanction for the failure to comply with any provision of this section, or take any other action set forth in Section 7 of this contract, including terminating or refusing to renew this contract or any other Sanction or remedy allowed by federal or state law.

3.51  CHILDREN WITH SPECIAL HEALTH CARE NEEDS

a. The DEPARTMENT will provide to the MCO information to identify Members who meet the definition of children with special health care needs as set forth in Section 1932(a)(2)(A)(i), (iii), (iv) and (v) of the Social Security Act.

b. The MCO shall conduct an assessment of these and other children identified by the MCO to identify medical needs and implement a plan of treatment based on the assessment.

c. The MCO shall report to the DEPARTMENT, in a format specified by the DEPARTMENT, on quality indicators such as utilization of specialty services and case management to be developed jointly between the DEPARTMENT and the MCOs.

4.    FUNCTIONS AND DUTIES OF THE DEPARTMENT

4.01  ELIGIBILITY DETERMINATIONS

The DEPARTMENT will determine the initial and ongoing eligibility for medical assistance of each individual enrolled under this contract in accordance with the DEPARTMENT's continuous and guaranteed eligibility policies.

4.02  POPULATIONS ELIGIBLE TO ENROLL

Appendix G contains a list of the Medicaid groups currently eligible for managed care enrollment. New eligibility groups may be added to the managed care population. The DEPARTMENT will notify the MCO of any changes in the eligibility categories to be included. Additional groups included by the DEPARTMENT may be served at the MCO's option.

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4.03  ENROLLMENT/DISENROLLMENT

Enrollment, disenrollment and initial selection of PCP will be handled by the DEPARTMENT through a contract with a central enrollment broker. Coverage for new Members will be effective the first of the month and coverage for disenrollments will terminate at the end of the month. Members remain continuously enrolled throughout the term of this contract, except in situations where clients change health plans, lose their Medicaid eligibility, receive Medicare, or are recategorized into a Medicaid category not included in the managed care initiative. Disenrollments due to loss of eligibility become effective upon loss of eligibility and are effective on the last day of the month. Disenrollments due to receipt of Medicare become effective the month following the month in which DSS receives information of the existence of the Medicare coverage. Adults receiving SSI become disenrolled from the MCO upon the recategorizing of their Medicaid status from a family to an adult coverage group or the month following the month in which the DEPARTMENT receives information of the individual's receipt of SSI, whichever comes first. The DEPARTMENT will notify the MCO of enrollments and disenrollments specific to the MCO via a daily data file. The enrollments and disenrollments processed on any given day will be made available to the MCO via the data file the following day (i.e. after the daily overnight batching has been processed).

In addition to the daily data file, a full file of all the Members will be made available on a monthly basis. Both the daily data file and the monthly full file can be accessed by the MCO electronically via dial-up.

4.04  DEFAULT ENROLLMENT

The DEPARTMENT shall, on a rotating basis among all of the participating MCO's and as the MCO's enrollment capacity allows, assign default Members to the MCO.

The default assignment methodology is structured to evenly distribute families among all the participating MCOs. However, due to variability in MCO service area and enrollment capacity, family size and loss of Medicaid eligibility, the outcome of the default assignment may not result in an even net default distribution among all the MCOs.

4.05  LOCK-IN

a. Upon availability of MIS Support, the DEPARTMENT will implement a lock-in period of up to twelve (12) months for managed care Members. Members will not be allowed to change plan enrollment during the lock-in period except for cause. The lock-in period is subject to the following provisions and exceptions:

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      1.    The first ninety (90) days of enrollment into a new MCO will be designated as the free-look period during which time the Member may change plans;

      2. The last sixty (60) days of the lock-in period will be an open enrollment period, during which time Members may change plans;

      3. Plan changes made during the open enrollment period will go into effect on the first day of the month following the end of the lock-in period; and

      4. Members who do not change plans during the open enrollment period will continue the enrollment in the same MCO and be assigned to a new twelve (12) month lock-in period.

      The process being considered for implementation of lock-in for the existing HUSKY A membership is as follows: lock-in will be imposed on approximately twenty (20) percent of the membership each month over a consecutive five (5) month period. Targeting for each month will be based on the last digit of the client ID number for the head-of-household. For example, families whose head-of-household has a client ID number that ends in 0 or 1 will be phased-in during the first month, those with 2 and 3 will be done in the second month, etc.

b. The following shall constitute good cause for a Member to disenroll from the plan during the lock-in period:

      1. Unfavorable resolution of the MCO's internal complaint process and continued dissatisfaction due to repeated incidents of any of the following:

a.    documented long waiting times for appointments:

      1.    more than forty-five (45) days for well-care visit;

      2. more than two (2) business days for non-urgent, symptomatic office visit; and

      3. unavailability of same day office visit or same day referral to an emergency provider for emergency care services

b.    documented inaccessibility of health plan by phone or mail:

      1.    phone calls not answered promptly;

      2.    caller placed on hold for extended periods of time;

      3.    phone messages and letters not responded to promptly; and

      4.    repeated rude and demeaning treatment by MCO staff.

c. Prior to pursuing the MCO's internal complaint process and without filing a grievance through the plan, dissatisfaction due to any of the following:

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         1.  Discriminatory treatment as documented in a complaint filed with the State of Connecticut Commission on Human Rights and Opportunities (CHRO) or the DEPARTMENT's Affirmative Action Division;

         2. PCP who has served the Member's specific documentable needs (i.e. language or physical accessibility) left health plan and there is no other suitable PCP within reasonable distance to the Member; or

         3. Member has a pending lawsuit against the MCO (verification of pending lawsuit must be provided).

d. Child placed under DCF guardianship whose placement is changed to a location or facility not affiliated with the current health plan.

4.06  CAPITATION PAYMENTS TO MCO

a. In full consideration of contract services rendered by the MCO, the DEPARTMENT agrees to pay the MCO monthly payments based on the capitation rates specified in Appendix I, as amended.

b. Upon validation of client eligibility and MCO membership, the DEPARTMENT will pay the capitation payments in the month following the month to which the capitation payments apply or for retroactive enrollments, the month following the enrollment processing month in accordance with Connecticut General Statutes Section 4a-71 through 4a-72.

c. Payment to the MCO shall be based on the enrollment data transmitted from the DEPARTMENT to BENOVA each month. The MCO will be responsible for detecting the source of any inconsistency in capitation payments. The MCO must notify the DEPARTMENT of any inconsistency between enrollment and payment data. The DEPARTMENT agrees to provide to the MCO information needed to determine the source of the inconsistency within sixty (60) working days after receiving written notice of the request to furnish such information. The DEPARTMENT will recoup overpayments or reimburse underpayments. The adjusted payment (representing reinstated recipients) for each month of coverage shall be included in the next monthly capitation payment, based on updated MCO enrollment information for that month of coverage.

d. Any retrospective adjustments to prior payments will be made in the form of an addition to or subtraction from the current month's capitation payment. Positive adjustments are particularly likely for newborns, because the MCO may be aware of births before the DEPARTMENT.

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4.07  RETROACTIVE ADJUSTMENTS

a. When a Member loses Medicaid eligibility and managed care enrollment but regains coverage within sixty (60) days, and the coverage is made retroactive such that the entire coverage gap is eliminated, the DEPARTMENT shall reinstate enrollment into the MCO retroactive to the time of disenrollment. The MCO will remain responsible for the cost of in-network covered services and the cost of emergency and family planning services received by the Member during this sixty (60) day period.

b. In instances where enrollment is disputed between two (2) MCOs or the MCO and Medicaid fee-for-service program, the DEPARTMENT will be the final arbiter of Membership status and reserves the right to recover inappropriate capitation payments. Capitation payments for retroactive enrollment adjustments will be made to the MCO pursuant to rules outlined in Section II, 4.06d, Capitation Payments to MCO.

4.08  INFORMATION

The DEPARTMENT will make known to each MCO complete and current information which relates to pertinent statutes, regulations, policies, procedures, and guidelines affecting the operation of this contract. This information shall be available either through direct transmission to the MCO by reference to public resource files accessible to the MCO personnel.

4.09  ONGOING MCO MONITORING

a. To ensure access and the quality of care, the DEPARTMENT or its EQRO, or the Children's Health Council as assigned, shall undertake plans to undertake monitoring activities, including but not limited to the following:

      1. Analyze the MCO's access enhancement programs, financial and utilization data, and other reports to monitor the value the MCO is providing in return for the State's capitation payments. Such efforts shall include, but not be limited to, on-site reviews and audits of the MCO and its subcontractors and network providers.

      2. Conduct regular recipient surveys of Members to address issues such as satisfaction with plan services to include administrative services, satisfaction with treatment by the plan or its providers, and reasons for disenrollment and access.

      3.    Review the MCO certifications on a regular basis.

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      4.    Analyze encounter data, actual medical records, correspondence, telephone logs and other data to make inferences about the quality of and access to specific services.

      5. Sample and analyze encounter data, actual medical records, correspondence, telephone logs and other data to make inferences about the quality of and access to MCO services.

      6. Test the availability of and access to MCO services by attempting to make appointments.

      7. At its discretion, commission or conduct additional objective studies of the effectiveness of the MCO, as well as the availability of, quality of and access to its services.

4.10  UTILIZATION REVIEW AND CONTROL

The DEPARTMENT shall waive, to the extent allowed by law, any current DEPARTMENT requirements for prior authorization, second opinions, copayment, or other Medicaid restrictions for the provision of contract services provided by the MCO to Members.

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5.    DECLARATIONS AND MISCELLANEOUS PROVISIONS

5.01  COMPETITION NOT RESTRICTED

In signing this contract, the MCO asserts that no attempt has been made or will be made by the MCO to induce any other person or firm to submit or not to submit an application for the purpose of restricting competition.

5.02  NONSEGREGATED FACILITIES

a. The MCO certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments; and that it does not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. As Contractor, the MCO agrees that a breach of this certification is a violation of Equal Opportunity in Federal employment. In addition, Contractor must comply with the Federal Executive Order 11246 entitled "Equal Employment Opportunity" as amended by Executive Order 11375 and as supplemented in the United States Department of Labor Regulations (41 CFR
      Part 30). As used in this certification, the term "segregated facilities" includes any waiting rooms, restaurants and other eating areas, parking lots, drinking fountain, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated on the basis of race, color, religion, or national origin, because of habit, local custom, national origin or otherwise.

b. The MCO further agrees, (except where it has obtained identical certifications from proposed subcontractors for specific time periods) that it will obtain identical certifications from proposed subcontractors which are not exempt from the provisions for Equal Employment Opportunity; that it will retain such certifications in its files; and that it will forward a copy of this clause to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods).

5.03  OFFER OF GRATUITIES

The MCO, its agents and employees, certify that no elected or appointed official or employee of the DEPARTMENT has or will benefit financially or materially from this contract. The contract may be terminated by the DEPARTMENT if it is determined that gratuities of any kind were either offered to or received by any of the aforementioned officials or employees of the MCO, its agent or employee.

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5.04  EMPLOYMENT/AFFIRMATIVE ACTIOIN CLAUSE

The MCO agrees to supply employment/affirmative action information as required for agency compliance with Title VI and VII of the Civil Rights Acts of 1964 and Connecticut General Statutes, Section 46a-68 and Section 46a-71.

5.05  CONFIDENTIALITY

a. The MCO agrees that all material and information, and particularly information relative to individual applicants or recipients of assistance through the DEPARTMENT, provided to the Contractor by the State or acquired by the Contractor in performance of the contract whether verbal, written, recorded magnetic media, cards or otherwise shall be regarded as confidential information and all necessary steps shall be taken by the Contractor to safeguard the confidentiality of such material or information in conformance with federal and state statutes and regulations.

b. The MCO agrees not to release any information provided by the DEPARTMENT or providers or any information generated by the MCO without the express consent of the Contract Administrator, except as specified in this contract and as permitted by applicable law.

5.06  INDEPENDENT CAPACITY

The MCO, its officers, employees, subcontractors, or any other agent of the Contractor in performance of this contract will act in an independent capacity and not as officers or employees of the State of Connecticut or of the DEPARTMENT.

5.07  LIAISON

Both parties agree to have specifically named liaisons at all times. These representatives of the parties will be the first contacts regarding any questions and problems which arise during implementation and operation of the contract.

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5.08  FREEDOM OF INFORMATION

a. Due regard will be given for the protection of proprietary information contained in all applications and documents received; however, the MCO should be aware that all materials associated with the contract are subject to the terms of the Freedom of Information Act, the Privacy Act and all rules, regulations and interpretations resulting therefrom. It will not be sufficient for the MCO to merely state generally that the material is proprietary in nature and not therefore subject to release to third parties. Those particular pages of sections which the MCO believes to be proprietary must be specifically identified as such. Convincing explanation and rationale sufficient to justify each exemption from release consistent with Section 1-210 of the Connecticut General Statutes must accompany the documents. The rationale and explanation must be stated in terms of the prospective harm to the MCO's competitive position that would result if the identified material were to be released and the reasons why the materials are legally exempt from release pursuant to the above cited statue. Between the MCO and the DEPARTMENT the final administrative authority to release or exempt any or all material so identified rests with the DEPARTMENT.

b. The MCO understands the DEPARTMENT's need for access to eligibility and paid claims information and is willing to provide such data relating to the MCO to accommodate that need. The MCO is committed to providing the DEPARTMENT access to all information necessary to analyze cost and utilization trends; to evaluate the effectiveness of Provider Networks, benefit design, and medical appropriateness; and to show how the HUSKY population compares to the MCO's enrolled population as a whole. The MCO and the DEPARTMENT each understand and agree that the systems, procedures and methodologies and practices used by the MCO, its affiliates and agents in connection with the underwriting, claims processing, claims payment and utilization monitoring functions of the MCO, together with the underwriting, Provider Network, claims processing, claims history and utilization data and information related to the MCO and its agents, may constitute information which is proprietary to the MCO and/or its affiliates (collectively, the "Proprietary Information"). Accordingly, the DEPARTMENT acknowledges that the MCO shall not be required to divulge Proprietary Information if such disclosure would jeopardize or impair its relationships with providers or suppliers or would materially adversely affect the MCO's or any of its Affiliates' ability to service the needs of its customers or the DEPARTMENT as provided under this Contract unless the DEPARTMENT determines that such information is necessary in order to monitor contract compliance or to fulfill Part II Sections 3.33 and 3.34 of Part II of this contract. The DEPARTMENT agrees not to disclose publicly and to protect from public disclosure any proprietary or trade secret information provided to the DEPARTMENT by the MCO and/or its Affiliates' under this contract to the extent that such proprietary information is exempted from public disclosure under Section 1-213 of the Connecticut Freedom of Information Act.

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5.09  WAIVERS

Except as specifically provided in any section of this contract, no covenant, condition, duty, obligation or undertaking contained in or made a part of the contract shall be waived except by the written agreement of the parties, and forbearance or indulgence in any form or manner by the DEPARTMENT or the MCO in any regard whatsoever shall not constitute a waiver of the covenant, condition, duty, obligation or undertaking to be kept, performed, or discharged by the DEPARTMENT or the MCO; and not withstanding any such forbearance or indulgence, until complete performance or satisfaction of all such covenants, conditions, duties, obligations and undertakings, the DEPARTMENT or MCO shall have the right to invoke any remedy available under the contract, or under law or equity.

5.10  FORCE MAJEURE

The MCO shall be excused from performance hereunder for any period that it is prevented from providing, arranging for, or paying for services as a result of a catastrophic occurrence or natural disaster including but not limited to an act of war, and excluding labor disputes.

5.11  FINANCIAL RESPONSIBILITIES OF THE MCO

a. The MCO must maintain at all times financial reserves in accordance with the Connecticut Health Centers Act under Section 38a-175 et seq. of the Connecticut General Statutes and with the requirements outlined in the DEPARTMENT's Request for Application.

b. The MCO's physician incentive plans must comply with the requirements of 1903(m)(2)(a)(x) of the Social Security Act.

c. The DEPARTMENT reserves the right to inspect any physician incentive plans.

d. If the MCO is not a federally-qualified MCO or Competitive Medical Plan, the MCO must complete a HCFA Section 1318 Financial Disclosure Report, prior to the start of the contract.

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5.12  CAPITALIZATION AND RESERVES

a. The MCO shall comply with and maintain capitalization and reserves as required by the appropriate regulatory authority.

b. If the MCO is licensed by the State of Connecticut, the MCO shall establish and maintain capitalization and reserves as required by the Connecticut Department of Insurance.

c. If the MCO is majority-owned by federally qualified health centers (FQHCs) and not licensed by the State of Connecticut, the MCO will establish and maintain sequestered capital of $500,000 plus two (2) percent of ongoing annual capitation premiums.

      1. These funds shall be placed in a restricted account for the duration of the FQHC plan's existence, to be accessed only in the event such funds are needed to meet unpaid claims liabilities.

      2. This restricted account shall be established such that any withdrawals or transfers of funds will require signatures of authorized representatives of the FQHC plan and the DEPARTMENT.

      3. The initial $500,000 must be deposited into the account by the beginning of the MCO's first enrollment period.

      4. The MCO must make quarterly deposits into this account so that the account balance is equal to $500,000 plus two (2) percent of the premiums received during the preceding twelve (12) months.

5.13  PROVIDER COMPENSATION

a. The MCO shall comply with HCFA's Physician Incentive Plan (PIP) requirements in 42 CFR 434.70. The MCO may operate a PIP only if:

      1. no specific payment can be made directly or indirectly under a PIP to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual Member; and

      2. the stop-loss protection, Member survey, and disclosure requirements of 42 C.F.R. 417.479 are met.

b. The MCO shall disclose to the DEPARTMENT the following information on PIPs in sufficient detail to determine whether the incentive plan complies with the regulatory requirements of 42 CFR 417.479. The disclosure must contain:

      1. Whether services not furnished by the physician or physician group are covered by the PIP. If only the services furnished by the physician or physician group are covered by the incentive plan, disclosure of other aspects of the plan need not be made.

      2. The type of incentive arrangement (i.e. withhold, bonus, capitation).

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      3.    If the incentive plan involves a withhold or bonus, the percent of the withhold or bonus.

      4. Proof that the physician or physician group has adequate stop-loss protection, including the amount and type of stop-loss protection.

      5.    The panel size and, if patients are pooled, the method used.

      6. In the case of those MCOs that are required by 42 C.F.R. 417.479 provision to conduct Member surveys, the survey results.

c. The MCO shall disclose this information to the DEPARTMENT (1) prior to approval of its contract as required by federal regulation and (2) upon the contract anniversary or renewal effective date. The MCO shall provide the capitation data required (see (6) above) for the previous contract year to the DEPARTMENT three (3) months after the end of the contract year. The MCO will provide to the Member upon request information regarding whether the MCO uses a physician incentive plan that affects the use of referral services, the type of incentive arrangement, whether stop-loss protection is provided, and the survey results of any Member survey conducted. See Appendix J for the applicable regulations and disclosure forms.

d. The DEPARTMENT may impose Class C sanctions pursuant to Section 7.05 for failure to comply with 42 C.F.R. 417.479

5.14  MEMBERS HELD HARMLESS

a.    The MCO shall not hold a Member liable for:

      1.    The debts of the MCO in the event of the MCO's insolvency;

      2. The cost of Medicaid-covered services provided pursuant to this contract to the Member if the MCO or provider fails to receive payment; and/or

      3. Payments to a provider which exceed the amount that would be owed if the MCO directly provided the service.

5.15  COMPLIANCE WITH APPLICABLE LAWS, RULES AND POLICIES

The MCO in performing this contract shall comply with all applicable federal and state laws, regulations and written policies, including those pertaining to licensing.

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5.16  FEDERAL REQUIREMENTS AND ASSURANCES

GENERAL

a. The MCO must comply with 42 CFR 489, Subpart I and 42 CFR Sections 417-436(d), relating to written policies and procedures respecting advance directives. This requirement includes provisions to inform and distribute written information to adult individuals concerning policies on advance directives upon enrollment.

b. The MCO shall comply with those federal requirements and assurances for recipients of federal grants provided in OMB Standard Form 424B (4-88) which are applicable to the MCO. The MCO is responsible for determining which requirements and assurances are applicable to the MCO. Copies of the form are available from the DEPARTMENT.

c. The MCO shall provide for the compliance of any subcontractors with applicable federal requirements and assurances.

LOBBYING

a. The MCO, as provided by 31 U.S.C. 1352 and 45 CFR 93.100 et seq., shall not pay federally appropriated funds to any person for influencing or attempting to influence an officer or employee of any agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress or an employee of a member of the U.S. Congress in connection with the awarding of any federal contract, the making of any cooperative agreement or the extension, continuation, renewal, amendment or modification of any federal contract, grant, loan or cooperative agreement.

b. The MCO shall submit to the DEPARTMENT a disclosure form as provided in 45 CFR 93.110 and Appendix B to 45 CFR Part 93, if any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress or an employee of a member of the U.S. Congress in connection with this contract.

BALANCED BUDGET ACT

The MCO shall comply with all applicable provisions of the Balanced Budget Act of 1997, P.L. 105-33 (HR 2015), approved August 5, 1997.

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CLEAN AIR AND WATER ACTS

The MCO shall comply with all applicable standards, orders or regulations issued pursuant to the Clean Air Act as amended, 42 U.S.C. 7401, et seq. and the Federal Water Pollution Control Act as amended, 33 U.S.C. 1251 et seq.

ENERGY STANDARDS

The MCO shall comply with all applicable standards and policies relating to energy efficiency which are contained in the state energy plan issued in compliance with the federal Energy Policy and Conservation Act, 42 USC Sections 6231 - 6246. The MCO further covenants that no federally appropriated funds have been paid or will be paid on behalf of the DEPARTMENT or the contractor to any person for influencing or attempting to influence an officer or employee of any federal agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement. If any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any federal agency, a member of Congress, or an employee of a member of Congress in connection with this contract, grant, loan, or cooperative agreement, the contractor shall complete and submit Standard Form - LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

MATERNITY ACCESS AND MENTAL HEALTH PARITY

The MCO shall comply with the maternity access and mental health parity requirements of the Public Health Services Act, Title XXVII, Subpart 2, Part A,
Section 2704, as added September 26, 1996, 42 U.S.C. Section 300gg-4, 300gg-5, insofar as such requirements apply to providers of group health insurance.

5.17  CIVIL RIGHTS

FEDERAL AUTHORITY

The MCO shall comply with the Civil Rights Act of 1964 (42 U.S.C. Section 2000d, et seq.), the Age Discrimination Act of 1975 (42 U.S.C. 6101, et seq.), the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101, et seq.) and
Section 504 of the Rehabilitation Act of 1973, 29 U.S.C. Section 794, et seq.

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DISCRIMINATION

Persons may not, on the grounds of race, color, national origin, creed, sex, religion, political ideas, marital status, age or disability be excluded from employment in, denied participation in, denied benefits or be otherwise subjected to discrimination under any program or activity connected with the implementation of this contract. The MCO shall use hiring processes that foster the employment and advancement of qualified persons with disabilities.

MERIT QUALIFICATIONS

All hiring done in connection with this contract must be on the basis of merit qualifications genuinely related to competent performance of the particular occupational task. The MCO, in accordance with Federal Executive Order 11246, dated September 24, 1965 entitled "Equal Employment Opportunity", as amended by Federal Executive Order 11375 and as supplemented in the United States Department of Labor Regulations, 41 CFR Part 60-1, et seq., must provide for equal employment opportunities in its employment practices.

CONFIDENTIALITY

The MCO shall, in accordance with relevant laws, regulations and policies, protect the confidentiality of any material and information concerning an applicant for or recipient of services funded by the DEPARTMENT. Access to patient information, records, and data shall be limited to the purposes outlined in 42 CFR 434.6(a)(8). All requests for data or patient records for participation in studies, whether conducted by the MCO or outside parties, are subject to approval by the DEPARTMENT.

5.18  STATUTORY REQUIREMENTS

a. A State licensed MCO shall retain at all times during the period of this contract a valid Certificate of Authority issued by the State Commissioner of Insurance.

b. The MCO shall adhere to the provisions of the Clinical Laboratory Improvement Amendments of 1988 (CLIA) Public Law 100-578, 42 USC Section 1395aa et seq.

5.19  DISCLOSURE OF INTERLOCKING RELATIONSHIPS

An MCO which is not also a Federally-qualified Health Plan or a Competitive Medical Plan under the Public Health Service Act must report on request to the State, to the Secretary and the Inspector General of DHHS, and the Comptroller General, a description of transactions between the MCO and parties in interest including related parties as defined by federal and state law. Transactions that must be reported include: (a) any

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sale, exchange, or leasing of property; (b) any furnishing for consideration of goods, services or facilities (but not salaries paid to employees); and (c) any loans or extensions of credit.

5.20  DEPARTMENT'S DATA FILES

a. The DEPARTMENT's data files and data contained therein shall be and remain the DEPARTMENT's property and shall be returned to the DEPARTMENT by the MCO upon the termination of this contract at the DEPARTMENT's request, except that any DEPARTMENT data files no longer required by the MCO to render services under this contract shall be returned upon such determination at the DEPARTMENT's request.

b. The DEPARTMENT's data shall not be utilized by the MCO for any purpose other than that of rendering services to the DEPARTMENT under this contract, nor shall the DEPARTMENT's data or any part thereof be disclosed, sold, assigned, leased or otherwise disposed of to third parties by the MCO unless there has been prior written DEPARTMENT approval. The MCO may disclose material and information to subcontractors and vendors, as necessary to fulfill the obligations of this contract.

c. The DEPARTMENT shall have the right of access and use of any data files retained or created by the MCO for systems operation under this contract subject to the access procedures defined in Part II Section 3.34.

d. The MCO shall establish and maintain at all times reasonable safeguards against the destruction, loss or alteration of the DEPARTMENT's data and any other data in the possession of the MCO necessary to the performance of operations under this contract.

5.21  CHANGES DUE TO A SECTION 1115 OR 1915(b) FREEDOM OF CHOICE WAIVER

The conditions of enrollment described in the contract, including but not limited to enrollment and the right to disenrollment, an subject to change as provided in any waiver under Section 1115 or 1915(b) of the Social Security Act (as amended) obtained by the DEPARTMENT.

5.22  HOLD HARMLESS

The MCO agrees to indemnify, defend and hold harmless the State of Connecticut as well as all Departments, officers, agents and employees of the State from all claims, losses or suits accruing or resulting to any contractors, subcontractors, laborers and any person,

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firm or corporation who may be injured or damaged through the fault of the MCO in the performance of the contract.

The MCO, at its own expense, shall defend any claims or suits which are brought against the DEPARTMENT or the State for the infringement of any patents, copyrights, or other proprietary rights arising from the MCO's or the State's use of any material or information prepared or developed by the MCO in conjunction with the performance of this contract; provided any such use by the State is expressly contemplated by this contract and approved by the MCO. The State, its Departments, officers, employees, contractors, and agents shall cooperate fully in the MCO's defense of any such claim or suit as directed by the MCO. The MCO shall, in any such suit, satisfy any damages for infringement assessed against the State or the DEPARTMENT, be it resolved by settlement negotiated by the MCO, final judgment of a court with jurisdiction after exhaustion of available appeals, consent decree, or any other manner approved by the MCO.

5.23  EXECUTIVE ORDER NUMBER 16

This contract is subject to Executive Order No. 16 of Governor John G. Rowland promulgated August 4, 1999 and, as such, this Agreement may be cancelled, terminated or suspended by the State for violation of or noncompliance with said Executive Order No. 16. The parties to this contract, as part of the consideration hereof, agree that:

a. The MCO shall prohibit employees from bringing into the state work site, except as may be required as a condition of employment, any weapon or dangerous instrument as defined in b.

b. Weapon means any firearm, including a BB gun, whether loaded unloaded, any knife (excluding a small pen or pocket knife), including a switchblade or other knife having an automatic spring release device, a stiletto, any police baton or nightstick or any martial arts weapon or electronic defense weapon dangerous instrument means any instrument, article or substance that, under the circumstances, is capable of causing death or serious physical injury.

c. The MCO shall prohibit employees from attempting to use or threaten to use any such weapon or dangerous instrument in the state work site and employees shall be prohibited from causing or threatening to cause physical injury or death to any individual in the state work site.

d. The MCO shall adopt the above prohibitions as work rules, violations of which shall subject the employee to disciplinary action up to and including discharge. The MCO shall insure that all employees are aware of such work rules.

e. The MCO agrees that any subcontract it enters into in furtherance of the work to be performed hereunder shall contain the provisions (a) through (d).

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6.    MCO RESPONSIBILITIES CONCERNING NOTICES OF ACTION, GRIEVANCES AND
      ADMINISTRATIVE HEARINGS

6.01  NOTICES OF ACTION

a. The MCO or its subcontractor (as duly authorized by the MCO) shall mail a notice of action to a Member when the MCO denies or partially denies coverage of goods or services prescribed by the Member's treating PCP, or other treating provider, functioning within his or her scope of practice as defined under state law; or the MCO reduces, suspends, or terminates ongoing goods or services being provided to a Member. The notice requirements shall apply to all categories of covered services including transportation to medically necessary appointments.

b. The MCO may request additional information from a provider if additional information is needed for the MCO's consideration of a request for approval of coverage of goods or services. If the provider does not respond to the request for additional information within twenty (20) business days and the MCO still does not have adequate information to approve the request, a notice of action must be sent. The notice of action shall state that the lack of sufficient information from the provider is the reason for the denial.

c. The MCO shall issue a notice of action if the MCO approves a good or service that is not the same type, amount, duration, frequency or intensity as that requested by the provider, consistent with current DSS policy.

d. The MCO shall identify if the Member reads only a language other than English. In that case, the notice of action shall be in the Member's native language, if possible.

e. Except as provided in (h) below the MCO shall mail an advance notice of action to a Member at least ten (10) days before the date of any action described in (a) above, consistent with current DSS policy.

f. All notices related to actions described in (a) above shall clearly state or explain:

      1.    the action the MCO intends to take or has taken;

      2.    the reasons for the action;

      3. the statute, regulation, the DEPARTMENT's Medical Services Policy section, or when there is no appropriate regulation, policy or statute, the HUSKY A contract provision that supports the action;

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      4.    the address and toll-free number of the MCO's Member Services
            Department;

      5. the Member's right to challenge the action by filing a grievance and requesting an administrative hearing;

      6. the procedure for filing a grievance and for requesting an administrative hearing;

      7. how the Member may obtain a grievance form and, if desired, assistance in completing and submitting the grievance form;

      8. that the Member will lose his or her right to challenge the action if he or she does not complete and file a written grievance form with the DEPARTMENT within sixty (60) days from the date the MCO mailed the initial notice of action;

      9. that the MCO must issue a decision regarding a grievance by the date that the administrative hearing is scheduled, but no more than thirty (30) days following the date the DEPARTMENT receives it;

      10. that, if the Member files a grievance he or she is entitled to meet with or speak by telephone with the MCO representative who will decide the grievance, and is entitled to submit additional documentation or written material for the MCO's consideration;

      11. that the Member may proceed automatically to an administrative hearing if he or she is dissatisfied with the MCO's grievance decision concerning the denial of coverage of goods or services or a reduction, suspension, or termination of ongoing goods or services, or if the MCO fails to render a decision by the date the administrative hearing is scheduled;

      12. that at an administrative hearing, the Member may represent himself or herself or use legal counsel, a relative, a friend, or other spokesperson;

      13. that if the Member obtains legal counsel who will represent the Member during the grievance or administrative hearing process, the Member must direct his or her legal counsel to send written notification of the representation to the MCO and the DEPARTMENT;

      14. that if the circumstances require advance notice, the Member's right to continuation of ongoing goods and services, provided that:

            a. the Member files a grievance/request for administrative hearing form with the DEPARTMENT within ten (10) calendar days of the date the notice of action is mailed to the Member; and

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            b.    the reduction, suspension, or termination of goods or services was not ordered by the Member's treating physician or PCP, functioning within his or her scope of practice as defined under state law;

      15. if the circumstances are an exception to the advance notice requirement as set forth in (h) below, that the Member does not have the automatic right to continuation of ongoing goods or services. In these circumstances, however, the reduced, suspended, or terminated goods and services must be reinstated if the Member files a written grievance/request for administrative hearing form with the DEPARTMENT within ten (10) days of the date the notice is mailed to the Member. The right to continuation of ongoing goods or services applies to the scope of services previously authorized. The right to continuation of services does not apply to subsequent requests for approval that result in denial of the additional request or re-authorization of the request at a different level than requested. The MCO shall treat such requests as a new service authorization request and provide a denial notice; and

      16.   any other information specified by the DEPARTMENT.

g. In the case of a child who is under the care of the Department of Children and Families (DCF), the MCO must send the notice of action to the identified person at DCF's central office.

h. Notice of action need not be sent to the Member ten (10) days in advance of the action, but may be sent no later than the date of action and will be considered an exception to the advance notice requirement, if the action is based on any of the following circumstances:

      1.    denial of goods or services;

      2. the MCO has received a clear, written statement signed by the Member that:

            a.    the Member no longer wishes to receive the goods or services;
                  or

            b. the Member gives information which requires the reduction, suspension, or termination of the goods or services, and the Member indicates that he or she understands that this must be the result of supplying that information; and

      3. the Member has been admitted to an institution where he or she is ineligible for the goods or services. In this instance, the Member must be notified on the notice of admission that any goods or services being reduced, suspended, or terminated will be reevaluated for medical necessity upon discharge, and the Member will have the right to appeal any post-discharge decisions

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i.          The DEPARTMENT will provide a standardized notice of action form to be used by the MCO and its subcontractors. The DEPARTMENT will also provide a standardized grievance/administrative hearing request form to be used by the MCO and its subcontractors. The MCO and its subcontractors shall not alter the standard format of either form without prior, written approval of the DEPARTMENT.

SANCTION: If the DEPARTMENT determines during any audit or random monitoring visit to the MCO or one of its subcontractors that a notice of action fails to meet any of the criteria set forth herein, the DEPARTMENT may impose a strike towards a Class A sanction. If the deficiencies which give rise to a Class A sanction continue for a period in excess of ninety (90) days, the DEPARTMENT may impose a Class B sanction.

6.02  GRIEVANCE AND ADMINISTRATIVE HEARING PROCESS

a. The MCOs shall have a timely and organized grievance process. The grievance process shall be available for resolution of disputes between the MCO and its Members concerning the MCO's denial, reduction, suspension or termination of goods or services or the MCO's failure to respond to a request for goods and services.

b. The MCO shall develop written policies and procedures for its grievance process. Those policies and procedures must be approved by the DEPARTMENT in writing and must include the elements specified in this contract. The MCO shall not be excused from providing the elements specified in this contract pending the DEPARTMENT's written approval of the MCO's policies and procedures.

c. The MCO shall maintain a record keeping system for grievances which shall include a copy of the grievance, the response, the resolution and supporting documentation.

d. The MCO must clearly specify in its Member handbook/packet the procedural steps and timeframes for filing a grievance and administrative hearing request, including the timeframe for maintaining benefits pending the conclusion of the grievance and administrative hearing process. The Member handbook/packet shall also list the addresses, office hours, and toll-free telephone numbers for the Member Services office.

e. The MCO shall ensure that network providers and subcontractors are familiar with the grievance process and shall provide information on the process to providers and subcontractors. The MCO must ensure that grievance/request for administrative hearing forms are available at each primary care site. At a minimum, grievance assistance must include providing grievance/request for administrative hearing forms on request, assisting the Member in filling out the

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      forms upon request, and sending the completed form to the DEPARTMENT upon request.

f. The MCO shall develop and make available to Members and potential Members appropriate foreign language versions of grievance materials, including but not limited to, the standard information contained in notices of action and grievance/request for administrative hearing forms. Such materials shall be made available in Spanish, English, or any other languages if more than five (5) percent of the MCO's Members in any county of the State served by the MCO speak the alternative language. Such foreign language materials must be approved, in writing, by the DEPARTMENT.

g. A Member must file a written signed grievance in order to receive an administrative hearing, before the DEPARTMENT, concerning the MCO's denial, reduction, suspension, or termination of goods or services. The process for pursuing a grievance and for requesting an administrative hearing shall be unified. The MCO and the DEPARTMENT shall treat the filing of a grievance as a simultaneous request for an administrative hearing. The MCO shall attempt to resolve grievances at the earliest point possible. If the MCO is not able to render a decision by the time the administrative hearing is scheduled, the Member will automatically proceed to the administrative hearing.

h. Grievances shall be filed by the Member, the Member's authorized representative, or the Member's conservator on a form approved by the DEPARTMENT. Grievances shall be mailed or faxed to a single address within the DEPARTMENT. The grievance form must state both the mailing address and fax number at the DEPARTMENT where the form must be sent. If the MCO or its subcontractor receive a grievance form directly from a Member or the Member's authorized representative or conservator, the MCO shall date stamp and fax the grievance to the appropriate fax number at the DEPARTMENT within two (2) business days.

i. The DEPARTMENT will schedule an administrative hearing and notify the Member and MCO of the hearing date and location. If a Member is disabled, the hearing may be scheduled for the Member's home, if requested by the Member.

j. The DEPARTMENT will date stamp and forward the grievance by fax to the MCO within two (2) business days of receipt. The fax to the MCO will include the date the Member mailed the appeal to the DEPARTMENT. The postmark on the envelope will be used to determine the date the appeal was mailed.

k. The MCO's review of the grievance must be carried out by an individual or individuals having final decisionmaking authority. Any grievance stemming from an action based on a determination of medical necessity must be decided by one or more physicians who were not involved in making that medical determination.

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l.    The MCO may decide a grievance on the basis of the written documentation available unless the Member requests an opportunity to meet with the individual or individuals making that determination on behalf of the MCO and/or requests the opportunity to submit additional documentation or other written material.

m. If the Member wishes to meet with the decisionmaker, the meeting can be held via the telephone or at a location accessible to the Member, including the Member's home if requested by a disabled Member. Subject to approval of the DEPARTMENT's Regional Offices, any of the DEPARTMENT's office locations may be available for video conferencing. The MCO must invite a representative of the DEPARTMENT to attend any such meeting.

n. The MCO must mail to the Member, by certified mail, a written grievance decision, described below, with a copy to the DEPARTMENT, by the date of the DEPARTMENT's administrative hearing but no later than thirty (30) days from the date on which the grievance was received by the DEPARTMENT. If the Member is dissatisfied with the MCO's decision regarding the denial, reduction, suspension, or termination of goods or services, or if the MCO does not render a decision by the time of the administrative hearing, the Member may automatically proceed to the administrative hearing.

o. The MCO's written grievance decision must include the Member's name and address; the provider's name and address; the MCO name and address; a complete description of the information or documents reviewed by the MCO; a complete statement of the MCO's findings and conclusions, including the section number and text of any contractual provision or DEPARTMENTAL policy provision that is relevant to the grievance decision; and a clear statement of the MCO disposition of the grievance.

p. Along with its written grievance decision, the MCO must remind the Member, on a form approved by the DEPARTMENT, that:

      1. if the Member is dissatisfied with the MCO's denial, reduction, suspension, or termination of goods or services, the DEPARTMENT has already reserved a time to hold an administrative hearing concerning that decision;

      2. that the Member has the right to automatically proceed to the administrative hearing, and that the MCO must continue to maintain the disputed goods and services pending the administrative hearing decision;

      3. if the grievance pertains to the suspension, reduction, or termination of goods or services which have been maintained during the grievance process, and the MCO's grievance decision affirms the suspension, reduction, or termination of goods or services, those goods or services will be suspended, reduced, or terminated in accordance with the MCO's

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            grievance decision unless the Member proceeds to an administrative hearing; and

      4. if the Member fails to appear at the administrative hearing, the Member's reserved hearing time will be cancelled and any disputed goods or services that were maintained will be suspended, reduced, or terminated in accordance with the MCO's grievance decision.

q. If the Member proceeds to an administrative hearing, the MCO must make its entire file concerning the Member and the grievance, including any materials considered in making its decision, available to the DEPARTMENT.

r. If the MCO fails to issue a grievance decision by the date that an administrative hearing is scheduled, but no later than thirty (30) days following the date the grievance was received by the DEPARTMENT, an administrative hearing will be held as originally scheduled. At the hearing, the MCO must prove good cause for having failed to issue a timely decision regarding the grievance. Good cause for the MCO's failure to issue a timely decision shall include, but not be limited to, documented efforts to obtain additional medical records necessary for the MCO's decision on the grievance and the Member's refusal to sign a release for medical records necessary for the decision on the grievance.

      The MCO's inability to prove good cause shall constitute a sufficient basis for upholding the grievance, and the hearing officer, in his or her discretion, may uphold the grievance solely on that basis.

      If the MCO proves good cause for having failed to issue a timely grievance decision, the hearing officer may order a continuance of the hearing pending the issuance of the grievance decision by a certain date, or the hearing officer may proceed with the hearing.

s. A representative of the MCO shall prepare the summary for the administrative hearing, subject to approval by the DEPARTMENT prior to the hearing, and shall present proof of all facts supporting its initial action if the administrative hearing proceeds in the absence of a grievance decision. The MCO shall submit a final, signed hearing summary to the DEPARTMENT no later than five (5) business days prior to the scheduled hearing date. The MCO's representative shall also present any provisions of this contract or any DEPARTMENT policies which support its decision.

t. If a representative of the MCO fails to attend a scheduled session of an administrative hearing, the MCO's failure to attend shall constitute a sufficient basis for upholding the grievance, and the hearing officer, in his or her discretion, may close the hearing and uphold the grievance solely on that basis.

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u.    If the DEPARTMENT is advised that the Member does not intend to proceed to an administrative hearing, the DEPARTMENT will fax such notice to the MCO.

v. The MCO must designate one primary and one back-up contact person for its grievance/administrative hearing process.

6.03  EXPEDITED REVIEW AND ADMINISTRATIVE HEARINGS

a. Subject to Section 6.02 above, the grievance process must allow for expedited review. If the grievance contains a request for expedited review, it will be forwarded by fax to the MCO within one business day of receipt by the DEPARTMENT. The fax will include the date the Member mailed the appeal. The postmark on the envelope will be used to determine the date the appeal was mailed.

b. The MCO must determine, within one business day of receiving the grievance which contains a request for an expedited review from the DEPARTMENT, whether to expedite the review or whether to perform a review according to the standard timeframes.

c. An expedited review must be performed when the standard timeframes for determining a grievance could jeopardize the life or health of the Member or the Member's ability to regain maximum function. The MCO must expedite its review in all cases in which such a review is requested by the Member's treating physician or PCP, functioning within his or her scope of practice as defined under state law, or by the DEPARTMENT.

d. Unless the Member asks to meet with the decisionmaker or to submit additional information, an expedited review must be completed and a grievance decision must be issued within a timeframe appropriate to the condition or situation of the Member, but no more than three (3) business days from the MCO's receipt of the grievance from the DEPARTMENT.

e. If the Member asks to meet with the decisionmaker and/or submit additional information, the decisionmaker must offer to meet with the Member within three (3) business days of receiving the grievance from the DEPARTMENT, and the MCO must issue its decision not later than five (5) business days after receiving the grievance. The meeting with the Member can be held via the telephone or at a location accessible to the Member, and subject to approval of the DEPARTMENT's Regional Offices any of the DEPARTMENT's office locations may be available for video conferencing.

f. The DEPARTMENT also provides expedited administrative hearings for HUSKY A Members if a Member's physician shows that it would put the Member's life at risk or pose serious risk of illness or injury to follow the regular

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      timeframes for administrative hearings. The DEPARTMENT will notify the MCO of the granting of any Member's request for an expedited administrative hearing. The MCO shall conduct its grievance review for any such hearing on an expedited basis.

SANCTION: If the MCO fails to provide expedited grievance reviews in appropriate circumstances, the DEPARTMENT may impose a Class B sanction pursuant to Section 7.05.

6.04  PROVIDER APPEAL PROCESS

a. The MCO shall have an internal appeal process through which a health care provider may appeal the MCO decision on behalf of a Member.

b. The health care provider appeal process shall not include any appeal rights to the DEPARTMENT or any rights to an administrative hearing.

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7.    CORRECTIVE ACTION AND CONTRACT TERMINATION

7.01  PERFORMANCE REVIEW

a. A designated representative of the MCO and a designated representative of the DEPARTMENT shall meet on an annual basis, and as requested by either party, to review the performance of the MCO under this contract. The DEPARTMENT will keep written minutes of such meetings. In the event of any disagreement regarding the performance of services by the MCO under this contract, the designated representatives shall discuss the problem and shall negotiate in good faith in an effort to resolve the disagreement.

b. In the event that no such resolution is achieved within a reasonable time, the matter shall be referred to the Contract Administrator as provided under Article 7.02, the Disputes clause of this contract. If the Contract Administrator determines that the MCO has failed to perform as measured against applicable contract provisions, the Contract Administrator may impose sanctions or any other penalty, set forth in this Section including the termination of this contract in whole or in part, as provided under this Section.

7.02  SETTLEMENT OF DISPUTES

Any dispute arising under the contract which is not disposed of by agreement shall be decided by the Contract Administrator whose decision shall be final and conclusive subject to any rights the MCO may have in a court of law. The foregoing shall not limit any right the MCO may have to present claims under Connecticut General Statutes Section 4-141 et seq. or successor provisions regarding the claims commissioner, including without limitation Connecticut General Statutes Section 4-160 regarding authorization of actions. In connection with any appeal to the Contract Administrator under this paragraph, the MCO shall be afforded an opportunity to be heard and to offer evidence in support of its appeal. Pending final decision of a dispute, the MCO shall proceed diligently with the performance of the contract in accordance with the Contract Administrator's decision.

7.03  ADMINISTRATIVE ERRORS

The MCO shall be liable for the actual amount of any costs in excess of $5,000 incurred by the DEPARTMENT as the result of any administrative error (e.g. submission of erroneous capitation, encounter or reinsurance data) of the MCO or its subcontractors. The DEPARTMENT may request a refund of, or recoup from subsequent capitation payments, the actual amount of such costs.

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7.04  SUSPENSION OF NEW ENROLLMENT

Whenever the DEPARTMENT determines that the MCO is out of compliance with this contract, unless corrective action is taken to the satisfaction of the DEPARTMENT, the DEPARTMENT may suspend enrollment of new Members under this contract. The DEPARTMENT, when exercising this option, must notify the MCO in writing of its intent to suspend new enrollment at least thirty (30) days prior to the beginning of the suspension period. The suspension period may be for any length of time specified by the DEPARTMENT, or may be indefinite. The suspension period may extend up to the contract expiration date as provided under PART I. (The DEPARTMENT may also notify existing Members of MCO non-compliance and provide an opportunity to disenroll from the MCO and to re-enroll in another MCO.)

7.05  SANCTIONS

It is agreed by the DEPARTMENT and the MCO that if by any means, including any report, filing, examination, audit, survey, inspection or investigation, the MCO is determined to be out of compliance with this contract, damage to the DEPARTMENT may or could result. Consequently, the MCO agrees that the DEPARTMENT may impose any of the following sanctions for noncompliance under this contract. Unless otherwise provided in this contract, sanctions imposed under this section shall be deducted from capitation payment or, at the discretion of the DEPARTMENT, paid directly to the DEPARTMENT.

a. SANCTIONS FOR NONCOMPLIANCE

      1. CLASS A SANCTIONS. THREE (3) STRIKES. SANCTIONS WARRANTED AFTER THREE
         (3) OCCURRENCES

      For noncompliance of the contract which does not rise to the level warranting Class B sanctions as defined in subsection a(2) of this section or Class C sanctions as defined in subsection (b) of this section, including, but not limited to, those violations defined as Class A sanctions in any provision of this contract, the following course of action will be taken by the DEPARTMENT:

            Each time the MCO fails to comply with the contract on an issue warranting a Class A sanction, the MCO receives a strike. The MCO will be notified each time a strike is imposed. After the third strike for the same contract provision, a sanction may be imposed. If no specific time frame is set forth in any such contractual provision, the time frame is deemed to be the full length of the contract.

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            The MCO will be notified in writing at least thirty (30) days in advance of any sanction being imposed and will be given an opportunity to meet with the DEPARTMENT to present its position as to the DEPARTMENT's determination of a violation warranting a Class A sanction. At the DEPARTMENT's discretion, a sanction will thereafter be imposed. Said sanction will be no more than $2,500 after the first three (3) strikes. The next strike for noncompliance of the same contractual provision will result in a sanction of no more than $5,000 and any subsequent strike for noncompliance of the same contractual provision will result in a Class A sanction of no more than $10,000.

      2. CLASS B SANCTIONS. SANCTIONS WARRANTED UPON SINGLE OCCURRENCE

      For noncompliance with the contract which does not warrant the imposition of Class C sanctions as defined in subsection (b) of this section, including, but not limited to, those violations defined as Class B sanctions in any provision of this contract, the following course of act on will be taken by the DEPARTMENT:

            The DEPARTMENT may impose a sanction at the DEPARTMENT's discretion if, after at least thirty (30) days notice to the MCO and an opportunity to meet with the DEPARTMENT to present the MCO's position as to the DEPARTMENT's determination of a violation warranting a Class B sanction, the DEPARTMENT determines that the MCO has failed to meet a performance measure which merits the imposition of a Class B sanction not to exceed $10,000.

      b. CLASS C SANCTIONS. SANCTIONS RELATED TO NONCOMPLIANCE POTENTIALLY RESULTING IN HARM TO AN INDIVIDUAL MEMBER

            (i) The DEPARTMENT may impose a Class C sanction on the MCO for noncompliance potentially resulting in harm to an individual Member, including, but not limited to, the following:

            1. failing to substantially authorize medically necessary items and services that are required (under law or under this contract) to be provided to an Member covered under this contract;

            2. imposing a premium or charge on Members except as specifically permitted under provisions of the approved Medicaid State Plan;

            3. discriminating among Members on the basis of their health status or requirements for health care services, including expulsion or refusal to re-enroll an individual, except as permitted by Title XIX, or engaging in any practice that would reasonably be expected to have the effect of denying or discouraging enrollment with the MCO by eligible individuals whose medical condition or history indicates a need for substantial future medical services;

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 4.    misrepresenting or falsifying information that is furnished to the
       Secretary, the DEPARTMENT; Member, potential Member, or a health care provider;

 5.    failing to comply with the physician incentive requirements under
       Section 1903(m)(2)(A)(x) of the Social Security Act; and

 6. distributing directly or through any agent or independent contractor marketing materials containing false or misleading information.

(ii) Class C sanctions for noncompliance with the contract under this subsection include the following:

 1. withholding the next month's capitation payment to the MCO in full or in part;

 2.    assessment of liquidated damages:

       a. for each determination that the MCO fails to substantially provide medically necessary services or fails to comply with the physician incentive plan requirements, not more than $25,000;

       b. for each determination that the MCO discriminates among Members on the basis of their health status or requirements for health care services or engages in any practice that has the effect of denying or discouraging enrollment with the MCO by eligible individuals based on their medical condition or history that indicates a need for substantial future medical services, or the MCO misrepresents or falsifies information furnished to the Secretary, DEPARTMENT, Member, potential Member or health care provider, not more than $100,000;

       c. for each determination that the MCO has discriminated among Members or engaged in any practice that has denied or discouraged enrollment, $15,000 for each individual not enrolled as a result of the practice up to a total of $100,000; for a determination that the MCO has imposed premiums or charges on Members in excess of the premiums or charges permitted, double the excess amount. The excess amount charged in such a circumstance must be deducted from the penalty and returned to the Member concerned;

 3.    freeze on new enrollment and/or alter the current enrollment; or

 4. appointment of temporary management upon a finding by the DEPARTMENT that there is continued egregious behavior by the MCO or there is a substantial risk to the health of the Members. After a finding pursuant to this subsection, individuals enrolled with the MCO must be permitted to terminate enrollment without cause and the MCO shall be responsible for notification of such right to terminate enrollment. Nothing

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            in this subsection shall preclude the DEPARTMENT from proceeding under the termination provisions of the contract rather than appointing temporary management. If however, the DEPARTMENT chooses not to first terminate the contract and repeated violations occur, the DEPARTMENT must than appoint temporary management on the MCO and allow individuals to disenroll without cause.

    (iii) Prior to imposition of any Class C sanction, the MCO will be notified at least thirty (30) days in advance and provided, at a minimum, an opportunity to meet with the DEPARTMENT to present its position as to the DEPARTMENT's determination of a violation warranting a Class C Sanction. For any contract violation under this subsection, at the DEPARTMENT's discretion, the MCO may be permitted to submit a corrective action plan within twenty (20) days of the notice to the MCO of the violation. Immediate compliance (within thirty (30) days) under any such corrective action plan may result in the imposition of a lessor sanction on the MCO. If any sanction issued under this subsection is equivalent to termination of the contract, the MCO shall be offered a hearing to contest the imposition of such a sanction.

c. OTHER REMEDIES

      1. Notwithstanding the provisions of this section, failure to provide required services will place the MCO in default of this contract, and the remedies in this section are not a substitute for other remedies for default which the DEPARTMENT may impose as set forth in this contract.

      2. The imposition of any sanction under this section does not preclude the DEPARTMENT from obtaining any other legal relief to which it may be entitled pursuant to state or federal law.

7.06 PAYMENT WITHHOLD, CLASS C SANCTIONS OR TERMINATION FOR CAUSE

The DEPARTMENT may withhold capitation payments, impose sanctions including Class C Sanctions set forth in Section 7.05 or terminate the contract for cause. Cause shall include, but not be limited to: 1) use of funds and/or personnel for purposes other than those described in the HUSKY A program and this contract and
2) if a civil action or suit in federal or state court involving allegations of health fraud or violation of 18 U.S.C. Section 1961 et seq. is brought on behalf of the DEPARTMENT.

7.07  EMERGENCY SERVICES DENIALS

If the MCO has a pattern of inappropriately denying payments for emergency services as defined in Part II, Definitions, the MCO may be subject to suspension of new enrollments, withholding of capitation payments, contract termination, or refusal to contract in a future time period. This applies not only to cases where the DEPARTMENT has ordered payment after appeal, but also to cases where no appeal has been made (i.e., the DEPARTMENT is knowledgeable about documented abuse from other sources.)

7.08 TERMINATION FOR DEFAULT

a. The DEPARTMENT may terminate performance of work under this contract in whole, or in part, whenever the MCO materially defaults in performance of this contract and fails to cure such default or make progress satisfactory to the DEPARTMENT toward contract performance within a period of thirty
      (30) days (or such longer period as the DEPARTMENT may allow). Such termination shall be referred to herein as "Termination for Default."

b. If after notice of termination of the contract for default, it is determined by the DEPARTMENT or a court that the MCO was not in default, the notice of termination shall be deemed to have been rescinded and the contract reinstated for the balance of the term.

c. If after notice of termination of the contract for default, it is determined by the DEPARTMENT or a court that the MCO was not in default or that the MCO's failure to perform or make progress in performance was due to causes beyond control and without the error or negligence of the MCO, or any subcontractor, the notice of termination shall be deemed to have been issued as a termination for convenience pursuant to Section 7.09 and the rights and obligations of the parties shall be governed accordingly.

d. In the event the DEPARTMENT terminates the contract in full or in part as provided in this clause, the DEPARTMENT may procure, services similar to those terminated, and the MCO shall be liable to the DEPARTMENT for any excess costs for such similar services for any calendar month for which the MCO has been paid to provide services to HUSKY A clients. In addition, the MCO shall be liable to the DEPARTMENT for administrative costs incurred by the DEPARTMENT in procuring such similar services. Provided, however, that the MCO shall not be liable for any excess costs or administrative costs if the failure to perform the contract arises out of causes beyond the control and without error or negligence of the MCO or any of its subcontractors.

e. In the event of a termination for default, the MCO shall be financially responsible for Members in the current month at the applicable capitation rate.

f. The rights and remedies of the DEPARTMENT provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under this contract.

g. In addition to the termination rights under Part I Section 8, the MCO may terminate this contract on ninety (90) days written notice in the event that the DEPARTMENT fails to (a) pay capitation claims in accordance with
      Part II Section 4.06 and Part II Section 3.01 of this contract (b) provide eligibility or enrollment/disenrollment information and shall fail to cure such default or make progress satisfactory to the MCO within a period of sixty (60) days of such default.

7.09  TERMINATION FOR MUTUAL CONVENIENCE

The DEPARTMENT and the MCO may terminate this contract at any time if both parties mutually agree in writing to termination. At least sixty (60) days shall be allowed. The effective date must be the first day of a month. The MCO shall, upon such mutual agreement being reached, be paid at the capitation rate for enrolled recipients through the termination of the contract.

7.10  TERMINATION FOR FINANCIAL INSTABILITY OF THE MCO

In the event of financial instability of the MCO, the DEPARTMENT shall have the right to terminate the contract upon the same terms and conditions as a Termination for Default.

7.11  TERMINATION FOR UNAVAILABILITY OF FUNDS

a. The DEPARTMENT at its discretion may terminate at any time the whole or any part of this contract or modify the terms of the contract if federal or state funding for the contract or for the Medicaid program as a whole is reduced or terminated for any reason. Modification of the contract includes, but is not limited to, reduction of the rates or amounts of consideration, reducing services covered by the MCO, or the alteration of the manner of the performance in order to reduce expenditures under the contract. Whenever possible, the MCO will be given thirty (30) days notification of termination.

b. In the event of a reduction in the appropriation from the state or federal budget for the Division of Health Care Financing of the Department of Social Services or an across-the-board budget reduction affecting the Department of Social Services, the DEPARTMENT may either re-negotiate this contract or terminate with thirty (30) days written notice. Any reduction in the capitation rates that is agreed upon by the parties or any subsequent termination of this contract by the DEPARTMENT in accordance with this provision shall only affect capitation payments or portions thereof for covered services purchased on or after the effective date of any such reduction or termination. Should the DEPARTMENT elect to renegotiate the contract, the DEPARTMENT will provide the MCO with those contract modifications, including capitation rate revisions, it would deem acceptable.

c. The MCO shall have the right not to extend the contract if the new contract terms are deemed to be insufficient notwithstanding any other provision of this contract. The MCO shall have a minimum of sixty (60) days to notify the DEPARTMENT regarding its desire to accept new terms. If the new capitation rates and any other contract modifications are not established at least sixty (60) days prior to the expiration of the initial or extension agreement, the DEPARTMENT will reimburse the MCO at the higher of the new or current capitation rates for that period during which the new contract period had commenced and the MCO's sixty (60) day determination and notification period had not been completed, and the MCO will be held to the terms of the executed contract.

7.12  TERMINATION FOR COLLUSION IN PRICE DETERMINATION

In competitive bidding markets, the MCO has previously certified that the prices presented in its proposal were arrived at independently, without consultation, communication, or agreement with any other bidder for the purpose of restricting competition; that, unless otherwise required by law, the prices quoted have not been knowingly disclosed by the MCO, prior to bid opening, directly or indirectly to any other bidder or to any competitor; and that no attempt has been made by the MCO to induce any other person or firm to submit or not to submit a proposal for the purpose of restricting competition.

In the event that such action is proven, the DEPARTMENT shall have the right to terminate this contract upon the same terms and conditions as a Termination for Default.

7.13  TERMINATION OBLIGATIONS OF CONTRACTING PARTIES

a. The MCO shall be provided the opportunity for a hearing prior to any termination of this contract pursuant to any provision of this contract. The DEPARTMENT may notify Members of the MCO and permit such Members to disenroll immediately without cause during the hearing process.

b. Upon contract termination, the MCO shall allow the DEPARTMENT, its agents and representatives full access to the MCO's facilities and records to arrange the orderly transfer of the contracted activities. These records include the information necessary for the reimbursement of any outstanding Medicaid claims.

c. Where this contract is terminated due to cause or default by the MCO: 1) The DEPARTMENT shall be responsible for notifying all Members of the date of termination and process by which the Members will continue to receive services and 2) the MCO shall notify all providers and be responsible for all expenses related to notification to providers and members.

d. If this contract is terminated for any reason other than default by the MCO,

      1. The MCO shall ensure that an adequate provider network will be maintained at all times during the transition period and that continuity of care is maintained for all Members;

      2. The MCO shall submit a written transition plan to the DEPARTMENT sixty (60) days in advance of the scheduled termination;

      3. The DEPARTMENT shall be responsible for notifying all Members of the date of termination and progress by which the Members will continue to receive services;

      4. The DEPARTMENT shall be responsible for all expenses relating to said notification to members;

      5. The MCO shall notify all providers and be responsible for all expenses related to such notification; and

      6. The DEPARTMENT shall withhold a portion, not to exceed $100,000, of the last month's capitation payment as a surety bond for a six (6) month period to ensure compliance under the contract.

7.14  WAIVER OF DEFAULT

Waiver of any default shall not be deemed to be a waiver of any subsequent default. Waiver of breach of any provision of the contract shall not be deemed to be a waiver of any other or subsequent breach and shall not be construed to be a modification of the terms of the contract unless stated to be such in writing, signed by an authorized representative of the DEPARTMENT, and attached to the original contract.

8.    OTHER PROVISIONS

8.01  SEVERABILITY

If any provision of this procurement or the resultant contract is declared or found to be illegal, unenforceable, or void, then both parties shall be relieved of all obligations under that provision. The remainder of this procurement or the resultant contract shall be enforced to the fullest extent permitted by law.

8.02  EFFECTIVE DATE

This contract is subject to review for form and substance by the U.S. Department of Health and Human Services Health Care Financing Administration, the Connecticut Attorney General's Office and the DEPARTMENT, and will not become effective until it is approved by all of those agencies.

8.03  ORDER OF PRECEDENCE

This contract shall be read together to achieve one harmonious whole. However, should any irreconcilable conflict arise between Part I and Part II of this contract, Part II shall prevail.

8.04  CORRECTION OF DEFICIENCIES

This contract does not release the MCO from its obligation to correct any and all outstanding certification deficiencies. Failure to correct all outstanding material deficiencies may cause the MCO to be determined in Default of this contract.

8.05  THIS IS NOT A PUBLIC WORKS CONTRACT

The DEPARTMENT and the MCO as parties to this purchase of service Contract mutually covenant, acknowledge and agree that this contract does not constitute and shall not be construed to constitute a public works contract. The DEPARTMENT and the MCO's mutual agreement that this contract is not a public works contract shall have full force and effect on Part I Section 32 and other Sections of this contract as applicable.

                                   APPENDIX A
                            HUSKY A Covered Services

                                HUSKY A CONTRACT
                                   APPENDICES

APPENDIX A        HUSKY A COVERED SERVICES

APPENDIX B        PROVIDER CREDENTIALING AND ENROLLMENT

APPENDIX C        EPSDT PERIODICITY SCHEDULE

APPENDIX D        DSS MARKETING GUIDELINES

APPENDIX E        QUALITY ASSURANCE PROGRAM

APPENDIX F        UNAUDITED QUARTERLY FINANCIAL REPORTS

APPENDIX G        MEDICAID MANAGED CARE ELIGIBILITY CATEGORIES

APPENDIX H        MANAGED CARE POLICY TRANSMITTALS

APPENDIX I        CAPITATION PAYMENT AMOUNTS

APPENDIX J        PHYSICIAN INCENTIVE PAYMENTS

APPENDIX K        RECATEGORIZATION CHART

APPENDIX L        ABORTION REPORTING

08/03/01                                                                       2

        BENEFIT FEATURES                       HUSKY COVERAGE
--------------------------------------------------------------------------------
OUTPATIENT PHYSICIAN VISITS  $5 copay                                         *
--------------------------------------------------------------------------------
PREVENTIVE CARE              No copay                                         *
                             Periodic and well child visits, immunizations,
                             WIC evaluations as applicable, and
                             prenatal care covered in full with $5 copay on
                             other visits.
                             PERIODICITY SCHEDULE and reporting based on
                             the American Academy of Pediatrics (AAP) as
                             amended from time to time:

                             AGE CATEGORY        # OF EXAMS
                             --------------      ------------------
                             Birth to Age 1      6 exams
                             Ages 1-5            6 exams
                             Ages 6-0            1 exam every 2 yrs.
                             Ages 11-19          1 exam every yr.

                             IMMUNIZATION SCHEDULE per the Advisory
                             Committee on Immunization Practices (ACIP), as amended from time to time. As of January 1, 2001, the schedule is as follows:

                             AGE CATEGORY        VACCINE TYPE
                             ------------        --------------------------
                             Birth               Hepatitis B-1st dose
                             l-4 mos.            Hepatitis B-2nd dose
                             2 mos.              Diphtheria, Tetanus,
                                                 Pertussis (DTP)- 1st
                                                 Dose; Haemophilus Influenza
                                                 Type B (hib)-1st dose;
                                                 Polio (OVP)-1st dose
                             4  mos.             Diphtheria, Tetanus,
                                                 Pertussis (DTP)-2nd
                                                 Dose; Haemophilus
                                                 Influenza Type B
                                                 (hib)-2nd dose; Polio
                                                 (OVP)-2nd dose
                             6 mos.              Diphtheria, Tetanus,
                                                 Pertussis (DTP)-3rd
                                                 Dose; Haemophilus

- Prior authorization may be required by the MCO unless otherwise noted by an asterisk (*).

-     Copayment not required for preventive services.

08/03/01                                                                       3

                                                 Influenza Type B
                                                 (hib)-3rd dose
                             6-12 mos.           Hepatitis B-3rd dose;
                                                 Polio (OVP)-3rd Dose
                             12-15 mos.          Haemophilus Influenza
                                                 (hib)-3rd Dose; Measles,
                                                 Mumps, Rubella
                                                 (MMR)- 1st dose
                             12-18 mos.          Chicken Pox (Var)-
                                                 single dose;
                                                 Diphtheria, Tetanus,
                                                 Pertussis (DTP)-4th
                                                 Dose
                             4-6 yrs.            Diphtheria, Tetanus,
                                                 Pertussis (DTP)-5th
                                                 Dose; Measles,
                                                 Mumps, Rubella
                                                 (MMR)-2nd dose;
                                                 Polio (OVP)-4th
                                                 Dose.
                             11-12 yrs.          Tetanus Diphtheria (Td)

                             Influenza -- Every year beginning at 6 months for children who have serious long-term health problems such as heart disease, lung disease, kidney disease, metabolic disease, diabetes, asthma, anemia, &/or are on long-term is aspirin treatment.

                             Pneumococcal -- Vaccinate children 2 years and older who are at risk of pneumococcal disease or its complications.

- Prior authorization may be required by the MCO unless otherwise noted by an asterisk (*).

-     Copayment not required for preventive services.

08/03/01                                                                       4

--------------------------------------------------------------------------------
FAMILY PLANNING              100%
Family Planning services
include:
Reproductive health exams;
Patient counseling;
Patient education;
Lab tests to detect the
presence of conditions
affecting reproductive
health;
Screening, testing and
treatment;
Pre and post-test
counseling for sexually
transmitted disease and
HIV; abortions that are
necessary to save the
life of the mother or
if the pregnancy
resulted from rape or
incest;- and other
medically necessary
abortions as defined in
Section 3.14 of the
contract, until the MCO
and Department execute a
separate abortion
contract.
--------------------------------------------------------------------------------
Preventive Family Planning   100%                                             *
Services
--------------------------------------------------------------------------------
Oral Contraceptives          $5 copay (included in prescription drugs)        *
--------------------------------------------------------------------------------
INPATIENT PHYSICIAN          100%                                             *
--------------------------------------------------------------------------------
INPATIENT HOSPITAL           100%
--------------------------------------------------------------------------------
OUTPATIENT SURGICAL
FACILITY                     100%
--------------------------------------------------------------------------------
AMBULANCE                    100% if determined to be an emergency in
                             accordance with state law
--------------------------------------------------------------------------------
PRE-ADMISSION/CONTINUED      Arranged through provider
STAY
--------------------------------------------------------------------------------

- Prior authorization may be required by the MCO unless otherwise noted by an asterisk (*).

-     Copayment not required for preventive services.

08/03/01                                                                       5

--------------------------------------------------------------------------------
PRESCRIPTION DRUG            $3 copay on generics                             *
                             $5 copay on oral contraceptives
                             $6 copay on brand names-formularies
--------------------------------------------------------------------------------
MENTAL HEALTH                100% except for the following
Inpatient                    conditions; additional limitations apply:
                             Mental retardation;
                             Learning disorders;
                             Motor skills disorders;
                             Communication disorders;
                             Caffeine-related disorders;
                             Relational problems; and
                             other conditions that may be the focus
                             of clinical attention that are not
                             defined as mental disorders in the
                             American Psychiatric Associations
                             "Diagnostic Statistical Manual of
                             Mental Disorders."
                             These limitations are:
                             60 day maximum exchangeable with
                             alternate levels of care.
--------------------------------------------------------------------------------
Outpatient                   Limited to evaluation, crisis
                             intervention, and treatment for
                             conditions which, in the judgment of
                             a physician, are subject to significant
                             improvement. $5 copay except for the
                             following conditions:
                             Mental retardation;

                             Learning disorders;
                             Motor skills disorders;
                             Communication disorders;
                             Caffeine-related disorders;
                             Relational problems; and other
                             conditions that may be the focus
                             of clinical attention that are not
                             defined as mental disorders in the
                             American  Psychiatric Associations
                             "Diagnostic & Statistical Manual of
                             Mental disorders."
--------------------------------------------------------------------------------

- Prior authorization may be required by the MCO unless otherwise noted by an asterisk (*).

-     Copayment not required for preventive services.

08/03/01                                                                       6

-----------------------------------------------------------------------------
                             For these above stated conditions, the
                             following limitations apply:
                             30 visits.
                             1-10      100%
                             11-20     $25 copay
                             21-30     Lesser of a $50 copay or 50%
                             Separate limit for substance abuse.
                             Supplemental coverage available under HUSKY
                             Plus for medically eligible children.
-----------------------------------------------------------------------------
SUBSTANCE ABUSE
Detoxification               100%
Inpatient                    100% except for the following conditions
                             additional limitations apply
                             Mental retardation;
                             Learning disorders; Motor skills disorders;
                             Communication disorders;
                             Caffeine-related disorders;
                             Relational problems; and
                             other conditions that may be the focus of clinical
                             attention that are not defined as mental disorders
                             the American Psychiatric Associations
                             in Diagnostic & Statistical Manual of Mental
                             Disorders."
                             These limitations are:
                             Drug:     60 days
                             Alcohol:  45 days
-----------------------------------------------------------------------------
Outpatient                   Services include individual and group counseling
                             and family therapy. 100% except for the following
                             conditions additional limitations apply:
                             Mental retardation;
                             Motor skills disorders;
                             Communication disorders;
                             Caffeine-related disorders;
                             Relational problems; and other
-----------------------------------------------------------------------------

- Prior authorization may be required by the MCO unless otherwise noted by an asterisk (*).

-     Copayment not required for preventive services.

08/03/01                                                                       7

--------------------------------------------------------------------------------
                             conditions that may be the focus of
                             clinical attention that are not defined
                             as mental disorders in the American
                             Psychiatric Associations "Diagnostic
                             & Statistical Manual of Mental
                             Disorders."
                             These limitations are:
                             60 visit per calender year.
                             Supplemental coverage available
                             under HUSKY Plus for medically
                             eligible children.
--------------------------------------------------------------------------------
SHORT TERM REHABILITATION    100%
FOR CONDITIONS WHERE
SIGNIFICANT IMPROVEMENT IS
EXPECTED WITHIN SIXTY DAYS,
INCLUDING: PHYSICAL
THERAPY, SPEECH THERAPY,
OCCUPATIONAL THERAPY AND
SKILLED NURSING CARE
(EXCLUDES PRIVATE DUTY
NURSING)
--------------------------------------------------------------------------------

- Prior authorization may be required by the MCO unless otherwise noted by an asterisk (*).

-     Copayment not required for preventive services.

08/03/01                                                                       8

--------------------------------------------------------------------------------
HOME HEALTH CARE (INCLUDES   100%, excludes custodial care;
DISPOSABLE MEDICAL           homemaker care or care that may be  provided
SUPPLIES) FOR HOMEBOUND      in a medical office, hospital or skilled
MEMBERS                      nursing facility and offered to member in such
                             setting.
--------------------------------------------------------------------------------
HOSPICE                      100%, provided to members who are diagnosed as
                             having a terminal illness with a life expectancy of
                             six months or less. Covered care includes nursing
                             care, physical therapy, speech therapy and
                             occupational therapy; medical social services;
                             home health aides and homemakers; medical
                             supplies; drugs; appliances; DME; physician
                             services; short-term inpatient care, including
                             respite care and care for pain control and
                             acute and chronic symptom management; services
                             of volunteers and other benefits when ordered
                             by a physician. Limitations on short-term
                             therapies do not apply.
--------------------------------------------------------------------------------
LONG TERM REHABILITATION,    Not covered under HUSKY B.
LONG TERM PHYSICAL           Supplemental coverage available
THERAPY AND LONG TERM        under HUSKY Plus for medically
SKILLED NURSING CARE         eligible children.
--------------------------------------------------------------------------------
LAB AND X-RAY                100%
--------------------------------------------------------------------------------
PRE-ADMISSION TESTING        100%
--------------------------------------------------------------------------------
EMERGENCY CARE               100% if determined to be an emergency in           *
                             accordance with state law. $25 copay if
                             determined a non-emergency. $25 copay waived
                             if the patient is admitted.
--------------------------------------------------------------------------------
DURABLE MEDICAL              100%
EQUIPMENT (DME) MEANS        Does not include power wheelchairs
EQUIPMENT, FURNISHED BY A    for members eligible for HUSKY
SUPPLIER OR HOME HEALTH      Plus Physical; devices not medical in
AGENCY THAT: (1) CAN         nature, such as, whirlpools, saunas,
WITHSTAND REPEATED USE; (2)  elevators, vans, van lifts, hearing
IS PRIMARILY AND             aids, home convenience items (e.g.,
--------------------------------------------------------------------------------

- Prior authorization may be required by the MCO unless otherwise noted by an asterisk (*).

-     Copayment not required for preventive services.

08/03/01                                                                       9

--------------------------------------------------------------------------------
CUSTOMARILY USED TO SERVE A  air cleaners, filtration units and
MEDICAL PURPOSE; (3) IS      related apparatus, exercise bicycles
GENERALLY NOT USEFUL TO AN   and other types of exercise
INDIVIDUAL IN THE ABSENCE    equipment), insulin injectors, non-
OF AN ILLNESS OR INJURY;     rigid appliances and supplies, such as,
AND (4) IS APPROPRIATE FOR   sheets, self-help devices,
USE IN THE HOME.             experimental or investigational research
                             equipment, and items for personal comfort and
                             or usefulness to the members' household.
                             Supplemental coverage available under HUSKY
                             Plus for medically eligible children.
--------------------------------------------------------------------------------
PROSTHETICS -DEVICES         100%
WHETHER WORN ANATOMICALLY    Does not include orthopedic shoes,
OR SURGICALLY IMPLANTED,     foot orthotics, wigs or hairpieces.
WHICH REPLACE ALL OR PART    Supplemental coverage available
OF A BODY ORGAN OR           under HUSKY Plus for medically
STRUCTURE AND WHICH          eligible children.
CORRECT, STRENGTHEN OR
PROVIDE NECESSARY SUPPORT
TO THE  BODY, WILL BE
COVERED WHEN MEDICALLY
NECESSARY.
--------------------------------------------------------------------------------
EYE CARE                                                                      *
Eye Exams                    $5 copay
--------------------------------------------------------------------------------
HEARING EXAM                 $5 copay                                         *
--------------------------------------------------------------------------------
NURSE MIDWIVES               $5 copay (except for preventive                  *
                             services)
--------------------------------------------------------------------------------
NURSE PRACTITIONERS          $5 copay (except for preventive                  *
                             services)
--------------------------------------------------------------------------------
PODIATRISTS                  $5 copay                                         *
--------------------------------------------------------------------------------
CHIROPRACTORS                $5 copay                                         *
--------------------------------------------------------------------------------
NATUROPATHS                  $5 copay                                         *
--------------------------------------------------------------------------------

- Prior authorization may be required by the MCO unless otherwise noted by an asterisk (*).

-     Copayment not required for preventive services.

08/03/01                                                                      10

--------------------------------------------------------------------------------
DENTAL                       100%                                             *
Dental services include:
Exams, 1 every 6 months;
X-Rays;
Fillings;
Fluoride Treatments;
Oral Surgery

                                LIMITED BENEFITS

       BENEFIT FEATURES                           HUSKY COVERAGE
---------------------------------------------------------------------------------------------------
EYE CARE
Eyeglass frames and lenses   Once every 2 consecutive Continuous
or contact lenses            Eligibility (CE) periods with an allowance of
                             $100 toward the purchase of these goods. The
                             optical hardware must be provided without
                             charge under the following
                             conditions:

                             (i)   one pair of contact lenses every 2
                                   consecutive CE periods when such lenses
                                   are determined to be the primary and the best method for aiding the member vision and the lenses are not needed solely for the correction of vision;

                             (ii)  eyeglass frames and lenses
                                   and contact lenses that are determined
                                   to be medically necessary after eye
                                   surgery, the initial pair only; and

                             (iii) contact lenses, as needed, for the
                                   treatment of Keratonconus.
--------------------------------------------------------------------------------
DENTAL
Orthodontia                  $725 allowance per orthodontia case.
--------------------------------------------------------------------------------
Bridges or crowns; root      $50 allowance per procedure, per
canals; full or partial      member but no more than an
dentures; or extractions     aggregate allowance for all such
                             procedures of $250 per CE period.
--------------------------------------------------------------------------------

- Prior authorization may be required by the MCO unless otherwise noted by an asterisk (*).

-     Copayment not required for preventive services.

08/03/01                                                                      11

--------------------------------------------------------------------------------
CONTRACEPTIVES
Intrauterine Device (IUD)    $50 allowance per member                         *
and insertion of the IUD
--------------------------------------------------------------------------------
Internally implantable       $50 allowance per member                         *
time-release devices & their
insertion
--------------------------------------------------------------------------------
Time-released contraceptive  $15 allowance per member per                     *
injections                   injection
--------------------------------------------------------------------------------
NUTRITIONAL FORMULAS         100% limited to medically necessary amino        *
                             acid modified preparations and low protein
                             modified food products for the treatment of
                             inherited metabolic diseases when ordered by a
                             participating physician
--------------------------------------------------------------------------------

Annual copayments cannot exceed $600/1250 (Income Band 1/Income Band 2), including premiums, per CE period.

                         EXCLUSIONS AND LIMITATIONS

1. Services and/or procedures considered to be of an unproven, experimental, or research nature or cosmetic, social, habilitarive, vocational, recreational, or educational.

2. Services in excess of those deemed medically necessary to treat the patient's condition.

3.    Services for a condition that is not medical in nature.

4. Devices required by third parties, such as school or employment physicals, physicals for summer camp, enrollment in health, athletic, or similar clubs, premarital blood work or physicals, or physicals required by insurance companies or court ordered alcohol or drug abuse course.

5. Cosmetic and reconstructive surgery is excluded, except when surgery is required for:

      a) reconstructive surgery in connection with the treatment of malignant tumors or other destructive pathology that causes dysfunction;

      b) reduction mammoplasty in females when Medically Necessary and breast surgery in males only in cases of suspected malignancy. Surgery must be necessary to achieve normal physical or bodily function.

- Prior authorization may be required by the MCO unless otherwise noted by an asterisk (*).

-     Copayment not required for preventive services.

08/03/01                                                                      12

6.    Routine foot care rendered:

      a) in the examination, treatment or removal of all or part of corns, callosities, hypertrophy or hyperplasia of the skin or subcutaneous tissues of the foot;

      b) in the cutting, trimming or other non-operative partial removal of toenails, except when Medically Necessary in the treatment of neuro-circulatory conditions.

7. Evaluation, treatment and procedures related to, and performance of, sex-change operations.

8. Surgical treatment or hospitalization for the treatment of morbid obesity except where prior authorized as Medically Necessary.

9. Care, treatment, procedures, services or supplies that are primarily for dietary control including, but not limited to, any exercise or weight reduction programs, whether formal or informal, and whether or not recommended by an In-network Physician or an Out-of-Network Physician.

10.   Acupuncture biofeedback, or hypnosis.

11.   Treatment at pain clinics unless determined to be Medically
      Necessary.

12.   Ambulatory blood pressure monitoring.

13. Any court order for testing, diagnosis, care or treatment deemed not Medically Necessary.

- Prior authorization may be required by the MCO unless otherwise noted by an asterisk (*).

-     Copayment not required for preventive services.

                                   APPENDIX B

                     PROVIDER CREDENTIALING AND ENROLLMENT

                HUSKY PROVIDER CREDENTIALING AND ENROLLMENT
                                REQUIREMENTS

1.    PROVIDER CREDENTIALING AND ENROLLMENT DISTINCTION

Provider Credentialing and provider enrollment are separate and distinct processes in the HUSKY Programs. However, credentialing and enrollment are linked in that these requirements affect direct service providers as well as the manner in which MCOs submit provider network information to the Department of Social Services.

2.    CREDENTIALING DEFINITION

For the purpose of the HUSKY programs, the term Credentialing means the requirements for provider participation specified in the contracts between the Department of Social Services (DSS or the Department) and the MCO (Part II, 3.11, Provider Credentialing and Enrollment). In this section of the contract, the Department specifies the minimum criteria that the MCOs must require for provider participation in a health plan. The MCOs must ensure that their providers meet the Department's Credentialing requirements.

3.    OTHER SOURCES CREDENTIALING

Credentialing is sometimes used to refer to a variety of requirements or entities, which issue credentialing standards. Examples include: the MCO's individual credentialing requirements; the managed care subcontractor's credentialing requirements; an accreditation organization requirements, such as the National Committee on Quality Assurance (NCQA); the licensure process; a trade organization or association such as the Joint Commission on Accreditation of Health Organizations (JCAHO).

4.    DSS REQUIREMENTS AND OTHER CREDENTIALING SOURCES

DSS credentialing requirements represent the minimum criteria for provider participation in a health plan. The Department will allow flexibility to the MCOs to use more stringent criteria, particularly as it concerns quality level of care for clients. While the MCOs may require additional, more stringent criteria, the Department is concerned with the impact on access to care. Therefore, DSS expects the MCOs to balance the need for stringent credentialing standards with the need to assure accessibility and continuity of care.

5.    DELEGATED CREDENTIALING

The contract between the Department and the MCOs permits the plan to delegate credentialing of individual providers to a facility. However, the MCO is ultimately responsible and accountable to DSS for compliance with the Department's credentialing requirements.

For the purpose of HUSKY, delegated credentialing means that the MCO entrusts the Department's credentialing requirements to another entity. MCOs delegate credentialing to a variety of entities depending on the nature of the services and the type of provider.

In delegated credentialing, the MCO remains responsible to DSS to verify and monitor compliance with the Department's credentialing requirements. The Department views delegated credentialing as a form of subcontract, therefore, similar oversight issues arise in the performance of the credentialing requirements. The Department requires the plans to demonstrate and document to DSS the plan's strong oversight of its delegated credentialing facilities. (Part II, Section 3.41 in B 3.44 in A, Subcontracting for Services).

6.    IMPLICATIONS OF DELEGATED CREDENTIALING

In some instances, the MCO credentials the individual provider directly or delegates credentialing of the providers to the following entities:

- A subcontractor providing specific services (e.g., behavioral health or dental care);

-     A credentialing subcontractor; or

-     A facility (e.g., a freestanding clinic or hospital)

The relationship between the MCO and the delegated entity as well as the interplay with various credentialing requirements may take any number of configurations. Currently, the Department reiterates that the MCO may delegate credentialing of individual providers to a facility (e.g., a school based health center, freestanding clinic or hospital). However, the Department emphasizes that the MCO is ultimately responsible and accountable to DSS for compliance with all of the Department's credentialing requirements.

7.    OVERSIGHT OF DELEGATED CREDENTIALING

The Department requires the MCO to demonstrate strong oversight of their delegated credentialing facilities, as with any subcontact. Therefore, the Department reiterates that these arrangements are subject to the Department's review and approval. For the purpose of delegated credentialing, the MCOs must provide assurances to DSS at a minimum of the following:

- The MCO and the delegated entity should clearly identify in detail each party's responsibility for credentialing of providers.

- The Department's credentialing requirements should be clearly identified as well as each party's role in adhering to these requirements.

- The credentialing files must be available to the plan in order to perform its oversight of the credentialing requirements. The Department must also have adequate access to credentialing files for the purposes of administering the managed care contracts.

(DSS/MCO Contract, Part II, Section 3.41 in B 3.44 in A Subcontracting for Services.)

8.    PROVIDER ENROLLMENT CLARIFICATIONS

For the purpose of HUSKY, the Department refers to provider enrollment as the process of capturing information on providers participating with MCOs contracted by DSS to provide services to clients. This process results in a profile of an MCO's provider network. The MCOs submit the provider network information to DSS via the Department's agent on a continuous basis. The Department utilizes the provider network information to facilitate the administration of managed care contracts and the Medicaid program.

Provider enrollment information serves the following purposes:

      a) to evaluate each MCO's service area and access to services which are used to establish enrollment ceiling or cap
            (currently summarized by plan submittals of provider tables);

      b) to provide accurate information to clients for the purpose of client enrollment in an MCO; and

      c) to maintain each plan's provider network information consistent with the provider directory.

Based on the previous discussion of credentialing, the Department clarifies the relationship between credentialing or delegated credentialing and provider enrollment as follows:

a)    Enrollment for purposes of cap determination.

      - The MCO must credential and enroll individual providers when the providers are counted towards the member enrollment ceiling.

      - DSS credentialing requirements and provider enrollment processes also apply to individual providers in a facility when the individual provider is included in the count for cap determination.

      - The MCO may delegate credentialing of individual providers to a facility (e.g., a clinic or hospital) and enroll the facility as such. In this case, neither the facility nor the individual providers are provided in the count for cap determination.

b)    Enrollment for purposes of accurate information to clients

      - The MCO must enroll and credential individual providers as well as facilities in order to maintain accurate and updated information on the providers participating with a health plan. The provider network information is used by the Department's enrollment broker during enrollment.

      - The Department stresses the importance of maintaining provider network information accurate and up-to-date. It is crucial that clients should have access to provider network information during the MCO selection process.

c) Enrollment for purposes of inclusion in the provider network directory.

      - The MCO must credential and enroll individual providers when the providers are included and listed as individual providers in the health plan's provider directory.

      - DSS credentialing requirements and provider enrollment processes also apply to individual providers in a facility when the individual provider is included and listed in the provider directory.

      - If the MCO delegates credentialing of individual providers to a facility and enrolls the facility, the facility is included and listed in the provider directory. The facility's individual providers are listed in the provider directory. The facility's providers are not listed in the provider directory.

9.    SPECIFIC ISSUES AND DSS CREDENTIALING REQUIREMENTS

a)    Medicaid participation

The MCO or the delegated credentialing entity is responsible for the determination and verification that the provider meets the minimum requirements for Medicaid participation. The MCO or its subcontractors may not delegate this provision to the Department nor require providers to enroll or participate in fee-for-service Medicaid to fulfill the requirement. While the Department encourages the MCO to contract with traditional and existing Medicaid providers, Medicaid participation in itself is not a requirement of the HUSKY contracts.

b)    Allied Health Professional Licensed Clinics or Hospitals

The Department pays freestanding clinics participating in the Medicaid program for a variety of services. In Connecticut, clinic services include for example, medical services, well-child care, dental care, mental health and substance abuse services, rehabilitation services and other services. Clinic providers must meet federal and state requirements for participation in the Medicaid program. In accordance with Title 42 of the Code of Federal Regulations, Part 440.90 and Section 171 of the Medical Services Policy of the Connecticut Medical Assistance Program clinic services are provided by or under the direction or a physician, dentist or psychiatrist.

The physician direction requirement means that the free-standing clinic's services may be provided by the clinic's allied health professionals whether or not the physician is physically present at the time that the services are provided. An allied health professional is further defined as an individual, employed in a clinic, who is qualified by special education and training, skills, and experience in providing care and treatment. The clinic is staffed by physicians and allied health professionals who are directly involved in the facility's programs. The allied health professionals provide services under the direction of a physician who is a licensed practitioner performing within the scope of his/her practice.

Based on the Department's definition of clinic services, the services provided by allied health professionals are included under the terms of the contracts between the Department and the MCOs.

As with all services, clinic services must be properly credentialed according to the Department's requirements, including licensure and certification standards. Allied health professionals may have licensure or certification requirements, such as Certified Addition Counselors or Licensed Social Workers. In accordance with the Department's definition, other allied health professions may qualify by virtue of their skills or experience and must function under the direction of a physician. In this case the directing physician, as opposed to the allied health professional, is subject to the credentialing requirements as well as provider enrollment. The MCO may credential the physician directly or may delegate credentialing.

The Department's provisions for credentialing, delegated and provider enrollment would remain in effect for the directing physician (please refer to Section 8, Provider Enrollment Clarifications).

c) NCQA Standards and DSS requirements

While NCQA standards do not address credentialing of allied health professionals, services provided by allied health professionals may qualify for reimbursement by virtue of their skills or experience, however, the allied health professionals must function under the direction of a physician. In this case, the directing physician is subject to the credentialing requirements.

MAY 2001

                                   APPENDIX C
                           EPSDT PERIODICITY SCHEDULE

[LOGO]           State of Connecticut
                 Department of Social Services
                 Health Care Financing Division
                 25 Sigourney Street
                 Hartford, CT 06106-5033

                                                      Policy Transmittal 2001-07
PB 2001-18                                            March 20, 2001

                                                      Contact: James Linnane
                                                               (860)424-5111

                                                      July 1, 2001
                                                      --------------
/s/ Michael P. Starkowski                             Effective Date
----------------------------------------
Michael P. Starkowski
Deputy Commissioner

TO: PHYSICIANS, CLINICS, HOSPITALS, MANAGED CARE PLANS, NURSE PRACTITIONERS, HOME HEALTH AGENCIES, NURSE MIDWIVES, DENTISTS AND DENTAL HYGIENISTS

SUBJECT: NEW EPSDT (EARLY, AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT SERVICES) PERIODICITY SCHEDULE AND IMMUNIZATION SCHEDULE

The Department of Social Services is revising the EPSDT Periodicity Schedule to follow the recently issued American Academy of Pediatrics (AAP) guidelines. This Policy Transmittal contains the EPSDT Periodicity Schedule that is to be effective as of 7/1/2001 and a revised immunization schedule. Please replace the enclosed pages in Chapter 8 of your Connecticut Medical Assistance Provider Manual. Changes to the periodicity schedule include the following:

      - A newborn hearing screening is now required by Connecticut law and is recommended by the AAP. Therefore, this screening is being changed from a subjective to objective screen on the periodicity schedule.

      - Infants at high risk for tuberculosis should receive a tuberculin test at 12 months, 15 Months and 18 Months.

      - Infants who have anemia at 1 year should be retested for it at 15 and 18 Months.

      - A hematocrit/hemoglobin test has been added at age 2 in accordance with AAP guidelines. The hematocrit/hemoglobin test should be repeated for high-risk clients and WIC clients at age 3, 4, and 5.

      - The 3-year-old vision screening has been changed from subjective to objective. An asterisk has been added indicating that if the child is uncooperative, he or she should be rescreened within six months.

      - Objective hearing and vision screenings have been added to the periodicity schedule for ages 6 and 8. Section 10-214 of the Connecticut General Statutes requires local or regional boards of education in Connecticut to provide these screenings in kindergarten through sixth grade. Objective hearing and vision screenings should be done by the Primary Care Provider (PCP) at age 6 and 8 if there is reason to believe that the screenings were not done at school.

      - A note has been added that the screenings given at age 7-8 and age 9-10 should be performed at two-year intervals.

The American Academy of Pediatrics recommends a prenatal visit to a pediatrician for high-risk parents. Such a visit is medically necessary for the well-being of a yet-to-be-born child and is a covered EPSDT service under Connecticut Medicaid.

The new Recommended Childhood Immunization Schedule recommends administering four doses of pneumococcal conjugate vaccine at age 2 months, 4 months, 6 months and 12-15 months. The immunization schedule recommends administration of "DTaP" not "DTP" at age 2 months, 4 months, 6 months, 15-18 months and 4-6 years. Hepatitis A appears on the immunization schedule as recommended in some parts of the United States, but is not a recommended vaccine in Connecticut.

A new Women, Infants and Children (WIC) Coordinators contact sheet is also included.

POSTING INSTRUCTIONS: Holders of the Connecticut Medical Assistance Program Provider Manual should replace the current EPSDT Periodicity Schedule, Immunization Schedule and WIC Coordinators contact sheet with the attached schedules and contact sheet for use effective 7/1/2001. Policy transmittals can also be downloaded from EDS' Web site at www.ctmedicalprogram.com.

DISTRIBUTION: This policy transmittal is being distributed to holders of the Medical Services Policy Manual by EDS, and the Medicaid Mailing List by the Department of Social Services. Managed Care Organizations are requested to send this information to their network providers and subcontractors.

RESPONSIBLE UNIT: DSS,HUSKY, James Linnane, Manager, Program Analysis and-Enrollment at (860) 424-5111.

DATE ISSUED : March 20, 2001

     HEALTHTRACK/EPSDT PERIODICITY "SCHEDULE OF PREVENTIVE HEALTH SERVICES

DEPARTMENT OF SOCIAL SERVICES                                 [ILLEGIBLE] 7/1/01

                                             INFANCY                                              EARLY CHILDHOOD
                                             -------                                              ---------------
[ILLEGIBLE]                                 [ILLEGIBLE]                                             [ILLEGIBLE]
-----------                                 -----------                                             -----------
[ILLEGIBLE]
History: Initial/Interval    X      X      X         X            X        X        X           X      X   X    X    X   X     X
Physical Examination (2)     X      X      X         X            X        X        X           X      X   X    X    X   X     X
Height/Weight                X      X      X         X            X        X        X           X      X   X    X    X   X     X
Head Circumference           X      X      X         X            X        X        X           X      X   X    X
Blood Pressure                                                                                                       X   X     X
Health Education(3)                                        SEE ATTACHED RECOMMENDATIONS
Anticipatory Guidance
Developmental/ Beh.
Assessment(4)                X      X      X         X            X        X        X           X      X   X    X    X   X     X
Immunizations(5)                                           SEE ATTACHED IMMUNIZATIONS SCHEDULE
Hereditary Metabolic         X------------->
Screening(6)
Lead Screening(7)                                                                    X------------>             X
Hematocrit /Hemoglobin                                                               X------------>  W-HR  W-HR X  W-HR W-HR W-HR
Cholesterol Screening                                                                                           HR  HR   HR   HR
Tuberculin Test                                                                                 HR    HR    HR  HR  HR   HR   HR
Hearing Screening           O      S      S          S           S         S         S           S     S     S   S   S    O*   O
Vision Screening            S      S      S          S           S         S         S           S     S     S   S   O*   O    O
Initial Dental Referral                                                                                          X--->
(9)
Evaluate Dental Fluoride                                                   X         X          X      X   X    X    X    X    X
Access

KEY: X = To be performed; HR = To be performed for patients at risk; S = Subjective, by history; O = By Objective Standardized Test (SNELLEN; AUDIOMETRIC); < --- > = The range during which a service may be provided, * If child uncooperative, re-screen within 6 months. W-HR = Required by WIC. Covered for WIC clients or high risk clients.

FOOTNOTES: (1) For Newborns discharged less than 48 hours after delivery;(2)At each visit, a complete physical examination is essential, with infant totally unclothed, older child undressed and suitably draped; (3) Age appropriate/patient specific health education and counselling should be part of every visit; (4) By history and appropriate physical examination; if suspicious, by specific objective development testing;(5)Childhood immunizations are based on age and health history, and should be screened each visit. (6) Metabolic Screening (e.g., thyroid, hemoglobinopathies, PK galactosemia) should be done according to State law. Sickle Cell Screening if appropriate; (7) Further venous blood level measurement is required for children showing elevated lead level (greater than or equal to 10ug/deciliter of whole blood); Children aged 2-5 should be screened at annual exam if there is no record of a negative lead screen. (9) Earlier referral should be made if problem indicated.

      HEALTHTRACK/EPSDT PERIODICITY SCHEDULE OF PREVENTIVE HEALTH SERVICES

DEPARTMENT OF SOCIAL SERVICES                                 [ILLEGIBLE] 7/1/01

                                              MIDDLE CHILDHOOD                                     ADOLESCENCE
                                              ----------------                                     -----------
[ILLEGIBLE]                                     [ILLEGIBLE]                                        [ILLEGIBLE]
-----------                                     -----------                                        -----------
Screening Components:
History: Initial/Interval         X      X       X         X            X        X        X       X      X     X    X    X   X   X
Physical Examination (2)          X      X       X         X            X        X        X       X      X     X    X    X   X   X
Height/Weight                     X      X       X         X            X        X        X       X      X     X    X    X   X   X
Blood Pressure                    X      X       X         X            X        X        X       X      X     X    X    X   X   X
Health Education(3)                                              SEE ATTACHED RECOMMENDATIONS
Anticipatory Guidance
Developmental/ Beh.
Assessment(4)                     X      X       X         X            X        X        X       X      X     X    X    X   X   X
Immunizations(5)                                                 SEE ATTACHED IMMUNIZATION SCHEDULE
Hematocrit/Hemoglobin                                   <-----------------------------(9)---------------------------->
Urinalysis                                              <------------------------------------(10)------------------------>
Cholesterol Screening             HR    HR      HR         HR           HR      HR        HR      HR     HR   HR   HR   HR  HR   HR
Tuberculin Test                   HR    HR      HR         HR           HR      HR        HR      HR     HR   HR   HR   HR  HR   HR
Pelvic Exam/PAP Smear                                               <--------------------------------------(11-HR)
STD Screenings                                                      <--------------------------------------(12-HR)
Hearing Screening                O(8)   O(8)    O          S            O       S         S       O      S     S   O    S   S    S
Vision Screening                 O(8)   O(8)    O          S            O       S         S       O      S     S   O    S   S    S
Evaluate Dental Fluoride Access   X      X      X          X

KEY: X = To be performed; HR = To be performed for patients at risk; S = Subjective, by history; O = By Objective Standardized Test; <---> = The range during at which a service may be provided; Appropriate provision of EPSDT services is required through age 20, up to, but not including, the 21st birthday. (b) Biannually, at 2 year intervals.

FOOTNOTES: (2) At each visit, a complete physical examination is essential with infant totally undressed and older child undressed and suitably draped; (3) Age appropriate and patient specific health education and counseling should be a part of every visit; (4) By history and appropriate physical examination, if suspicious, by specific objective developmental testing; (5) Childhood immunizations are based on age and health history and should be screened each visit. (8) State law requires screening at school. Screening should be done if there is evidence it was not done at school. (9) Hemoglobin or Hematocrit to be administered x1 during adolescence, annually for menstruating females that are at risk for anemia; (10) Urinalysis to be administered x1 during adolescence, annually for sexually active clients at risk for STD's (i.e. gonorrhea, syphilis/serology, chlamydia, HIV, etc.); (11) All sexually active females should have a pelvic examination and a routine pap smear annually. A pelvic examination and routine pap smear should be offered as part of preventive health maintenance between 18-21 years. (12) All sexually active patient should be screened for sexually transmitted diseases(STD's)

                   RECOMMENDED CHILDHOOD IMMUNIZATION SCHEDULE
                     UNITED STATES, JANUARY - DECEMBER 2001

Vaccines(1) are listed under routinely recommended ages. Bars indicate range of recommended ages for immunization. Any dose not given at the recommended age should be given as a "catch-up" immunization at any subsequent visit when indicated and feasible. [ILLEGIBLE] indicate vaccines to be given if previously recommended doses were missed or given earlier than the
                            recommended minimum age.

      Information in bold has been added by the American Academy of Family
                               Physicians (AAFP).

     AGE                         1        2       4         6      12       15      18       24        4-6     11-12      14-18
   VACCINE           BIRTH       MO      MOS     MOS       MOS    MOS      MOS      MOS      MOS       YRS      YRS        YRS
   -------           -----       --      ---     ---       ---    ---      ---      ---      ---       ---      ---        ---
HEPATITIS B(2)            HEP B #1
                                       HEP B #2                        HEP B #3                                HEP B
DIPTHERIA,
 TETANUS,                               DTAP     DTAP     DTAP                 DTAP(2)                DTAP           TD
PERTUSSIS(2)
H. INFLUENZAE
  TYPE B(4)                              HIB     HIB      HIB           HIB
INACTIVATED
  POLLO [ILLEGIBLE]                      IPV     IPV                  IPV [ILLEGIBLE]                IPV [ILLEGIBLE]
PNEUMOCOCCAL
CONJUGATE [ILLEGIBLE]                    PCV     PCV      PCV          PCV
MEASLES, MUMPS,                                                        MMR                           MMR(7)     MMR
RUBELLA(7)
VARICELLA [ILLEGIBLE]                                                      VAR                                  VAR [ILLEGIBLE]
HEPATITIS A [ILLEGIBLE]                                                                       HEP A -- IN SELECTED AREAS [ILLEGIBLE]

   Approved by the Advisory Committee on Immunization Practices (ACIP), the
             American Academy of Pediatrics (AAP),and the American
                      Academy of Family Physicians (AAFP).

1. This schedule indicates the recommended ages for routine administration of currently licensed childhood vaccines, as of 11/1/00, for children through 18 years of age. Additional vaccines may be licensed and recommended during the year. Licensed combination vaccines may be used whenever any components of the combination are indicated and its other components are not contraindicated. Provides should consult the manufacturer's package inserts for detailed recommendations.

2. INFANTS BORN TO HBSAG-NEGATIVE MOTHERS should receive the 1st dose of hepatitis B (HEP B) vaccine by age 2 months. The 2nd dose should be at least one month after the 1st dose. The 3rd dose should be administered at least 4 months after the 1st dose and at least 2 months after the 2nd dose, but not before 6 months of age for infants.

      INFANTS BORN TO HBSAG-POSITIVE MOTHERS should receive hepatitis B vaccine and 0.5 mL hepatitis B immune globulin (HBIG) within 12 hours of birth at separate sites. The 2nd dose is recommended at 1-2 months of age and the 3rd dose at 6 months of age.

      INFANTS BORN TO MOTHERS WHOSE HBSAG STATUS IS UNKNOWN should receive hepatitis B vaccine within 12 hours of birth. Maternal blood should be drawn at the time of delivery to determine the mother's HBsAg status; if the HBsAg test is positive, the infant should receive HBIG as soon as possible (no later than 1 week of age).

      ALL CHILDREN AND ADOLESCENTS who have not been immunized against hepatitis B should begin the series during any visit. Special efforts should be made to immunize children who were born in or whose parents were born in areas of the world with moderate or high endemicity of hepatitis B virus infection.

3. The 4th dose of DTaP (diphtheria and tetanus toxoids and acellular pertussis vaccine) may be administered as early as 12 months of age, provided 6 months have elapsed since the 3rd dose and the child is unlikely to return at age 15-18 months. Td(tetanus and diphtheria toxoids) is recommended at 11-12 years of age if at least 5 years have elapsed since the last dose of DTP, DTaP or DT. Subsequent routine Td boosters are recommended every 10 years.

4. Three Haemophilus influenzae type b(Hib) conjugate vaccines are licensed for infant use. If PRP-OMP (PedvaxHIB(R) or ComVax(R) [Merck]) is administered at 2 and 4 months of age, a dose at 6 months is not required. Because clinical studies in infants have demonstrated that using some combination products may induce a lower immune response to the Hib vaccine component, DTaP/Hib combination products should not be used for primary immunization in infants at 2, 4 or 6 months of age, unless FDA-approved for these ages.

5. An all-IPV schedule is recommended for routine childhood polio vaccination in the United State. All children should receive four doses of IPV at 2 months, 4 months, 6-18 months, and 4-6 years of age. Oral polio vaccine
      (OPV) should be used only in selected circumstances. (See MMWR May 19, 2000/49(RR-5);1-22).

6. The heptavalent conjugate pneumococcal vaccine (PCV) is recommended for all children 2-23 months of age. It also is recommended for certain children 24-59 months of age. (See MMWR Oct. 6, 2000/49(RR-9);1-35). THE FULL AAFP CLINICAL POLICY ON PNEUMOCOCCAL CONJUGATE VACCINE IS available at www.aafp.org/policy/camp/24.html.

7. The 2nd dose of measles,mumps, and rubella (MMR)vaccine is recommended routinely at 4-6 years of age but may be administered during any visit, provided at least 4 weeks have elapsed since receipt of the 1st dose and that both doses are administered beginning at or after 12 months of age. Those who have not previously received the second dose should complete the schedule by the 11-12 year old visit.

8. Varicella (Var) vaccine is recommended at any visit on or after the first birthday for susceptible children, i.e. those who lack a reliable history of chickenpox (as judged by a health care provider) and who have not been immunized. Susceptible persons 13 years of age or older should receive 2 doses, given at least 4 weeks apart.

9. Hepatitis A (Hep A) is shaded to indicate its recommended use in selected states and/or regions, and for certain high risk groups; consult your local public health authority. (See MMWR Oct. 1, 1999/48(RR-12); 1-37).

For additional information about the vaccines listed above, please visit the National Immunization Program Home Page at http://www.cdc.gov/nip/ or call the National Immunization Hotline at 800-232-2522 (English) or 800-232-0233 (Spanish).

FULL AAFP IMMUNIZATION POLICIES CAN BE FOUND AT THE AAFP WEBSITE
WWW.AAFP.ORG/CLINICAL.

                                 APPENDIX D

                          DSS MARKETING GUIDELINES

A.    DETAILED MARKETING GUIDELINES

1)    GENERAL HUSKY MARKETING MATERIALS

Marketing materials are defined as all media, including brochures and leaflets; newspaper, magazine, radio, television, billboard and yellow pages advertisements; and presentation materials used by MCO representatives.

The DEPARTMENT will not restrict the MCO's general communications to the public. However, the MCO must obtain prior approval from the DEPARTMENT prior to any written material or advertisement that is mailed to, distributed to, or aimed at HUSKY recipients or individuals potentially eligible for HUSKY, specifically, material that mentions Medicaid, Medical Assistance, Title XIX, Title XXI State Children's Health Insurance Program (SCHIP) or HUSKY. Examples of HUSKY-specific materials would be those which are in any way targeted to HUSKY populations (such as billboards or bus posters disproportionately located in low-income neighborhoods); those that mention the MCO's HUSKY product name; or those that contain language or information specifically designed to attract HUSKY enrollment.

2)    GENERAL MCO MARKETING/ADVERTISING

All MCO-specific marketing activities for the HUSKY population, as defined above, and all marketing materials /advertising put forth by HUSKY-only MCO require DEPARTMENT prior approval.

In determining whether to approve a particular marketing activity, the DEPARTMENT will apply a variety of criteria, including, but not limited to:

a) Accuracy: The content of the material must be accurate. Any information that is deemed inaccurate will be disallowed.

b) Misleading references to the MCO's positive attributes: Misleading information will be disallowed even if it is accurate. For example, the MCO may seek to advertise that its health care services are free to its Medicaid (HUSKY A) Members. In this situation, DEPARTMENT would disallow the language since this could be construed by Members as being a particular advantage of the plan (e.g. they might believe they would have to pay for health services if they chose another MCO or remained in fee-for-service).

c) Threatening Messages: MCOs shall not imply that the managed care program or the failure to join a particular MCO would endanger the Member's health status, personal dignity, or the opportunity to succeed in various aspects of their lives. MCOs are strictly prohibited from creating threatening implications about the State's mandatory assignment process for HUSKY A Members or other aspects of the HUSKY A or HUSKY B programs.

d) MCO's Legitimate Strengths: MCOs may differentiate themselves by promoting their legitimate positive attributes.

3)    MCO ADVERTISING AT PROVIDER CARE SITES

Promotional and health education materials at care delivery sites
(including patient waiting areas) are permitted, subject to prior
DEPARTMENT content approval. MCO member services staff may provide member services (e.g. face-to-face member education) at provider care sites, however, face-to-face meetings, for purposes of marketing, at care delivery sites between individual Members and MCO staff are not permitted.

4)    MCO ADVERTISING IN DEPARTMENT ELIGIBILITY OFFICES

MCOs may make their materials available at DEPARTMENT offices only through the DEPARTMENT or its agent. This restriction applies to all eligibility offices, including those based in hospitals. MCO marketing staff and provider staff are not permitted to solicit Member enrollment by positioning themselves at or near eligibility offices. Note that the only face-to-face marketing activities allowed are those directly permitted under items #5, #7, #11 and #12 of these guidelines. All other face-to-face marketing activities are prohibited.

5)    PROVIDER COMMUNICATIONS WITH HUSKY PATIENTS ABOUT MCO OPTIONS

DEPARTMENT marketing restrictions apply to the MCO's participating providers as [ILLEGIBLE] as to the MCOs. MCOs must notify all of their participating providers of the DEPARTMENT marketing restrictions and provide them with a copy of this document.

Each provider entity is allowed to notify its patients of the HUSKY-certified MCOs it participates in, and to explain that the patients must enroll in one of these MCOs if they wish to preserve their existing relationship. This must be done through written materials prior-approved by DEPARTMENT, and must be distributed to HUSKY patients without regard to health status. Providers must not indicate a preference between the MCOs in which they participate.

6)    MEMBER-INITIATED TELEPHONE CONVERSATIONS WITH MCOS AND PROVIDERS

These conversations are permitted and do not require prior approval by the DEPARTMENT, but information given to potential Members, during such telephone conversation must be in accordance with the DEPARTMENT's marketing guidelines. However, telephone conversations must be initiated by the potential Member, not by the MCO staff (or provider staff). MCOs and providers may return calls to Members and potential Members when Members and potential Members leave a message requesting that this occur.

7)    MEMBER-INITIATED ONE-ON-ONE MEETINGS WITH MCO STAFF PRIOR TO
      ENROLLMENT

Such meetings, when requested by the Member, are permitted but may not occur at a participating provider's care delivery site or at the Member's residence. These meetings must occur at the MCO's offices or another mutually-agreed upon public location. All verbal interaction with the Member must be in compliance with the DEPARTMENT's marketing guidelines.

8)    MAILINGS BY MCO IN RESPONSE TO MEMBER REQUESTS

MCO mailings are permitted in response to Member verbal or written requests for information. The content of such mailings must be prior-approved by the DEPARTMENT. MCOs may include gifts of nominal value (unit cost less than $2, e.g. magnets, pens, bags, jar grippers, etc.) in these mailings.

9)    UNSOLICITED MCO MAILINGS

MCOs are permitted to send unsolicited mailings. The content of such mailings must be prior-approved by DEPARTMENT. In addition, the target audiences must be prior-approved by DEPARTMENT, and the MCOs must explain how they obtained the list of names, addresses and phone numbers.

10)   TELEMARKETING

Telemarketing is not a permitted marketing activity

11)   MCO GROUP MEETINGS HELD AT MCO

These meetings must be prior approved by the DEPARTMENT. The MCO may not notify prospective Members until DEPARTMENT prior approval has been obtained

12) MCO GROUP MEETINGS HELD IN PUBLIC FACILITIES, CHURCHES, HEALTH FAIRS, OR OTHER COMMUNITY SITES

These are permitted activities as long as DEPARTMENT approved materials are utilized in the presentations and the DEPARTMENT's marketing guidelines are followed. The DEPARTMENT reserves the right to monitor such meetings on an ad hoc basis. MCOs are required to notify the DEPARTMENT sufficiently in advance to allow DEPARTMENT representatives to attend such meetings in order to monitor MCO activities if desired. As soon as the MCO has scheduled these activities, the DEPARTMENT should be notified.

13)   MCO GROUP MEETINGS HELD IN PRIVATE CLUBS OR HOMES

These activities are prohibited. The only permitted group meetings are those described under items #11 and #12.

14)   INDIVIDUAL SOLICITATION, RESIDENCES

MCO (and provider) staff are not permitted to visit potential Members at their places of residence for purposes of explaining MCO features and promoting enrollment. This prohibition is absolute, and applies even in situations where the potential Member desires and/or requests a home visit. MCO staff can visit Member homes after enrollment becomes effective, as part of their orientation/education efforts.

15)   GIFTS, CASH INCENTIVES, OR REBATES TO POTENTIAL MEMBERS AND MEMBERS.

MCOs (and their providers) are prohibited from disseminating gift items, except those of a nominal value (pens, key chains, magnets, etc.), to potential Members. DEPARTMENT-approved written materials may also be disseminated to prospective Members along with similar nominal value gifts. MCOs may give items of nominal value (unit cost less than $2), with their logo on it, to persons (potential Members and others) attending health fairs, presentations at community forums organized through or other sanctioned events, with DEPARTMENT approval. Such items would include magnets, pens, bags, plastic band-aid dispensers, etc. Pre-approved nominal value items may also be included with new Member information packets.

16)   GIFTS TO MEMBERS FOR SPECIFIC HEALTH-RELATED EVENTS

Gifts to Members are allowed for medically "good" behavior (e.g. baby T-shirt showing immunization schedule once a woman completes targeted series of prenatal visits). All such gifts, including any written materials included with them (or on them), must be prior-approved by the DEPARTMENT. The criteria for providing such gifts must also be prior-approved by DEPARTMENT. MCOs must not provide gifts in any situations other than those that have been prior-approved by DEPARTMENT. Additional DEPARTMENT prior approval is required for all additional uses of the gift items or for new gifts.

The DEPARTMENT may approve magnets, phone labels, and other nominal items that reinforce a MCO's care coordination programs (e.g. through advertising the Member Services hotline and/or the PCP office phone number). All such items must be prior-approved by the DEPARTMENT. The criteria for disseminating this information must also be prior-approved, although the DEPARTMENT is likely to be amenable to the MCOs' inclusion of this information in "welcome" packets sent to new Members.

Health education videos are also allowed, but must be prior-approved by DEPARTMENT.

17)   PHONING BY MEMBERS FROM HEALTH CARE PROVIDER LOCATIONS

Providers may provide the use of a phone to potential HUSKY Members or HUSKY Members subject to the following restrictions:

a) MCO or provider staff may not coach or instruct the caller;

b) Privacy must be given to the MEMBER during their phone conversation with the HUSKY application and enrollment center.

18) NON-ALCOHOLIC BEVERAGES AND LIGHT REFRESHMENTS FOR POTENTIAL MEMBERS AT MEETINGS

Non-alcoholic beverages and light refreshments are permitted at DEPARTMENT approved group meetings.

C. USE OF HUSKY NAME; HUSKY LOGO AND MANDATORY LANGUAGE REQUIREMENTS

MCOs will be allowed use of the HUSKY logo and name for use in their marketing materials, subject to the following:

1) must be used in conjunction with the following language unless alternative language has been prior approved by the DEPARTMENT.

            HUSKY GIVES FAMILIES THE FREEDOM OF CHOICE TO ENROLL IN ONE OF SEVERAL PARTICIPATING HEALTH PLANS. TOLL-FREE INFORMATION:
            1-877-CT-HUSKY;

2) the above mandatory language must be placed in the vicinity of the HUSKY logo; and

------------------------------------------------------------------------------------------------
                                                                                  Permitted With
                                                                                    DEPARTMENT
Type of Marketing Activity                       Permitted     Not Permitted         Approval
------------------------------------------------------------------------------------------------
1. General HUSKY marketing                                                              X
materials
------------------------------------------------------------------------------------------------
2. General, MCO                                                                         X
advertising/marketing
------------------------------------------------------------------------------------------------
3. MCO advertising in provider care                                                     X
sites
------------------------------------------------------------------------------------------------
4. MCO advertising in all                                                               X
DEPARTMENT
eligibility offices, including
hospital-based (Must be made available
only through the DEPARTMENT or its agent)
------------------------------------------------------------------------------------------------
5. Provider communications with                                                         X
Medicaid patients about MCO options
------------------------------------------------------------------------------------------------
6. Member-initiated telephone                        X
conversations with MCO and Provider staff
------------------------------------------------------------------------------------------------
7. Member-initiated one-on-one                       X
meetings with MCO staff prior to enrollment
------------------------------------------------------------------------------------------------
8. Mailings by MCO in response to                                                      X
Member requests
------------------------------------------------------------------------------------------------
9. Unsolicited MCO mailings to                                                         X
Members
------------------------------------------------------------------------------------------------
10. Telemarketing                                                    X
------------------------------------------------------------------------------------------------
11. MCO group meetings held at MCO                                                     X
------------------------------------------------------------------------------------------------
12. MCO group meetings held in public                                                  X
facilities such as churches, health fairs, WIC
program or other community sites
------------------------------------------------------------------------------------------------
13. MCO group meetings held in private                               X
clubs or homes
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                                                 PERMITTED, WITH
                                                                                    DEPARTMENT
Type of Marketing Activity                       Permitted     Not Permitted         APPROVAL
------------------------------------------------------------------------------------------------
14. Individual solicitation at                                       X
residences
------------------------------------------------------------------------------------------------
15. Items of nominal value along with                                                   X
written information about the MCO or
general health education information to
potential Members or included in new
Member information packets.
------------------------------------------------------------------------------------------------
16. Gifts to Members (e.g. baby                                                         X
T-shirt showing immunization schedule) based
on specific health events unrelated to
enrollment
------------------------------------------------------------------------------------------------
17. Phoning by Members from health                  X
care provider locations
------------------------------------------------------------------------------------------------
18. Non-alcoholic beverages and                     X
light refreshments (e.g. fruit,
cookies) for potential Members at
meetings (may not mention
refreshments in advertisements for
meetings)
------------------------------------------------------------------------------------------------

                                 APPENDIX E

                        QUALITY ASSURANCE PROGRAM

STANDARDS FOR INTERNAL QUALITY ASSURANCE PROGRAMS FOR HEALTH PLANS

Standard I: Written QAP Description

The organization has a written description of its Quality Assurance Program
(QAP). This written description meets the following criteria:

A Goals and objectives - There is a written description of the QA program with detailed goals and annually developed objectives that outline the program structure and design and include a timetable for implementation and accomplishment.

B.    Scope -

      1. The scope of the QAP is comprehensive, addressing both the quality of clinical care and quality of non-clinical aspects of services, such as and including: availability, accessibility, coordination, and continuity of care.

      2. The QAP methodology provides for review of the entire range of care provided by the organization, by assuring that all demographic groups, care settings (e.g. inpatient, ambulatory, [including care provided in private practice offices] and home care), and types of services (e.g. preventive, primary, specialty care and ancillary) are included in the scope of the review. This review should be carried out over multiple review periods and not on just a concurrent basis.

C. Specific activities - The written description specifies quality of care studies and other activities to be undertaken over a prescribed period of time, and methodologies and organizational arrangements to be used to accomplish them. Individuals responsible for the studies and other activities are clearly identified and are appropriate.

D. Continuous activity - The written description provides for continuous performance of the activities, including tracking of issues over time.

E     Provider review - The QAP provides:

      1. Review by physicians and other health professionals of the process followed in the provision of health services;

      2. Feedback to health professionals and HMO staff regarding performance and patient results.

F. Focus on health outcomes - The QAP methodology addresses health outcomes to the extent consistent with existing technology.

Standard II: Systematic Process of Quality Assessment and Improvement

The QAP objectively and systematically monitors and evaluates the quality and appropriateness of care and service provided members, through quality of care studies and related activities, and pursues opportunities for improvement on an ongoing basis.

The QAP has written guidelines for its quality of care studies and related activities which include:

A. Specification of clinical or health services delivery areas to be monitored

      1. Monitoring and evaluation of clinical care reflects the population served by the MCO, in terms of age groups, disease categories, and special risk status.

      2. For the Medicaid population, the QAP monitors and evaluates at a minimum, care and services in certain priority areas of concern selected by the State. It is recommended that these be taken from among those identified by the Health Care Financing Administration's (HCFA's) Medicaid Bureau and jointly determined by the State and the Managed Care Organization (MCO).

      3. At its discretion and/or as DSS directs, the MCO's QAP also monitors and evaluates other aspects of care and service.

B.    Use of quality indicators

Quality indicators are measurable variables relating to a specified clinical or health services delivery area, which are reviewed over a period of time to monitor the process or outcomes of care delivered in that area.

      1. The MCO identifies and uses quality indicators that are measurable, objective, and based on current knowledge and clinical experience.

      2. For the priority area selected by DSS from the HCFA Medicaid Bureau's list of priority clinical and health service delivery areas of concern, the MCO monitors and evaluates quality of care through studies, which include, but are not limited to, the quality indicators also specified by the HCFA Medicaid Bureau.

      3. Methods and frequency of data collection are appropriate and sufficient to detect need for program change.

C.    Use of clinical care standards/practice guidelines

      1. The QAP studies and other activities monitor quality of care against clinical care or health services delivery standards or practice guidelines specified for each area identified.

      2. The clinical standards/practice guidelines are based on reasonable scientific evidence and are developed or reviewed by plan providers.

      3. The clinical standards/practice guidelines focus on the process and outcomes of health care delivery, as well as access to care.

      4. A mechanism is in place for continuously updating the standards/practice guidelines.

      5. The clinical standards/practice guidelines shall be included in provider manuals developed for use by MCO providers or otherwise disseminated to the providers as they are adopted.

      6. The clinical standards/practice guidelines address preventive health services.

      7. The clinical standards/practice guidelines are developed for the full spectrum of populations enrolled in the plan.

      8. The QAP shall use these clinical standards/practice guidelines to evaluate the quality of care provided by the MCO's providers, whether the providers are organized in groups, as individuals, as IPAs, or in combinations thereof.

D.    Analysis of clinical care and related services

      1. Appropriate clinicians monitor and evaluate quality through review of individual cases where there are questions about care and through studies analyzing patterns of clinical care and related service. For quality issues identified in the QAP's targeted clinical areas, the analysis includes the identified quality indicators and uses clinical care standards or practice guidelines.

      2. Multidisciplinary teams are used, where indicated, to analyze and address system issues.

      3. For the D.1. and D.2. above, clinical and related services requiring improvement are identified.

E.    Implementation of remedial/corrective actions

The QAP includes written procedures for taking appropriate remedial action whenever, as determined under the QAP, inappropriate or substandard services are furnished, or services that should have been furnished were not.

These written remedial corrective action procedures include:

      1. Specification of the types of problems requiring remedial/corrective action.

      2. Specification of the person(s) or body responsible for making the final determinations regarding quality problems.

      3. Specific actions to be taken.

      4. Provision of feedback to appropriate health professionals, providers and staff.

      5. The schedule and accountability for implementing corrective actions.

      6. The approach to modify the corrective action if improvements do not occur.

      7. Procedures for terminating the affiliation with the physician, or other health professional or provider.

F.    Assessment of effectiveness of corrective actions

      1. As actions are taken to improve care, there is monitoring and evaluation of corrective actions to assure that appropriate changes have been made. In addition, changes in practice patterns are tracked.

      2. The MCO assures follow-up on identified issues to ensure that actions for improvement have been effective.

G.    Evaluation of continuity and effectiveness of the QAP

      1. The MCO conducts a regular and periodic examination of the scope and content of the QAP to ensure that it covers all types of services in all settings, as specified in standard I.B.2.

      2. At the end of each year, a written report on the QAP is prepared that addresses: QA studies and other activities completed, trending of clinical and services indicators and other performance data; demonstrated improvements in quality; areas of deficiency and recommendations for corrective action; and an evaluation of the overall effectiveness of the QAP

      3. There is evidence that QA activities have contributed to significant improvements in the care and services delivered to members.

Standard III: Accountability to the Governing Body

The QA committee is accountable to the governing body of the managed care organization. The governing body should be the board of directors, or a committee of senior management may be designated in instances in which the board's participation with QA issues is not direct. There is evidence of a formally designated structure, accountability at the highest levels of the organization, and ongoing and/or continuous oversight of the QA program. Responsibilities of the Governing Board for monitoring, evaluating, and making improvements to care include:

A. Oversight of the QAP - There is documentation that the governing body has approved the overall QAP and the annual QAP.

B. Oversight of entity - The Governing Body has formally designated an accountable entity or entities within the organization to provide oversight of QA, or has formally decided to provide such oversight as a committee of the whole.

C. QAP progress reports - The Governing body routinely receives written reports from the QAP describing actions taken, progress in meeting QA objectives, and improvements made.

D. Annual QAP review - The Governing Body formally reviews on a periodic basis (but no less frequently than annually) a written report on the QAP that includes: studies undertaken, results, subsequent actions, and aggregate data on utilization and quality of services rendered, to assess the QAP's continuity, effectiveness and current acceptability.

E. Program modification - Upon receipt of regular written reports from the QAP delineating actions taken and improvements made, the Governing Body takes actions when appropriate and directs that the operational QAP be modified on an ongoing basis to accommodate review findings and issues of concern within the MCO. Minutes of the meetings of the Governing Board demonstrate that the Board has directed and followed up on necessary actions pertaining to QA.

Standard IV: Active QA Committee

The QAP delineates an identifiable structure responsible for performing QA functions within the MCO. The committee or other structure has:

A. Regular meetings - The structure/committee meets on a regular basis with specified frequency to oversee QAP activities. This frequency is sufficient to demonstrate that the structure committee is following up on all findings and required actions, but in no case are such meetings less frequent than quarterly.

B. Established parameters for operating - The role, structure and function of the structure committee are specified.

C. Documentation - There are contemporaneous records documenting the structure's committee's activities, findings, recommendations and actions.

D. Accountability - The QAP committee is accountable to the Governing Body and reports to it (or its designee) on a scheduled basis on activities, findings, recommendations and actions.

E. Membership - There is active participation in the QA committee from health plan providers, who are representative of the composition of the health plan's providers.

Standard V: QAP Supervision

There is a designated senior executive who is responsible for program implementation. The organization's Medical Director has substantial involvement in QA activities.

Standard VI: Adequate Resources

The QAP has sufficient material resources, and staff with the necessary education, experience, or training to effectively carry out its specified activities.

Standard VII: Provider Participation in the QAP

A. Participating physicians and other providers are kept informed about the written QA plan.

B. The MCO includes in all its provider contracts and employment agreements, for both physicians and nonphysician providers, a requirement securing cooperation with the QAP.

C. Contracts specify that hospitals, physicians, and other contractors will allow the MCO access to the medical records of its members.

Standard VIII: Delegation of QAP Activities

The MCO remains accountable for all QAP functions, even if certain functions are delegated to other entities. If the MCO delegates any QA activities to contractors:

A. There is a written description of delegated activities; the delegate's accountability for these activities; and the frequency of reporting to the MCO.

B. The MCO has written procedures for monitoring the implementation of the delegated functions and for verifying the actual quality of care being provided.

C. There is evidence of continuous and ongoing evaluation of delegated activities, including approval of quality improvement plans and regular specified reports.

Standard IX: Members Rights and Responsibilities

The MCO demonstrates a commitment to treating members in a manner that acknowledges their rights and responsibilities.

A. Written policy on members rights

The MCO has a written policy that recognizes the following rights of members:

      1. To be treated with respect, and recognition of their dignity and need for privacy;

      2. To be provided with information about the MCO, its services, the practitioners providing care, and members' rights and responsibilities;

      3. To be able to choose primary care practitioners, within the limits of the plan network, including the right to refuse care from specific practitioners;

      4. To participate in decision-making regarding their health care;

      5. To voice grievances about the MCO or care provided;

      6. To formulate advance directives; and

      7. To have access to his/her medical records on accordance with applicable Federal and State laws.

A. Written policy members responsibilities - The MCO has a written policy that addresses members' responsibility for cooperating with those providing health care services. This written policy addresses members' responsibility for:

      1. Providing, to the extent possible, information needed by professional staff in caring for the member; and

      2. Following instructions and guidelines given by those providing health care services.

C. Communication of policies to providers - A copy of the organization's policies on members' rights and responsibilities is provided to all participating providers.

D. Communication of policies to members - Upon enrollment, members are provided a written statement that includes information on the following:

      1. Rights and responsibilities of members;

      2. Benefits and services included and excluded as a condition of membership, and how to obtain them, including a description of:

            a. any special benefit provisions (example, co-payment, higher deductibles, rejection of claim) that may apply to service obtained outside the system; and

            b. the procedures for obtaining out-of-area coverage;

      3. Provisions for after-hours and emergency coverage;

      4. The organization's policy on referrals for specialty care;

      5. Charges to members, if applicable, including:

            a. policy on payment of charges; and

            b. copayment and fees for which the member is responsible.

      6. Procedures for notifying those members affected by the termination or changes in any benefit services, or service delivery office/site;

      7. Procedures for appealing decisions adversely affecting the members' coverage, benefits, or relationship with the organization;

      8. Procedures for changing practitioners;

      9. Procedures for disenrollment; and

      10. Procedures for voicing complaints and/or grievances and for recommending changes in policies and services.

E. Member grievance procedures - The organization has a system(s) linked to the QAP, for resolving members' complaints and formal grievances. This system includes:

1. Procedures for registering and responding to complaints and grievances in a timely fashion (organizations should establish and monitor standards for timeliness);

2. Documentation of the substance of the complaint or grievances, and actions taken;

3. Procedures to ensure a resolution of the compliant or grievance;

4. Aggregation and analysis of complaint and grievance data and use of the data for quality improvement; and

5. An appeal process for grievances.

F. Member suggestions - Opportunity is provided for members to offer suggestions for changes in policies and procedures.

G. Steps to assure accessibility of services - The MCO takes steps to promote accessibility of services offered to members. These steps include:

      1. The points of access to primary care, specialty care and hospital services are identified for members;

      2. At a minimum, members are given information about:

            a. How to obtain services during regularly hours of operation

            b. How to obtain emergency and after-hours care; and

            c. How to obtain the names qualifications, and titles of the professionals providing and/or responsible for their care.

H. Written information for members

1. Member information is written in prose that is readable and easily understood; and

2. Written information is available, as needed, in the languages of the major population groups served. A "major" population group is one which represents at least 10% of plan's membership.

L Confidentiality of patient information - The MCO acts to ensure that the confidentiality of the specified patient information and records is protected.

      1. The MCO has established in writing, and enforced, policies and procedures on confidentiality of medical records.

      2. The MCO ensures that patient care offices/sites have implemented mechanisms that guard against the unauthorized or inadvertent disclosure of confidential information to persons outside of the medical care organization.

      3. The MCO shall hold confidential all information obtained by its personnel about members related to their examination, care and treatment and shall not divulge it without the members's authorization, unless:

            a. it is required by law;

            b. it is necessary to coordinate the patient's care with physicians, hospitals, or other health care entities, or to coordinate insurance or other matters pertaining to payment; or

            c. it is necessary in compelling circumstances to protect the health or safety of an individual.

      4. Any release of information in response to a court order is reported to the patient in a timely manner; and

      5. Member records may be disclosed, whether or not authorized by the members, to qualified personnel for the purpose of conducting scientific research, but these personnel may not identify, directly or indirectly, any individual members in any report of the research or otherwise disclose participant identity in any manner.

J. Treatment of minors - The MCO has written policies regarding the appropriate treatment of minors.

K. Assessment of member satisfaction - The MCO conducts periodic surveys of member satisfaction with its services.

      1. The surveys include content on perceived problems in the quality, accessibility, and availability of care.

      2. The surveys assess at least a sample of:

      a. All Medicaid members;

      b. Medicaid member requests to change practitioners and/or facilities; and

      c. Disenrollment by Medicaid members.

      3. As a results of the surveys, the organization:

      a. Identifies and investigates sources of dissatisfaction;.

      b. Outlines action steps to follow-up on the findings; and

      c. Informs practitioners and providers of assessment results.

      3. The MCO reevaluates the effects of the above activities.

Standard X: Standards for Availability and Accessibility

The MCO has established standards for access (e.g. to routine, urgent and emergency care; telephone appointment; advice; and member service lines).

Performance on these dimensions of access are assessed against the standards.

Standard XI:  Medical Records Standards

A. Accessibility and availability of medical records - The MCO shall include provisions in provider contracts for appropriate access to the medical records of its members for purposes of quality reviews conducted by the Secretary of HHS, DSS, or agents thereof.

B. Record keeping - Medical records nay be on paper or electronic. The plan takes steps to promote maintenance of medical records in a legible, current, detailed, organized and comprehensive manner that permits effective patient care and quality review as follows:

      1. Medical records standards- The MCO sets standards for medical records. The records reflect all aspects of patient care, including ancillary services. These standards shall at a minimum, include requirements for:

            a. Patient identification information - Each page or electronic file in the record contains the patient's name or patient ID number.

            b. Personal/biographical data - Personal/biographical data includes: age, sex, address; employer; home and work telephone numbers; and marital status.

            c. Entry date - All entries are dated.

            d. Provider identification - All entries are identified as to author.

            e. Legibility - The record is legible to someone other than the writer. A second reviewer should evaluate any record judged illegible by one physician reviewer.

            f. Allergies - Medication allergies and adverse reactions are prominently noted on the record. Absence of allergies (no known allergies-NKA) is noted in an easily recognizable location.

            g. Past medical history - (for patients seen 3 or more times) Past medical history is easily identified including serious accidents, operations, illnesses. For children, past medical history relates to prenatal care and birth.

            h. Immunizations- For pediatric records (ages 12 and under) there is a completed immunization record or a notation that immunizations are up- to-date.

            i Diagnostic information

            j. Medication information

            k. Identification of current problems - Significant illness, medical conditions and health maintenance concerns are identified in the medical record.

            l. Smoking/ETOH/substance abuse - Notation concerning cigarettes and alcohol use and substance abuse is present (for patients 12 years and over and seen three or more times). Abbreviations and symbols may be appropriate.

            m. Consultations, referral and specialist reports - Notes from consultations are in the record. Consultation, lab, and x-ray reports filed in the chart have the ordering physicians initials or other documentation signifying review. Consultation and significantly abnormal lab and imaging study results have an explicit notation in the record of follow-up plans.

            n. Emergency care

            o. Hospital discharge summaries - Discharge summaries are included as part of the medical record for (1) all hospital admissions which occur while the patient is enrolled in the MCO and (2) prior admissions as necessary.

            p. Advance directives - For medical records of adults, the medical record documents whether or not the individual has executed an advance directive. An advance directive is a written instruction such as a living will or durable power of attorney for health care relating to the provision of health care when the individual is incapacitated.

      2. Patient visit data - Documentation of individual encounters must provide adequate evidence of, at a minimum;

            a. History and physical examination - Appropriate subjective and objective information is obtained for the presenting complaints.

            b. Plan of treatment

            d. Diagnostic tests

            e. Therapies and other prescribed regimens; and

            f. Follow-up - Encounter forms or notes have a notation, when indicated, concerning follow-up care, call, or visit. Specific time to return is noted in weeks, months, or PRN. Unresolved problems from previous visits are addressed in subsequent visits.

            f. Referrals and results thereof; and

            g. All other aspects of patient care, including ancillary services.

      3. Record review process-

            a. The MCO has a system (record review process) to assess the content of medical records for legibility, organization, completion and conformance to its standards.

            b. The record assessment system addresses documentation of the items listed in B, above.

Standard XII: Utilization Review

A. Written program description- The MCO has a written utilization management program description which includes, at a minimum, procedures to evaluate medical necessity, criteria used, information sources and the process used to review and approve the provision of medical services.

B. Scope - The program has mechanisms to detect underutilization as well as overutilization.

C. Preauthorization and concurrent review - For MCO with preauthorization or concurrent review programs:

      1. Preauthorization and concurrent review decisions are supervised by qualified medical professionals;

      2. Efforts are made to obtain all necessary information, including pertinent clinical information, and consult with the treating physician as appropriate;

      3. The reasons for decisions are clearly documented and available to the member.

      4. There are well-publicized and readily available appeals-mechanisms for both providers and patients. Notification of a denial includes a description of how file an appeal;

      5. Decisions and appeals are made in a timely manner as required by the exigencies of the situation;

      6. There are mechanisms to evaluate the effects of the program using data on member satisfaction, provider satisfaction or other appropriate; and

      7. If the MCO delegates responsibilities for utilization management, it has mechanisms to ensure that these standards are met by the delegate.

Standard XIII. Continuity of Care System

The MCO has put a basic system in place which promotes continuity of care and case management.

Standard XIV: QAP Documentation

A. Scope - The MCO shall document that it is monitoring the quality of care across all services and all treatment modalities, according to its written QAP.

B. Maintenance and availability of documentation - The IVICO must maintain and make available to the State, and upon request to the Secretary of HHS, studies, reports, appropriate, concerning the activities and corrective actions.

'Standard XV: Coordination of QA Activity with other Management Activity

The findings, conclusions, recommendations, actions taken, and results of actions taken as a result of QA activity, are documented and reported to appropriate individuals within the MCO and through established QA channels.

A. QA information is used in recredentialing, recontracting, and/or annual performance evaluations.

B. QA activities are coordinated with other performance monitoring activities, including utilization management, risk management, and resolution and monitoring of member complaints and grievances.

C. There is a linkage between QA and other management functions of the MCO, such as: network changes, benefit redesign, medical management systems, practice feedback to providers, patient education and member services.

                                   APPENDIX F
                      UNAUDITED QUARTERLY FINANCIAL REPORTS

                                   APPENDIX F
                      UNAUDITED QUARTERLY FINANCIAL REPORTS

CURRENT ASSETS:                                                                 CURRENT YEAR   PREVIOUS YEAR
---------------                                                                 ------------   -------------
1. Cash and Cash Equivalents
2. Short-term Investments
3. Premiums Receivable
4. Investment Income Receivables
5. Health Care Receivables
6. Amounts Due from Affiliates
7. Aggregate Write-Ins for Current Assets
8. TOTAL CURRENT ASSETS (Items 1 to 7)

OTHER ASSETS:
9. Restricted Cash and Other Assets
10. Long-term investments
11. Amounts Due from Affiliates
12. Aggregate Write-Ins for Other Assets
13. TOTAL OTHER ASSETS (items 9 to 12)

PROPERTY AND EQUIPMENT:
14. Land, Building and Improvements
15. Furniture and Equipment
16. Leasehold Improvements
17. Aggregate Write-Ins for Other Equipment
18. TOTAL PROPERTY (items 7 to 14)
19. TOTAL ASSETS (items 8, 13 and 18)

DETAILS OF WRITE-INS AGGREGATED AT ITEM 7 FOR CURRENT ASSETS:
701
702
703
704
705
798 Summary of remaining write-ins tor item 7 from overflow page
799 TOTALS (items 701 thru 705 plus 798) Page 2, item 7

DETAILS OF WRITE-INS AGGREGATED AT ITEM 12 FOR OTHER ASSETS
1201
1202
1203
1204
1205
1298 Summary of remaining write-ins for item 12 from overflow page
1299 TOTALS (items 1201 thru 1205 plus 1298) (Page 2, item 12)

DETAILS OF WRITE-INS AGGREGATED AT ITEM 17 FOR OTHER EQUIPMENT
1701
1702
1703
1704
1705
1798 Summary of remaining write-ins for item 17 from overflow page
1799 TOTALS (items 1701 thru 1705 plus 1798) (Page 2, item 17)

MEMBER MONTHS                                                                   CURRENT YEAR   PREVIOUS YEAR
-------------                                                                   ------------   -------------
REVENUES:
1. Premium
2. Fee-For-Service
3. Title XVIII - Medicare
4. Title XIX O Medicaid
5. Investment
6. Aggregate Write-Ins for Other Revenues
7. TOTAL REVENUES (items 1 to 6)

EXPENSES:
8. Medical and Hospital
9. Other Professional Services
10. Outside Referrals
11. Emergency Room & Out of Area
12. Occupancy, Depreciation & Amortization
13. [ILLEGIBLE]
14. Incentive Pool and Withhold Adjustments
15. Aggregate Write-Ins for Other Medical & Hospital Expenses
16. Subtotal (items 8 to 15)
17. Reinsurance Expenses Net of Recoveries

LESS:
18. Copayments
19. COB and [ILLEGIBLE]
20. Subtotal (items 18 and 19)
21. TOTAL MEDICAL AND HOSPITAL (items 16 and 17 less 20)

Administration
22. Compensation
23. Interest Expense
24. Occupancy, Depreciation and Amortization
25. Marketing
26. Aggregate Write-Ins for Other Administration Expenses
27. TOTAL ADMINISTRATION (items 22 to 26)
28. TOTAL EXPENSES (items 21 and 27)
29. Income (LOSS) (item 21 and 27
30. Cumulative Effect of [ILLEGIBLE] Change
31. Provision for Federal Income Taxes
32. NET INCOME (item 29, less items 30 and 31)

DETAILS OF WRITE-INS AGGREGATED AT ITEM 6 FOR OTHER REVENUES
601 Other Income
602
603
604
605
698
699 Summary of remaining write-ins for item 6 from overflow page
699 TOTALS (items 601 through 605 plus 698) (page 4, item 6)

           QUARTERLY CLAIMS AGING [ILLEGIBLE] AS OF _______ (DOLLARS)

                                        0-30     31-45                    61-90   91-120   GREATER THAN
CLAIMS IN-PROCESS (1)                   DAYS      DAYS   [ILLEGIBLE]       DAYS    DAYS      120 DAYS     [ILLEGIBLE]
---------------------------------------------------------------------------------------------------------------------
Institutional (UB92)                   1,050       750                                                       1,800

Non - Institutional (HCFA 1500)        1,000     2,000                                                       3,000
------------------------------------------------------------------------------------------------------------------
Subtotal - Claims In Process           2,050     2,750       -                -        -            -        4,800
==================================================================================================================

                                        0-30     31-45   46-60            61-90   91-120   GREATER THAN      TOTAL
UNPAID ADJUDICATED CLAIMS (2)           DAYS      DAYS    DAYS             DAYS    DAYS      120 DAYS     OUTSTANDING
---------------------------------------------------------------------------------------------------------------------
Institutional (UB92)                     500       250                                                         750

Non - Institutional (HCFA 1500)        1,000     2,000                                                       3,000
------------------------------------------------------------------------------------------------------------------
Subtotal - Unpaid Adjudicated Claims   1,500     2,250       -                -        -            -        3,750
==================================================================================================================

      TICK MARK LEGAND

  (1) Claims in-process represents those claims which have been received by the MCO, recorded in the system but have not been adjudicated. Since these claims have not been adjudicated, and the final pay amount is unknown, these amounts should be recorded at the billed amount.

  (2) Claims which have been adjudicated and have a known pay amount, however, a check has not been issued for these claims.

Note: The titles above have been identified as Medicaid, the MCO can elect to report HUSKY A & B separately or together as long In addition, alt source documentation used to complete this schedule should be available for review at the DEPARTMENT's request.

  CLAIMS TURN AROUND TIME REPORT FROM_ _THROUGH ____________ (NUMBER OF CLAIMS)

                                                                                                    GREATER THAN
                                                     0-30   31-[ILLEGIBLE] 46-60   61-90   91-120     120 DAYS     TOTAL [ILLEGIBLE]
                                                     ------------------------------------------------------------------------
Paper Claims
Husky Institution - UB92
Husky Non-Institution - HCFA 1500

                            Subtotal Paper Claims
Electronic Claims
Husky Institution - UB92
Husky Non-Institution - HCFA 1500
                            Subtotal Electronic
-----------------------------------------------------------------------------------------------------------------------------
                              Total Claims Paid
=============================================================================================================================

      Please file a claims incurred to paid triangle which would show the entire population of claims paid by HUSKY A & B lines of business.

      In addition, for those claims processed in excess of 45 days, include a list of the claims, date of service, date received, date paid, the the amount paid on the claim, the age of the claim when paid and amount of interest paid.

Note: The titles above have been identified as Medicaid, the MCO can elect to report HUSKY A & B separately or together.

CURRENT ASSETS:                                                                 CURRENT YEAR   PREVIOUS YEAR
---------------                                                                 ------------   -------------
1. Cash and Cash Equivalents
2. Short-term Investments
3. Premiums Receivable
4. Investment Income Receivables
5. Health Care Receivables
6. Amounts Due from Affiliates
7. Aggregate Write-Ins for Current Assets
8. TOTAL CURRENT ASSETS (items 1 to 7)

OTHER ASSETS:
9. Restricted Cash and Other Assets
10. Long-term Investments
11. Amounts Due from Affiliates
12. Aggregate Write-Ins for Other Assets
13. TOTAL OTHER ASSETS (items 9 to 12)

PROPERTY AND EQUIPMENT:
14. Land, Building and Improvements
15. Furniture and Equipment
16. Leasehold Improvements
17. Aggregate Write-Ins for Other Equipment
18. TOTAL PROPERTY (items 7 to 14)
19. TOTAL ASSETS (items 8, 13 and 18)

DETAILS OF WRITE-INS AGGREGATED AT ITEM 7 FOR  CURRENT ASSETS
701
702
703
704
705
798 Summary of remaining write-ins for item 7 from overflow page
799 TOTALS (items 701 thru 705 plus 798) Page 2, item 7

DETAILS OF WRITE-INS AGGREGATED AT ITEM 12 FOR OTHER ASSETS
1201
1202
1203
1204
1205
1298 Summary of remaining write-ins for item 12 overflow page
1299 TOTALS (items 1201 thru 1205 plus 1298) (Page 2, item 12)

DETAILS OF WRITE-INS AGGREGATED AT ITEM 17 FOR OTHER EQUIPMENT
1701
1702
1703
1704
1705
1798 Summary of remaining write-ins for item 17 from overflow page
1799 TOTALS (items 1701 thru 1705 plus 1798) (Page 2, item 17)

CURRENT LIABILITIES:                                                            CURRENT YEAR   PREVIOUS YEAR
--------------------                                                            ------------   -------------
1. Accounts Payable (Schedule G)
2. Claims Payable (Reported and Unreported) (Schedule H)
3. Accrued Medical Incentive Pool (Schedule H)
4. Unearned Premiums.
6. Amounts Due to Affiliates (Schedule J)
7. Aggregate Write-Ins for Current Liabilities
8. TOTAL CURRENT LIABILITIES (items 1 to 7)

OTHER LIABILITIES:
9. Loans and Notes Payable (Schedule I)
10. Amounts Due to Affiliates (Schedule J)
11. Aggregate Write-Ins for Other Liabilities
12. TOTAL OTHER LIABILITIES (items 9 to 11)
13. TOTAL LIABILITIES (items 8 and 12)

NET WORTH:
14. Common Stock
15. Preferred Stock
16. Paid in Surplus
17. Contigency Capital
18. Surplus Notes (Schedule K)
19. Contingency Reserves
20. Retained Earnings/Fund Balance
21. Aggregate Write-Ins for Other Net Worth Items
22. TOTAL NET WORTH (Items 14 to 21)
23. TOTAL LIABILITIES AND NET WORTH (items 13 and 22)

DETAILS OF WRITE-INS AGGREGATED AT ITEM 7 FOR CURRENT LIABILITIES
701 Payroll & Related Liabilities
702 Accrued Audit & Actuarial Fees
703
704
705
798 Summary of remaining Write-ins for item 7 from overflow page
799 TOTALS (items 0701 thru 0705 plus 0798 Page 3, item 7)

DETAILS OF WRITE-INS AGGREGATE AT ITEM 11 FOR OTHER LIABILITIES
1101
1102
1103
1104
1105
1198 Summary of remaining write-ins for item 11 from overflow page
1199 TOTALS (items 1101 thru 1105 plus 1198 Page 3, Item 11)

DETAILS OF WRITE-INS AGGREGATED AT ITEM 21 FOR OTHER NET WORTH ITEMS
2101
2102
2103
2104
2105
2198 Summary of remaining write-Ins for item 21 from overflow page
2199 TOTALS items 2101 thru 2105 plus 2198 Page 3, item 21

MEMBER MONTHS                                                                   CURRENT YEAR   PREVIOUS YEAR
-------------                                                                   ------------   -------------
REVENUES:
1. Premium
2. Fee-For-Service
3. Title XVIII - Medicare
4. Title XIX O Medicaid
5. Investment
6. Aggregate Write-Ins for Other Revenues
7. TOTAL REVENUES (items 1 to 6)

EXPENSES:
8. Medical and Hospital
9. Other Professional Services
10. Outside Referrals
11. Emergency Room & Out of Area
12. Occupancy, Depreciation & Amortization
13. [ILLEGIBLE]
14. Incentive Pool and Withhold Adjustments
15. Aggregate Write-Ins for Other Medical & Hospital Expenses
16. Subtotal (items 8 to 15)
17. Reinsurance Expenses Net of Recoveries

LESS:
18. Copayments
19. COB and [ILLEGIBLE]
20. Subtotal (items 18 and 19)
21. TOTAL MEDICAL AND HOSPITAL (items 16 and 17 less 20)

Administration
22. Copayments
23. Interest [ILLEGIBLE]
24. Occupancy, Depreciation and Amortization
25. Marketing
26. Aggregate Write-Ins for Other Administration Expenses
27. TOTAL ADMINISTRATION (items 22 to 26)
28. TOTAL EXPENSES (items 21 and 27)
29. Income (LOSS) (item 21 and 27
30. Cumulative Effect of [ILLEGIBLE] Change
31. Provision for Federal Income Taxes
32. NET INCOME (item 29,  less items 30 and 31)

DETAILS OF WRITE-INS AGGREGATED AT ITEM 6 FOR OTHER REVENUES
601 Other Income
602
603
604
605
698
699 Summary of remaining write-ins for item 6 from overflow [ILLEGIBLE]
699 TOTALS (items 601 through 605 plus 698) (page 4, item 6)

MEMBER MONTHS                                                                   CURRENT YEAR   PREVIOUS YEAR
-------------                                                                   ------------   -------------
DETAILS OF WRITE-INS AGGREGATED AT ITEM [ILLEGIBLE] FOR OTHER REVENUES
1501 Drugs
1502 Outpatient
1503
1504
1505
1598 Summary if remaining write-ins for item 15  from overflow page

DETAILS OF WRITE-INS AGGREGATED AT ITEM 26 FOR OTHER ADMINISTRATION EXPENSES
2601 MGMT Fee Income - SWWA
2602 MGMT Fee Expense GOHS
2603 Other Admin. Expense
2604 MGMT Fee Expense Corp.
2605 Accrued Audit & Actuarial Expense
2698 Summary of remaining, write-ins for item 26 from overflow page
[ILLEGIBLE] TOTALS (items 2601 thru 2505 plus 2598) (Page 4, item 26)

           QUARTERLY CLAIMS AGING INVENTORY REPORT AS OF _______ (DOLLARS)

                                        0-30     31-45   46-60   61-90  91 - 120  GREATER THAN      TOTAL
CLAIMS IN-PROCESS (1)                   DAYS      DAYS    DAYS    DAYS    DAYS      120 DAYS     OUTSTANDING
--------------------------------       -----     -----   -----   -----  --------  ------------   -----------
Institutional (UB92)                   1,050       750                                              1,800

Non - Institutional (HCFA 1500)        1,000     2,000                                              3,000
                                       -----     -----    ----    ----    -----     ----------      -----
SUBTOTAL - CLAIMS IN PROCESS           2,050     2,750       -       -        -              -      4,800
                                       =====     =====    ====    ====    =====     ==========      =====

                                        0-30     31-45   46-60   61-90  91 - 120   GREATER THAN      TOTAL
UNPAID ADJUDICATED CLAIMS (2)           DAYS      DAYS    DAYS    DAYS    DAYS      120 DAYS     OUTSTANDING
--------------------------------       -----     -----   -----   -----  --------  ------------   -----------
Institutional (UB92)                     500       250                                                750

Non - Institutional (HCFA 1500)        1,000     2,000                                              3,000
                                       -----     -----    ----    ----    -----     ----------      -----
SUBTOTAL - UNPAID ADJUDICATED CLAIMS   1,500     2,250       -       -        -              -      3,750
                                       =====     =====    ====    ====    =====     ==========      =====

      TICK MARK LEGEND

  (1) Claims in-process represents those claims which have been received by the MCO, recorded in the system but have not been adjudicated. Since these claims have not been adjudicated, and the final pay amount is unknown, these amounts should be recorded at the billed amount.

  (2) Claims which have been adjudicated and have a known pay amount, however, a check has not been issued for these claims.

NOTE: The titles above have been identified as Medicaid, the MCO can elect to report HUSKY A & B separately or together as long in addition, all source documentation used to complete this schedule should be available for review at the DEPARTMENT's request.

 QUARTERLY CLAIMS AGING INVENTORY REPORT AS OF _____________ (NUMBER OF CLAIMS)

                                        0-30     31-45   46-60   61-90  91 - 120  GREATER THAN      TOTAL
INSTITUTIONAL CLAIMS (UB92)             DAYS      DAYS    DAYS    DAYS    DAYS      120 DAYS     OUTSTANDING
---------------------------             ----     -----   -----   -----  ------    ------------   -----------
Estimated Claims received but not
  in the system (1)                       55                                                            55
Claims in-process (2)                    350                                                           350
Unpaid Adjudicated Claims (3)            125       125                                                 250
                                         ---       ---   -----   -----   ------   ------------    --------
                              SUBTOTAL   530       125       -       -        -              -         655
                                         ===       ===   =====   =====   ======   ============    ========

                                        0-30     31-45   46-60   61-90  91 - 120  GREATER THAN      TOTAL
NON - INSTITUTIONAL CLAIMS (HCFA 1500)  DAYS      DAYS    DAYS    DAYS    DAYS      120 DAYS     OUTSTANDING
--------------------------------------  ----     -----   -----   -----  ------    ------------   -----------
Estimated Claims received but not in
  the system (1)                          20        20                                                  40
Claims in-process (2)                     15        15                                                  30
Unpaid Adjudicated Claims (3)              5         5                                                  10
                                         ---       ---   -----   -----   ------   ------------    --------
                              SUBTOTAL    40        40       -       -        -              -          80
                                         ===       ===   =====   =====   ======   ============    ========

                                        0-30     31-45   46-60   61-90  91 - 120  GREATER THAN      TOTAL
TOTAL CLAIMS                            DAYS      DAYS    DAYS    DAYS    DAYS      120 DAYS     OUTSTANDING
------------------------------------    ----     -----   -----   -----  ------    ------------   -----------
Estimated Claims received but not in
  the system (1)                          75        20                                                  95
Claims in-process (2)                    365        15                                                 380
Unpaid Adjudicated Claims (3)            130       130       -       -        -              -         260
                                         ---       ---   -----   -----   ------   ------------    --------
                          TOTAL CLAIMS   570       165       -       -        -              -         735
                                         ===       ===   =====   =====   ======   ============    ========

      TICK MARK LEGEND

  (1) This category would include any claim that has been received and not input in the system (I.e. claims in the mailroom).

  (2) Claims in process represents those claims which have been received by the MCO, recorded in the system but have not been adjudicated. Since these claims have not been adjudicated, and the final pay amount is unknown, these amounts should be recorded at the billed amount.

  (3) Claims which have been adjudicated and have a known pay amount, however, a check has not been issued for these claims.

NOTE: The titles above have been identified as Medicaid, the MCO can elect to report HUSKY A & B separately or together.

[ILLEGIBLE]

                                                                                                     GREATER THAN
                                                             0-30   31-40   46-60   61-90  91 - 120    120 DAYS     TOTAL PAID
                                                             ----   -----   -----   -----  --------  ------------   ----------
Paper Claims
Husky Institution - UB92
Husky Non-Institution - HCFA 1500
                       SUBTOTAL PAPER CLAIMS
Electronic Claims
Husky Institution - UB92
Husky Non-Institution - HCFA 1500
                         SUBTOTAL ELECTRONIC
                                                             ----   -----   -----   -----  --------  ------------   ----------
                           TOTAL CLAIMS PAID
                                                             ====   =====   =====   =====  ========  ============   ==========

      PLEASE FILE A CLAIMS INCURRED TO PAID TRIANGLE WHICH WOULD SHOW THE ENTIRE POPULATION OF CLAIMS PAID BY HUSKY A & B LINES OF BUSINESS.

      IN ADDITION, FOR THOSE CLAIMS PROCESSED IN EXCESS OF 45 DAYS, INCLUDE A LIST OF THE CLAIMS, DATE OF SERVICE, DATE RECEIVED, DATE PAID, THE AMOUNT PAID ON THE CLAIM, THE AGE OF THE CLAIM WHEN PAID AND THE AMOUNT OF INTEREST PAID.

NOTE: THE TITLES ABOVE HAVE BEEN IDENTIFIED AS MEDICAID, THE MCO CAN ELECT TO
      REPORT HUSKY A & B SEPARATELY OR TOGETHER.

REVISED 7/6/01

                                   APPENDIX G
                  MEDICAID MANAGED CARE ELIGIBILITY CATEGORIES

HUSKY A MEDICAID COVERAGE GROUPS

Eligibility
   Code                         Description
-----------                     -----------
    F01         Temporary Assistance to Needy Families (TANF)
    F03         Transitional Work Extension
    F04         Child Support Extension
    F05         Work Supplementation
    F07         Family Coverage (150 % FPL)
    F08         Special Child Care Deduction
    F09         Eligible for TANF except for Non-Medicaid Requirements
    F10         Newborn Coverage
    F11         Newborn Children
    F12         CN Ribicoff Children
    F13*        Children < 1, under 1859 of the Federal Poverty Level (FPL)
    F20*        Children 1-6, under 185 % of the Federal Poverty Level (FPL)
    F25         Children under 185 % of the Federal Poverty Level (FPL)
    F26         Continuous and Guaranteed Eligibility
    F95         Children under 18, 18-21, and caretaker Relatives
    P01         Pregnant Women who meet TANF Financial Requirements
    P02         Pregnant Women under 185 % of the Federal Poverty Level (FPL)
    P95         Pregnant Women Coverage
  MO1\M02       Pregnant Women Extension (Post-Partum)
  D01\D02       DCF Children

* 1) The F13 and F20 coverage groups have been collapsed into the F25 coverage group.

2) All newly granted children under 185 % of the FPL are being granted eligibility under the F25 coverage group.

3) Already eligible children in the F13 and F20 coverage group will be transferred to

                                   APPENDIX H

                        MANAGED CARE POLICY TRANSMITTALS

                                   APPENDIX H
                        MANAGED CARE POLICY TRANSMITTALS

[LOGO]                        STATE OF CONNECTICUT
                          DEPARTMENT OF SOCIAL SERVICES

                                                                 TELEPHONE
MICHAEL P. STARKOWSKI                                            (860) 424-5053
DEPUTY COMMISSIONER
                                                                 TDD/TTY
                                                                 1-800-842-4524

                         HEALTH CARE FINANCING DIVISION          FAX
                                                                 (860) 424-5057
                           MANAGED CARE ORGANIZATIONS

                                                              PB-98-35

/s/ Michael P. Starkowski                             MAY 1, 1998
-------------------------                             --------------
MICHAEL P. STARKOWSKI                                 EFFECTIVE DATE
DEPUTY COMMISSIONER

POLICY TRANSMITTAL: MS 98-02

SUBJECT: TRANSPORTATION

This policy transmittal is issued to Managed Care Organizations to establish uniform policy regarding transportation of unescorted children to medically necessary and medically appropriate appointments.

Effective May 1, 1998:

      1) Children under 12 years of age shall be escorted to medically necessary and medically appropriate appointments. Either the child's parent, foster parent, caretaker, legal guardian, or the Department of Children and Families (DCF), as appropriate, shall be responsible for providing the escort.

      2) For children between the ages of 12 to 15 years, a consent form signed by a parent, caretaker, or guardian shall be required in order for a child to be transported without an escort, unless access to the service without parental consent is specified by state statute (i.e. for family planning and mental health treatment).

      3) For children 16 years of age and older, no consent form shall be required.

NOTE: THE DEPARTMENT OF SOCIAL SERVICES AND THE DEPARTMENT OF CHILDREN AND FAMILIES, WITHIN 30 DAYS OF ISSUANCE OF THIS TRANSMITTAL, INTEND TO WORK WITH MANAGED CARE ORGANIZATIONS TO DEVELOP A STANDARDIZED CONSENT FORM.

DISTRIBUTION: This policy transmittal is being distributed by Electronic Data Systems to holders of the Medical Services Policy Manual and to the Medicaid Mailing List by the Department of Social Services. Managed Care Organizations are requested to send this information to their network providers and subcontractors.

RESPONSIBLE UNIT: Medical Administration Policy, Zantia McKinney, Lead Planning Analyst, (860) 424-5135.

             25 SIGOURNEY STREET - HARTFORD, CONNECTICUT 06106-5033
                AN EQUAL OPPORTUNITY AFFIRMATIVE ACTION EMPLOYER
                     PRINTED ON RECYCLED OR RECOVERED PAPER

     [CONNECTICUT DEPARTMENT
     OF SOCIAL SERVICES LOGO]       JOHN G. ROWLAND [LOGO] MICHAEL P. STARKOWSKI
                                           GOVERNOR        DEPUTY COMMISSIONER

                        (860) 424-5053 1-800-842-4524 TDD/TYY FAX (860) 424-5057

                         HEALTH CARE FINANCING DIVISION

                                                               PB-00-57

                             All Providers and MCO's

/s/ Michael P. Starkowski                             JULY 1, 2000
-------------------------                             ---------------
MICHAEL P. STARKOWSKI                                 EFFECTIVE DATE:
DEPUTY COMMISSIONER

Policy Transmittal: MS 00-08          CONTACT: MARTHA OKAFOR AT: 860 424-5032

Subject: Clarification Regarding Notices of Action and Partial Denials

This Policy Transmittal further clarifies requirements in Sections 6.1 and 6.2 of the HUSKY A contract in effect as of February 1, 1999 (the "HUSKY A Contract"). This Policy Transmittal is based upon the guidance set forth in David Parrella's April 18, 2000 letter to the managed care organizations ("MCOs") and replaces and supersedes the guidance in that letter.

Partial Denials

      Section 6.1 of the HUSKY A contract requires the MCO or its subcontractor to send a notice of action whenever the MCO denies coverage of goods or services, or reduces, suspends or terminates ongoing goods or services. A notice of action is required whenever the MCO denies a request for goods or services - whether the request is submitted in oral, written or electronic form, so long as it is in a form in which the MCO accepts prior authorization requests. This contractual requirement reflects federal Medicaid regulations and constitutional due process obligations that require the issuance of notice in these circumstances. A number of questions have arisen concerning what constitutes a "denial" for purposes of the notice of action requirements. The Department recognizes that the MCO may not be prepared to approve a request for prior authorization as submitted because the patient and the requesting provider may not have demonstrated that all of the requested services are medically necessary. The MCO may not be prepared to approve the request as submitted, notwithstanding that it may acknowledge that it has been demonstrated by the information submitted that the patient needs some, but perhaps not all, of the services requested by the provider.

      For example, if a provider requests 30 outpatient mental health sessions for a member, but it has not been demonstrated to the satisfaction of the MCO that the member

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

will require 30 sessions, the MCO may respond to such a request for services in one of the following ways:

      1) If the MCO determines that the goods or services requested are not medically necessary, the MCO may issue a denial notice to the member. The 10 day advance notice requirement does not apply in these circumstances. The notice may be sent at the time of the MCO's decision. Continuation of care requirements do not apply in these circumstances. In the example described above, the MCO is required to send a notice of action to the member denying the 30 sessions. This option may not be used if the MCO believes that some goods or services are medically necessary. In such situations, options 2 and 3 described below are appropriate. This option may be appropriately used when the prior authorization request relates to a discrete or single good or service that permits a "yes" or "no" authorization decision or when the MCO determines that none of the requested services are medically necessary.

      2) If the MCO determines that the requested goods or services are medically necessary to some extent, but not for the type of services or the scope, duration and intensity requested, the MCO may alternatively issue a denial notice, that is, the MCO may partially approve and partially deny the request for services. If the MCO does not approve the request as submitted, the MCO must send a denial notice to the member at the time of the partial denial. In the example above, the MCO could determine that the provider demonstrated that the member needs 15 sessions, but not all 30 sessions requested. The MCO could send a notice granting a request for 15 sessions and denying a request for 15 sessions. The member could receive the 15 undisputed sessions and could request a grievance/fair hearing or the remaining 15 sessions. If the member requests a hearing on the disputed 15 sessions, continuation of care requirements would not apply.

      3) If the MCO determines that the goods or services are necessary, but lacks sufficient information to make a final determination as to the full scope of the request, the MCO alternatively may approve the authorization request as submitted with notice to the provider that the MCO will review the medical necessity for the full request at periodic intervals. In the example above, the MCO may approve the requested 30 sessions. The notice or communication to the provider, however, could note that approval is contingent upon demonstration of the continuing need for the services. The MCO may inform the provider that provision of the services is contingent upon such a demonstration at "check-in" points - visits 10 and 20 - for example. If, prior to the 30th session, the MCO determines that the remaining sessions are not necessary and elects to discontinue coverage of the remaining previously approved sessions, this will constitute a termination of services. The MCO would be required to send a 10 day advance notice of termination and continue benefits pending a hearing decision, up to the 30 sessions that were previously approved, if the patient requests a hearing within the 10 day period.

      The MCOs may use the existing notice of action forms to issue notices of partial denial. The Department is in the process of revising the model form currently in use and will distribute the forms to the MCOs.

      The Department will monitor the use of these three notice options. The Department believes that these options afford the MCOs sufficient flexibility to respond to a request for goods or services while still allowing the MCO to manage the care provided. The failure to issue notices of action as required by the HUSKY A contract and in accordance with the partial denial requirements above, may result in the imposition of Class B or Class C Sanctions.

         The HUSKY A organizations are bound by the formal and complex due process requirements of federal Medicaid regulations. The Department recognizes that these notice requirements may differ significantly from notice requirements in the private sector. Nonetheless, the Department believes that the MCOs can and must review the medical necessity of services and manage the care provided to their Medicaid members, while at the same time, affording notice and hearing rights that comply with federal and state law and the terms of the HUSKY A contract.

Reasons for Denials

         The notice of action must cite to the legal authority for the MCO's decision. If an adverse action is based upon a medical necessity determination, the notice should cite to the medical necessity definition from the Department's regulations. For example, a denial of physician's services on the basis of lack of medical necessity shall cite to Regulations, Conn. Stat. Ag. Section 17b-262-338(31). The MCO should not cite internal MCO policy as a basis for a denial, termination, suspension or reduction of services. If a good or service is denied because it is not a covered benefit, the notice should cite to the particular exclusion from the Department's Medical Services Policy manual, as listed in Appendix A of the HUSKY A contract.

         If a MCO or one of its subcontractors fails to cite to the appropriate legal basis for an authorization decision, the Department may impose Class B or C sanctions on the MCO.

Utilization Review and Medical Necessity

         Utilization review decisions must be based upon an individual assessment of the member and the member's medical condition. Arbitrary time periods or arbitrary limitations on number of service visits are inconsistent with an individualized determination of medical necessity. The MCO coverage and utilization decisions must be consistent with the scope of covered services as set forth in Appendix A of the HUSKY A contract. Medical necessity determinations by the MCO must be made in accordance with the definition in the HUSKY A contract. MCOs must employ the definition of "medical necessity" set forth in Section EE of the definitions section of the HUSKY A contract. Children's medical necessity decisions will be governed by the EPSDT coverage rules (42 U.S.C. Section 1396d(r) and 42 U.S.C. Section 1396a(a)(43), as described in Section 3.17 of the HUSKY A Contract. MCOs are also responsible for ensuring subcontractor compliance with these requirements.

Coverage for Chronic Conditions

      There is no distinction in the HUSKY A contract between acute and long-term services. MCOs may not deny services on the basis that the goods or services requested are for a chronic condition, rather than a service that is short-term or acute in nature. In addition, MCOs may not adopt practices that have the effect of denying or limiting access to medically necessary services for chronic or long term conditions. These principles apply with equal force to MCO subcontractors and MCOs are responsible for ensuring subcontractor compliance.

      If a MCO or one of its subcontractors fails to issue a proper notice of action or fails to use the medical necessity criteria a set forth in the HUSKY A contract, the Department may impose Class B or Class C Sanctions on the MCO. If a MCO or one of its subcontractors uses arbitrary limits in the utilization review process, this may also result in the imposition of Class B or C sanctions.

      Distribution: This policy transmittal is being distributed by Electronic Data Systems to holders of the Medical Services Policy Manual and to the Medicaid Mailing List, by the Department of Social Services. HUSKY A managed care organizations are requested to send this information to their network providers and subcontractors.

      Responsible Unit Medicaid Managed Care, Martha Okafor, Manager/Compliance, at (860) 424-5032.

DATE ISSUED: JUNE 29, 2000

[CONNECTICUT DEPARTMENT OF SOCIAL SERVICES LOGO]

                        (860) 424-5053 1-800-842-4524 TDD/TTY FAX (860) 424-5057

                         HEALTH CARE FINANCING DIVISION
                                    July 1997

                                 All Providers

/s/ Michael Starkowski                                        ONGOING
----------------------                                        --------------
MICHAEL STARKOWSKI                                            EFFECTIVE DATE
DEPUTY COMMISSIONER

POLICY TRANSMITTAL: MS 97-05                                          PB-97-44

SUBJECT: Coordination and Continuation of Goods and Services

This Policy Transmittal clarifies the requirement for providing coordination and continuation of care relative to the covered goods and services referred to in
Section 3.1 of the Health Plan Purchase of Service Contract. Those health plans licensed by the State of Connecticut Insurance Department under Chapter 698, 698a or 670 of the Connecticut General Statutes are also bound by Public Act 97-99, An Act Concerning Managed Care, as the provisions of the Act, upon the date they are effective, may apply to the requirements of coordination and continuation of goods and services addressed in this transmittal.

Specifically addressed in this transmittal is the coordination and continuity of goods and services provided to: (1) a Medical Assistance Program client who is in the process of transitioning into a health plan; or (2) a client who is an established member of a health plan.

The Department of Social Services defines goods and services as medical care or items which are furnished to a client to meet a medical necessity in accordance with applicable statutes, regulations, or policy governing the Medical Assistance Program.

(a)   COORDINATION AND CONTINUATION OF GOODS AND SERVICES FOR HEALTH PLAN
      MEMBERS

      Section 3.2 of the Health Plan Purchase of Service Contract requires that a Connecticut Access Health Plan shall have a system in place to provide well-managed patient care. Section 3.2 focuses on the coordination and continuation of care provided by a health plan for its members. For the purposes of this transmittal, coordination and continuation of goods and services includes:

      - a health plan member who is receiving ongoing goods and services from a fee-for-service system (FFS) provider at the time of transitioning into the health plan;

      - a health plan member who is receiving ongoing goods and services under one health plan at the time of transitioning into another health plan; and

                                       1
                             JOBS FIRST INITIATIVE
     Call us at 1-800-392-2122 if you have an employment position to fill.
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

                  available in the health plan's provider network, the health plan shall continue to provide the care through the member's FFS or outgoing health plan provider until such time an appropriate specialist is available in the plan's provider network.

                  In other words, until the health plan can make arrangements to effect the smooth transition of the care to an appropriate network provider, care shall continue to be provided by the out-of-network provider beyond the member's effective date of enrollment into the new health plan.

      (2) Maintaining Continuity of Care for Established (Non-Transitioning) Health Plan Members Currently Receiving Ongoing Goods and Services

            Health plans shall not reduce, suspend, or eliminate the ongoing goods and services an established member (non-transitioning) is currently receiving from the member's health plan until the plan has completed a review of medical necessity and met the requirements of Section (d) below.

(d) REQUIREMENTS FOR THE NOTICE OF ACTION AND NOTIFICATION OF THE GRIEVANCE PROCESS TO TRANSITIONING AND ESTABLISHED HEALTH PLAN MEMBERS

      In order for the health plans to be in compliance with Section 6.1 of the Health Plan Purchase of Service Contract concerning grievance procedures and Section (c) above, the following requirements shall be met by the health plans with regard to the right of transitioning and established health plan members to appeal an adverse decision by the health plan concerning the goods and services they are receiving.

      (1)   Notice of Action

            The health plan, or its subcontractor (as duly authorized by the health plan), shall mail an initial notice of action to the member regarding the results of the initial review of medical necessity, provided for in Section (c)(1) and (c)(2) above, at least 10 calendar days before the date of any action to reduce, suspend, or terminate the goods and services. The health plan shall allow an additional 2 days for mail delivery time beyond the 10 days to allow for receipt of the notice by the member. The health plan shall identify if the member is Spanish speaking only. In this case, the notice of action shall be in Spanish.

            The initial notice of action shall clearly explain the member's right to:

            (A) file a grievance with the health plan using the grievance process established by the health plan in accordance with
                  Section 6.1 of the Health Plan Purchase of Service Contract;

            (B) request a fair hearing in writing to the Department as provided for under Section 6.2 of the contract, and that the request must be made within 60 days from the date the health plan initial Notice of Action is mailed to the member;

            (C) continuation of ongoing goods and services if the appeal to the plan or the Department is made on or before 10 calendar days from the date the notice is received by the member. (See subsection (c)(2) and (d)(5) below).

                  Division renders a decision in the matter. (See (d)(5) below concerning documentation and tracking of the ten day requirement.)

      (3) In accordance with Section 6.1 of the Health Plan Purchase of Service Contract, the grievance process within the health plan shall be concluded within 30 days of receipt.

      (4) Decisions by the Department's Administrative Hearing and Appeals Division concerning fair hearings shall be made within 90 days of receipt of a fair hearings request. It is the responsibility of the health plan to assign a staff person to attend the fair hearing to present their views. Failure on the part of the health plan to attend the hearing would cause the hearing to be decided in favor of the member.

      (5)   Documentation Requirements

            (A) It shall be the responsibility of the health plan to document in its grievance recordkeeping system required by Section 6.1 of the Health Plan Purchase of Service Contract: (i) the date the initial notice of action is mailed to the member; (ii) the date the member files a grievance resulting from the notice of action; and (iii) the date the Department receives the member's request for a fair hearing resulting from the notice of action.

            (B) It shall be the responsibility of the health plan to track the time period for determination of continuation of services.

            (C) In case of a dispute involving a request for continuation of services or a fair hearing request, the health plan shall have a system in place to verify the actual date the initial Notice of Action is mailed to the member.

(e) MAINTAINING CONTINUITY OF CARE FOR A TRANSITIONING HEALTH PLAN MEMBER RECEIVING GOODS NOT SUBJECT TO SECTION (c) ABOVE

      (1) The following goods, which are not deemed ongoing goods as defined in section (c) above, are included in this section: durable medical equipment; prosthetic or orthotic devices; hearing aids; dentures; orthodontics; and eyeglasses. The goods covered in this section may involve the purchase, repair, or modification of such goods.

      (2) Goods requiring prior authorization under the FFS system or the outgoing health plan

            (A) The new health plan shall be responsible for payment of goods covered in this section for a member who is transitioning into the health plan from either the FFS system or another health plan and who has a written authorization for such goods subject to paragraph (C) of this section.

            (B) The new health plan shall not deny, reduce, terminate, or suspend such goods. The goods shall be provided by the new health plan according to the terms of the authorization, i.e., the amount or duration of goods.

            (C) Payment shall be the responsibility of the new health plan when the goods were approved under the terms of a written prior authorization either given by the Department to a fee-for-service provider (see subsection (4) below) or by the outgoing health plan to one of its providers, and:

            only.

            Therefore, when a client joins a health plan, the prior authorization by the Department for goods and services provided after the effective date of enrollment into a health plan is no longer valid, except when such goods meet the requirements of Section (d)(2) above. The Department also extends this rationale to the goods authorized by an outgoing health plan.

(f) MAINTAINING CONTINUITY OF CARE FOR TRANSITIONING HEALTH PLAN MEMBERS WHO ARE HOSPITALIZED

      The following continuity of care requirements shall be followed for health plan members who are hospitalized.

      (1) The admitting health plan shall be responsible for payment of a hospital stay for a member who transitions into another health plan or returns to the FFS system while hospitalized. Payment shall be the responsibility of the admitting health plan when the effective date of disenrollment from the admitting health plan occurs during the period of hospitalization. The admitting health plan shall be responsible for covering the hospital stay until the member is discharged. This applies to fully capitated health plans only. The hospital stay refers to the financial arrangement made between the admitting health plan and the hospital to cover certain inpatient services.

            The services related to the Inpatient stay but performed and billed separately from the hospital's charges, as for example, the services of the attending physician or a specialist, would be the responsibility of the new health plan or FFS system, whichever applies, beginning with the effective date of enrollment of the member into the new health plan It is important for the outgoing health plan and the member's new health plan to coordinate the inpatient related services received by the hospitalized member.

            It is equally necessary, in situations involving the discharge of a member who is transitioned into a new health plan while hospitalized, for the discharge planning to be coordinated with the member's new health plan This means that the admitting health plan and the hospital should Involve the member's new health plan in the planning process, especially in situations involving planned transfers to another inpatient facility, e.g., transfer to a psychiatric hospital, or transfer to a stepdown ambulatory program, such as a partial hospital program. Health plans should refer to Appendix K of the Request For Application (RFA) for current requirements concerning the discharge planning process for children who are hospitalized with significant mental health or substance abuse needs.

      (2) A health plan member who was admitted to an inpatient facility under the FFS system, and whose effective date of enrollment in a health plan for the first time occurs during the period of hospitalization, is exempted from such enrollment until the 1st of the month following discharge from inpatient care.

Distribution: This policy transmittal is being distributed by Electronic Data Systems to holders of the Medical Services Policy Manual and to the Medicaid Mailing List by the Department of Social Services. Health Plans are requested to send this information to their network providers and subcontractors.

Responsible Unit: Medical Administration Policy Ray MacDonald, Medicaid Policy Consultant, (860) 424-5134, or Martha Okafor, Lead Planning Analyst, 860-424-5229

                                                            ISSUED: JULY 9, 1997

[LOGO]                             [ILLEGIBLE]
                          DEPARTMENT OF SOCIAL SERVICES

                                                                 TELEPHONE
MICHAEL P. STARKOWSKI                                            (860) 424-5053
DEPUTY COMMISSIONER
                                                                 TDD/TTY
                                                                 1-800-842-4524

                         HEALTH CARE FINANCING DIVISION          FAX
                                                                 (860) 424-5057

                                  February 1998

                                  All Providers

/s/ Michael P. Starkowski                             Immediately
-------------------------                             -----------
Michael P. Starkowski                                 Effective Date
Deputy Commissioner

Policy Transmittal:       MS 98-01                            PB 98-29

Subject: Clarification Regarding Notices of Action and Coordination and Continuation of Goods and Services

This Policy Transmittal further clarifies the requirements of Section 6.1 and
6.2 of the Health Plan Purchase of Service Contract regarding requirements for the notice of action and notification of the grievance process to transitioning and established health plan members previously addressed in Policy Transmittal MS 97-05(d) and addresses questions regarding payment for goods not subject to Section (c) of Policy Transmittal MS 97-05.

(a)   Notice of Action

      (1) The health plan, or its subcontractor (as duly authorized by the health plan) shall mail an initial notice of action to the member regarding the results of the initial review of medical necessity, provided for in Section (c)(1) and (c)(2) of Policy Transmittal MS 97-05, at least 10 calendar days before the date of any action to reduce, suspend, or terminate the goods or services. The health plan shall identify if the member is Spanish speaking only. In this case, the notice of action shall be in Spanish.

            The health plan is not required to allow an additional 2 days for mail delivery beyond the 10 days specified above.

      (2) In addition to providing a notice of action to the member when ongoing goods or services are reduced, suspended, or terminated, the health plan must also provide a notice of action promptly whenever the plan denies coverage of goods or services prescribed by the treating physician or primary care provider.

              25 SIGOURNEY STREET-HARTFORD, CONNECTICUT 06106-5033
               AN EQUAL OPPORTUNITY / AFFIRMATIVE ACTION EMPLOYER
                     PRINTED ON RECYCLED OR RECOVERED PAPER

      (3)   All notices of action shall clearly state or explain:

            (A)   what action the health plan intends to take;

            (B)   the reasons for the intended action;

            (C) a citation to the statute, regulation, policy section, or managed care contract provision which supports the intended action;

            (D) the member's right to file a grievance with the health plan using the grievance process established by the health plan in accordance with Section 6.1 of the Health Plan Purchase of Service Contract;

            (E)   (i)   the member's right to request, in writing, a fair
                        hearing from the Department;

                  (ii) that a written request for a fair hearing must be made to the Department within 60 days from the date the health plan mailed the initial notice of action to the member;

                  (iii) that, at a fair hearing, the member may represent
                        himself or herself or use legal counsel, a relative, a friend, or other spokesperson;

                  (iv) that filing a grievance with the health plan does not preclude the member from requesting a fair hearing from the Department;

                  (v) that filing a grievance with the health plan does not automatically preserve the member's right to request a fair hearing; and

            (F) the member's right to continuation of ongoing goods or services:

                  (i) provided the reduction, suspension, or termination of goods or services was not ordered by the member's treating physician or primary care provider, functioning within his or her respective scope of practice, as defined under state law, and

                  (ii) provided the member files a formal grievance with the health plan or files a written request for a fair hearing with the Department within 10 calendar days of the date the notice is mailed to the member.

      (4) In the case of a child under the care of the Department of Children and Families (DCF) the health plan is required to send the notice of action to the child's DCF social worker and a copy to the child's foster parent.

(b)   Exception From Advance Notice

      (1) Notice of action may be mailed to a member no later than the date of action if a reduction, suspension, or termination of goods or services is prescribed by the member's treating physician or primary care provider, functioning within his or her scope of practice, as defined under state law.

      (2) In the foregoing situation, although notice of action is required, goods or services may be reduced, suspended, or terminated, in accordance with the order of the treating physician or primary care provider, functioning within his or her respective scope of practice, as defined under state law, as of the date of action.

(c) Payment for Goods Received by Members not Subject to Policy Transmittal MS 97-05(c)

      (1) For goods which are not deemed ongoing goods as defined in Policy Transmittal MS 97-05(e), the health plan which authorizes the goods shall pay for the goods, even if the member has transitioned into another health plan or fee-for-service Medicaid by the time the goods are delivered.

      (2) In situations where prior authorization has been given by the Department to a fee-for-service provider prior to a member transitioning into a health plan, and the goods are delivered after the member has transitioned into a health plan, the new health plan shall pay the provider whom the Department authorized to supply the goods.

(d)   Delegation of Responsibility to Issue Notice of Action

      The Connecticut Access managed care contracts permit health plans to delegate to subcontractors the responsibility for providing notices of action to members. Please note, however, that it remains the health plan's responsibility to ensure that all notice requirements are met.

(e)   Standardized Notice of Action

      Following issuance of this policy transmittal, it is the Department's intent to work with health plans to develop a standardized notice of action. However, plans are not relieved of their obligation to comply with each of the terms of this policy transmittal in the interim while this standard notice is being developed.

DISTRIBUTION: This policy transmittal is being distributed by Electronic Data Systems to holders of the Medical Services Policy Manual and to the Medicaid Mailing List, by the Department of Social Services. Health Plans are requested to sent this information to their network providers and subcontractors.

RESPONSIBLE UNIT: Medical Administration policy, J. Michelle Fitzpatrick, Ph.D., Supervisor, (860) 424-5126.

                                   APPENDIX I

                           CAPITATION PAYMENT AMOUNTS

                         SUMMARY DESCRIPTION OF BENEFITS

A.    COVERED SERVICES INCLUDED IN THE CAPITATION PAYMENT

1. Hospital Inpatient Care (acute care hospitals) - Medically necessary and medically appropriate hospital inpatient acute care, procedures, and services, as authorized by the responsible physician(s) or dentist, and covered under Department of Social Services (DSS) policies and regulations.

      a. Administratively Necessary Days (ANDs) are covered when a nursing home placement delay is due to unavailability of beds. However, a patient is required to accept the first available, medically appropriate bed.

      b. Organ transplants are covered if they are of demonstrated therapeutic value, medically necessary and medically appropriate, and likely to result in the prolongation and the improvement in the quality of life of the applicant. The DSS Transplant Advisory Committee has developed, and continues to develop, medical criteria relating to particular organ transplant procedures. These criteria are available for use by health plans. The criteria are guidelines. However, a final decision to deny a transplant request is not to be rendered without considering the medical opinion of a qualified organ transplantation expert(s) in the community.

      c. Mental health and substance abuse services in a general hospital psychiatric unit are covered--regardless of the age of the individual.

2.    Psychiatric (mental health/substance abuse) Facility Inpatient Care

      a. Medically necessary psychiatric hospital care, procedures, and services as covered under DSS policy and regulation.

      b. Some psychiatric hospitals may qualify as an Institution for Mental Diseases (IMD). An IMD is defined as a facility of more than sixteen
            (16) beds that is primarily engaged in providing diagnosis, treatment, or care of persons with mental diseases. Medically IMD necessary care is only covered for individuals under age 21 and 65 years of age or older. IMD services for individuals aged 21 through 64 are noncovered services (see Section C.1 of this summary overview).

3.    Freestanding Alcohol Treatment Center Inpatient Care

      a. Services must be provided by a program holding a current and active license to operate a Private Freestanding Facility for the Care and Treatment of Substance Abusive or Dependent Persons.

      b. Services under the Medicaid program shall be for alcohol detoxification and shall be limited to: a) the acute and evaluation phase of the treatment program and b) a ten (10) day period for each occurrence. Acute treatment and evaluation provides medical management of detoxification and assessment of the individual's total situation in an inpatient milieu for the purpose of formulating and implementing a plan of care in addition to detoxification.

      c. Services must predominately focus on the medical and/or psychological management of alcohol abuse and other medical or psychological conditions which impact upon or are related to alcohol abuse. Treatment and care shall be provided under the direction of a physician within the scope of accepted medical practice.

4. Chronic Disease Hospital Inpatient Care - Such medically necessary care, procedures, and services as covered under DSS policy and regulation.

5. Nursing Facility (Skilled Nursing and Intermediate Care) Inpatient Care - Such medically necessary care is covered while the patient remains in a managed care coverage group. For coverage in nursing homes which are characterized as, institutions for mental disease' see Section CA of this summary overview.

6. Intermediate Care Facility (Mentally Retarded) Inpatient Care - Such medically necessary care is covered while the patient remains in a managed care coverage group.

7. Christian Science Sanitoria Service - Such medically necessary care is covered while the patient remains in a managed care coverage group.

8. Hospital Outpatient Care (General Hospital, Psychiatric Hospital, and Chronic Disease Hospital) - Preventive, diagnostic, therapeutic, rehabilitative, or palliative medical services provided to an outpatient by or under the direction of a physician or dentist in a licensed hospital facility.

9. Physician Services - Primary and Specialty services provided by a licensed physician or doctor of osteopathy and performed within the scope of practice of medicine or osteopathy as defined by State law.

10. Psychologist Services - Clinical, diagnostic, and remedial services personally performed by a psychologist. Services include: a) counseling and psychotherapy to individuals who are experiencing problems of a mental or behavioral nature and b) measuring and testing of personality, aptitudes, emotions, and attitudes.

11. Nurse-Midwifery Services - Services provided by a licensed, certified nurse--midwife which are related to the care, and to the management of the care, of essentially normal mothers and newborns (only throughout the maternity cycle) and well woman gynecological care, including family planning services.

12. Nurse Practitioner Services - Services which are provided by a licensed Advanced Practice Registered Nurse (APRN) and which are within his or her scope of practice as defined by State law.

13. Chiropractor Services - Manual manipulation of the spine performed by a licensed chiropractor within the scope of chiropractic practice. Noncovered services:

      a. Prescription or administration of any medicine or drug or the performance of any surgery;

      b.    X-rays furnished by a chiropractor.

      c. Manipulation of other parts of the body (e.g., shoulder, arm, knee, etc.) even when for subluxation of the spine; and

      d.    Lab work ordered by a chiropractor.

14. Naturopathic Services - Services provided by a licensed naturopath which conform to accepted methods of diagnosis and treatment and which are within the scope of naturopathic practice.

15. Podiatrist Services - Services provided by a licensed podiatrist which conform to accepted methods of diagnosis and treatment and which are within the scope of podiatric practice.

      a.    Limitations of Coverage

            i. Orthotic and/or corrective arch supports for recipients under five years of age; and

            ii.   Orthotic and/or corrective arch supports only once every two
                  (2) years.

      b.    Noncovered Services

            i.    Services of assistants at surgery;

            ii. Simplified tests requiring minimal time or equipment and employing materials nominal in cost such as Clinitest, testape, Hematest, Bumintest, Dextrostix, nonphotolitric hemogloblin, etc.;

            iii.  Simple foot hygiene; and

            iv. Repairs to devices judged to be necessitated by willful or malicious abuse on the part of the patient.

16. Laboratory Services - Laboratory services: a) ordered by a duly licensed physician or other licensed practitioner of the healing arts; and b) performed in a laboratory which is certified according to the applicable provisions of the Clinical Laboratory Improvement Amendments of 1988
      (CLIA) and meets all applicable licensing, accreditation and certification requirements for the specific services and procedures it provides.

17. Outpatient Medical Rehabilitation Services - Medically necessary and medically appropriate outpatient rehabilitation services provided by a licensed or certified practitioner. Such services include: physical therapy, occupational therapy, speech therapy, audiology, inhalation therapy, social services, psychological services, traumatic brain injury (T.B.I.) day treatment, neuropsychological evaluation, electonystagmography, and early childhood intervention services.

      a.    Limitations include:

            i. Sheltered workshop services for individuals who are primarily developmentally disabled are covered only if their need for this type of program stems from an etiology readily identifiable as medical or psychological in origin;

            ii. T.B.I. treatment programs are limited to individuals who have sustained injury from interaction of any external forces resulting in the central nervous system (brain) dysfunctions. Developmental impairment primarily contributing to brain dysfunction is not included. The impairment must be readily identifiable as having been sustained through injury;

            iii. The T.B.I. program is primarily a medical rehabilitation program, however, vocational, social, and educational services may be covered only when these services are: a) related to the individual's injury, b) are reasonable and necessary for the diagnosis or treatment of the injury, and c) are a part of the recipient's written individual plan of care; and

            iv. Programs relating to the learning of basic living skills, or other activities of daily living, are limited to individuals who have lost or had impaired functions of daily living and require retraining to maximize restoration of these skills.

      b.    Noncovered Services include:

            i. Services which are related solely to specific employment opportunities, work skills, work settings, and/or academic skills and are not reasonable or necessary for the diagnosis or treatment of an illness or injury;

            ii. Speech services involving nondiagnostic, nontherapeutic, routine, repetitive, and reinforced procedures or services for the patient's general good and welfare; and

            iii. Services ordinarily covered are not covered if an individual's expected restoration potential would be insignificant in relation to the extent and duration of rehabilitation services required to achieve such potential.

18. Vision Care - Services performed by a licensed ophthalmologist, optometrist, or optician which conform to accepted methods of diagnosis and treatment.

      Limitations of Coverage

            i. Contact lenses are covered when such lenses provide better management of a visual or ocular condition than can be achieved with spectacle lenses, including, but not limited to the diagnosis of Unilateral Aphakia, Keratoconus, Coeal Transplant, and High Anisometropia;

            ii. Prescription sunglasses are covered when light sensitivity which will hinder driving or seriously handicap the outdoor activity of a patient is evident;

            iii. Trifocals are covered when the patient has a special need due to job training program or extenuating circumstances;

            iv. Extended wear contact lenses are covered for aphakia and for members whose coordination or physical condition make daily usage of contact lenses impossible;

            v. Oversize lens are covered only when needed for physiological reasons, and not for cosmetic reasons; and

      vi.   A spare pair of eyeglasses is not covered.

19. Dental Care - Services performed by a licensed dentist or dental hygienist which conform to accepted methods of diagnosis and treatment.

The categories of covered services are as follows:

      a.    Diagnostic Services

            i.    Home visits;

            ii. Radiographs: a) intraoral, complete series; b) bitewing films; and c) periapical films; and

            iii. Oral examinations: a) initial oral exam; b) periodic oral exam; and c) emergency oral exam.

      b.    Preventive Services

            i.    Prophylaxis;

            ii.   Fluoride treatment for children under 21;

            iii.  Space maintainers;

            iv.   Night guards; and

            v. Pit and fissure sealants for children ages 5 through 16. Prior authorization is required for children under 5 and persons over 16.

      c. Restorative Services - limited to the restoration of carious permanent, and primary teeth.

            i.    Fillings; and

            ii.   Crowns.

      d.    Endodontics

            i.    Root canal therapy and/or abicoectomy; and

            ii.   Apexification.

      e.    Prosthodontics - removable, complete, and partial prostheses;

      f.    Dental Surgery;

      g.    Edodontia (extractions);

      h. Orthodontics under the Early Periodic Screening, Diagnosis and Treatment (EPSDT) program;

      i.    Alveolectomy (alveoplasty);

      j. Patient Management - in connection with dental services to individuals with cognitive disabilities;

      k.    General Surgical Anesthesia;

      l.    Prosthodontics with use on a regular basis;

      m.    Removable, complete and partial denture prostheses only; and

      n.    Replacement of existing dentures, only once in any five (5) years.

      o.    Relining or rebasing existing dentures - Two (2) year period.

      p.    Denture labeling, for patients in long-term care facilities only.

The categories of noncovered services are as follows:

      a.    Fixed Bridges

      b.    Periodontia

      c.    Implants

      d.    Transplants

      e.    Cosmetic Dentistry

      f.    Vestibuloplasty

      g.    Unilateral Removable Appliances

      h. Partial dentures where there are at least eight (8) posterior teeth in occlusion and no missing anterior teeth.

      i.    Restorative procedures to deciduous teeth nearing exfoliation.

20. Durable Medical Equipment - equipment which: a) can stand repeated use; b) is primarily and customarily used to serve a medical purpose; c) is generally not useful to a person in the absence of an illness or injury; and d) excludes items that are disposable.

      Equipment covered includes: wheelchairs and accessories, walking aids, bathroom equipment (e.g., commode and safety equipment), hospital beds and accessories, inhalation therapy equipment (e.g., IPPR machines, suction machines, nebulizers, and related equipment), enteral/parenteral therapy equipment, and the repair and replacement of durable medical equipment (DME) and related equipment.

21. Orthotic and Prosthetic Devices - Mechanical appliances and devices for the purpose of providing artificial replacement of missing parts, and/or prevention or correction of disorders in involving physical deformities and impairments.

      a. Devices covered include: braces, corsets, collars, arch supports, footplates, orthopedic shoes, orthopedic prostheses, hearing aids (including batteries, earmolds, and cords).

      b. Limitations: i) orthotic and/or corrective arch supports are not provided for recipients under five years of age; ii) Metatarsus Adductus Shoes are limited to a congenital metatarsus adductus condition and are limited to children through age four as medically necessary.

22. Oxygen Therapy - oxygen, equipment, supplies, and services related to the delivery of oxygen.

23. Respiratory Therapy - services include: intermittent positive pressure breathing, ultrasonography, aerosol, sputum induction, percussion and postural drainage, arterial puncture, and withdrawal of blood for diagnosis.

24. Dialysis - hemodialysis and peritoneal dialysis services are covered, including the treatment of end stage renal disease.

25. School-Based Clinics - services provided at a facility: a) located on the grounds of a public school; b) serving enrolled recipients on a scheduled basis or for an emergency situation; and c) licensed as an outpatient medical facility to provide comprehensive care.

      a. Covered services include: health assessments; family planning services; diagnosis and/or treatment of illness or injuries; laboratory testing (performed by the School-Based Health Clinic); follow-up visits; EPSDT services; one-on-one health education, medical social work services, and nutritional counseling; and mental health and substance abuse services including diagnostic assessments, individual, group, and family therapy or counseling.

      b. Noncovered services include: mandated school health screenings, simple intervention of a health problem such as nonmedical personnel could render, visits where the presenting health problem does not require a health or mental health assessment/evaluation, visits for the sole purpose of administering or monitoring medications, services which are not part of the written individual plan of care, and visits for mental health or substance abuse determined by the clinic to be beyond the scope of the clinic.

26. Family Planning and Abortion - medically approved diagnostic procedures, treatment, counseling, drugs, supplies, or devices which are prescribed or furnished by a provider to individuals of child bearing age for the purpose of enabling such individuals to freely determine the number and spacing of their children.

      Noncovered services include: a) sterilizations for patients who are under age twenty-one (21), mentally incompetent, or institutionalized; and b) hysterectomies performed solely for the purpose of rendering an individual permanently incapable of reproducing.

27. Ambulatory Surgery - Services include preoperative examinations, operating and recovery room services, and all required drugs and medicine.

28. Early and Periodic Screening, Diagnostic and Treatment (EPSDT) Services (Health Track Services)- Comprehensive child health care services to recipients under twenty-one (21) years of age, including all medically necessary prevention, screening, diagnosis, and treatment services listed in Section 1905(r) of the Social Security Act.

      EPSDT Covered Services are described below:

      a. Initial and Periodic Comprehensive Health Screenings - includes the following services provided at the intervals recommended in the Periodicity Schedule consistent with the standards of the American Academy of Pediatrics and Center for Disease Control:

            i. a comprehensive health and developmental history, including assessment of both physical and mental health development and nutritional assessments;

            ii.   a comprehensive unclothed physical examination;

            iii. appropriate immunizations according to age and health history, unless medically contraindicated at the time;

            iv. appropriate laboratory tests (including blood lead level assessments appropriate for age and risk factors);

            v. health education (including anticipatory guidance and risk assessment);

            vi. diagnosis and treatment of problems found during the screening;

            vii. vision screenings - an objective vision screening is indicated beginning at three years of age as indicated in accordance with the Periodicity Schedule;

            viii. hearing screenings - an objective hearing screening is indicated beginning at four years of age according to the Periodicity Schedule; and

            ix. dental screenings are recommended in the Periodicity Schedule, for example, an initial direct referral to a dentist beginning at age two.

      b. Dental Services - includes those dental services provided by or under the direction of a dentist, in addition to the dental screening, that are recommended in the Periodicity Schedule. Dental services also include relief of pain and infections, restoration of teeth, and maintenance of dental health.

      c. Administration and Medical Interpretation of Developmental Tests - objective standardized tests, recognized by the Connecticut Birth-To-Three Council, for further diagnosis and treatment of problems found during a periodic comprehensive health screen or interperiodic encounter. Such tests include, but are not limited to, the Battelle, the Mullen, and the Bayley.

      d. Case Management Services - The following services are determined to be necessary when a child evidences a need for such services as a result of a periodic comprehensive health screening or interperiodic encounter:

            i. Initial case management assessment and periodic reassessment, including development of the plan of services and revision as necessary.

            ii.   Ongoing case management, including, at a minimum:

                  A) assistance in implementing the plan of services, which includes: facilitating referrals, providing assistance in scheduling needed health or health-related services, and helping to identify and link with the child's health and social service providers. Particularly, the case management provider shall identify the child's health home or, if necessary, participate in linking the child with a quality health home, and encourage continuity of care;

                  B) monitoring the delivery of and facilitating access to a periodic comprehensive health screening at the intervals recommended in the Periodicity Schedule, and other screening, diagnosis, and treatment services. Such activities also include follow-up on missed appointments, and, if necessary, assistance with arranging medical transportation, child care, and interpreter services;

                  C) coordinating and integrating the plan of services, as necessary, through direct or collateral contacts with the family and members of their team of direct service providers, as appropriate;

                  D) monitoring the quality and quantity of needed services that are being provided, and evaluating outcomes and assessing future needs which might support changes in the plan of services, including completing a quarterly progress note;

                  E) providing health education, as needed, and in coordinating with a direct service provider interpreting and reinforcing the service provider's recommendations for the health of the child; and

                  F) providing client advocacy to ensure the smooth flow of information between the child, the child's representative, providers, and agencies, to minimize conflict between service providers, and to mobilize resources to obtain needed services.

      e.    Interperiodic Encounters

            i. An encounter or visit to determine if there is a problem, or to treat a problem that was not evident at the time of the regularly scheduled periodic comprehensive screening but needs to be addressed before the next periodic comprehensive screening;

            ii. Any screening, in addition to the screenings recommended in the Periodicity Schedule, to determine the existence of suspected physical, mental, or developmental conditions;

            iii. An encounter or follow-up visit in the case of a child whose physical, mental, or developmental illness or condition has already been diagnosed prior to the child being Medicaid eligible (e.g., a pre-existing condition), but needs to be addressed before the next scheduled screening interval recommended in the Periodicity Schedule, if there are indications that the illness or condition may have become more severe or changed sufficiently so that further examination is medically necessary; and

            iv. An encounter necessary to provide immunizations, vision, and/or hearing screenings (e.g., which had been deemed medically contraindicated at the time of the periodic comprehensive health screening).

      f. Personal Care Services - services for a child who has a diagnosed disability and is judged to be able to benefit from one (1) or more personal care service activities as the result of a periodic comprehensive health screen or interperiodic encounter performed by a primary care provider.

            i. Covered personal care services include all tasks to assist a child with major life activities of self-care and instrumental activities as identified in the personal care services plan of care:

                  A) covered major life activities include, but are not limited to, dressing, bathing, eating, and personal health care maintenance; and

                  B) covered instrumental activities include, but are not limited to, cooking, cleaning, travel, and shopping.

            ii.   The following services are not covered:

                  A) personal care services provided to an individual who does not reside at home;

                  B)    personal care services provided by a family member;

                  C) home health services which duplicate personal care services (e.g., home health aide services are not covered when personal care services are appropriate);

                  D) transportation of the personal attendant to and from the child's home to provide services;

                  E) acute health care services which are covered under other DSS regulations;

                  F) personal care services when the child is eligible for or receiving comparable services from another agency or program; and

                  G) personal care services for the care or assistance that would routinely be given to a child in the absence of a disability.

      g. EPSDT Special Services - other medically necessary and medically appropriate health care, diagnostic services, treatment, or other measures necessary to correct or ameliorate disabilities and physical and mental illnesses and conditions discovered as a result of a periodic comprehensive health screening or interperiodic encounter, whether or not the good or service is included in the Connecticut Medicaid Program State Plan as a good or service available to all other Medicaid recipients. Such services include, but are not limited to, medically necessary and medically appropriate over-the-counter drugs and personal care services.

      h. All medically necessary diagnosis and treatment services available to all Medicaid recipients under the Connecticut Medical Assistance Program.

29. Diagnostic Services - Medical procedures (e.g., radiology, cardiology, EEG, and ultrasound procedures) or supplies recommended by a physician or other licensed practitioner of the healing arts, within the scope of his/her practice under State law, to enable the identification of the existence, nature, or extent of illness, injury, or other health deviation.

30. Home Health Care - Medically necessary home health services ordered by the licensed practitioner and provided by a licensed home health agency on a part-time or intermittent basis to members who reside at home, as defined by Departmental policy, for the purpose of enabling the patient to remain at home or to provide a less costly alternative to institutional care.

31. Mental Health/Substance Abuse Services - Medically necessary outpatient Mental Health and Substance Abuse services provided by a licensed psychiatrist (or under the supervision of a licensed psychiatrist) or other licensed or certified mental health practitioner. Such services must be provided within the scope of the practitioner's license/certification.

      a.    Covered services include:

            i.    Initial evaluation (diagnostic);

            ii.   Mental health and substance abuse treatment services:

                  A)    Individual psychotherapy;

                  B)    Group psychotherapy;

                  C)    Family therapy;

                  D) Specialized treatment, such as methadone maintenance and outpatient detoxification; and

                  E)    Partial hospitalization.

            iii. Physical/neurological exams in connection with evaluation of mental illness;

            iv.   Parent interview/group - Children's Mental Health Services;

            v. Psychological testing - performed by licensed psychologists only; and

            vi. Neuropsychological evaluation performed by a qualified neuropsychologist.

      b. Noncovered services: Hypnosis or electroshock therapy, unless personally performed by a licensed practicing physician (M.D.).

32.   Medical Transportation Services

      a. Emergency and Nonemergency Ambulance Service is covered when: Q the patient's condition requires medical attention during transit; or
            ii) the patient's diagnosis indicates that the patient's condition might deteriorate in transit to the point where medical attention would be needed; or iii) the patient's condition requires hand and/or feet restraints; or iv) the ambulance is responding to an emergency; or v) no alternative less expensive means of transportation is available. Ambulance trips to an emergency room, regardless of the outcome, nor ambulance trips in response to a 911 call, cannot be subject to prior authorization.

      b. Air Transportation - when a medical condition or time constraint dictates its use.

      c. Critical Care Helicopter - when a medical condition or time constraint dictates its use.

      d. Other Nonambulance Transportation [Livery, Invalid Coach, Commercial Carrier, Taxi, Private Transportation, Service bus ('Dial-a-Ride" type service), etc.] - when needed to obtain necessary medical services covered by Medicaid, and when it is not available from volunteer organizations, other agencies, personal resources, etc. To administer this benefit, DSS currently employs the following limitations on services:

            i.    requirement of prior authorization;

            ii. requirement of the use of the nearest appropriate provider of medical services when a determination has been made that traveling further distances provides no medical benefit to the patient; and

            iii. requirement of the use of the least expensive appropriate method of transportation, depending on the availability of the service and the physical and medical circumstances of the patient.

      e. Transportation for relatives or foster parents of a Medicaid recipient - only under the following circumstances:

i. the person needs to be present at and during the medical service being provided to the patient (for example, in parent/child situations); and

ii. the person needs to be trained by hospital staff to provide unpaid health care in the home to the patient, and without this health care being provided the patient would not be able to return home.

vii. Children under twelve (12) years of age shall be escorted to medical appointments. Either the child's parent, foster parent, caretaker, legal guardian or the Department of Children and Families (DCF), as appropriate, shall be responsible for providing the escort.

viii. For children between the ages of twelve (12) to fifteen (15) years, a consent form signed by a parent, caretaker or guardian shall be required in order for a child to be transported without parental consent as specified by state statute (i.e., for family planning and mental health treatment).

ix. For children sixteen (16) years or older, no consent form shall be required.

      f. Out-of-State Transportation Services - when out-of-state- medical services are needed because of the following:

            i.    a medical emergency;

            ii. the patient's health would be endangered ff. required to travel to Connecticut; and

            iii.  needed medical services are not available in Connecticut.

33. Medical Surgical Supplies - those items which are prescribed by a physician to meet the needs or requirements of a specific medical and/or surgical treatment. They are generally disposable and not reusable.

      a. Covered services include: gauze pads, surgical dressing material, splints, tracheotomy tube, diabetic supplies, elastic hosiery, sterile gloves, incontinence supplies, thermometers, blood pressure kit (aneroid type including stethoscope, but limited to use in the home for patient's diagnosed to have complicated cardiac conditions and labile hypertension), enteral/parenteral feeding therapy supplies including solutions and manufacturing materials,

      b. Items considered first aid supplies such as, bandages, solutions, vaseline, etc., are not covered services.

34.   Pharmacy Services

      a.    Covered services

      i. Drugs prescribed by a licensed authorized practitioner. The MCO may use a prescription drug formulary which is described in Section 3.15, Pharmacy Access of the contract.

 ii. Over-The-Counter (OTC) Drugs on the State of Connecticut's OTC Formulary, including liquid generic antacids, birth control products, calcium preparations, diabetic- related products, electrolyte replacement products, heratinics, nutritional supplements and vitamins (prenatal, pediatric, high potency).

iii.  b.    Noncovered Services

i. Drugs included in the Food and Drug Administration's Drug Efficacy Study Implementation Program;

ii.   Alcoholic liquors;

iii.  Items used for personal care and hygiene or cosmetic purposes;

iv.   Drugs solely used to promote fertility;

x. Drugs not directly related to the patient's diagnosis, when diagnosis is required by the DEPARTMENT to be written on the prescription;

xi. Any vaccines and/or biologicals which can be obtained free of charge from the CT. State Department of Health Services. The DEPARTMENT will notify pharmacists of such vaccines or biologicals;

xii. Any drugs used in the treatment of obesity unless caused by a medical condition;

xiii. Controlled substances dispensed to HUSKY members which are in excess of the product manufacturer's recommendation for safe and effective use for which there is no documentation of medical justification in the pharmacy's file; and,

xiv.  drugs used to promote smoking cessation.

35. Emergency Services - such inpatient and outpatient services in and out of the health plan's service area are covered services.

36. Dental Hygienist Services - Services which are provided by a licensed dental hygienist and which are within his or her scope of practice as defined by State Law.

B. COVERED SERVICES NOT INCLUDED IN THE CAPITATION PAYMENT

1. School-Based Child Health Services - Medically necessary special education related diagnostic and treatment services provided to children by or on behalf of school districts pursuant to the Individuals with Disabilities Education Act (IDEA) and Connecticut General Statutes (CGS). Diagnostic services must be ordered by a Planning and Placement Team and treatment services must be prescribed in a child's Individualized Education Program
   (IEP)--and verified by a physician's signature.

2. Connecticut Birth to Three Program Services - The Connecticut Birth to
   Three Program, pursuant to the Individuals with Disabilities Education Act
   (IDEA) and Connecticut General Statutes (CGS), provides a range of early intervention services for eligible children from birth to three years of age with developmental delays and disabilities. Eligibility of children is determined by Department of Mental Retardation (DMR) staff or entities with which DMR contracts. Services are authorized in an Individualized Family Service Plan (IFSP) and verified by a physician's signature.

3. Inpatient Department of Children and Families (DCF). Operated Psychiatric Facilities - The discharge planning and reinsurance provisions described in Section 3.18 (Special Services for children) shall apply to all new medically necessary and administratively necessary admissions at DCF operated facilities effective October 1, 1998. When a child is admitted to a DCF facility, the child will remain enrolled in the MCO and the MCO must reimburse the DCF facility at the rate as calculated by the Office of the Comptroller, provided that such admissions shall be governed by a memorandum of understanding between the MCOs and DCF outlining the terms and conditions for admission and stays at the facility.

C. NONCOVERED SERVICES

1. Institutions for Mental Disease (IMD) - The federal definition of an IMD is a hospital, nursing facility, freestanding alcohol treatment center, or other institution of more than sixteen (16) beds that is primarily engaged in providing diagnosis, treatment, or care of persons with mental diseases.

      a. IMD Exclusion - Medicaid does not cover IMD services (i.e., these services are excluded). States, rather than the Federal Government, have principle responsibility for funding inpatient psychiatric services; therefore, State funding of IMI)s is not through the Medicaid program.

      b. Exceptions - certain individuals are not part of the IMD exclusion (i.e., they are covered by Medicaid for services in IMDs):

            i.    inpatient psychiatric services for individuals under age 21;

            ii. individuals 65 years of age or older who are in hospitals or nursing facilities that are IMDs.

2. Services and/or procedures considered to be of an unproven, experimental, or research nature or cosmetic, social, habilitative, vocational, recreational, or educational.

3. Services in excess of those deemed medically necessary to treat the patient's condition.

4. Services not directly related to the patient's diagnosis, symptoms, or medical history.

5. Any services or items furnished for which the provider does not usually charge.

6. Medical services or procedures in the treatment of obesity, including gastric stapling. When obesity is caused by an illness (hypothyroidism, Cushing's disease, hypothalamic lesions) or aggravates an illness (cardiac and respiratory diseases, diabetes, hypertension) services in connection with the treatment of obesity could be covered services.

7. Services related to transsexual surgery or for a procedure which is performed as part of the process of preparing an individual for transsexual surgery, such as hormone therapy and electrolysis.

8.    Services for a condition that is not medical in nature.

9. Routine physical examinations requested by third parties, such as employers or insurance companies.

10. Drugs that the Food and Drug Administration (FDA) has proposed to withdraw from the market in a notice of opportunity for hearing.

11.   Tattooing or tattoo removal.

12.   Punch graft hair transplants.

13.   Tuboplasty and sterilization reversal.

14.   Implantation of nuclear-powered pacemaker.

15.   Nuclear powered pacemakers.

16.   Inpatient charges related to autopsy.

17. All services or procedures of a plastic or cosmetic nature performed for reconstructive purposes, including but not limited to lipectomy, hair transplant, rhinoplasty, dermabrasion, and chernabrasion.

18.   Drugs solely used to promote fertility.

19.   Drugs used to promote smoking cessation.

20. Services which are not within the scope of a practitioner's practice under state law.

                                   APPENDIX J
                          PHYSICIAN INCENTIVE PAYMENTS

Physician Incentive Plan Disclosure Guidance

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                         PHYSICIAN INCENTIVE PLAN (PIP)
                               REGULATION GUIDANCE

OVERVIEW AND GENERAL INFORMATION

      -     Overview of Physician Incentive Regulation, revised 10/2000

      -     August 5, 1999 Memo: Survey Update

      - Guidance on Disclosure of Physician Incentive Plan Information to Beneficiaries revised 10/2000

      -     Compilation of PIP Questions and Answers revised 10/2000

      -     Glossary of Terms revised 10/2000

COMPLIANCE FORMS AND INSTRUCTIONS

      - December 22, 2000 memo: Physician Incentive Plan Regulation Requirements for 2001

      - Managed Care Organization (MCO) Disclosure Compliance Package (1) for Medicare+Choice Applicants, revised 10/2000; and (2) Data Summary Form, Worksheet and Instructions for providers who contract with Managed Care Organizations, revised 10/2000

[LOGO] Return to Medicare Managed Care Homepage

Last Updated January 30, 2001

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            [HCFA LOGO] [DEPARTMENT OF HEALTH & HUMAN SERVICES LOGO]

http:/www.hcfa.gov/medicare/physincp/pip-info.htm

Physician Incentive Plan Regulation Disclosure Requirements          Page 1 of 5

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               OVERVIEW OF THE PHYSICIAN INCENTIVE PLAN REGULATION

                     FOR MEDICARE MANAGED CARE ORGANIZATIONS

LEGAL BACKGROUND

Legislative action to regulate physician incentive plans (PIP) was first enacted in the Omnibus Budget Reconciliation Acts (OBRA) of 1986 and 1987. In 1990, these laws were superseded by a new OBRA. Statutory authority for this regulation can be found in sections 1876(I)(8) of the Social Security Act (the
Act). These portions of the statute are elaborated by regulation in 42 CFR Parts 417.

Legislation at Section 1852 of the Act created a new Medicare + Choice Program. Medicare regulations, Part 422, of June 26, 1998, with the final rule in July 2000, include requirements for PIP disclosure at sections 42 CFR 422.208/210.

1.    DISCLOSURE REQUIREMENTS

      Disclosure to the Health Care Financing Administration

      A PIP is defined as "any compensation to pay a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to any plan enrollee.@ The compensation arrangements negotiated between subcontractors of an MCO (e.g., physician-hospital organizations, IPAs) and a physician or group are of particular importance, given that the compensation arrangements with which a physician is most familiar will have the greatest potential to affect the physician=s referral behavior. For this reason, all subcontracting tiers of the MCO=s arrangements are subject to the regulation and must be disclosed to HCFA. Documents are available on HCFA's web site for an MCO's use in obtaining data from subcontracting providers.

      Note that PIP rules differentiate between physician groups and intermediate entities.@ Examples of intermediate entities include individual practice associations (IPAs) that contract with one or more physician groups, as well as physician-hospital organizations. IPAs that contract only with individual physicians and not with physician groups are considered physician groups under this rule.

      In order to determine compliance with the law, the information requested includes the following for each medical group and physician providing health services to the MCO=s Medicare enrollees:

      whether any risk is transferred to the provider

      whether risk is transferred to the provide for referral services what method is used to transfer risk

      what percent of the total potential payment to the provider is at risk for referrals

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Physician Incentive Plan Regulation Disclosure Requirements          Page 2 of 5

      what is the number of patients included in the same risk arrangement if the number of patients is 25,000 or fewer, what is the type and amount of stop-loss insurance

      At the time of application, each organization must report physician incentive arrangements using the HCFA PIP Disclosure Form (OMB No. 0938-0700). The disclosure form and instructions are available at HCFA=s web site. The hard copy disclosure form is required to be in the application.

      After approval of a Medicare contract, electronic disclosure is required for organizations with a Medicare managed care contract as of January 1 of any year. Organizations should refer to HCFA=s web site for the most recent information on disclosure requirements, including annual disclosure dates, method of electronic disclosure, instructions for aggregating and entering disclosure data and a PIP Questions & Answers document. The Questions and Answers is an extensive document that provides operational guidance on preparing PIP disclosures. There are also forms that the MCO may use to obtain information about incentive arrangements from their medical contractors.

      HCFA's web site is: WWW.hcfa.gov/medicare/physincp/pip-info.html

      Disclosure to Beneficiaries

      At Medicare beneficiaries= request, MCOs must provide information indicating whether the MCO or any of its contractors or subcontractors use a PIP that may affect the use of referral services, the type of incentive arrangement(s) used, and whether stop-loss protection is provided. If the MCO is required to conduct a survey, it must also provide beneficiary requestors with a summary of survey results. (See Guidance on Disclosure of Physician Incentive Regulation Information to Beneficiaries on HCFA's web site.)

2.    SUBSTANTIAL FINANCIAL RISK (SFR):

Determination of SFR:

The amount of referral risk can be determined by using the following formula:

Amount at risk for referral services

I Referral Risk = Maximum potential payments

The amount at risk for referral services is the difference between the maximum potential referral payments and the minimum potential referral payments. Bonuses unrelated to utilization (e.g., quality bonuses such as those related to member satisfaction or open physician panels) should not be counted towards referral payments. Maximum potential payments is defined as the maximum anticipated total payments that the physician/group could receive. If there is no specific dollar or percentage amount noted in the incentive arrangement, then the PIP should be considered as potentially putting 100% of the potential payments at risk for referral services.

The SFR threshold is set at 25% of "potential payments" for covered services, regardless of the frequency of assessment (i.e. collection) or distribution of payments. SFR is present when the 25% threshold is exceeded. However, if the pool of patients that are included in the risk arrangement exceeds 25,000, the arrangement is not considered to be at SFR because the risk is spread over so many lives. See pooling rules below.

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Physician Incentive Plan Regulation Disclosure Requirements          Page 3 of 5

The following incentive arrangements should be considered as SFR:

            (a) Withholds greater than 25 percent of potential payments.

            (b) Withholds less than 25 percent of potential payments if the physician or physician group is potentially liable for amounts exceeding 25 percent of potential payments.

            (c) Bonuses that are greater than 33 percent of potential payments minus the bonus.

            (d) Withholds plus bonuses if the withholds plus bonuses equal more than 25 percent of potential payments. The threshold bonus percentage for a particular withhold percentage may be calculated using the formula -- Withhold %=0.75 (Bonus %)+25%.

            (e) Capitation, arrangements, if the difference between the maximum potential payments and the minimum potential payments is more than 25 percent of the maximum potential payments; or the maximum and minimum potential payments are not clearly explained in the physician's or physician group's contract.

            (f) Any other incentive arrangements that have the potential to hold a physician or physician group liable for more than 25 percent of potential payments.

Requirements if SFR is determined:

            A. Stop Loss Protection

Stop-loss protection must be in place to protect physicians and/or physician groups to whom substantial financial risk has been transferred. Either aggregate or per patient stop-loss may be acquired. Aggregate insurance is excess loss coverage that accumulates based on total costs of the entire population for which they are at risk and which provides reimbursement after the expected total cost exceeds a pre-determined level. Individual insurance is where a specific provider excess loss accumulates based on per member per year claims.

The rule specifies that if aggregate stop loss is provided, it must cover 90% of the cost of referral services that exceed 25% of potential payments. Physicians and groups can be liable for only 10%. If per patient stop-loss is acquired, it must be determined based on the physician or physician group=s patient panel size and cover 90% of the referral costs which exceed the following per patient limits:

                     Combined
                  Institutional &
                   Professional      Institutional     Professional
   Panel Size       Deductible        Deductible        Deductible
   ----------       ----------        ----------        ----------
1-1000                $  6,000*        $ 10,000*          $ 3,000*
1,001 - 5000          $ 30,000         $ 40,000           $10,000
5,001 - 8,000         $ 40,000         $ 60,000           $15,000
8,001 - 10,000        $ 75,000         $100,000           $20,000
10,001 - 25,000       $150,000         $200,000           $25,000
> 25,000                 none              none              none

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Physician Incentive Plan Regulation Disclosure Requirements          Page 4 of 5

* The asterisks in this table indicate that, in these situations, stop-loss insurance would be impractical. Not only would the premiums be Prohibitively expensive, but the protections for patients would likely not be adequate for panels of fewer than 500 patients. MCOs and physician groups clearly should not be putting physicians at financial risk for panel sizes this small. It is our understanding that doing so is not common. For completeness, however, we do show what the limits would be in these circumstances.

The institutional and professional stop loss limits above represent the actuarial equivalents of the combined institutional and professional deductible.
The physician group or MCO may choose to purchase whatever type is best suited to cover the referral risk in the incentive arrangement.

B. Pooling Criteria

To determine the Patient Panel Size in the above chart, you may pool according to the specific criteria below. Any entity that meets all five criteria required for the pooling of risk is allowed to pool that risk in order to determine the amount of stop loss required by the regulation:

            (i) Pooling of patients is otherwise consistent with the relevant contracts governing the compensation arrangements for the physician or group;

            (ii) The physician or group is at risk or referral services with respect to each of the categories of patients being pooled;

            (iii) The terms of the compensation arrangements permit the physician or group to spread the risk across the categories of patients being pooled (i.e., payments must be held in a common risk pool);

            (iv) The distribution of payments to physicians from the risk pool is not calculated separately by patient category (either by MCO or by Medicaid, Medicare, or commercial); and

            (v) The terms of the risk borne by the physician or group are comparable for all categories of patients being pooled.

            C. Surveys

When substantial financial risk exists for providers or provider groups under contract with an M+C organization, the organization must conduct periodic surveys of current and former enrollees.

HCFA=s national administration of the Consumer Assessments of Health Plans Study
(CAHPS) is well established for enrollees and disenrollees. Therefore, HCFA has determined that Medicare MCOs who are or will be included in CAHPS no longer need to conduct independent surveys for meeting PIP requirements. HCFA will consider such MCOs with medical groups or physicians at substantial financial risk to be in compliance with the survey mandate. Organizations now meet the survey disclosure requirement of the regulations by giving Medicare enrollees a copy of the CAHPS enrollment survey results available on the Internet. Further, these MCOs no longer need to submit survey summaries to HCFA.

      3. ENFORCEMENT

As described in 42 CFR section 417.500 and 422.208(i), HCFA may apply intermediate sanctions or the Office of Inspector General may apply civil money penalties if HCFA determines that a Medicare plan fails to comply with the requirements of this rule.

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       GUIDANCE ON SURVEYS REQUIRED BY THE PHYSICIAN INCENTIVE REGULATION

The Physician Incentive Regulation requires that MCOs conduct a customer satisfaction survey of both enrollees and disenrollees (1) if any physicians or physician groups in the MCO's network are placed at substantial financial risk for referral services, as defined by the regulation. If a survey is required, it must be conducted within one year of the MCO's compliance date for disclosure.
That date is the date on or after 1/1/97 on which the MCO contract either renews or is made effective as a new contract. As long as physicians or physician groups are placed at substantial financial risk for referral services, surveys must be conducted annually thereafter.

      (1) - There are two separate populations which will require both different survey instruments and separate sampling strategies.

The survey must include either all current Medicare/Medicaid enrollees in the MCO and those who have disenrolled in the past twelve months, or a sample of these same enrollees/disenrollees. It must be designed in accordance with commonly accepted principles of survey design, implementation, and analysis. The survey must address enrollees/disenrollees satisfaction with the quality of services provided and their degree of access to the services. This document is intended to provide you with some guidance regarding the selection and administration of surveys that will satisfy the requirement.

BACKGROUND -- CUSTOMER SATISFACTION SURVEYS -- THEIR CURRENT STATE

There are numerous consumer satisfaction instruments currently in use by MCOs, states, business coalitions, and other organizations. Industry, the government, and consumer groups are in agreement that it would be highly desirable to consolidate support behind one instrument that everyone could use to survey their customers, so that the results obtained could be compared and the need for MCOs and other entities to field separate surveys in response to different demands could be eliminated. However, while much progress has been made towards the achievement of that goal, it will probably not be realized for at least another year or two Therefore, until such agreement is reached, it will be necessary for you to choose your own survey(s). This letter is intended to assist you in the selection process.

SELECTING A SURVEY - GETTING STARTED

When considering the selection of an instrument, it is also important to evaluate the resources you have to actually conduct a survey. If you do not have sufficient skilled personnel, computer capacity, and other resources needed to conduct a mail, telephone, or in person survey and analyze and report the results, you will have to hire an outside contractor to perform these tasks.
Consultation with some of the contact persons listed on the attached reference guide and learning about their experiences may assist you in making a decision about the most appropriate method of implementation.

THE "CAHPS" SURVEYS. In addition to perusing the reference guide, it is important for you to be aware of a major national initiative already well underway to develop a set of standardized consumer satisfaction instruments, user manuals, and recommended report formats. This effort is sponsored by the Agency for Health Care Policy and Research (AHCPR) through their Consumer
Assessments of Health Plans Study (CAHPS) process. CAHPS is a five year project, funding three grantees, RAND, Research Triangle Institute and Harvard, in a cooperative arrangement designed to produce a set of

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Guidance on Surveys Required by the Physician Incentive Plan Regulation

      consumer satisfaction instruments that will be capable of yielding comparable data for the commercial, Medicare, Medicaid, chronically ill/disabled, and child populations. The surveys, accompanying manuals, and report formats will be available to the public in early spring of 1997.

      The CAHPS instrument will satisfy the requirement for a customer satisfaction survey of enrollees. Unfortunately, a planned CAHPS disenrollment module will not be available until 1999. Until then, each MCO is responsible for developing its own disenrollee survey. While this survey does not require HCFA approval, routine HCFA monitoring will include validating the questions and sampling methodology before the findings can be marketed to enrollees.

      As of the 1997 contract year, all MEDICARE contracting MCOs whose contracts were in effect on or before 1/1/96 will be required to participate in an independent administration of the Medicare version of the CAHPS survey sponsored by HCFA. HCFA will not make the same requirement of Medicaid MCOs with respect to the use of the Medicaid version of CAHPS, but individual States have the authority to do so. You may obtain a set of the draft instruments (which are currently being field tested) from AHCPR by calling 1-800-358-9295. Request document number
      96R114.

      SURVEYING ENROLLEES AND DISENROLLEES

      As mentioned earlier, the regulation requires that both enrollees and disenrollees be surveyed. Because they are two separate populations, different instruments and sampling strategies must be employed. Just as there is no current national standard for enrollee satisfaction surveys, neither is there one for disenrollees, although individual MCOs have frequently surveyed their disenrollees. It is important to recognize that different questions are asked of the two groups, and that therefore, the same survey cannot be used for both populations. Most surveys of enrollees ask for ratings or reports of their recent experiences in the MCO, while surveys of disenrollees focus on what circumstances contributed to their decision to leave the MCO.

      In addition, the sampling strategies for the two populations differ.
      Enrollees are those who are still getting their care from the MCO and are often defined as those who have been continuously enrolled in a MCO for six months or longer. By contrast, disenrollees are those who have left the MCO and are defined by both the length of time that has elapsed since they left and the length of time they were enrolled in the MCO. Different reasons for disenrollment are associated with these factors: how soon disenrollees are surveyed after they have left a MCO (e.g., several weeks, several months, or a year or more) will affect the quality of their recall and influence their answers; those who spent only a brief period of time in the MCO before leaving ("rapid" disenrollers) often have different reasons for leaving than do those who were enrolled for a year or more before leaving. The Physician Incentive Regulation specifies that disenrollees must be surveyed within one year of leaving the MCO.
      Beneficiaries who were disenrolled due to loss of Medicaid eligibility or relocation out of the MCO's service area do not need to be surveyed.

      DISSEMINATION OF SATISFACTION RESULTS TO CONSUMERS

      The regulation says that MCOs that are required to conduct a survey must provide a summary of the survey results to any beneficiary who requests the information. Distribution of satisfaction information to consumers is a relatively recent development, and both experience and research on how best to present such information is limited. Employers and other purchasers, who have been in the forefront of such information efforts and have the most experience, only began in the last three to five years.
      Frequently, satisfaction information has been presented in a "report card" format and disseminated through the workplace, sent by direct mail to the consumer, or displayed in newspapers (Minnesota presented their results in the Minneapolis-Star Tribune) or magazines (Health Pages). The state of Massachusetts has conducted cutting-edge research to determine how best to present the results of comparative performance measures, including satisfaction surveys, to their Medicaid population, and is in the midst of an initiative to provide that information in a consumer friendly format.
      Again, one of the best ways to determine how to successfully present the results of these

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Guidance on Surveys Required by the Physician Incentive Plan Regulation

      surveys is to consult with state, private employer, or MCO counterparts who have already attempted to distribute the results of satisfaction surveys to their customers.

      MCOs will be expected to compile, analyze and summarize survey data within a reasonable period of time after conducting the survey. Generally, this would mean summary survey results should be available to beneficiaries and provided to regulators within four months of conducting the survey.

      FUTURE STRATEGIES -- A FINAL NOTE

      At present, most consumer satisfaction surveys require a random sample of enrollees within a MCO, so that at best, MCO to MCO comparisons can be made. MCO participation in the administration of customer satisfaction surveys at the MCO level appears to meet the letter of the regulation's requirement for MCOs to perform satisfaction surveys when physicians or physician groups are placed at substantial financial risk for referrals.
      However, in order to determine whether access and quality of care are truly affected by differing risk arrangements, it is necessary to obtain a statistically valid sample of beneficiaries in those physician groups whose incentive arrangements put them at substantial financial risk and compare them to beneficiaries served by groups that are not at substantial financial risk. Because the current sampling strategy for most consumer satisfaction surveys is at the MCO level, they cannot provide this needed level of specificity. Thus, HCFA is considering both methods to accurately identify those physician groups at substantial financial risk and the development of sampling strategies that will permit the needed data to be collected so that the relevant comparisons can be made. HCFA is considering whether MCOs should be required, in future years, to sample at the physician group level in order to properly deal with the concerns this regulation addresses. For now, MCOs are required to sample at the market level, rather than sample from a nationwide or regional base of enrollees/disenrollees.

      In conjunction with the CAHPS survey effort, HCFA will assess each Medicare MCO's contract service area to determine whether sampling, collecting, and reporting of data should be conducted on the basis of the MCO's contract service area, or by Metropolitan Statistical Area (MSA).
      The MSA approach will apply in cases where an MCO's service area includes more than one "market area" (i.e., covers more than one major community or city) or covers multiple states. HCFA expects to notify Medicare MCOs as to whether the MSA approach is warranted by the end of 1997. Medicare MCOs should conduct the disenrollee survey needed for the physician incentive regulation according to the same method (contract service area or MSA) determined necessary for the purposes of the CAHPS survey. Medicaid MCOs are encouraged to contact their State Medicaid Agency contacts if they are unsure as to whether the MSA approach is needed for their conduct of the physician incentive enrollee and disenrollee surveys.

      [LOGO] Return to Physician Incentive Plan Information Page

      [LOGO] Return to Medicare Managed Care Homepage

Last Updated December 14, 1998
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              [HCFA LOGO] [DEPARTMENT OF HEALTH & HUMAN SERVICES]

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Guidance on Surveys Required by the Physician Incentive Plan Regulation

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Physician Incentive Plan Regulation Disclosure Requirements

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GUIDANCE ON DISCLOSURE OF PHYSICIAN INCENTIVE PLAN INFORMATION TO MEDICARE
BENEFICIARIES

Managed Care Organizations (MCOs) are required to provide information on the incentive arrangements affecting the MCO's physicians to any person receiving
Medicare (i.e., a "beneficiary") who requests the information. Therefore, MCOs must make the following pieces of information available, upon request, to current, previous, and prospective enrollees:

      1. Whether the MCO's contracts or subcontracts include physician incentive plans that affect the use of referral services.

      2.    Information on the type of incentive arrangements used.

      3. Whether stop-loss protection is provide for physicians or physician groups.

      4. If the MCO is required by the regulation to conduct a customer satisfaction survey, a summary of the survey results.

HCFA's Regional Offices (ROs) will review Medicare MCO materials related to this regulation as part of their usual responsibilities for pre-approving beneficiary materials. The ROs have received initial guidance regarding the review of materials related to this regulation and will continue to receive technical assistance in this area from core Central Office staff assigned to the implementation of this regulation. These efforts are being undertaken so as to balance MCOs' desire for flexibility in the crafting of beneficiary information, while still assuring that materials are compliant with the regulation and consistent nationwide.

HCFA's national administration of the Consumer Assessments of Health Plans Study
(CAHPS) is well established and includes both enrollees and disenrollees.
Therefore, HCFA has determined that the Medicare MCOs who will be included in CAHPS no longer need to conduct independent surveys for meeting PIP requirements. HCFA will consider all such Medicare MCOs with medical groups or physicians at substantial financial risk to be in compliance with the survey mandate in 42 CFR 422.208/210.

Medicare MCOs can now meet the survey disclosure requirement of the regulations by giving Medicare enrollees a copy of the CAHPS enrollment survey results available on the Internet.

The remainder of this document offers guidance on how your MCO may best provide information required by this regulation to beneficiaries who request it.

                    ***************************************

SUGGESTED LANGUAGE FOR THE ANNUAL NOTICE AND FOR PRE-ENROLLMENT MATERIALS SUCH
AS THE MEMBER HANDBOOK: If you are considering enrolling in our plan, you are entitled to ask if the plan has special financial arrangements with our physicians that can affect the use of referrals and other services that you might need. To get this information, call our Member Services Department at (telephone number) and request information about our physician payment arrangements. [Note to MCOs: MCOs may note in any materials that the information required to be available for beneficiaries and provided to regulators may not yet be collected by the MCO due to the fact that Federal guidance as to how
MCOs' should comply with the regulation was only recently received.]

SUGGESTED LANGUAGE FOR THE EVIDENCE OF COVERAGE: You are entitled to ask if we have special financial arrangements with our physicians that can affect the use of referrals and other services that

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

                                                                     Page 2 of 3

Physician Incentive Plan Regulation Disclosure Requirements

 you might need. To get this information, call our Member Services Department at (telephone number) and request information about our physician payment arrangements.

 SUGGESTED RESPONSE TO REQUEST FROM BENEFICIARY: HCFA requires us to give our members important information about the contractual relationships we have with our physicians. These contractual relationships include the way we pay physicians and could affect your use of referrals and other services that you might need. To understand these arrangements, we need to define several words.
 [Note to MCOs: You do not need to include any terms that are not used in the incentive plans of your physicians.]

      1. DISCOUNTED FEE FOR SERVICE Physicians are paid a pre-determined amount for each service they provide. Both the physicians and the HMO agree on this amount each year. This amount may be different than the amount the physician usually receives from other payers.

      2. CAPITATION. Physicians are paid a fixed amount of money each month to provide specific services to the members they see. This capitation payment may be divided into separate amounts for the services they provide directly to their patients, services provided by referral physicians, and for hospital and other types of services.

      3. BONUS. At the beginning of each year, both physicians and the HMO agree on a goal for the amount of services or cost of services patients will use. At the end of the year, the HMO pays physicians an extra amount of money if patient care cost less money or patients used fewer services than the budgeted goal agreed to at the beginning of the year.

      4. WITHHOLD. At the beginning of each year, both physicians and the HMO agree on a goal for the amount of services or the cost of services their patients will use. However, the HMO keeps a portion of this payment. At the end of the year, if physicians overspend or exceed this budgeted goal, the HMO keeps the amount of money it withheld.
            If physicians underspend or use fewer services than budgeted, the HMO gives the withheld amount of money back to the physicians.

      5. STOP-LOSS INSURANCE. Special insurance for physicians that protects them from very large financial losses. HCFA requires physicians to have this insurance if more than 25 percent of their pay could be lost if they refer patients for more than the HMO budgeted goal.
            [Note to MCOs: MCO should note here or elsewhere in the notice whether or not stop-loss protection is provided to your physicians and physician groups if required by the regulation.]

 We have several different types of contractual an arrangements with our physicians. Your physician is paid according to one or more of the following types of arrangements. [Note to MCOs: The following are some examples of arrangements frequently used in the contracts or subcontracts of MCOs. You should provide general descriptions on a representative sample of arrangements used in your contracts and subcontracts. This set of descriptions can then be used for all beneficiaries requesting physician incentive plan information. You are not expected to provide specific information on the incentives faced by a given beneficiary's physician.]

      - ARRANGEMENT A. We pay our physicians a salary. At the end of the year, physicians can get a bonus if their patients used fewer referral services than the budgeted goal.

      -     ARRANGEMENT B. We pay our physicians a capitation for primary care.
            We withhold separate amounts for referral and for hospital services.
            At the end of the year, physicians can get these amounts paid to them if their patients used fewer referral services and spent fewer days in the hospital than the budgeted goals.

      - ARRANGEMENT C. We pay our physicians discounted fee-for service. We withhold a separate amount for referral services. At the end of the year, physicians can get this amount paid to them if their patients used fewer referral services than the budgeted goal. We also pay physicians a bonus if their patients spent fewer days in the hospital than the budgeted goal.

 [IF AN ARRANGEMENT WITH A PHYSICIAN GROUP OR PHYSICIAN IS AT SUBSTANTIAL RISK,
 INCLUDE A STATEMENT ABOUT SURVEYS]

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                                                                     Page 3 of 3

Physician Incentive Plan Regulation Disclosure Requirements

 The Health Care Financing Administration conducts an annual study of Medicare members called the Consumer Assessments of Health Plans Study (CAHPS) of both enrollees and disenrollees of (Your MCO's name). You can request information about the results of this survey by contacting our Member Services Department at (telephone number). We will send you the results of the survey as soon as we receive it from HCFA.

[LOGO] Return to Physician Incentive Plan Information Page

[LOGO] Return to Medicare Managed Care Homepage

Last Updated December 15, 2000

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

                 [HCFA LOGO]                            [DEPARTMENT OF
                                                         HEALTH & HUMAN
                                                         SERVICES LOGO]

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

Health Care Financing Administration                                Page 1 of 12

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                      HEALTH CARE FINANCING ADMINISTRATION

                       PHYSICIAN INCENTIVE PLAN REGULATION

                     FOR MEDICARE MANAGED CARE ORGANIZATIONS

                              QUESTIONS AND ANSWERS

                       COMPILATION OF 1996, 1997 AND 1998

                              UPDATED OCTOBER 2000

                                Table of Contents

      You may link directly to any of the following question topics or scroll down through the complete listing.

            -     Substantial Financial Risk

            -     Stop Loss Protection

            -     Disclosure

            -     Survey

            -     Miscellaneous

                    ****************************************

               PHYSICIAN INCENTIVE PLAN REQUIREMENTS FOR MEDICARE

     COMPILATION OF 1996 AND 1997 QUESTIONS AND ANSWERS, UPDATED AUGUST 2000

The PIP requirements apply to the M+C Organizations, Section 1876 Cost and Closed Cost Healthplans, Social HMOs, Medicare Choices, Evercare and other demonstrations where the PIP requirement is not waived.

SUBSTANTIAL FINANCIAL RISK

DEFINITION:

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

Health Care Financing Administration                                Page 2 of 12

Substantial financial risk is set at greater than 25% of potential payments for covered services. The term "potential payments" means the maximum anticipated total payments that the physician or physician group could receive if the use or cost of referral services were low enough. If the cost of referrals exceeds the 25% level, the financial arrangement is considered to put the physician or group at substantial financial risk.

For example, a doctor contracts with an MCO and that MCO holds back a certain amount of the doctor's pay (e.g., $6 per member per month). The MCO will give the doctor the $6 per member per month only if the cost of referral services falls below a targeted level. Those six dollars are considered to be "at risk" for referral services. The amount is equal to the difference between the maximum potential referral payment and the minimum potential referral payment (but does not include any bonus payment unrelated to referral services). The six dollars is put into the numerator of the risk equation.

The denominator of the risk equation is equal to the maximum potential payment that the doctor could receive which is the sum of the MCO payment for directly provided services, referral services and administration. Therefore, if the same doctor receives $24 per member per month for the primary care services he provides, and is subject to the $6 withhold, the risk equation is as follows:

Risk level: 6/24 = 25% Not at substantial financial risk.

If risk is substantial (>25%), in addition to stop-loss insurance the MCO must conduct a survey of patient satisfaction that includes information from current enrollees and recent disenrollees.

Note: If a physician group's patient panel is more than 25,000 patients, then that physician group and the group's physicians are not considered to be at substantial financial risk. The group's arrangements do not trigger the need for a beneficiary survey, and the group and the group's physicians are not required by the regulation to have stop-loss protection. For the purpose of making this determination, the patients of the group can be pooled across MCOs and across Medicare, Medicaid, and commercial enrollees if specific criteria are met. See Stop-loss Protection (SLP) Questions 6-17 below for additional clarification on pooling issues.

QUESTIONS AND ANSWERS:

SFR QUESTION 1: For purposes of calculating substantial financial risk, are ancillary services considered referral services?

            ANSWER: If the physician group performs the ancillary services, then the services are not referral services. If the physician group refers patients to other providers (including independent contractors to the group) to perform the ancillary services, then the services are referral services.

SFR QUESTION 2: How does the regulation affect provider groups that are licensed in a state and are allowed to accept full risk?

            ANSWER. The regulation does not prohibit groups from accepting full risk for all health services. It requires appropriate parties to ensure that adequate stop-loss is in place and that beneficiary surveys be conducted when the 25 percent threshold is exceeded.

SFR QUESTION 3: If a physician is paid straight capitation (i.e., the compensation arrangement calls for no withholds or bonuses), and that capitation covers services that the physician does not provide, would the physician be at substantial financial risk?

            ANSWER: Yes, this compensation arrangement would require a finding of substantial financial risk, because the risk is not limited. If a capitation arrangement places no limit on the referral risk, it essentially requires a finding of 100% risk (with potentially greater risk).

SFR QUESTION 4: Does the determination of risk apply only to Medicare covered benefits, or if the MCO provides additional benefits at its own expense, should these be included in the determination?

            ANSWER. All payments related to referral services furnished to enrolled Medicare beneficiaries are to be included in the risk determination, even if those services are not Medicare covered services.

SFR QUESTION 5: Will HCFA include quality bonuses in the denominator of the equation for substantial financial risk?

            ANSWER. No. The regulation does not include quality bonuses as a factor in the substantial financial risk

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

Health Care Financing Administration                                Page 3 of 12

            calculation. A bonus based upon quality and/or access should not be counted in either the numerator (amount at risk) or the denominator (maximum potential payments).

SFR QUESTION 6: Would a physician be at substantial financial risk if his/her MCO's annual payment to him/her for services and administration total $100,000 and the organization withholds 25 percent (or $25,000) to cover deficits in the referral or inpatient hospital pool? Assume the MCO does not hold the physician liable for referral costs that exceed the withhold.

            ANSWER: No. The physician is not at substantial financial risk because s/he is not at risk for more than 25 percent of payments.

SFR QUESTION 7: Please clarify how substantial financial risk is determined when various risk arrangements are used. a. Say an MCO pays its doctors $100 per member per month and puts $24 at risk through a withhold, then the same doctors are part of a physician-hospital risk pool where they can get $50 if utilization goals are met. Is the risk seen as 24/100, 50/50, 74/150, or something else?

b. Assume that an MCO pays its physicians based on a fee schedule with risk-sharing arrangements that do not trigger SFR. Also assume that the MCO subcontracts with a disease management company to manage cases of patients with a certain disease. The disease management company pays the physicians in a variety of different ways, some of which put the physicians at risk for referral services. For purposes of SFR analysis, should each source of payment (MCO and disease management company) be analyzed separately?

            ANSWERS:

            a. The risk is 74/150 and therefore the doctors are at substantial financial risk. The ratio is arrived at by adding the amount at risk for referral services (the sum of the withhold and hospital pool bonuses [24 + 50]) then dividing by the sum of the maximum potential payment [100 + 50].

            b. No. The payments from both the MCO and the disease management company must be analyzed together to arrive at a single analysis of SFR for these patients of the MCO.

SFR QUESTION 8: If a contractor capitates a physician group comprised of physicians (e.g., psychiatrists) and non-physicians (e.g., other mental health providers), would the calculation to determine substantial financial risk assumed by the group change if the group is comprised exclusively of physicians?

            ANSWER: No. As long as physicians are part of the group and the contracted services include physician services, the calculation of the amount of risk transferred to the physicians remains the same. However, non-physician services can be calculated as part of the costs analyzed in the substantial financial risk equation.

SFR QUESTION 9: Would a physician be at substantial financial risk in the following example? An MCO's annual payments to this physician total $100,000 and the MCO imposes a 20 percent withhold ($20,000) for referrals. In addition, the MCO holds the physician liable for up to $5,000 of any referral costs not covered by the withhold. The physician's referrals total $35,000, exceeding the withhold by $15,000; however, the MCO does not hold its physicians liable for amounts over 25 percent of payments (or $25,000).

            ANSWER: No, the physician is not at substantial financial risk because the risk is limited to $25,000, which is the maximum liability imposed by the MCO based on written contractual provisions.

SFR QUESTION 10: Is a physician at substantial financial risk if his/her payments from the MCO total $75,000, s/he does not exceed utilization targets for referral and inpatient hospital services, but s/he is eligible for a $25,000 bonus (33 percent of $75,000).

            ANSWER: No, because this physician's bonus did not exceed the limit of 33 percent of potential payments, not counting the bonus itself (in other words, 25 percent of the potential payments if you included the bonus as part of the potential payments).

SFR QUESTION 11: What if an MCO has the following arrangement: A physician is not permitted to keep any savings from the referral account. Then if referrals cost less than $100,000, the physician must return the remainder of the referral account to the MCO. If referral costs are more than $100,000, s/he may be liable for up to 25 percent of the capitation for his/her own services. The contract clearly states the following:

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Health Care Financing Administration                                Page 4 of 12

            If referrals exceed $125,000, the physician will receive no less than $75,000. If referrals are less than $100,000, the physician will receive no more than $100,000.

Question: Is this physician at substantial financial risk?

            ANSWER: No. The difference between the maximum potential payments ($100,000) and the minimum potential payments ($75,000) is no more than 25 percent of the maximum potential payments (the difference is $25,000). Therefore the physician is not at substantial financial risk.

SFR QUESTION 12: Must a plan that places its physicians at SFR disclose to HCFA the exact percentage for which the physicians are at risk? Is it sufficient for the MCO to simply check the box that acknowledges that SFR has been triggered, but not specify the exact percentage over the threshold?

            ANSWER: MCOs and their subcontracting providers are expected to disclose a reasonable estimate of the percentage for which the physician, physician group, or intermediate entity in question is at risk for referrals. If a reasonable percentage estimate cannot be determined, the disclosure should specify "100%."

SFR QUESTION 13: What if the MCO has a performance history of three or five years and can show that its physicians have not lost more than 25% of the capitated amount?

            ANSWER: Regarding the use of past history as a means of predicting future behavior, such experience is no guarantee of future referral behavior or the future health care needs and costs of the current enrollees served. If historical performance shows that physicians have never lost more than 25% of the capitated amount, the MCO can modify its physician contracts to contractually limit risk to that historical amount (25%) and hence avoid a determination of SFR and the need for stop-loss insurance and surveys.

SFR QUESTION 14: Consider the following scenario: An MCO enters into a capitated contract with a physician group for all professional services. Under the contract the physician group has the option to provide the professional services or subcontract with qualified specialists for such services. The physician group's patient panel is less than 25,000. Does the MCO contract place the physician group at substantial financial risk?

            ANSWER: Yes. The option to subcontract for specialist services means that the physician group is potentially at risk for services not directly provided by the group.

SFR QUESTION 15: If the physician group in SFR Question 16 decides to subcontract for certain services, are the physician specialist subcontractors subject to regulation under the PIP rule?

            ANSWER: Yes.

SFR QUESTION 16: What should be considered a referral service when determining substantial financial risk for referrals? Should such things as pharmaceuticals and DME be considered referral services?

            ANSWER: Any service that a physician does not provide him or herself, or that is not provided by another member of the physician's group, should be considered a referral service. Whether or not such referrals contribute to the financial risk borne by the physician will depend on whether his or her compensation arrangements are such that referrals for those services or supplies could impact upon the physician's income.

SFR QUESTION 17: When calculating SFR, should MCOs use the theoretical potential payment, or the probable potential payment?

            ANSWER: The theoretical payment should be used, based on the terms of the physician's contract.

STOP LOSS PROTECTION

DEFINITION:

Organizations whose contracts or subcontracts place physicians or physician groups at substantial financial risk must ensure that those providers have either aggregate or per-patient stop-loss protection as appropriate for their patient panel

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

Health Care Financing Administration                                Page 5 of 12

The aggregate stop-loss protection requires coverage of at least 90% of the costs of referral services that exceed 25% of potential payments. The per-patient stop-loss protection requires coverage of 90% of the costs of referral services that exceed specified per-patient limits.

QUESTIONS AND ANSWERS:

SLP QUESTION 1: What does stop-loss protection mean?

            ANSWER: Stop-loss is a type of insurance coverage designed to limit the amount of financial loss experienced by a health care provider. An MCO or physician group normally buys this insurance so that, if the liabilities of the MCO or group exceed what is expected based on prior experience, the insurer will "stop" further losses by paying the liabilities which exceed either a total dollar (aggregate) amount, or a per patient amount.

SLP QUESTION 2: Is the MCO required to provide stop-loss protection to physicians or physicians groups at substantial financial risk?

            ANSWER:

            The MCO does not itself need to provide the stop-loss protection. However, the MCO must assure that stop-loss is in effect and disclose the stop-loss type and amounts for any contractor or subcontractor that exceeds the 25% risk threshold and is required to have stop-loss protection.

SLP QUESTION 3: Does stop-loss protection apply only to referral services?

            ANSWER: Generally, stop-loss protection applies to the costs of all services furnished by a physician or physician group. For the purposes of this regulation, however, stop-loss coverage must cover at least 90% of the costs of referral services above the substantial financial risk threshold. The physician or physician group is liable for no more than 10% of the remaining referral costs above the threshold.

SLP QUESTION 4: If a MCO or physician group chooses to obtain per-patient stop-loss protection for the purposes of this regulation, what are the appropriate per-patient stop-loss deductibles, or attachment points, that are required?

            ANSWER: HCFA allows the provision of either a combined deductible that includes inpatient and professional services or separate limits for professional and institutional services. Based on actuarial analyses and consultation with experts knowledgeable about t stop-loss insurance practices, these limits are indicated in the following table:

                   Combined Institutional
                       & Professional        Institutional    Professional
   Panel Size            Deductible            Deductible      Deductible
   ----------            ----------            ----------      ----------
1-1000                    $   6,000*            $ 10,000*       $ 3,000*
1,001 - 5000              $  30,000             $ 40,000        $10,000
5,001 - 8,000             $  40,000             $ 60,000        $15,000
8,001 - 10,000            $  75,000             $100,000        $20,000
10,001 - 25,000           $ 150,000             $200,000        $25,000
> 25,000                     none                 none            none

* NOTE REGARDING SMALL PATIENT PANELS: THE ASTERISKS IN THIS TABLE INDICATE THAT, IN THESE SITUATIONS, STOP-LOSS INSURANCE WOULD BE IMPRACTICAL. NOT ONLY WOULD THE PREMIUMS BE PROHIBITIVELY EXPENSIVE, BUT THE PROTECTION FOR PATIENTS WOULD LIKELY NOT BE ADEQUATE FOR PANELS OF FEWER THAN 500 PATIENTS. MCOS AND PHYSICIAN GROUPS CLEARLY SHOULD NOT BE PUTTING PHYSICIANS AT FINANCIAL RISK FOR PANEL SIZES THIS SMALL. IT IS OUR UNDERSTANDING THAT DOING SO IS NOT COMMON. FOR COMPLETENESS, HOWEVER, WE DO SHOW WHAT THE LIMITS WOULD BE IN THESE CIRCUMSTANCES.

SLP QUESTION 5: Does aggregate stop loss take panel size into account?

Health Care Financing Administration                                Page 6 of 12

            ANSWER: Yes. To the extent that aggregate stop-loss limits require coverage of 90% of the costs of referral services that exceed 25% of potential payments, those limits reflect payments based on panel size.

SLP QUESTION 6: Under what circumstances is pooling permissible for purposes of determining the appropriate stop loss limit?

            ANSWER: The Medicare, Medicaid and commercial enrollees of one or more MCOs served by a physician group may be pooled as long as certain criteria are met. The pooling of patients calculation may be applicable as following examples show. The calculation may show that the physician group serves more than 25,000 patients and, therefore, stop-loss protection is not needed. Or the calculation may show that the physician group serves 25,000 or fewer patients, in which case stop-loss is required if the incentive arrangements put the group at substantial financial risk. If per patient (as opposed to aggregate) protection is obtained, it must be for the single combined or separate professional and institutional limits shown above. The group's pooled patient panel size would determine the required level of stop-loss.

            Pooling of patients is allowed only if all of the following five criteria are met:

      - Pooling is otherwise consistent with the relevant contracts governing the compensation arrangements for the physician or physician group.

      - The physician or physician group is at risk for referral services with respect to each of the categories of patients being pooled.

      - The terms of the compensation arrangements permit the physician or physician group to spread the risk across the categories of patients being pooled.

      - The distribution of payments to the physicians from the risk pool is not calculated separately by patient category.

      - The terms of the risk borne by the physician or physician group are comparable for all categories of patients being pooled.

SLP QUESTION 7: If the capitation rate or fee-for-service schedule is different among three lines of business due to the expected differences in health care needs and resultant costs for the Medicare, Medicaid and commercial populations, does this mean these patients cannot be pooled?

            ANSWER: Specific criteria must be met in order to pool patients across product lines and/or across MCOs. See SLP Question 6 above.

SLP QUESTION 8: Stop Loss Requirements By Contracting Level -- HCFA has said that arrangements between HMOs and PHOs are not subject to the stop-loss arrangements because the PHO is not a physician group. Is the answer still the same if we look at a contract between an HMO and an IPA where the IPA is not a "physician group" because some (but not all) of its contracts are with physician groups and not individual physicians? Our principle interest is the stop-loss arrangement requirements.

            ANSWER: In this case, the IPA, like the PHO, is defined as an Intermediate Entity. The Intermediate Entity itself is not subject to stop-loss, however those physicians who are individually contracted with the IPA would need to be protected by stop-loss, if they are put at SFR by incentive arrangements. Stop-loss coverage is required for physician groups at SFR, physicians at SFR, and for physicians in groups that are at SFR.

SLP QUESTION 9: Pooling by Entities Other than Physician Groups -- Can a managed care organization pool the patient lives served by some or all of its subcontracted physicians for the purposes of determining the level of stop loss protection necessary? If so, can an IPA, PHO, or other "intermediate entity" under the regulation pool the patient lives served by their physicians?

            ANSWER: Any entity that meets all five criteria required for the pooling of risk is allowed to pool that risk in order to determine the amount of stop-loss required by the regulation. We would point out, however, that unrelated entities or physicians being pooled are typically covered by the same reinsurance arrangement.

SLP QUESTION 10: Consider the following example: Otherwise unaffiliated primary care physicians are organized into pools of doctors or "PODs" and risk pool withholds and bonuses are distributed based on the overall performance of the POD. PCPs will be paid on a fee-for-service basis with a withhold of 20 percent. PCPs would have no further downside financial risk beyond the 20 percent withhold. A budget is established for each POD based on all expected medical

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expenses. If the POD's expenses are less than budgeted expenses, the withholds are returned and any additional surpluses are distributed to the PCPs in that POD based on a formula. The formula for distributions of withholds and bonuses to PCPs in the POD would be based on the same methodology for all PCPs within their respective PODs. In this example, would HCFA agree that any individual POD meets the criteria for pooling and, therefore, the level of stop loss protection that must be provided may be determined based on the size of the POD's patient panel?

            ANSWER: As long as all five conditions in the regulation related to pooling are met (see SLP Question 6 above), then the patients in the POD meeting those pooling conditions can be pooled. Thus, a POD could be considered for pooling purposes, even if that POD is not a legal entity unto itself.

SLP QUESTION 11: Consider this scenario: A PHO contracts with many physician groups. The groups get a percent of premium revenue from the PHO. Each group shares risk separately. However, the PHO purchases stop loss for all of the groups. The stop-loss reinsurance payments (recoveries) are credited to the group where the patient is assigned. Can the PHO pool patients covered under all the groups in determining the amount of stop loss to purchase?

            ANSWER: No. The stop loss amounts need to be based on each group's patient panel size because the groups are managing the risk within each group, rather than sharing it across all the groups. In this example, the referral risk is not commonly pooled across the groups, even though it is reinsured across all groups. Each group will retain the revenue from the percent of premium it received dependent upon the experience and reinsurance recoveries attributable to that particular group.

SLP QUESTION 12: What if separate risk pools are combined at the end of the year for distribution purposes? If the surplus in one offsets the deficit in another, could we say that the risk is commonly pooled?

            ANSWER: If the surplus in one pool, or part of the pool, offsets the deficit in another pool, or part of the same pool, then the risk would not be considered truly pooled according to the regulation. Basically, the lives can be pooled if the physician is not going to get separate checks based on different patient categories, or if there is not a separate accounting by patient category showing how the experience of the different patients contributed to the outcome of the single check.

SLP QUESTION 13: What is meant by the pooling condition that incentive arrangements be "comparable for all categories of patients being pooled"? For example, can patients be pooled by the group when the extent of risk borne by the group is greater with one MCO than with another? Say the same physician group contracts with two MCOs where both arrangements are fee-for-service with a withhold. Based on SFR calculations, 28% of the total maximum payment from MCO A is at risk for referrals, while 33% of the same group's maximum payment from MCO B is at risk for referrals. Can the group pool the patients of MCOs A and B for the purpose of determining the appropriate amount of stop-loss to acquire?

            ANSWER: Yes, the extent of risk in these two MCO contracts with the physician group would be considered comparable. However, HCFA prefers not to set a hard and fast definition of what is comparable given the rapid and complex development of payment arrangements under managed care. MCOs are expected to use their best judgment in determining whether arrangements are to be considered comparable.

SLP QUESTION 14: If a physician is at SFR, is stop loss protection needed to cover all the physician's patients (including commercial enrollees), or only for Medicare beneficiaries.

            ANSWER: Stop-loss must cover 90% of the risk the physician experiences for referral costs for Medicare patients that exceed the risk threshold. Commercial and Medicaid patients may be "pooled" with Medicare patients in order to determine the amount of stop-loss required for the latter patients without necessitating that the commercial patients be covered by the same level of stop-loss coverage. This is because the referral risk attributable to the Medicare patients is lessened by the fact that the physicians are also serving Medicaid and commercial patients under similar risk arrangements.

SLP QUESTION 15: If separate policies are in place for institutional and professional stop loss coverage by the same group, do the "combined" or "individual" stop-loss limits apply?

            ANSWER: If a group has separate policies for institutional and professional, then the stop loss needs to be in compliance with those separate limits for each part of the policy. (E.g., if patient panel is 1500, the group would need a $40,000 institutional deductible and a $10,000 professional services deductible.)

SLP QUESTION 16: Can a group that contracts with both an MCO with a Medicare contract and another MCO without a Medicare contract pool patients from both MCOs in order to meet stop-loss requirements?

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            ANSWER: Yes, as long as the five pooling conditions cited in the regulation are met. See SLP Question 6 above.

SLP QUESTION 17: For subcontractors with PIPs where substantial financial risk exists and stop-loss coverage is required, what responsibility does the MCO have for validating that stop-loss coverage is in place, outside of completion of the summary charts based on information provided by the subcontractor?

            ANSWER: Since the MCO contracting with HCFA may face intermediate sanctions and civil money penalties for non-compliance by any contracting provider within its network, the MCO would be wise to validate information submitted to it by a subcontractor regarding which the MCO has any question. As part of monitoring related to this regulation, HCFA expects to sample for validity information submitted by MCOs and their subcontractors.

SLP QUESTION 18: When is an IPA required to have stop-loss coverage for itself?

            Answer: The regulation specifies that the MCO must provide proof that the physician or physician group has adequate stop-loss, if the group and/or the physicians are at SFR. The regulation further specifies that an IPA is a physician group only if it is composed of individual physicians. If an IPA contracts with one or more physician groups then it is an intermediate entity. The IPA is exempt from a stop-loss requirement if it contracts with at least one physician group. As a practical matter, most IPAs purchase stop-loss for themselves as an organization as well as for their physicians. The regulation only requires that the physician groups and the individual physicians are covered by stop-loss if at SFR.

SLP QUESTION 19: Does stop-loss that is purchased for a physician group also cover the individual physicians if they are also at SFR.

            ANSWER: Not necessarily. The regulation specifies that both the physician group and individual physicians in that group must be covered by stop-loss, if they are both at SFR. However, it is possible that the policy that the group purchases covers only the group's financial risk.

SLP QUESTION 20: What if a multi-specialty group is not placed at SFR, but the primary care physicians within that group are at SFR.

            ANSWER: In that case only the primary care physicians would need to be covered by stop-loss.

SLP QUESTION 21: If a physician group contracts with one or more other physician groups, does the stop-loss requirement of the primary physician group apply to the subcontracting groups?

            ANSWER: No, stop-loss requirements of one group cannot be extended to a subcontracting level. For example:

      - A physician group has greater than 25,000 patients that meet pooling criteria and therefore has no stop-loss requirement.

      - This group contracts with another physician group, which has 25,000 or fewer patients and bears risk for referrals above 25%.

            In this case, the first group is exempt from stop-loss requirements; however, the second group must comply with stop-loss requirements and the MCO must comply with survey requirements.

DISCLOSURE '

DISCLOSURE QUESTION 1: If no provider is placed at risk or at risk for referrals, or if an MCO agrees to provide stop-loss and to conduct surveys, must the MCO still disclose the information to HCFA as required by the regulation?

            ANSWER: Yes, pursuant to the regulation, MCOs must still disclose the information. This information serves many purposes. It will be used to monitor compliance, evaluate the impact of the regulation and to ensure the delivery of high quality health care. In enacting this legislation Congress clearly intended MCOs to disclose at least some information about the nature of the MCO's physician incentive compensation arrangements and the extent to which physicians are being placed at substantial risk by the arrangements.

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DISCLOSURE QUESTION 2: It seems that the information disclosed pursuant to the regulation is proprietary and should be protected under the Freedom of Information Act (FOIA). What information is proprietary?

            ANSWER: For information submitted to HCFA, a precise determination of what is proprietary information cannot be made until we have reviewed specific FOIA requests. At that time, the FOIA office will request that the plan involved specify what it feels is proprietary and the office will then determine what is proprietary. An MCO may, if it so desires, designate the information as proprietary at the time of submission. Requests will be evaluated on a case-by-case basis, balancing the needs of the party to protect proprietary information against the public interest in disclosing information that will serve the goals of the regulation.

DISCLOSURE QUESTION 3: Will disclosure to beneficiaries of financial incentives information be required at the time of their enrollment? Also, will MCOs be allowed broad discretion to decide how the information is presented?

            ANSWER: MCOs will be required to publish in the evidence of coverage
            (EOC) notices, or such other notice as approved by the applicable HCFA Regional Office, that beneficiaries can request summary information on the MCO's physician incentive plans. These EOC notices are available upon enrollment. The nature of the disclosure to beneficiaries will be general, as opposed to providing physician-specific financial incentives information. Materials must convey information about the types of incentives used in contracts affecting physicians in the MCO's network. MCOs will not be required to disclose the details of the particular incentive arrangement for a specific physician. MCOs will be allowed some discretion in crafting language to convey the required information to beneficiaries. A separate document of recommended language for beneficiary materials is available from HCFA.

DISCLOSURE QUESTION 4: For purposes of the disclosure requirement (42CFR 422.210(b), 42 CFR 417.479(h)(3)) who does the term "beneficiaries" include?

            ANSWER: The term refers to persons receiving Medicare benefits. It includes potential enrollees, current enrollees, and disenrollees of MCOs contracting with the Medicare.

DISCLOSURE QUESTION 5: What about Pools of Doctors (PODs) (i.e., groups of independent physicians who are aggregated into a single risk pool by an MCO or
PHO) that aren't actually private corporations like a physician group or an IPA? Example 1: Would they need to report if the POD includes PCPs only sharing risk for their own services? Example 2: What about if the POD includes PCPs and specialists sharing risk for their services as a POD?

Example 3: Finally, would PODs need to report if comprised of PCPs, specialists, hospital and ancillary services?

            ANSWER: In all three instances, some reporting would need to occur, but the extent of the disclosure would vary. In the first two examples, the MCO would simply report that the POD was not at risk for services it did not provide. In the third example, disclosure would need to detail the types of risk arrangements used (e.g., capitation, withhold, bonus), the percent of total potential income at risk for referrals, and if that percentage exceeded 25%, information about stop-loss protection.

DISCLOSURE QUESTION 6: If a subcontractor refuses to provide data on individual physician incentive arrangements, what action is the MCO expected to take? What action will HCFA or the State take?

            ANSWER: The MCO should try with due diligence to collect the required data from subcontractors. Some MCOs may need to enforce the terms of their contracts which require subcontractor compliance with all Federal and State laws. MCOs not in compliance with this regulation may face intermediate sanctions (e.g., freezing of enrollment, suspension of marketing) and civil monetary penalties. It is HCFA's expectation that providers will recognize the steps that have been taken to address proprietary concerns and will submit the required information to the MCOs with whom they contract.

DISCLOSURE QUESTION 7: One can expect that the patient panel size of any given provider group will likely change over the course of a contract. Should providers or the MCO report such changes to HCFA and should stop-loss protection be altered to reflect such changes? What about multi-year contracts?

            ANSWER: We expect PIP disclosure to be accurate on a "snap-shot" basis, i.e., it should accurately reflect physician incentive arrangements as of January 1 of each disclosure year. An average panel size should be projected for the year starting January 1. If there are phased-in incentive arrangements or other changes during the year, stop-loss protections should be adjusted so that the MCO remains in compliance with PIP rules at all times, even though HCFA does not request interim disclosures. Regarding multi-year contracts,

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            we would expect the annual disclosures for ensuing years to reflect significant changes, if any, in the arrangements.

DISCLOSURE QUESTION 8: How will Medicare beneficiaries learn that they can request information from the MCO regarding PIPs, etc.? Also, who should accept beneficiary complaints regarding this disclosure?

            ANSWER: It is the responsibility of MCOs to notify current and prospective enrollees of their right to certain information related to physician compensation arrangements. The MCO's Evidence of Coverage, Annual Notice to Medicare members, marketing materials, and/or other formal means of communication should be used to communicate that the following pieces of information are available to beneficiaries upon request: (1) if the MCO has a PIP that covers referral services; (2) the type of incentive arrangement; (3) whether stop-loss protection is provided; and (4) a summary of survey results, if conduct of a survey is required of the MCO.

            Should a beneficiary have a complaint regarding disclosure, the beneficiary should first attempt to resolve the problem through contact with the MCO's membership services department. If that is unsuccessful, the beneficiary can pursue the complaint through the MCO's internal grievance process. Additionally, the beneficiary can contact the HCFA Medicare Regional Office.

DISCLOSURE QUESTION 9: If a beneficiary wants to know the incentive arrangement of an individual physician, is the MCO required to disclose it?

            ANSWER: The MCO is only required to provide a summary statement or letter outlining all of the incentive arrangements in place throughout the MCO. However, there is nothing in federal statute or regulation to prevent a MCO or individual physician from providing physician-specific information to a beneficiary who requests it.

DISCLOSURE QUESTION 10: The HCFA guidance package on the regulation, dated December 27, 1996, says that marketing material must be reviewed by ROs. If an MCO uses the exact language in HCFA's guidance paper on beneficiary disclosure, must it still be reviewed by the RO?

            ANSWER: Yes. The RO is still responsible or ensuring that the MCO is providing accurate information to its enrollees. Use of the HCFA model language cannot address the MCO-specific incentive information which each RO must review, but it will expedite the RO's review of how that information is phrased for optimal beneficiary understanding.

DISCLOSURE QUESTION 11: Will disclosure need to be repeated annually, even if there is no change?

            ANSWER: Yes, annual disclosure is required. However, if arrangements with providers are substantially the same as the previous disclosure year, new Worksheets need not be completed so long as the previous documents will be available to regulators and the MCO has assurances from its providers that the arrangements are substantially the same.

DISCLOSURE QUESTION 12: Is PIP disclosure required for applicants for Medicare+Choice contracts?

            ANSWER: Yes, compliance with PIP is required before HCFA contracts with an MCO. The M+C application should include completed PIP disclosure forms in hard copy in the documents part. This is the only time that hard copy is acceptable. All contractors who have had a HCFA Medicare contract as of January 1 of any year must disclose electronically and will receive instructions from HCFA. MCOs who contract after January 1 will not disclose until the following year, but must be in compliance with PIP at all times. PIP forms, instructions, worksheets and any updates are in HCFA's web site at: www.hcfa.gov/medicare/physincp/pip-info.htm.

DISCLOSURE QUESTION 13: When an MCO makes its disclosure electronically, should it send a hard copy of a signature page to HCFA?

            ANSWER: No, a signature page is not required.

SURVEY

SURVEY QUESTION 1: Will HCFA facilitate the survey requirement by using such items as a standard survey questionnaire,

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detailed instructions on survey design and/or a comparative report card?

            ANSWER. Yes, HCFA issued a memo in August 1999 that stated the following:

            HCFA's national administration of the Consumer Assessments of Health Plans Study (CAHPS) is well established and will include both enrollees and disenrollees, starting in 2000. Therefore, HCFA has determined that these Medicare Managed Care Organizations (MCOs) no longer need to conduct independent surveys for meeting PIP requirements. HCFA will consider all such Medicare MCOs with physician groups or physicians at substantial financial risk to be in compliance with the survey mandate in 42 CFR 422.208(h) and 42 CFR 417.179(g)(1).

            Organizations can now meet the survey disclosure requirement of the regulations by giving Medicare enrollees a copy of the CAHPS enrollment and disenrollment survey results when they are available on the Internet. Further, these MCOs will no longer need to submit survey summaries to HCFA.

MISCELLANEOUS

MISC. QUESTION 1: Why was Congress concerned about physician incentive plans?

            ANSWER: Congress was concerned about under-use of referral for medically necessary services due to physician incentive arrangements to control costs. The regulations implement the Federal law and provide protection to Medicare beneficiaries so that they have access to necessary and appropriate care.

MISC. QUESTION 2: How is a withhold different from capitation?

            ANSWER: Capitation means a set dollar payment per patient per unit of time (usually per month) that is paid to a physician or physician group to cover a specified set of services and administrative costs without regard to the actual number of services provided. The services covered may include the physician's own services, referral services, or all medical services. A withhold is the percentage of payments or set dollar amounts that is held back from a physician or physician group's capitation or fee-for-service payments. This amount may or may not be returned to the physician/group, depending on specific predetermined factors.

MISC. QUESTION 3: Do the PIP regulations apply to ancillary providers who contract with both physicians and non-physicians? (e.g., mental health plans) If yes, would the PIP regulations apply to all providers employed by the ancillary provider, or just physicians?

            ANSWER: The PIP regulation applies only to physicians. If an ancillary provider employs 100 health professionals, for instance, but only 20 of them are physicians, then the PIP regulation applies only to those 20 physicians.

MISC. QUESTION 4: Are dentists or groups of dentists considered physicians for purposes of the PIP regulation? What is the definition of "physician" for purposes of the physician incentive regulation?

            ANSWER: Dentists may be considered physicians for purposes of the PIP regulation. The term "physician" is defined for purposes of Title XVIII (Medicare) at 1861(r). "Physicians" include doctors of medicine, doctors of osteopathy, doctors of dental surgery or dental medicine, doctors of podiatric medicine, doctors of optometry and chiropractors. For purposes of the Social Security Act, the definition of "physician" is limited to instances when "limited practice" providers actually provide services covered under the Act based on State authority to perform such services. For instance, under the Act, chiropractors are defined as "physicians" only in so far as they provide manual manipulation of the spine to correct a subluxation demonstrated by X-ray. For purposes of the PIP regulation, "physician" is similarly defined. In so far as "limited practice" providers such as dentists are providing services covered under an MCO's ACR (Medicare risk plans), or under an MCO's cost report (Medicare cost plans), the "limited practice" provider is a "physician" for purposes of the PIP regulation.

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Physician Incentive Plan Regulation Disclosure Requirements          Page 1 of 2

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                            PHYSICIAN INCENTIVE PLAN

                                GLOSSARY OF TERMS

Bonus means a payment a physician or entity receives beyond any salary, fee-for-service payments, capitation or returned withhold. Bonuses and other compensation that are not based on referral or utilization levels (such as bonuses based solely on quality of care, patient satisfaction or physician participation on a committee) are not considered in the calculation of substantial financial risk.

Capitation means a set dollar payment per patient per unit of time (usually per month) that is paid to cover a specified set of services and administrative costs without regard to the actual number of services provided. The services covered may include a physician's own services, referral services or all medical services. The set dollar payment may be a percent of the premium that the managed care organization collects for a beneficiary; the capitation received from HCFA would be considered a premium for this purpose.

Panel size means the number of patients served by a physician or physician group.

Physician group means a partnership, association, corporation, individual practice association (IPA), or other group that distributes income from the practice among members. An IPA is considered to be a physician group only if it is composed of individual physicians and has no subcontracts with other physician groups.

Intermediate entities are entities that contract with one or more physician groups or other affiliations of physician groups and physicians. An IPA is considered to be an intermediate entity if it contracts with one or more physician groups in addition to contracting with individual physicians.

Physician incentive plan means any compensation arrangement at any contracting level between an MCO and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to Medicare or Medicaid enrollees in the MCO. MCOs must disclose physician incentive plans between the MCO itself and individual physicians and groups and, also, between groups or intermediate entities (e.g., certain IPAs, Physician-Hospital Organizations) and individual physicians and groups.

Potential payments means the maximum payments possible to physicians or physician groups including payments for services they furnish directly and additional payments based on use and costs of referral services, such as withholds, bonuses capitation, or any other compensation to the physician or physician group. Payments based on committee participation, patient satisfaction or other quality of care factors should not be included in the potential payment calculations.

Referral services means any specialty, inpatient, outpatient or laboratory services that are ordered or arranged, but not furnished directly.

Certain situations may exist that should be considered referral services for purposes of determining if a physician/group is at substantial financial risk. For example, an MCO may require a physician group/physician to authorize "retroactive" referrals for emergency care received outside the MCO's network. If the physician group/physician's payment from the MCO can be affected by the utilization of emergency care, such as a bonus if emergence referrals are low, then these emergency services are considered referral services and need to be included in the calculation of substantial financial risk.

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Physician Incentive Plan Regulation Disclosure Requirements          Page 2 of 2

Also, if a physician group contracts with an individual physician or another group to provide services that the initial group cannot provide itself, any services referred to the contracted physician group/physician should be considered referral services.

Substantial financial risk means an incentive arrangement that places the physician or physician group at risk for amounts beyond the risk threshold, if the risk is based on the use or costs of referral services. The risk threshold is 25%.

However, if the patient panel is greater than 25,000 patients, then the physician group is not considered to be at substantial financial risk because the risk is spread over the large number of patients. Stop loss and beneficiary surveys would not be required.

Withhold means a percentage of payment or set dollar amounts that are deducted from the payment to the physician group/physician that may or may not be returned depending on specific predetermined factors.

[LOGO] Return to Physician Incentive Plan Information Page

[LOGO] Return to Medicare Managed Care Homepage

Last Updated December 15, 2000

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                [HCFA LOGO] [DEPARTMENT OF HEALTH & HUMAN SERVICES LOGO]

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Physician Incentive Plan Survey Requirements                         Page 1 of 2

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DATE:      August 5, 1999

NOTE TO: Medicare Contracting Managed Care Organizations Who are Subject to Physician Incentive Plan Disclosure Requirements

FROM: Director, Health Plan Purchasing & Administration, CHPP Health Care Financing Administration

SUBJECT:   Physician Incentive Plan Survey Requirements

We are pleased to inform you of a new determination regarding your survey requirements under the Physician Incentive Plan (PIP) regulation.

FOR '1876 COST AND CLOSED COST HEALTHPLAN, M+C ORGANIZATIONS, SOCIAL HMOS AND MEDICARE CHOICES*: HCFA=s national administration of the Consumer Assessments of Health Plans Study (CAHPS) is well established and will include both enrollees and disenrollees, starting in 1999. Therefore, HCFA has determined that these Medicare Managed Care Organizations (MCOs) no longer need to conduct independent surveys for meeting PIP requirements. HCFA will consider all such Medicare MCOs with medical groups or physicians at substantial financial risk to be in compliance with the survey mandate in 42 CFR 422.208/210.

Organizations can now meet the survey disclosure requirement of the regulations by giving Medicare enrollees a copy of the CAHPS enrollment survey results available on the Internet. HCFA anticipates that the disenrollment survey results will be available Spring 2000. Further, these MCOs will no longer need to submit survey summaries to HCFA.

FOR EVERCARE, PACE OR OTHER DEMONSTRATIONS*: These MCOs are required to disclose under PIP but are not included in CAHPS. Therefore, they must conduct customer satisfaction surveys of both enrollees and disenrollees if any physician or physician group in an MCO=s network is placed at substantial risk for referral services, as defined by regulation. MCOs who had a contract with HCFA on or before January 1, 1999 will be required to submit a summary of each survey to HCFA by March 31, 2000 and provide beneficiaries a summary upon their request. We will provide further guidance at a later date.

If you have questions about the PIP survey requirements, you may call Sylvia Hendel at 410-786-1126, Eric Nevins at 410-786-1162, or Frank Szeflinski at 303-844-5738.

                                      /s/

                                 Gary A. Bailey

------------------

* For CAHPS requirements, see HCFA Operational Policy Letter 99.078, Reporting Requirements for Medicare Managed Care Organizations in 1999:
      HEDIS, HOS, CAHPS.

[LOGO] Return to Physician Incentive Plan Homepage

http://www.hcfa.gov/medicare/physincp/survplcy.htm

MEDICARE MANAGED CARE ORGANIZATIONS                                  Page 1 of 5

                           MEDICARE + CHOICE APPLICANT

                PHYSICIAN INCENTIVE PLAN DISCLOSURE INSTRUCTIONS

GENERAL INSTRUCTIONS FOR SUBMISSION: Hard copy Physician Incentive Plan (PIP) Disclosure is required only for new applicants for Medicare+Choice Contracts, except for Private Fee For Service Plans or non-network Medicare Savings Account Plans. Organizations that already hold a Medicare contract with HCFA must disclose electronically PIP guidance, an extensive QS & AS, and all forms are available at HCFA's web site:

                   www.hcfa.gov/medicare/physincp/pip-info.htm

A hard copy disclosure must be included in the completed application, as directed within the application form. The disclosure should represent physician incentive arrangements for providers within the Managed Care Organization's
(MCO) network at the time the application is submitted. A Medicare PIP disclosure includes:

            The disclosure COVER SHEET - This sheet should be the first page of the PIP submission.

            PIP DISCLOSURE FORM - This form may be duplicated as necessary to capture all of the arrangements in effect amongst the applicant's provider contractors and subcontractors down to the level of physicians.

USING THE HCFA PIP PROVIDER WORKSHEET: The PIP Worksheet may be used as a guide in determining if there is substantial financial risk in any provider arrangement and to assist the MCO in entering data on the disclosure form. MCOs may modify the Worksheet for their internal use as long as the necessary information is captured that will document the data upon audit by regulators. Generally, a separate Worksheet should be used or each type of contractual relationship. Reproduce as many of these forms as needed. Do not submit the Worksheets, but retain them and any other supporting information for review by regulators.

The MCOs should analyze the data from different providers to determine whether information from the same type of contracting entity can be aggregated for disclosure to regulators.

MCOs need to determine if they have received all information from their contractors down to the level of physicians, even if the providers bear no risk or there is no substantial financial risk.

      - An intermediate entity should report its direct contracts with physicians as well as arrangements with its physician groups and the physician groups' physicians. Even if there is no substantial financial risk in any contractual arrangement, the lower levels must be disclosed.

      - A physician group should report arrangements with its physicians, even if there is no substantial financial risk between the MCO and the physician group.

Enter the information from the Worksheet on the appropriate lines on the Disclosure Form after indicating the specific contractual relationship being disclosed.

USING THE PIP DISCLOSURE FORM FOR M+C APPLICANTS: At the top of the Disclosure Form, print the name of the MCO, give the Medicare contract number, and the reporting year.

Nine contractual relationships are listed. Disclose one type of relationship on each Form you complete. Submit as many Forms as you need to represent all of the arrangements that serve the MCO's Medicare enrollees.

http://www.hcfa.gov/medicare/physincp/01dfin~1.htm

MEDICARE MANAGED CARE ORGANIZATIONS                                  Page 2 of 5

            (1) MCO to physician group

            (2) MCO to intermediate entity

            (3) MCO to individual physician

            (4) Intermediate entity to physician group

            (5) Intermediate entity to physician

            (6) Physician group to physician group

            (7) Physician group to physician

            (8) Physician to physician

            (9) Intermediate entity to intermediate entity

Each submission from an MCO must include contractual relationships (1), (2) or
(3), but MCOs may have multiple arrangements and need all three. Then the MCO must disclose the subcontracting arrangements to the level of the physician. All disclosures relating to one hierarchy of contracts should be stapled together. The hierarchies are:

SELECTION OF: (1) MCO TO PHYSICIAN GROUP REQUIRES A DISCLOSURE OF:

                  (7) Physician group to physician OR (6) Physician group to physician group

                  If (6) is selected, you MUST have (7) to disclose incentives to physicians

                  There can be selection of: (8) Physician to physician [this is not required]

SELECTION OF: (2) MCO TO INTERMEDIATE ENTITY REQUIRES DISCLOSURE OF:

                  (4) Intermediate entity to physician group OR

                  (5) Intermediate entity to physician OR

                  (9) Intermediate entity to intermediate entity

                  The intermediate entity can have multiple contracting arrangements.

                  If (4) is selected, you MUST have (7) to disclose incentives to physicians

                  If (9) is selected, you MUST have (4) or (5) to disclose incentives to subcontractors

                  There can be selection of: (8) Physician to physician [this is not required]

SELECTION OF: (3) MCO TO INDIVIDUAL PHYSICIAN DOES NOT REQUIRE ANY SUBCONTRACT.

                  There can be selection of: (8) Physician to physician [this is not required]

http://www.hcfa.gov/medicare/physincp/01dfin~1.htm

MEDICARE MANAGED CARE ORGANIZATIONS                                  Page 3 of 5

Single or aggregate disclosure: The Disclosure Form may reflect a single incentive arrangement if that is a unique arrangement. However, MCOs should aggregate information on one Form for contractual arrangements that are substantially the same and the stop-loss requirements are the same.

            For example, if an MCO contracts with 100 physician groups under a very similar capitation payment that does not pass referral risk to the groups, the MCO should check category one on the Disclosure Form and disclose all 100 on one Form. If 55 physician groups do not pass risk to their doctors and these 55 groups have a total of 450 physicians under this no risk compensation, then the MCO should check category 7 on a new Disclosure Form and disclose all 450 on the Form. Similarly, the MCO should disclose the physician group-physician incentive arrangements for the other 45 groups, aggregating those physicians who are placed at substantially the same risk and who have the same stop loss requirements, if the risk exceeds the SFR cutoff. Staple together all the forms that relate to the 100 physician groups.

Entering the information: After checking the relationship you are disclosing, follow the directions below.

  1. ON LINE 1.A., give the name or identifier of a single provider (e.g., the intermediate entity, physician group, or individual physician) or the providers who are aggregated for the disclosure. The provider named or identified is the party who receives payment under the provider contract to which the Disclosure Form applies. The purpose here is to allow the user to be able to identify the provider(s) after entering the data.

      ON LINE 1.B., give the number of aggregated providers whose arrangements are being disclosed. (See the discussion above.) Do not send lists of provider names. For example, if #1 is selected, then give the number of physician groups.

      LINE 1.C. asks for disclosure of Federally Qualified Health Centers and Rural Health Clinics (FQHC/RHCs). Please distinguish FQHC/RHCs by using a separate Disclosure Form to report each FQHC/RHC, however you may aggregate those with substantially the same incentive arrangements. If the MCO is owned or controlled by a consortium of FQHC/RHCs or has FQHC/RHCs in its network, be sure to indicate this on the cover sheet.

      LINE 1.D. applies only to physicians of physician groups (selection of #7 contracting type) and asks for a breakout of the number of physicians who are members of the group and those who independently contract with the group. Members are typically owners, partners, or employees of the physician group.

      If either arrangement with providers that are intermediate entities (IE) is selected on the Disclosure Form (either #2 or #9), complete items 1.A - 1.C only since stop loss requirements do not apply to intermediate entities (IE). However, fully complete disclosures for IE's relationships with provider groups and their physicians (#4 and #7) and IE with individual physicians (#5) because stop loss requirements apply to these levels.

  2. QUESTION 2 identifies whether the incentive arrangement transfers any risk. A capitation payment is considered a transfer of risk for his question, even if the capitation is for services provided only by the contracting physician or physician group. [This information is found in the Worksheet.]

      Check "yes" or "no" as applicable. If "no" is checked, then this disclosure is complete. If "yes" is checked, identify the type of risk transfer then go to Question 3.

http://www.hcfa.gov/medicare/physincp/01dfin~1.htm

MEDICARE MANAGED CARE ORGANIZATIONS                                  Page 4 of 5

      Risk transfer choices are: "capitation, bonus, withhold, percent of premium or other." Check the appropriate choice or choices; more than one choice should be checked if the arrangement has features of each type of risk-sharing.

      A choice of "Other" is provided if a combination of the four types of risk arrangement does not define the arrangement. For the purpose of this Disclosure Form, the obligation for the provider to fund deficits is considered as a "withhold." A bonus for low utilization of referral services is considered to be risk transference.

3. QUESTION 3 identifies whether risk is transferred for referrals. [This information is in the Worksheet.] Check "yes" or "no" as applicable. A bonus for low utilization of hospital, specialist or other services is considered to be a risk for referral services. If "no" is checked, then this disclosure is complete. If "yes" is checked, go to Question 4 to identify the type of risk transfer.

4. QUESTION 4 identifies the type of risk-sharing arrangement. [This information is found in the Worksheet.] See #2 above for instructions on identifying risk arrangements.

      The risk-sharing arrangement may be described briefly on the Disclosure Form, particularly if 'other' is selected. [This information should be available in the Worksheet from the contractors.]

5. The percentage of risk ATTRIBUTABLE TO REFERRALS ONLY should be stated in QUESTION 5. This percentage corresponds to the "% Of Total Compensation At Risk For Referrals" from the Worksheet. If the percentage is equal to or below 25 %, the arrangement is not considered to be at substantial financial risk and this disclosure is complete. Percent of premium is treated as capitation for this calculation. If above 25 percent, proceed to Question 6.

6. Information for QUESTION 6, about the number of patients, is found in the Worksheet. Specific criteria must be met before pooling is allowed, as stated in regulations. Any entity that meets all five criteria (below) required for the pooling of risk will be allowed to pool that risk in order to determine the amount of stop-loss required by the regulation. If the number of patients is 25,000 or fewer, then go to Question 7. If greater than 25,000, the disclosure is complete.

      (1) Pooling of patients is otherwise consistent with the relevant contracts governing the compensation arrangements for the physician or group (i.e., no contracts can require risk be segmented by MCO or patient category);

      (2) The physician or group is at risk for referral services with respect to each of the categories of patients being pooled;

      (3) The terms of the compensation arrangements permit the physician or group to spread the risk across the categories of patients being pooled (i.e., payments must be held in a common risk pool);

      (4) The distribution of payments to physicians from the risk pool is not calculated separately by patient category (either by MCO or by Medicaid, Medicare, or commercial); and

      (5) The terms of the risk borne by the physician or group are comparable for all categories of patients being pooled.

      Note that pooling and stop-loss requirements applicable to a group cannot be extended to a subcontracting level. For example:

            - A physician group has greater than 25,000 patients that meet pooling criteria.

http://www.hcfa.gov/medicare/physincp/01dfin~1.htm

MEDICARE MANAGED CARE ORGANIZATIONS                                  Page 5 of 5

            - This group contracts with another physician group, which has 25,000 or fewer patients and bears risk for referrals above 25%.

                              The first group is exempt from stop-loss requirements; the second group must comply with stop-loss requirements and the MCO must comply with survey requirements.

            1. For QUESTION 7, note the type and the levels or thresholds of the stop-loss insurance if stop-loss coverage for the physician group or physician is required.

                        Check the type of stop-loss, aggregate, individual per patient, or other coverage. * If individual, give the threshold (deductible) as a dollar amount. If aggregate or other briefly describe the stop-loss coverage. If there are arrangements that merit explanation, describe the coverage (if needed, attach a sheet for additional space).

                        A description should include whether the coverage is:

                        (1) Combined (professional and institutional);

                        (2) Broken down into institutional, professional and other components;

                        (3) The deductible, co-insurance percentage, maximum liability/pay-out by the policy;

                        (4) Whether the stop-loss coverage applies to all costs or only the cost of referral services; and

                        (5) Any other key features of the coverage.

                        This information is found in the Worksheet.

                        If providers can be aggregated because of the similarity of risk arrangements, the MCO should sort the providers by stop loss requirements and then use a separate Disclosure Form for each requirement. For example: 100 groups exceed the 25% risk threshold; 50 have a patient pool exceeding 25,000 (under a very similar risk arrangement); 25 have a patient pool of between 1,001 and 5,000 (under a very similar risk arrangement); and another 25 of these groups have a patient pool of between 8,001 and 10,000. The MCO should use three Disclosure Forms to represent the groups that aggregate into three stop loss requirements.

http://www.hcfa.gov/medicare/physincp/01dfin~1.htm

                                   COVER SHEET

          MANAGED CARE ORGANIZATION (MCO) DISCLOSURE COMPLIANCE PACKAGE
                    UNDER THE PHYSICIAN INCENTIVE REGULATION
            SUBMITTED TO HEALTH CARE FINANCING ADMINISTRATION (HCFA)

                       FOR THE MEDICARE + CHOICE APPLICANT

NAME OF MCO _________________________________________________________________

MEDICARE CONTRACT #H ____________     PIP applies to Medicare+Choice applicants
                                      (except for PFFS and non-network MSA)

MCO IS OWNED/CONTROLLED BY A FEDERALLY QUALIFIED HEALTH CENTER OR RURAL HEALTH CLINIC (FQHC/RHC) OR CONSORTIUM OF FQHC/RHCS OR INCLUDES FQHC/RHCS IN ITS
NETWORK:

                           YES___________; NO _______

PRINTED NAME OF MCO CONTACT PERSON __________________________________________

PHONE # ______________________

THIS REPRESENTS OUR ORGANIZATION'S DISCLOSURE COMPLIANCE PACKAGE SUBMITTED TO HCFA OR SMA. I CERTIFY THAT THE INFORMATION MADE IN THIS DISCLOSURE IS TRUE, COMPLETE AND CURRENT TO THE BEST OF MY KNOWLEDGE, INFORMATION AND BELIEF AND IS MADE IN GOOD FAITH.

PRINTED NAME OF CEO _________________________________________________________

SIGNATURE OF CEO __________________________________ DATE: ___________________

NOTE: PLEASE INCLUDE THIS COVER SHEET AS THE FIRST PAGE OF THE MCO DISCLOSURE
      COMPLIANCE PACKAGE.

HCFA PIP Disclosure Form for M+C Applicants -revised 10/2000             Page 1

                                                               OMB No. 0938-0700
          PHYSICIAN INCENTIVE PLAN DISCLOSURE FORM FOR M+C APPLICANTS

Managed Care Organization (MCO) Name: ______________________________________
Medicare Contract Number: H_________       Reporting year: __________

Note: Disclosure is required even if risk or substantial risk is not being transferred or panel exceeds 25,000.

CHECK ONE - Use this Disclosure Form to disclose the incentive arrangement between the first party (in the list below) that contracts with a second party (underlined on list below) for services to the MCO's Medicare (or Medicaid) enrollees. BE SURE TO DISCLOSE SUBCONTRACTING ARRANGEMENTS DOWN TO PHYSICIAN LEVELS.

- Repeat forms as many times as needed to capture the various levels of contractual relationships.(1)

- For simplicity, "provider" is used here to refer to the second party. See instructions for completing this Form under "Single or aggregate disclosure" for aggregating either the first or SECOND PARTY.(2)

- The HCFA Provider Data Worksheet can be the basis for this summary form. ALL FORMS and instructions are available at:
www.hcfa.gov/medicare/physincp/pip-info.htm

(1) ____ MCO to physician group       (2) ____ MCO to intermediate entity

(3) ____ MCO to individual physician  (4) ____ Intermediate entity to physician group

(5) ____ Intermediate entity to       (6) ____ Physician group to physician
         physician                             group

(7) ____ Physician group to physician (8) ____ Physician to physician

(9) ____ Intermediate entity to intermediate entity

1. PROVIDER(S) NAMED OR COUNTED SHOULD BE THE UNDERLINED PROVIDER IN THE LINE CHECKED ABOVE.

      A.    Name or Identifier of Provider:_____________________________

            Use the actual name or any identifier for the entity or aggregated entities disclosed on this chart.

      B.    Number of Providers in the category selected:_____________
            Give # of providers who are aggregated on this form; e.g., if this form is for physician groups, category #1, then give the # of physician groups; groups can be aggregated if risk arrangements are substantially the same and stop loss requirements are the same.

1.C.        Is provider an FQHC/RHC? Yes______; No______

            If providers are aggregated, see instructions for disclosing FQHCs.

1.D.        If #7 above is selected, give number of physicians who are:

            Members (e.g. owners, employees) of the group #_____; Contracted with the group # _______ These numbers must equal the number of physicians given in I.B.

NOTE: If either #2 or #9 is checked above, this form is complete since stop loss requirements do not apply to intermediate entities (IE). However, be sure to complete disclosures for the IE's relationships with provider groups and their physicians (#4 and #7) and with individual physicians (#5) because stop loss requirements apply to these levels.

2.    Is risk transferred to the provider? Yes_____; No_____

      Note: A bonus for low utilization of referral services is considered to be risk transference.

      If YES, check all the risk transfer methods with the provider and go to question 3.

      Capitation______; Bonus______; Withhold ______; Percent of Premium______; Other_______

      Note: Consider the obligation for the provider to fund deficits as a "withhold". Describe briefly:

HCFA PIP Disclosure Form for M+C Applicants -revised 10/2000             Page 2

PIP disclosure: MCO Name_______________________________

3.   Is risk transferred for referrals? Yes _______; No ______

      Note: A bonus for low utilization of hospital, specialist or other services is considered to be at risk for referral services.

      If NO, this chart is finished. If YES, proceed to next question.

4. Check all the referral risk transfer methods with the provider and go to question 5.

      Capitation_____; Bonus______; Withhold _____; Percent of Premium____; Other______

      Note: Consider the obligation for the provider to fund deficits as a "withhold". If needed, describe briefly:

5.    What percent of the total potential payment is at risk for referrals:
      _________%

      If above 25% proceed to question 6; if 25% or below you have completed this disclosure.

6. Number of MCO patients served by the provider or the number of pooled patients, if patients can be pooled (see criteria for pooling in the instructions). Check one category:

      A __ 1-1,000; B __ 1,001-5,000; C __ 5,001-8,000; D __ 8,001-10,000;
      E __ 10,001-25,000; F __ 25,000+

      If number is 25,000 or below, answer #7. If the number exceeds 25,000, you have completed this disclosure.

7. State the type and amount of stop loss insuring the physician group and/or physician:

      Aggregate Insurance is excess loss coverage that accumulates based on total costs of the entire population for which they are at risk and which reimburses after the expected total cost exceeds a pre-determined level. Individual insurance is where a specific provider excess loss accumulates based on per member per year claims.

      Type: Aggregate______; Individual ____; Other______[describe below if aggregate or other]

      If individual [based on costs per patient], enter threshold/deductible amount: [enter only one amount] Threshold: Professional $___________; Institutional $________; Combined $_____________

      Describe if needed:

      PUBLIC REPORTING BURDEN (FOR MANAGED CARE ORGANIZATIONS) "According to the Paperwork Reduction Act of 1995, no persons are required to respond to a collection of information unless it displays a valid OMB control number. The valid OMB control number for this information collection is 0938-0700. The time required to complete this information collection is estimated to average 100 hours per response, including the time to review instructions, search existing data resources, gather the data needed, and complete and review the information collection. If you have any comments concerning the accuracy of the time estimate(s) or suggestions for improving this form, please write to: HCFA, 7500 Security Boulevard, N2-14-26, Baltimore, Maryland 21244-1850 and to the Office of the Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503."

-------------------------

            (1)For example, if #1 for the MCO to physician group is checked on one form, then use a separate form and check #7 to disclose the physician group's arrangement with its physicians.

            (2)You must correctly represent the hierarchy of contracting and subcontracting relationships. For example, if you select # 1, you should aggregate all physician groups you contract with that have substantially the same incentive arrangements and stop-loss requirements. Then, on a separate form, you should select #7 to enter the physician group-physician arrangements only for the physicians associated with those provider groups. These related disclosures should be stapled together.

10/2000HCFA PIP Disclosure Form -revised 10/2000                          Page 3

 THE ENTITY COMPLETING THE WORKSHEET SHOULD RETAIN IT AND HAVE IT AVAILABLE FOR REGULATORS IN THE EVENT OF AN AUDIT.

                                  [ILLEGIBLE]

NOTE: EACH WORKSHEET SHOULD REFLECT A SINGLE INCENTIVE ARRANGEMENT OR AN
      AGGREGATE OF MULTIPLE ARRANGEMENTS THAT ARE THE SAME OR SIMILAR.

      THE WORKSHEET SHOULD BE COMPLETED FOR THE CONTRACTUAL ARRANGEMENTS THAT WILL BE IN EFFECT ON JANUARY 1 OF THE DISCLOSURE YEAR. ANNUAL DISCLOSURE IS REQUIRED EVEN IF RISK IS NOT TRANSFERRED TO PROVIDERS OR PATIENT POOL EXCEEDS 25,000.

                              General Information

Disclosure year:_________

 ______________________________________________________________________________
 (Print name of entity completing this Worksheet - the first entity in the line checked below)

 This Worksheet is being completed to describe the incentive arrangement between (check one below):

(1) NA Managed Care Organization (MCO) to physician group*

(2) NA MCO to intermediate entity*

(3) NA MCO to individual physician

(4) ___ Intermediate entity to physician group*

(5) ___ Intermediate entity to physician

(6) ___ Physician group to physician group*

(7) ___ Physician group to physician

(8) ___ Physician to physician

(9) ___ Intermediate entity to intermediate entity*

["NOTE: DISCLOSURE IS REQUIRED DOWN TO THE LEVEL OF ARRANGEMENTS WITH PHYSICIANS. USE SEPARATE WORKSHEETS FOR EACH LEVEL.]

Specify parties to contract:____________________________________________________
                            (the first entity in the line checked above)

and_____________________________________________________________________________
        (the entity underlined in the line checked above)

[NOTE: IF WORKSHEET COVERS MULTIPLE CONTRACTS, NAME PARTIES ON A SEPARATE ATTACHMENT.]

For the purposes of the regulation, the following definitions should be used:

INTERMEDIATE ENTITY -- a physician-hospital organization ("PHO"), integrated delivery system, or individual practice association ["IPA"] that subcontracts with physician groups or with another IPA.

PHYSICIAN CROUP -- a partnership, association, corporation, or other group that distributes income from the practice among members, or an IPA that contracts with individual physicians.

NOTE: IF #9 IS CHECKED ABOVE, STOP LOSS REQUIREMENTS DO NOT APPLY TO INTERMEDIATE ENTITIES (IE). THEREFORE, SUCH ENTITIES MAY SKIP TO THE END OF THE WORKSHEET AND COMPLETE THE SIGNATURE AND DATE INFORMATION. HOWEVER, BE SURE TO COMPLETE DISCLOSURES FOR IE's RELATIONSHIPS WITH PROVIDER GROUPS AND THEIR PHYSICIANS (#4 AND #7) AND WITH INDIVIDUAL PHYSICIANS (#5) BECAUSE STOP LOSS REQUIREMENTS APPLY TO THESE LEVELS.

HCFA PIP Provider Worksheet - 10/2000                                     Page 1

          [ILLEGIBLE] Physician Incentive Plan Information [ILLEGIBLE]

                                                          MEDICARE      MEDICAID

   2) Does the payment arrangement transfer risk?

                                                          YES______      _______
                                                          NO_______      _______

      If risk is transferred, what method is used:
      capitation___; bonus_____; withhold____; percent of premium___; other_____ Fee-for-service arrangements without withholds or bonuses do not transfer risk.

   3) Does the physician incentive plan (e.g., capitation, % of premium, withholds, or bonuses) cover services not furnished by the physician or physician group? If YES, proceed to next question.

                                                          YES______      _______
                                                          NO_______      _______

   (Note: Bonuses or withhold arrangements based on utilization or cost factors are included in these compensation arrangements. Incentives based: solely on quality or access factors are not included.)

IF RESPONSE TO 2 OR 3 IS NO, GO TO LAST PAGE AND ENTER INFORMATION ABOUT PERSON COMPLETING WORKSHEET.

   4) If risk is transferred for referrals, what method is used:
      capitation___; bonus_____; withhold____; percent of premium___; other_____ Fee-for-service arrangements without withholds or bonuses do not transfer risk.

   Percent of premium is similar to capitation. If the payment based on % of premium covers referral services without any limit on the costs for referral services, then the entire payment or 100% is at risk for referrals. In the workboxes below, consider % of premium as capitation.

   5) If you answered Question 4, please fill in the percentage(s) where indicated and applicable. Note: If the contract does not limit the amount of risk for referral services to a set percentage, insert '100' as the percentage. Maximum compensation is defined as the maximum dollar amount that a physician or physician group might receive for either direct or referral services, or their administration. It does not include bonuses that are not related to referral levels.

   MAXIMUM COMPENSATION MEANS MAXIMUM POSSIBLE THEORETICAL COMPENSATION WITHOUT REGARD TO HISTORICAL EXPERIENCE.

   MEDICARE ARRANGEMENTS:        Maximum compensation = maximum $ amount
   that might be received.

   line 1___Withhold ___% Withhold [where percent of withhold =
                                             maximum possible withhold $$
                                             maximum compensation $$]
   line 2___Bonus    *____% Bonus [where percent of bonus =
                                             maximum   possible bonus $$
                                             maximum compensation $$]

   * Note: Do not include bonuses based on quality or access in either the calculation of maximum possible bonus or the maximum compensation.

   line 3___Capitation __% Capitation [when percent of capitation
                              = maximum capitation $ entity is
                                potentially liable for referral services maximum compensation $$ ]

                       __% Of Total Compensation At Risk For Referrals (add
                           lines 1,2 & 3)

   THIS % IS TRANSFERRED TO QUESTION 5 ON THE PIP DISCLOSURE FORM; IF 25% OR LOSS. SKIP TO LAST PAGE AND COMPLETE INFORMATION ABOUT PERSON COMPLETING FORM.

   IF % OF TOTAL COMPENSATION AT RISK FOR REFERRALS EXCEEDS 25%, THIS IS SUBSTANTIAL FINANCIAL RISK AND YOU MOST PROCEED TO QUESTION 6.

HCFA PIP Provider Worksheet - 10/2000                                     Page 2

Physician Group Member Panel Size: Estimated members for contract year being disclosed.

(6) State the total members served under the incentive arrangement(s) to which this Worksheet applies by patient type (e.g. Medicare, Medicaid, and commercial. Note: A physician group can pool to arrive at the total number of MCO members to which this Worksheet applies if the criteria described below are met. If pooling is used, attach an explanation of how it was done to the Worksheet.

      Total Commercial members      ___________________
      Total Medicare members        ___________________
      Total Medicaid members        ___________________
      TOTAL

IF THE TOTAL MEMBER PANEL SIZE FOR COMMERCIAL, MEDICARE AND/OR MEDICAID EXCEEDS
25.000. GO TO LAST PAGE AND ENTER INFORMATION ABOUT PERSON COMPLETING WORKSHEET.

Pooling Criteria:

(1) Pooling of patients is otherwise consistent with the relevant contracts governing the compensation arrangements for the physician or group (i.e., no contracts can require that risk be segmented by MCO or patient category);

(2) The physician or group is at risk for referral services with respect to each of the categories of patients being pooled;

(3) The terms of the compensation arrangements permit the physician or group to spread the risk across the categories of patients being pooled (i.e., payments must be held in a common risk pool);

(4) The distribution of payments to physicians from the risk pool is not calculated separately by patient category (either by MCO or by Medicaid, Medicare, or commercial); and

(5) The terms of the risk borne by the physician or group are comparable for all categories of patients being pooled. Note that pooling and stop-loss requirements applicable to a group cannot be extended to a subcontracting level. For example:

      --A physician group has greater than 25,000 patents that meet pooling criteria.

      -- This group contracts with another physician group, which has 25,000 or fewer patients and bears risk for referrals above 25%.

      The first group is exempt from stop-loss requirements; the second group must comply with stop-loss requirements and the MCO must comply with survey requirements.

      STOP-LOSS INFORMATION: FILL TO IF % OF TOTAL COMPENSATION AT RISK FOR REFERRAL IS > 25%

If incentive arrangements place either a physician or physician group at substantial financial risk, there must be aggregate or per patient stop-loss protection.

Aggregate stop-loss protection must cover 90% of the costs of referral services that exceed 25% of potential payments.

Individual per patient coverage may be either combined coverage or separate coverage for institutional and professional services. Per patient stop-loss protection must cover at least 90% of the referral costs that: exceed the following threshold, or attachment point, amounts in the chart below:

                   Combined Institutionals    Institutionals          Professional
Panel Size         Professional Deductible     Deductible               Deductible
----------------   -----------------------    -------------           ------------
1-1000                 $  6,000                  $ 10,000               $  3.000
1,001-5000             $ 30.000                  $ 40.000               $ 10.000
5,001 - 8.000          $ 40.000                  $ 60.000               $ 15,000
8,001 - 10.000         $ 75,000                  $100,000               $ 20,000
10,001 - 25.000        $150.000                  $200.000               $ 22,500
> 25,000                 NONE                      NONE                   NONE

HCFA PIP Provider Worksheet - 10/2000                                     Page 3

Name of carrier/entity(s) through which stop-loss is provided: Is this carrier/entity:

________________________________________________   ____ stop-loss carrier
________________________________________________   ____ MCO
                                                   ___  intermediate entity
                                                   ____ physician

                                                   ____ stop-loss carrier
                                                   ____ MCO
                                                   ____ intermediate entity
                                                   ____ physician

7.) NOTE: This data is needed for ques. 7 of the PIP Disclosure Form if the group or physician is at substantial financial risk and the patient pool is 25,000 or less.

   Describe stop-loss coverage that covers the incentive arrangement(s) that is being reported on this Worksheet, for:

(A) PROFESSIONAL SERVICES:                 MEDICARE              MEDICAID
       Deductible                          ______________        _______________
       Co-insurance percent                ______________        _______________
       Maximum liability                   ______________        _______________

  DOES THIS COVER (CHECK ONE BELOW):

       Individual Physicians        YES    ______________        _______________
                                    NO     ______________        _______________
       Physician Group(s)           YES    ______________        _______________
                                    NO     ______________        _______________

  Is this slop-loss coverage:

       Individual per patient       YES    ______________        _______________
                                    NO     ______________        _______________
       Aggregate                    YES    ______________        _______________
                                    NO     ______________        _______________

For professional services, describe the services or nature of costs covered under the stop-loss, including any exclusions, variations in coverage amounts, and whether the stop-loss coverage applies to all costs or only referral costs. (If additional space is required for this response, attach additional pages.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(B) HOSPITAL/INSTITUTIONAL SERVICES:      MEDICARE              MEDICAID
          Deductible                      ______________        _______________
          Co-insurance percent            ______________        _______________
          Maximum liability               ______________        _______________
    DOES THIS COVER (CHECK ONE BELOW):

          Individual Physicians     YES   ______________        _______________
                                    NO    ______________        _______________
          Physician Group(s)        YES   ______________        _______________
                                    NO    ______________        _______________

    Is this stop-loss coverage:

          Per patient               YES   ______________        _______________
                                    NO    ______________        _______________
          Aggregate                 YES   ______________        _______________
                                    NO    ______________        _______________

HCFA PIP Provider Worksheet - 10/2000                                     Page 4

For hospital/institutional services, describe the services or nature of costs covered under the stop-loss, including any exclusions, variations in coverage amounts, and whether the stop-loss coverage applies to all costs or only referral costs. (If additional space is required for this response, attach additional pages.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(C) COMBINED (PROFESSIONAL AND INSTITUTIONAL):

                                          MEDICARE              MEDICAID
      Deductible                          ______________        _______________
      Co-insurance percent                ______________        _______________
      Maximum liability                   ______________        _______________
DOES THIS COVER (CHECK ONE BELOW):

       Individual Physicians       YES    ______________        _______________
                                   NO     ______________        _______________
       Physician Group(s)          YES    ______________        _______________
                                   NO     ______________        _______________
Is this stop-loss coverage:

       Per patient                 YES    ______________        _______________
                                   NO     ______________        _______________
       Aggregate                   YES    ______________        _______________
                                   NO     ______________        _______________

For combined forms of stop-loss, describe the services or nature of costs covered under the stop-loss, to all costs or only referral costs. (If additional space is required for this response, attach additional pages.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                         DATE AND SIGNATURE INFORMATION

Printed name and title of person who completed the Worksheet:

Name of organization/employer of person listed above:___________________________

Telephone:_____________________________

I certify that the information made in this disclosure is true, complete and current to the best of my knowledge and belief and is made in good faith.

________________________________________________________________________________
                Signature                                          Date

THE ENTITY COMPLETING THE WORKSHEET SHOULD RETAIN IT AND HAVE IT AVAILABLE FOR REGULATORS IN THE EVENT OF AN AUDIT.

HCFA PIP Provider Worksheet - 10/2000                                     Page 5

[ILLEGIBLE]

HCFA      BENEFICIARIES  PLANS & PROVIDERS       STATES        RESEARCHERS STUDENTS
-----------------------------------------------------------------------------------
MEDICARE     MEDICAID         CHIP           CUSTOMER SERVICE     FAQS      SEARCH

                                           DEPARTMENT OF HEALTH & HUMAN SERVICES
                                            HEALTH CARE FINANCING ADMINISTRATION
                                           Center for Health Plans and Providers
                                                     Medicare Managed Care Group
                                               7500 Security Boulevard, C4-23-07
                                                        Baltimore, MD 21244-1850
                                                              Fax (410) 786-8933

NOTE TO:    Medicare Contracting Managed Care Organizations Who are Subject to
            Physician Incentive Plan Disclosure Requirements

DATE:       December 22, 2000

FROM:       Acting Director, Medicare Managed Care Group, CHPP

SUBJECT:    Physician Incentive Plan Regulation Requirements for 2001
            Survey Requirements for 2000

We are pleased to provide information on preparing your annual Physician Incentive Plan (PIP)(1) disclosure for 2001. Most of the Medicare Managed Care Organizations (MCOs) will be disclosing for the fifth year, so it is important to note the changes in the 2001 disclosure.

The PIP database for 2000 includes disclosures from 299 MCOs who reported 8,092 arrangements. Using this information, we notified the MCOs who did not disclose, whose disclosures were incomplete and those where the stop-loss did not meet regulatory requirements. We appreciate the responses from the MCOs and trust that compliance will be at a high level in the new disclosure year.

2001 DISCLOSURE REQUIREMENTS: Annual PIP disclosure is mandated for MCOs that have Medicare contracts with the Health Care Financing Administration (HCFA) on January 1, 2001. Most Medicare+Choice (M+C) organizations, demonstrations and all Section 1876 Cost organizations are required to comply with the PIP regulations. M+C organizations that are Private Fee For Service or Medical Savings Account Plans and Section 1833 Health Care Prepayment Plans are not subject to PIP.

Disclosure is required even if there are no incentive arrangements, the arrangements carry low levels of risk, or the arrangements are the same as previously reported to HCFA.

There are newly revised summary data forms for providers, worksheets and instructions designed

http://www.hcfa.gov/medicare/physincp/00mempip.htm

Physician Incentive Plan Regulation Requirements for 2001 Survey     Page 2 of 4
Requirements for 2000

specifically to assist your contractors in giving you information about the incentive arrangements with subcontractors. These new forms and worksheets are available at HCFA's web site, www.hcfa.gov/medicare/physincp/pip-info.htm. You may elect to use them as you prepare your data for electronic disclosure to HCFA. Be sure to maintain the documentation from your contractors so that it will be available to regulators for verification of your data.

If arrangements with providers have not changed from the previous disclosure year, you may request assurances from the providers that the arrangements are substantially the same and enter the same information as last year. Again, maintain the earlier documents and the assurances so they will be available to regulators for verification.

MCOs must disclose the PIP arrangements that are effective January 1,2001. The final date for submitting the completed disclosure to HCFA's contractor is APRIL 30, 2001. Medicare contractors who do not comply by this date are subject to sanctions.

DISCLOSURE METHOD: The electronic submission is the same as last year, which required the downloading of software and uploading of data via the Health Plan Management System (HPMS). You will again access the HPMS through the Medicare Data Communications Network (MDCN). Instructions for MDCN connectivity were released in Operational Policy Letters 99.92 and 99.101. The PIP Data Entry software will be available on the HPMS beginning January 16,2001. This site will also include detailed instructions for entering PIP data on each screen and submitting your disclosure electronically.

ENTERING DATA: Before you start entering data you should review the information you receive from or about contracting and subcontracting providers who render services to your Medicare enrollees to ensure that the information is complete and accurate. We also suggest that you read the instructions for data entry to become familiar with each data entry screen before you begin entering data.

An advantage of the electronic data entry is that it allows you to enter a specific hierarchy of providers. For example, you should aggregate all medical groups you contract with that have substantially the same incentive arrangements and stop-loss requirements. Then you must enter the medical group-physician arrangements only for the physicians associated with those provider groups, but you should aggregate the physicians who have substantially the same arrangements with the groups. The software will guide you to enter the various hierarchies of contractual relationships within physician groups or intermediate entities.

Aggregation can save you much time in entering disclosure information. The large number of disclosed arrangements for 1999 and 2000 included many arrangements that could have been aggregated. We found many multiple entries by MCOs of their direct contracts with physicians where they entered each physician separately rather than using one entry that indicated the number of physicians who had substantially the same arrangement.

The software is designed to inform you if an entry is incomplete and allows you to add the additional information and edit your entries. Therefore, we urge you to start your data entry early in 2001 so that you will have time to correct or add data before the deadline for submission.

CHANGES IN DATA ENTRY FOR 2001: When you download and install the PIP software, a screen will inform you of the changes. These changes are the result of industry feedback as well as HCFA's experience with two years of electronic disclosure. Two modifications are described below.

There is a change in the data entry related to aggregation - we now ask for the name or 'identifier' of a provider or an aggregate of providers. This change will allow you to name an aggregation of providers so that they can be identified more easily. For example, if you have aggregated 12 physician groups because they have substantially the same incentive arrangements and stop-loss requirements, you may identify them as 'Group Red' (you can choose any alpha/numeric identifier).

http://www.hcfa.gov/medicare/physincp/00mempip.htm

Physician Incentive Plan Regulation Requirements for 2001            Page 3 of 4
[ILLEGIBLE]


You then enter "12" for the number of groups you are disclosing for that arrangement. The advantage to this change is that if we need to contact you about 'Group Red', you will know the group of providers to which we are referring.

Another change is in the disclosing of stop-loss insurance amounts. You can now enter only one amount for the individual stop-loss threshold. If the insurance includes both professional and institutional, please select the threshold that most closely applies to the type of risk being disclosed.

SURVEY REQUIREMENTS: The PIP Regulation requires that MCOs conduct customer satisfaction surveys of both enrollees and disenrollees if any physician or physician group in an MCO's network is placed at substantial risk for referral services, as defined by regulation. Please follow the guidance below for specific survey requirements that are dependent on an MCO's inclusion in HCFA's national survey effort.

For [ILLEGIBLE] 876 Cost and Closed Cost Healthplans, M+C Organizations, Social HMOs and Medicare Choices: HCFA's national administration of the Consumer Assessments of Health Plans Study (CAHPS) is well established for enrollees and how includes disenrollees. Therefore, HCFA has determined that these Medicare MCOs no longer need to conduct independent surveys in order to satisfy PEP requirements. HCFA will consider all MCOs participating in the nationally administered CAHPS survey to be in compliance with the survey mandate in 42 CFR 422.208/210(2)

Organizations can now meet the survey disclosure requirement of the regulations by giving Medicare enrollees a copy of the CAHPS enrollment survey results, which are available on the Internet. Further, these MCOs will no longer need to submit survey summaries to HCFA.

QUESTIONS: If you have questions about the PIP disclosure requirements, you may call Sylvia Hendel at 410-786-1126, Eric Nevins at 410-786-1162 or Frank Szeflinski at 303-844-5738. Questions about technical aspects of the disclosure should be directed to Fu Associates at 800-220-2028. Questions about the MDCN should be directed to Don Freeburger at 410-786-4586.

Thank you for your continued cooperation in complying with the PIP requirements.

                                   Sincerely,

                                       /s/

                                 Gary A. Bailey

                                 Acting Director

                           Medicare Managed Care Group

----------
   (1) See regulations at 42 CFR 417.479 dated March 27,1996 and December 31, 1996. Also see 42 CFR

http://www.hcfa.gov/medicare/physincp/00mempip.htm

Physician Incentive Plan Regulation Requirements for 2001 Survey     Page 4 of 4
Requirements for 2000

      422.208/210 final rule dated June 29, 2000.

      [2] For CAHPS requirements, see HCFA Operational Policy Letter 99.110, Reporting Requirements for Medicare Managed Care Organizations in 2000:
      HEDIS, HOS, and CAHPS, dated December 22, 1999. Also see any subsequent reporting requirements in Operational Policy Letters for 2001.

[LOGO] Return to Physician Incentive Plan Homepage

[LOGO] Return to Medicare Managed Care Homepage

Last Updated December 28, 2000

HCFA      BENEFICIARIES  PLANS & PROVIDERS       STATES        RESEARCHERS    STUDENTS
--------------------------------------------------------------------------------------
MEDICARE     MEDICAID          CHIP         CUSTOMER SERVICE       FAQs        SEARCH

                       [HCFA LOGO]                       [DEPARTMENT OF HEALTH
                                                          & HUMAN SERVICES LOGO]

http://www.hcfa.gov/medicare/physincp/00mempip.htm

Physician Incentive Plan Regulation Disclosure Requirements          Page 1 of 2

HCFA      BENEFICIARIES   PLANS & PROVIDERS       STATES          RESEARCHERS    STUDENTS
-----------------------------------------------------------------------------------------
MEDICARE     MEDICAID           CHIP         CUSTOMER SERVICE         FAQs         SEARCH

                         MANAGED CARE ORGANIZATION (MCO)
             PHYSICIAN INCENTIVE PLAN DISCLOSURE COMPLIANCE PACKAGE

THE FOLLOWING DOCUMENTS WILL ASSIST IN COMPLETING THE DISCLOSURE REQUIREMENTS:

                PIP DISCLOSURE FOR THE MEDICARE+CHOICE APPLICANT

              NOTE: THESE DOCUMENTS ARE REVISED AS OF OCTOBER 2000

      - Physician Incentive Plan Disclosure Form for Medicare+Choice Applicants Instructions - for completing the disclosure form - downloadable only - Word (34,000 bytes) or PDF - revised 10/2000

      - Disclosure Form for M+C Applicants : this form is required in the application for a M+C contract - downloadable only - Word (17,000 bytes) or PDF - revised 10/2000

          REPORTING PACKAGE FOR PROVIDERS OF MANAGED CARE ORGANIZATIONS

                             WHO CONTRACT WITH HCFA

              NOTE: THESE DOCUMENTS ARE REVISED AS OF OCTOBER 2000

      - HCFA PIP Summary Data Form for Providers: this form is for a provider to transmit incentive information to Managed Care Organizations, downloadable only - Word (17,000 bytes) or PDF - revised 10/2000

      - Instructions for Providers for the HCFA PIP Summary Data Form: this document gives instructions for completing the Summary Data Form - downloadable only - Word (34,000 bytes) or PDF - revised 10/2000 provinstructions.doc - Word - 53,000 bytes, revised 10/2000

      - Physician Incentive Plan Worksheet for Providers: this form assists the provider in detailing data and calculating amount of risk that is needed on the Summary Data Form; it is designed to crosswalk with the Form - downloadable only - Word (32,000 bytes) or PDF - revised 10/2000

      - Instructions for the PIP Worksheet for Providers: this gives instructions for completing the worksheet - downloadable only - Word (15,000 bytes) or PDF - revised 10/2000

[LOGO] Return to Physician Incentive Plan Information Page

[LOGO] Return to Medicare Managed Care Homepage

Last Updated December 18, 2000

HCFA      BENEFICIARIES   PLANS & PROVIDERS       STATES          RESEARCHERS    STUDENTS
-----------------------------------------------------------------------------------------
MEDICARE     MEDICAID           CHIP         CUSTOMER SERVICE         FAQs         SEARCH

                       [HCFA LOGO]                       [DEPARTMENT OF HEALTH
                                                          & HUMAN SERVICES LOGO]

http://www.hcfa.gov/medicare/physincp/disclose.htm

                                  APPENDIX - K
                             RECATEGORIZATION CHART

                                   HUSKY A & B
                 Inpatient /Eligibility Recategorization Changes

Description                                         Admitting MCO         New/Continued MCO      Responsible Entity     Reinsurance
-----------                                         -------------         -----------------      ------------------     -----------
HUSKY A, different MCO                                   A1                       A2                     A1                 Yes
HUSKY A to FFS                                           A1                      FFS                    FFS                 N.A.
HUSKY A to HUSKY B, same MCO                             A1                       B1                     A1                  No
HUSKY A to HUSKY B, different MCO                        A1                       B2                     A1                  No
HUSKY B, different MCO                                   B1                       B2                     B1                 N.A.
HUSKY A to disenrolled due to loss of
 eligibility                                             A1                   (infinity)                 A1                  NO
(out of Program)
HUSKY B to disenrolled due to loss of
eligibility
(Out of Program)                                         B1                   (infinity)                 B1                 N.A.
HUSKY B to A (same MCO, different coverage)              B1                       A1                     A1                 Yes
HUSKY B to A (different MCO, different coverage)         B1                       A2                     A2                 Yes
A1 = HUSKY A, MCO #1
A2 = HUSKY A, MCO #2
B1 = HUSKY B, MCO #1
B2 = HUSKY B, MCO #2
(infinity) = Disenrolled due to loss of elig.

                                   APPENDIX J

                             RECATEGORIZATION CHART

                                   APPENDIX L

                               ABORTION REPORTING

HYDE AMENDMENT CRITERIA

This report shall include all abortions, which do not meet the HYDE Amendment criteria, which are paid by the MCO during the quarter (e.g. July 1 - September
30). These reports shall be submitted bye the 15th of the month following the end of the quarter (e.g. October 15). The reports shall be submitted in hard copy, signed by the COO or designee, as well as electronically to LEE VOGHEL, Division of Fiscal Analysis.

PROCEDURE_CODE is one of the following:

69.01   69.51    69.93    74.91     75.0   0940Y    3131Y    59100    59105    59106   59800    59801
29810   59811    59840    59841    59850   59851    59852    59855    59856    59857   59866

AND

PRIMARY DIAGNOSIS in not one of the following:
'632    634*     636*     637*     638*

OR

PROCEDURE_CODE is one of the following:

00940   03140    03150    59200    59812   59820   59821  59830    S0190    S0191
S0199   69.02    69.52    69.59     72.7   72.71  '72.79  96.49

AND

PRIMARY DIAGNOSIS is between 635 And 635.99.

[LOGO]                        STATE OF CONNECTICUT
                          DEPARTMENT OF SOCIAL SERVICES

                               CONTRACT AMENDMENT

AMENDMENT NUMBER:   2

CONTRACT #:         093-MED-FCHP-1

CONTRACT PERIOD:    08/11/2001 - 6/30/2003

CONTRACTOR NAME:    FIRST CHOICE HEALTH PLAN OF CT

CONTRACTOR ADDRESS: 23 MAIDEN LANE, NORTH HAVEN, CT 06473-4201

Contract number 093-MED-FCHP-1 by and between the Department of Social Services (the "Department") and Firstchoice Health Plan of CT (the "Contractor") for the provision of services under the HUSKY A program as amended by Amendment 1 is hereby further amended as follows:

1. PARAGRAPH 1 OF PART I AS AMENDED BY AMENDMENTS 1 IS FURTHER AMENDED TO EXTEND THE CONTRACT END DATE FOR A PERIOD OF NINE (9) MONTHS THROUGH JUNE 30, 2003.

2. APPENDIX I WHICH SETS FORTH THE CAPITATION RATES TO BE PAID BY THE DEPARTMENT IN FULL CONSIDERATION OF THE CONTRACT SERVICES RENDERED BY THE MCO IS REPLACED WITH APPENDIX I - AMENDED ATTACHED HERETO AND INCORPORATED HEREIN.

3. THE EFFECTIVE DATE OF APPENDIX I - AMENDED IS JULY 1, 2002. THE DEPARTMENT SHALL MAKE ANY NECESSARY ADJUSTMENTS TO CAPITATION PAYMENTS MADE TO THE CONTRACTOR SINCE JULY 1, 2002 TO REFLECT THE AMENDED CAPITATION RATES.

This document constitutes an amendment to the above numbered contract. All provisions of that contract, except those explicitly changed or described above by this amendment, shall remain in full force and effect.

                            ACCEPTANCES AND APPROVALS

CONTRACTOR                                 DEPARTMENT

FIRSTCHOICE HEALTH PLAN OF CT              DEPARTMENT OF SOCIAL SERVICES

/s/ Todd S. Farha                 9/30/02
------------------------------    -------  ------------------------------  ----
Signature (Authorized Official)   Date     Signature (Authorized Official) Date

Todd S. Farha                     CEO/President       MICHAEL P. STARKOWSKI             DEPUTY COMMISSIONER
-------------------------------   -----------------   -------------------------------   -------------------
Typed Name (Authorized Official)  Title               Typed Name (Authorized Official)  Title

OFFICE OF THE ATTORNEY GENERAL
--------------------------------------------------------------------------------
Attorney General (as to form)                                     Date

( ) THIS CONTRACT DOES NOT REQUIRE THE SIGNATURE OF THE ATTORNEY GENERAL PURSUANT TO AN AGREEMENT BETWEEN THE DEPARTMENT AND THE OFFICE OF THE ATTORNEY GENERAL DATED:______________________

                    CONNECTICUT DEPARTMENT OF SOCIAL SERVICES

                       AUTHORIZATION OF SIGNATURE DOCUMENT

I, Todd S. Farha, Chief Executive Officer/ President of First Choice Health Plans of Connecticut, Inc., a corporation organized under the laws of the State of Connecticut, hereby certify that the following is a full and true copy of a resolution adopted at a meeting of the Board of Director of said company, duly held on the 30th day of September, 2002:

      "RESOLVED that the Chief Executive Officer/President is hereby authorized to make, execute and approve on behalf of this company, any and all contracts and amendments and to execute and approve on behalf of this company, other instruments, a part of or incident to such contracts and amendments effective until otherwise ordered by the Board of Directors".

and I do further certify that the above resolution has not been in anyway altered, amended or repealed, and is now in full force and effect. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said company this 30th day of September, 2002.

                                        /s/ Todd S.Farha
                                        ----------------------------
                                                Signature

                                        Chief Executive Officer/President
                                        -----------------------------------
                                                       Title

[LOGO]                           STATE OF CONNECTICUT
                             DEPARTMENT OF SOCIAL SERVICES

                                  CONTRACT AMENDMENT

AMENDMENT NUMBER:   3

CONTRACT #:         093-MED-FCHP-1                    [[ILLEGIBLE] OF SOCIAL
                                                  SERVICES CONTRACTS/[ILLEGIBLE]
CONTRACT PERIOD:    08/11/2001-7/31/2003               JUN 30 [ILLEGIBLE]]

CONTRACTOR NAME:    FIRST CHOICE HEALTH PLAN OF CT

CONTRACTOR ADDRESS: 23 MAIDEN LANE, NORTH HAVEN, CT 06473-4201

Contract number 093-MED-FCHP-1 by and between the Department of Social Services (the "Department") and Firstchoice Health Plan of CT (the "Contractor") for the provision of services under the HUSKY A program as amended by Amendments 1 and 2 is hereby further amended as follows:

1. PARAGRAPH 1 OF PART I AS AMENDED BY AMENDMENTS 1 AND 2 IS FURTHER AMENDED TO EXTEND THE CONTRACT END DATE FOR A PERIOD OF ONE (1) MONTH THROUGH JULY 31, 2003.

2.    PART I AS AMENDED BY AMENDMENTS 1 AND 2 IS FURTHER AMENDED TO ADD A NEW
      SECTION 37 FOR COMPLIANCE PROVISIONS RELATED TO THE HEALTH INSURANCE PORTABILITY AND PRIVACY ACT OF 1996 ("HIPAA") AS SET FORTH ON PAGES 3 THROUGH 8 OF THIS AMENDMENT.

3. APPENDIX I AS AMENDED BY AMENDMENT 2 IS HEREBY FURTHER AMENDED TO EXTEND THE EFFECTIVE DATE OF THE CAPITATION RATES FOR A PERIOD OF ONE (1) MONTH FROM 6/30/03 TO 7/31/03. IF, THROUGH THE PASSAGE OF A BUDGET FOR STATE FISCAL YEAR ("SFY") 2004 THE CAPITATION RATES ARE TO BE REVISED EFFECTIVE JULY 1, 2003, THE DEPARTMENT SHALL, IN THE NEXT AMENDMENT TO THIS CONTRACT, AMEND THE CAPITATION RATES TO REFLECT SUCH REVISIONS AND SHALL MAKE ANY NECESSARY ADJUSTMENTS TO CAPITATION PAYMENTS MADE TO THE CONTRACTOR SINCE JULY 1, 2003 TO REFLECT THE REVISED CAPITATION RATES.

                              HIPAA ACKNOWLEDGMENT

THE CONTRACTOR HEREIN IS A BUSINESS ASSOCIATE UNDER HIPAA:

CONTRACTOR                                   DEPARTMENT

FIRSTCHOICE HEALTH PLAN OF CT                DEPARTMENT OF SOCIAL SERVICES

/s/ Todd S. Farha                  6/26/03  /s/ Michael P. Starkowski           6/30/03
------------------------------     -------  ---------------------------------   -------
Signature (Authorized Official)    Date     Signature (Authorized Official)     Date

Todd S. Farha                      Cheif Executive Officer      MICHAEL P. STARKOWSKI             DEPUTY COMMISSIONER
--------------------------------   --------------------------   -------------------------------   --------------------
Typed Name (Authorized Official)   Title                        Typed Name (Authorized Official)  Title

   [APPROVED
  JUN 25 2003
   WELLCARE
LEGAL SERVICES]

                            ACCEPTANCES AND APPROVALS

This document constitutes an amendment to the above numbered contract. All provisions of that contract, except those explicitly changed or described above by this amendment, shall remain in full force and effect.

CONTRACTOR                                     DEPARTMENT

FIRSTCHOICE HEALTH PLAN OF CT                  DEPARTMENT OF SOCIAL SERVICES

/s/ Todd S. Farha                    6/26/03        /s/ Michael P. Starkowski              6/30/03
---------------------------------    ---------      ------------------------------         -------
 Signature (Authorized Official)     Date           Signature (Authorized Official)        Date

/s/ Todd S. Farha                 Chief Executive officer   MICHAEL P. STARKOWSKI             DEPUTY COMMISSIONER
--------------------------------  -----------------------   -------------------------------   ---------------------
Typed Name (Authorized Official)  Title                     Typed Name (Authorized Official)  Title

   [APPROVED
  JUN 25 2003
   WELLCARE
LEGAL SERVICES]

OFFICE OF THE ATTORNEY GENERAL

________________________________________________________________________________
Attorney General (as to form)                               Date

( ) THIS CONTRACT DOES NOT REQUIRE THE SIGNATURE OF THE ATTORNEY GENERAL PURSUANT TO AN AGREEMENT BETWEEN THE DEPARTMENT AND THE OFFICE OF THE ATTORNEY GENERAL DATED:_____________________

HIPAA Section for Purchase of Services Contracts. Part. 3/26/03

(insert Section # here for Part I) HIPAA PROVISIONS

(a.) IF THE CONTRACTOR IS A BUSINESS ASSOCIATE UNDER HIPAA, THE CONTRACTOR MUST COMPLY WITH ALL TERMS AND CONDITIONS OF THIS SECTION OF THE CONTRACT. IF THE CONTRACTOR IS NOT A BUSINESS ASSOCIATE UNDER HIPAA, THIS SECTION OF THE CONTRACT DOES NOT APPLY TO THE CONTRACTOR FOR THIS CONTRACT.

(b.) The Contractor is required to safeguard the use, publication and disclosure of information on all applicants for, and all clients who receive, services under the contract in accordance "with all applicable federal and state law regarding confidentiality, which includes but is not limited to the requirements of the Health Insurance Portability and Privacy Act of 1996 ("HIPAA"), more specifically with the Privacy Rule at 45 C.F.R. Part 160 and Part 164, subparts A and E; and

(c.) The State of Connecticut Department named on page 1 of this Contract (hereinafter "DEPARTMENT") is a "covered entity" as that term is defined in 45 C.F.R. Section 160.103; and

(d.) The Contractor, on behalf of the Department, performs functions that involve the use or disclosure of "individually identifiable health information," as that term is defined in 45 C.F.R. Section 160.103 ; and

(e.) The Contractor is a "business associate" of the Department, as that term is defined in 45 C.F.R. Section 160.103; and

(f.) The Contractor and the Department agree to the following in order to secure compliance with the Health Insurance Portability and Privacy Act of 1996 ("HIPAA"), more specifically with the Privacy Rule at 45 C.F.R. Part 160 and
Part 164, subparts A and E:

I.    DEFINITIONS

      A. BUSINESS ASSOCIATE. "Business Associate" shall mean the Contractor.

      B. COVERED ENTITY. "Covered Entity" shall mean the Department of the State of Connecticut named on page 1 of this Contract.

      C. DESIGNATED RECORD SET. "Designated Record Set" shall have the same meaning as the term "designated record set" in 45 C.F.R. Section 164.501.

      D. INDIVIDUAL. "Individual" shall have the same meaning as the term "individual"' in 45 C.F.R. 164.501 and shall include a person who qualifies as a personal representative as defined in 45 C.F.R. Section 164.502(g).

      E. PRIVACY RULE. "Privacy Rule" shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. part 160 and parts 164, subparts A and E.

      F. PROTECTED HEALTH INFORMATION. "Protected Health Information" or "PHI" shall have the same meaning as the term "protected health information" in 45 C.F.R. Section 164.501, limited to information created or received by the Business Associate from or on behalf of the Covered Entity.

      G. REQUIRED BY LAW. "Required by Law" shall have the same meaning as the term "required by law" in 45 C.F.R. Section 164.501.

      H. SECRETARY. "Secretary" shall mean the Secretary of the Department of Health and Human Services or his designee.

      I. MORE STRINGENT. "More stringent" shall have the same meaning as the term "more stringent" in 45 C.F.R. Section 160.103.

      J. SECTION OF CONTRACT. "(T)his Section of the Contract" refers to the HIPAA Provisions stated herein, in their entirety.

II.   OBLIGATIONS AND ACTIVITIES OF BUSINESS ASSOCIATE

      A. Business Associate agrees not to use or disclose PHI other than as permitted or required by this Section of the Contract or as Required by Law

      B. Business Associate agrees to use appropriate safeguards to prevent use or disclosure of PHI other than as provided for in this Section of the Contract.

      C. Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to the Business Associate of a use or disclosure of PHI by Business Associate in violation of this Section of the Contract.

      D. Business Associate agrees to report to Covered Entity any use or disclosure of PHI not provided for by this Section of the Contract of which it becomes aware.

      E. Business Associate agrees to insure that any agent, including a subcontractor, to whom it provides PHI received from, or created or received by Business Associate, on behalf of the Covered Entity, agrees to the same restrictions and conditions that apply through this Section of the Contract to Business Associate with respect to such information.

      F. Business Associate agrees to provide access, at the request of the Covered Entity, and in the time and manner a agreed to by the parties, to PHI in a

      Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 C.F.R.
      Section 164.524.

      G. Business Associate agrees to make any amendments to PHI in a Designated Record Set that the Covered Entity directs or agrees to pursuant to 45 C.F.R. Section 164.526 at the request of the Covered Entity, and in the time and manner agreed to by the parties.

      H. Business Associate agrees to make internal practices, books, and records, including policies and procedures and PHI, relating to the use and disclosure of PHI received from, or created or received by, Business Associate on behalf of Covered Entity, available to Covered Entity or to the Secretary in a time and manner agreed to by the parties or designated by the Secretary, for purposes of the Secretary determining Covered Entity's compliance with the Privacy Rule.

      I. Business Associate agrees to document such disclosures of PHI and information related to such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 C.F.R. Section 164.528.

      J. Business Associate agrees to provide to Covered Entity, in a time and manner agreed to by the parties, information collected in accordance with paragraph I of this Section of the Contract, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 C.F.R. Section 164.528.

      K. Business Associate agrees to comply with any state law that is more stringent than the Privacy Rule.

III.  PERMITTED USES AND DISCLOSURES BY BUSINESS ASSOCIATE

      A. GENERAL USE AND DISCLOSURE PROVISIONS: Except as otherwise limited in this Addendum, Business Associate may use or disclose PHI to perform functions, activities, or services for, or on behalf of, Covered Entity as specified in this Contract, provided that such use or disclosure would not violate the Privacy Rule if done by Covered Entity or the minimum necessary policies and procedures of the Covered Entity.

      B. SPECIFIC USE AND DISCLOSURE PROVISIONS:

            1. Except as otherwise limited in this Section of the Contract, Business Associate may use PHI for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate.

            2. Except as otherwise limited in this Section of the Contract, Business Associate may disclose PHI for the proper management and administration of Business Associate, provided that disclosures are Required by Law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required by Law or for the purpose for which it was disclosed to the person, and the person notifies Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

            3. Except as otherwise limited in this Section of the Contract, Business Associate may use PHI to provide Data Aggregation services to Covered Entity as permitted by 45 C.F.R. Section 154.514(e)(2)(i)(B).

IV.   OBLIGATIONS OF COVERED ENTITY

      A. Covered Entity shall notify Business Associate of any limitations in its notice of privacy practices of Covered Entity, in accordance with 45 C.F.R. 164.520, or to the extent that such limitation may affect Business Associate's use or disclosure of PHI.

      B. Covered Entity shall notify Business Associate of any changes in, or revocation of, permission by Individual to use or disclose PHI, to the extent that such changes may affect Business Associate's use or disclosure of PHI.

      C. Covered Entity shall notify Business Associate of any restriction to the use or disclosure of PHI that Covered Entity has agreed to in accordance with 45 C.F.R. Section 164.522, to the extent that such restriction may affect Business Associate's use or disclosure of PHI.

V.    PERMISSIBLE REQUESTS BY COVERED ENTITY

      Covered Entity shall not request Business Associate to use or disclose PHI in any manner that would not be permissible under the Privacy Rule if done by the Covered Entity, except that Business Associate may use and disclose PHI for data aggregation, and management and administrative activities of Business Associate, as permitted under this Addendum.

VI.   TERM AND TERMINATION

      A. TERM. The Term of this Section of the Contract shall be effective as of the date the Contract is effective and shall terminate when all of the PHI provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, if it is infeasible to return or destroy PHI, protections are extended to such information, in accordance with the termination provisions in this Section.

      B. TERMINATION FOR CAUSE. Upon Covered Entity's knowledge of a material breach by Business Associate, Covered Entity shall either:

         1. Provide an opportunity for Business Associate to cure the breach or end the violation and terminate the Contract if Business Associate does not cure the breach or end the violation within the time specified by the Covered Entity; or

         2. Immediately terminate the Contract if Business Associate has breached a material term of his Section of the Contract and cure is not possible; or

         3. If neither termination nor cure is feasible, Covered Entity shall report the violation to the Secretary.

      C. EFFECT OF TERMINATION.

         1. Except as provided in paragraph (2) of this subsection C, upon termination of this Contract, for any reason, Business Associate shall return or destroy all PHI received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity. This provision shall apply to PHI that is in the possession of subcontractors or agents of Business Associate. Business Associate shall retain no copies of the PHI.

         2. In the event that Business Associate determines that returning or destroying the PHI is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon documentation by Business Associate that return of destruction of PHI is infeasible, Business Associate shall extend the protections of this Section of the Contract to such PHI and limit further uses and disclosures of PHI to those purposes that make return or destruction infeasible, for as long as Business Associate maintains such PHI. Infeasibility of the return or destruction of PHI includes, but is not limited to, requirements under state or federal law that the Business Associate maintains or preserves the PHI or copies thereof.

VII.  MISCELLANEOUS PROVISIONS

      A. REGULATORY REFERENCES. A reference in this Section of the Contract to a section in the Privacy Rule means the section as in effect or as amended.

      B. AMENDMENT. The Parties agree to take such action as in necessary to amend this Section of the Contract from time to time as is necessary for Covered

      Entity to comply with requirements of the Privacy Rule and the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191.

      C. SURVIVAL. The respective rights and obligations of Business Associate under Section VI, Subsection C of this Section of the Contract shall survive the termination of this Contract.

      D. EFFECT ON CONTRACT Except as specifically required to implement the purposes of this Section of the Contract, all other terms of the contract shall remain in force and effect.

      E. CONSTRUCTION. This Section of the Contract shall be construed as broadly as necessary to implement and comply with the Privacy Standard. Any ambiguity in this Section of the Contract shall be resolved in favor of a meaning that complies, and is consistent with, the Privacy Standard.

      F. DISCLAIMER. Covered Entity makes no warranty or representation that compliance with this Section of the Contract will be adequate or satisfactory for Business Associate's own purposes. Covered Entity shall not be liable to Business Associate for any claim, loss or damage related to or arising from the unauthorized use or disclosure of PHI by Business Associate or any of its officers, directors, employees, contractors or agents, or any third party to whom Business Associate has disclosed PHI pursuant to paragraph II D of this Addendum. Business Associate is solely responsible for all decisions made, and actions taken, by Business Associate regarding the safeguarding, use and disclosure of PHI within its possession, custody or control.

      G. INDEMNIFICATION. The Business Associate shall indemnify and hold the Covered Entity harmless from and against all claims, liabilities, judgments, fines, assessments, penalties, awards, or other expenses, of any kind or nature whatsoever, including, without limitation, attorney's fees, expert witness fees, and costs of investigation, litigation or dispute resolution, relating to or arising out of any violation by the Business Associate and its agents, including subcontractors, of any obligation of Business Associate and its agents, including subcontractors, under this Section of the Contract.

THIS MUST BE INSERTED INTO EACH PURCHASE OF SERVICES CONTRACT ON THE SIGNATURE
PAGE:

THE CONTRACTOR HEREIN IS / IS NOT A BUSINESS ASSOCIATE UNDER HIPAA*:
--------------------------------------------------------------------------------
                                 (circle one**)

/S/ Todd S. Farha
---------------------------------------        ---------------------------------
AUTHORIZED SIGNATORY FOR THE CONTRACTOR        AUTHORIZED SIGNATORY FOR
                                               (AGENCY ABBREVIATION)

TODD S. FARHA, CHIEF EXECUTIVE OFFICER
-------------------------------------          ---------------------------------
(TYPED NAME AND TITLE)                         (TYPED NAME AND TITLE)

6/26/03
-------------------------------------          ---------------------------------
DATE                                           DATE

[APPROVED
JUN 25 2003
WELLCARE
LEGAL SERVICES]

* Per/ Part I, Section (whatever section of Part I this ends up to be ...) of this contract

** Department must make this determination before Contract is signed.

[LOGO]                        STATE OF CONNECTICUT
                         DEPARTMENT OF SOCIAL SERVICES

                               CONTRACT AMENDMENT

AMENDMENT NUMBER:   4

CONTRACT #:         093-MED-FCHP-1

CONTRACT PERIOD:    08/11/2001 - 8/12/2003

CONTRACTOR NAME:    FIRST CHOICE HEALTH PLAN OF CT

CONTRACTOR ADDRESS: 23 MAIDEN LANE, NORTH HAVEN, CT 06473-4201

Contract number 093-MED-FCHP-1 by and between the Department of Social Services (the "Department") and Firstchoice Health Plan of CT. the "Contractor") for the provision of services under the HUSKY A program as amended by Amendments 1, 2 and 3 is hereby further amended as follows:

1. PARAGRAPH 1 OF PART I AS AMENDED BY AMENDMENTS 1, 2 AND 3 IS FURTHER AMENDED TO EXTEND THE CONTRACT END DATE FOR A PERIOD OF TWELVE (12) DAYS THROUGH AUGUST 12, 2003. THE PURPOSE OF THIS EXTENSION IS TO PERMIT TIME FOR THE CENTERS FOR MEDICAID AND MEDICARE SERVICES TO REVIEW THE CONTRACT TERMS TO BECOME EFFECTIVE AUGUST 13, 2003.

2. APPENDIX I AS AMENDED BY AMENDMENT 2 IS HEREBY FURTHER AMENDED TO EXTEND THE EFFECTIVE DATE OF THE CAPITATION RATES FOR A PERIOD OF TWELVE (12) DAYS FROM 7/31/03 TO 8/12/03. IF, THROUGH THE PASSAGE OF A BUDGET FOR STATE FISCAL YEAR ("SFY") 2004 THe CAPITATION RATES ARE TO BE REVISED EFFECTIVE JULY 1, 2003, THE DEPARTMENT SHALL, IN THE NEXT AMENDMENT TO THIS CONTRACT, AMEND THE CAPITATION RATES TO REFLECT SUCH REVISIONS AND SHALL MAKE ANY NECESSARY ADJUSTMENTS TO CAPITATION PAYMENTS MADE TO THE CONTRACTOR SINCE JULY 1, 2003 TO REFLECT THE REVISED CAPITATION RATES.

                            ACCEPTANCES AND APPROVALS

This document constitutes an amendment to the above numbered contract. All provisions of that contract, except those explicitly changed or described above by this amendment, shall remain in full force and effect.

FIRSTCHOICE HEALTH PLAN OF CT              DEPARTMENT OF SOCIAL SERVICES

/s/ Todd S. Farha                7/24/03
--------------------------------  -------  -----------------------------    ----
Signature (Authorized Official)   Date     Signature (Authorized Official)  Date

                         CHIEF EXECUTIVE                               DEPUTY
TODD S. FARHA                OFFICER       MICHAEL P. STARKOWSKI    COMMISSIONER
-----------------------  ---------------   ----------------------   ------------
Typed Name               Title             Typed Name               Title
(Authorized Official)                      (Authorized Official)

--------------------------------------------------------------------------------
Attorney General (as to form)                                Date

( ) THIS CONTRACT DOES NOT REQUIRE THE SIGNATURE OF THE ATTORNEY GENERAL PURSUANT TO AN AGREEMENT BETWEEN THE DEPARTMENT AND THE OFFICE OF THE ATTORNEY GENERAL DATED:__________________

                               APPENDIX - Amended

PLAN NAME:
FIRSTCHOICE
CAPITATION RATES
07/01/02-08/12/03

                             FAIRFIELD    HARTFORD   LITCHFIELD   MIDDLESEX    NEW HAVEN      NEW LONDON     TOLLAND        WINDHAM
                             ---------    --------   ----------   ---------    ---------      ----------     -------        -------
UNDER ONE                     $536.44     $606.89     $605.12      $717.18      $602.97        $600.00       $724.78        $581.51
AGES 1 TO 14                  $102.32     $110.46     $110.15      $130.10      $109.79        $109.23       $131.46        $107.71
MALE -AGES 15 TO 39           $127.22     $138.42     $138.03      $162.52      $137.60        $136.94       $164.18        $135.18
FEMALE - AGES 15 TO 39        $207.77     $231.48     $230.81      $273.76      $230.00        $228.84       $276.70        $223.07
MALE - AGES 40 AND OVER       $227.33     $254.24     $253.48      $301.18      $252.59        $251.31       $304.41        $244.68
FEMALE - AGES 40 AND OVER     $218.52     $244.15     $243.42      $289.20      $242.55        $241.32       $292.32        $235.04

                                  PAGE 1 of 1
                                Effective 7/1/02

[LOGO]                        STATE OF CONNECTICUT
                         DEPARTMENT OF SOCIAL SERVICES

                               CONTRACT AMENDMENT

AMENDMENT NUMBER:   5

CONTRACT #:         093-MED-FCHP-1

CONTRACT PERIOD:    08/11/2001-9/30/2003

CONTRACTOR NAME:    FIRST CHOICE HEALTH PLAN OF CT

CONTRACTOR ADDRESS: 23 MAIDEN LANE, NORTH HAVEN, CT 06473-4201

Contract number 093-MED-FCHP-1 by and between the Department of Social Services (the "Department") and Firstchoice Health Plan of CT (the "Contractor") for the provision of services under the HUSKY A program as amended by Amendments 1, 2, 3 and 4 is hereby further amended as follows:

1. PARAGRAPH 1 OF PART I AS AMENDED BY AMENDMENTS 1, 2, 3 AND 4 IS FURTHER AMENDED TO EXTEND THE CONTRACT END DATE FROM AUGUST 12, 2003 TO SEPTEMBER 30, 2003.

2. PART II "GENERAL CONTRACT TERMS FOR MCOs" IS DELETED IN ITS ENTIRETY AND REPLACED WITH PART II "GENERAL CONTRACT TERMS FOR MCOs" DATED AUGUST 13, 2003 PAGES 1 THROUGH 115 ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

3. THE CONTRACTOR AND THE DEPARTMENT FURTHER AGREE THAT THE PARTIES' OBLIGATION TO COMPLY WITH PART II "GENERAL CONTRACT TERMS FOR MCOs" DATED AUGUST 13, 2003 PAGES 1 THROUGH 115 ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE SHALL TERMINATE ON THE DATE THAT THIS AMENDMENT EXPIRES UNLESS THE PARTIES AGREE IN A SUBSEQUENT AMENDMENT TO EXTEND THE EFFECTIVE DATE OF THE CONTRACT.

4. THE CONTRACTOR AND THE DEPARTMENT FURTHER AGREE THAT THEY SHALL NEGOTIATE A REIMBURSEMENT PROCESS IN THE EVENT OF A COURT DECISION REQUIRING FUTURE RE-ENROLLMENT OF AND HUSKY ADULT WITH INCOME ABOVE ONE HUNDRED PERCENT (100%) OF THE FEDERAL POVERTY LIMIT WHO CURRENTLY QUALIFIES FOR HUSKY SOLELY ON THE BASIS OF THE INJUNCTION PENDING APPEAL IN RABIN v. DSS.

5. APPENDIX A IS DELETED IN ITS ENTIRETY AND REPLACED WITH APPENDIX A DATED AUGUST 13, 2003 ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

6. APPENDIX G IS DELETED IN ITS ENTIRETY AND REPLACED WITH APPENDIX G DATED AUGUST 13, 2003 ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

7. APPENDIX I IS HEREBY FURTHER AMENDED TO EXTEND THE EFFECTIVE DATE OF THE CAPITATION RATES FROM 8/12/03 TO SEPTEMBER 30, 2003. IF, THROUGH THE PASSAGE OF A BUDGET FOR STATE FISCAL YEAR ("SFY") 2004 THE CAPITATION RATES ARE TO BE REVISED EFFECTIVE JULY 1, 2003, THE DEPARTMENT, IN THE NEXT AMENDMENT TO THIS CONTRACT WHICH MAY BE ENTERED INTO PRIOR TO THE EXPIRATION OF THIS AMENDMENT, SHALL AMEND THE CAPITATION RATES TO REFLECT SUCH REVISIONS AND SHALL MAKE ANY NECESSARY ADJUSTMENTS TO CAPITATION PAYMENTS MADE TO THE CONTRACTOR SINCE JULY 1, 2003 TO REFLECT THE REVISED CAPITATION RATES.

8. A NEW APPENDIX L (TEMPLATES FOR PHARMACY REPORTS) DATED AUGUST 13, 2003 ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

                            ACCEPTANCES AND APPROVALS

This document constitutes an amendment to the above numbered contract. All provisions of that contract, except those explicitly changed or described above by this amendment, shall remain in full force and effect.

CONTRACTOR                                   DEPARTMENT

FIRSTCHOICE HEALTH PLAN OF CT                DEPARTMENT OF SOCIAL SERVICES

/s/: Todd S. Farha        8/11/03    /S/: Michael P. Starkowski       8/12/03
-----------------------   -------    -----------------------------    -------
Signature                 Date       Signature (Authorized Official)  Date
(Authorized Official)

                        CHIEF EXECUTIVE                             DEPUTY
TODD S.FARHA                OFFICER      MICHAEL P.STARKOWSKI    COMMISSIONER
----------------------  ---------------  ----------------------  ------------
Typed Name              Title            Typed Name              Title
(Authorized Official)                    (Authorized Official)

[APPROVED
AUG 11 2003
WELLCARE
LEGAL SERVICES]

OFFICE OF THE ATTORNEY GENERAL

--------------------------------------------------------------------------------
Attorney General (as to form)                              Date

( ) THIS CONTRACT DOES NOT REQUIRE THE SIGNATURE OF THE ATTORNEY GENERAL PURSUANT TO AN AGREEMENT BETWEEN THE DEPARTMENT AND THE OFFICE OF THE ATTORNEY GENERAL DATED:_____________________

                       ASSISTANT SECRETARY'S CERTIFICATE

      I, David Smith , the duly elected Assistant Secretary of FirstChoice HealthPlans of Connecticut, Inc., a corporation organized under the laws of the State of Connecticut (the "Corporation"), do hereby certify that the following is a full and true copy of a resolution adopted at a meeting of the Board of Directors of said Corporation, duly held on the 23rd day of May, 2003:

            "RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to sign and execute in the name of the Corporation all applications contracts, leases and other deeds and documents or instruments in writing of whatsoever nature that may be required in the ordinary course of the business of the Corporation and that may be necessary to secure for operation of the corporate affairs, governmental permits and licenses for, and incidental to, the lawful operations of the business of the Corporation, and to do such acts and things as such officers deem necessary or advisable to fulfill such legal requirements as are applicable to the Corporation and its business."

            "RESOLVED, that the officers of the Corporation and each of them acting singly are hereby authorized, empowered and directed to execute and deliver, in the name and on behalf of the Corporation, such further agreements, instruments, documents, certificates and filings, with such changes in the terms and provisions thereof as the officer executing the same may determine necessary or appropriate, and to do and perform such other acts and deeds as they or any of them determine necessary or appropriate, in order to effectuate the purposes and intent of the foregoing resolutions."

and I do further certify that the above resolution has not been in any way altered, amended or repealed, and is now in full force and effect.

      IN WITNESS WHEREOF, I have hereunto executed the Assistant Secretary's Certificate this 11th day of August 2003.

                                    FirstChoice HealthPlans of Connecticut, Inc.

                                    /s/: David Smith
                                    --------------------------
                                    By: David Smith, Assistant Secretary

August 13, 2003

PART I: STANDARD CONNECTICUT CONTRACT TERMS

PART II: GENERAL CONTRACT TERMS FOR MCOS

1.    DEFINITIONS

2.    DELEGATIONS OF AUTHORITY

3.    FUNCTIONS AND DUTIES OF THE MCO
      3.01  Provision of Services
      3.02  Non-Discrimination
      3.03  Member Rights
      3.04  Gag Rules
      3.05  Coordination and Continuation of Care
      3.06  Emergency Services
      3.07  Geographic Coverage
      3.08  Choice of Health Professional
      3.09  Provider Network
      3.10  Network Adequacy and Maximum Enrollment Levels
      3.11  Provider Contracts
      3.12  Provider Credentialing and Enrollment
      3.13  Second Opinions, Specialist Providers and the Referral Process
      3.14  PCP Selection, Scheduling and Capacity
      3.15  Women's Health, Family Planning Access and Confidentiality
      3.16  Pharmacy Access
      3.17  Mental Health and Substance Abuse Access
      3.18  Children's Issues and EPSDT Compliance
      3.19  Special Services for Children/Reinsurance
      3.20  Prenatal Care
      3.21  Dental Care
      3.22  Other Access Features
      3.23  Pre-Existing Conditions
      3.24  Newborn Enrollment
      3.25 Acute Care Hospitalization, Nursing Home or Subacute Stay at Time of Enrollment or Disenrollment
      3.26  Open Enrollment
      3.27  Special Disenrollment
      3.28  Linguistic Access
      3.29  Services to Members
      3.30  Information to Potential Members
      3.31  Marketing Requirements
      3.32  Health Education
      3.33  Internal and External Quality Assurance
      3.34  Inspection of Facilities
      3.35  Examination of Records
      3.36  Medical Records
      3.37  Audit Liabilities

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August 13 2003

      3.38  Clinical Data Reporting
      3.39  Utilization Management
      3.40  Financial Records
      3.41  Insurance
      3.42  Third Party Coverage
      3.43  Coordination of Benefits and Delivery of Services
      3.44  Passive Billing
      3.45  Subcontracting for Services
      3.46  Timely Payment of Claims
      3.47  Copayment Limits and Member Charges for Noncovered Services
      3.48  Insolvency Protection
      3.49  Acceptance of DSS Rulings
      3.50  Policy Transmittals
      3.51  Fraud and Abuse
      3.52  Persons with Special Health Care Needs

4.    FUNCTIONS AND DUTIES OF THE DEPARTMENT
      4.01  Eligibility Determinations
      4.02  Populations Eligible to Enroll
      4.03  Enrollment/Disenrollment
      4.04  Default Enrollment
      4.05  Lock-In
      4.06  Capitation Payments to MCO
      4.07  Retroactive Adjustments
      4.08  Information
      4.09  Ongoing MCO Monitoring
      4.10  Utilization Review and Control

5.    DECLARATIONS AND MISCELLANEOUS PROVISIONS
      5.01  Competition Not Restricted
      5.02  Nonsegregated Facilities
      5.03  Offer of Gratuities
      5.04  Employment/Affirmative Action Clause
      5.05  Confidentiality
      5.06  Independent Capacity
      5.07  Liaison
      5.08  Freedom of Information
      5.09  Waivers
      5.10  Force Majeure
      5.11  Financial Responsibilities of the MCO
      5.12  Capitalization and Reserves
      5.13  Provider Compensation
      5.14  Members Held Harmless
      5.15  Compliance with Applicable Laws, Rules and Policies
      5.16  Advance Directives
      5.17  Federal Requirements and Assurances

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August 13 2003

      5.18  Civil Rights
      5.19  Statutory Requirements
      5.20  Disclosure of Interlocking Relationships
      5.21  DEPARTMENT'S Data Files
      5.22  Changes Due to a Section 1115 or 1915(b) Freedom of Choice
      5.23  Hold Harmless
      5.24  Executive Order Number 16

6.    GRIEVANCE SYSTEM AND PROVIDER DENIALS
      6.01  Grievances
      6.02  Notices of Action and Continuation of Services
      6.03  Appeals and Administrative Hearing Processes
      6.04  Expedited Appeals and Administrative Hearings
      6.05  Provider Appeal Process

7.    CORRECTIVE ACTION AND CONTRACT TERMINATION
      7.01  Performance Review
      7.02  Settlement of Disputes
      7.03  Administrative Errors
      7.04  Suspension of New Enrollment
      7.05  Monetary Sanctions
      7.06  Temporary Management
      7.07  Payment Withhold, Class C Sanctions or Termination for Clause
      7.08  Emergency Services Denials
      7.09  Termination for Default
      7.10  Termination for Mutual Convenience
      7.11  Termination for the MCO Bankruptcy
      7.12  Termination for Unavailability of Funds
      7.13  Termination for Collusion in Price Determination
      7.14  Termination Obligations of Contracting Parties
      7.15  Waiver of Default

8.    OTHER PROVISIONS
      8.01  Severability
      8.02  Effective Date
      8.03  Order of Precedence
      8.04  Correction of Deficiencies
      8.05  This is not a Public Works Contract

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9.    APPENDICES
      A. Covered Benefits HUSKY A Covered Benefits
      B. Provider Credentialing and Enrollment Requirements
      C. EPSDT Periodicity Schedule
      D. DSS Marketing Guidelines
      E. Quality Assurance Program for Managed Care
      F. Unaudited Quarterly Financial Reports
      G. Medicaid Managed Care Eligibility Categories
      H. Managed Care Policy Transmittals
      I. Capitation Payment Amounts
      J. Physician Incentive Payments
      K. Recategorization Chart
      L. Quarterly Pharmacy Report
      M. Non-Hyde Amendment Abortions

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August 13 2003

PART I: STANDARD CONNECTICUT CONTRACT TERMS

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August 13, 2003

PART II: GENERAL CONTRACT TERMS FOR MCOs

1.    DEFINITIONS

As used throughout this contract, the following terms shall have the meanings set forth below.

ABUSE: Provider and/or MCO practices that are inconsistent with sound fiscal, business or medical practices and that result in an unnecessary cost to the HUSKY A program, or the reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care, or a pattern of failing to provide medically necessary services required by this contract. Member practices that result in unnecessary cost to the HUSKY A program also constitute abuse.

ACS OR ACS STATE HEALTHCARE: The organization contracted by the DEPARTMENT to perform certain administrative and operational functions for the HUSKY A and B programs. Contracted functions include HUSKY application processing, HUSKY B eligibility determinations, passive billing and enrollment brokering.

ACTION: The denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the denial, in whole or in part, of payment for a service; the failure to provide services in a timely manner, as defined by the DEPARTMENT; the failure of an MCO to act within the timeframes for authorization decisions set forth in this Contract.

ADVANCE DIRECTIVE: A written instruction, such as a living will or durable power of attorney for health care, recognized under Connecticut law, relating to the provision of health care when the individual is incapacitated.

AGENT: An entity with the authority to act on behalf of the DEPARTMENT.

APPEAL: A request to the MCO from a Member for a formal review of an MCO action.

CAPITATION RATE: The amount paid per Member by the DEPARTMENT to each Managed Care Organization (MCO) on a monthly basis.

CAPITATION PAYMENT: The individualized monthly payment made by the DEPARTMENT to the MCO on behalf of Members.

CMS: Centers for Medicare & Medicaid Services (CMS), a division within the United States Department of Health and Human Services. This division was formerly known as HCFA, the Health Care Financing Administration.

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CLEAN CLAIM: A bill for service(s) or good(s), a line item of services or all services and/or goods for a recipient contained on one bill which can be proces-sed without obtaining additional information from the provider of service(s)or a third party. A clean claim does not include a claim from a provider who is under investigation for fraud or abuse or a claim under review for medical necessity.

COLD CALL MARKETING: Any unsolicited personal contact by the MCO with a potential Member for the purpose of marketing.

COMMISSIONER: The Commissioner of the Department of Social Services, as defined in Section 17b-3 of the Connecticut General Statutes.

CONSULTANT: A corporation, company, organization or person or their affiliates retained by the DEPARTMENT to provide assistance in this project or any other project, not the MCO or subcontractor.

CONTRACT ADMINISTRATOR: The DEPARTMENT employee responsible for fulfilling the administrative responsibilities associated with this managed care project.

CONTRACT SERVICES: Those services which the MCO is required to provide to Members under this contract.

DATE OF APPLICATION: The date on which a completed application for the HUSKY A program is received by the DEPARTMENT or its agent, containing the applicant's signature.

DAY: Except where the term business days is expressly used, all references in this contract will be construed as calendar days.

DEPARTMENT OR DSS: The Department of Social Services, State of Connecticut.

EMERGENCY OR EMERGENCY MEDICAL CONDITION: A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, serious impairment to body functions or serious dysfunction of any body organ or part.

EMERGENCY SERVICES: Covered inpatient and outpatient services that are: 1) furnished by a provider that is qualified to furnish Medicaid services; and 2) needed to evaluate or stabilize an emergency medical condition. Such services shall include, but not be limited

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August 13 2003

to, behavioral health and detoxification needed to evaluate or stabilize an emergency medical condition that is found to exist using the prudent layperson standard.

EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT (EPSDT) CASE MANAGEMENT
SERVICES: Services such as making and facilitating referrals and development and coordination of a plan of services that will assist Members under twenty-one
(21) years of age in gaining access to needed medical, social, educational, and other services.

EPSDT DIAGNOSTIC AND TREATMENT SERVICES: All health care, diagnostic services, and treatment necessary to correct or ameliorate defects and physical and mental illnesses and conditions discovered by an interperiodic or periodic EPSDT screening examination.

EPSDT SCREENING SERVICES: Comprehensive, periodic health examinations for Members under the age of twenty-one (21) provided in accordance with the requirements of the federal Medicaid statute at 42 U.S.C. Section 1396d(r)(l).

EPSDT SERVICES: Comprehensive child health care services to Members under twenty-one (21) years of age, including all medically necessary prevention, screening, diagnosis and treatment services listed in Section 1905(r) of the Social Security Act.

EXTERNAL QUALITY REVIEW ORGANIZATION (EQRO): An entity responsible for conducting reviews of the quality outcomes, timeliness of the delivery of care and access to items and services for which the MCO is responsible under this contract.

FORMULARY: A list of selected pharmaceuticals determined to be the most useful and cost effective for patient care, developed by a pharmacy and therapeutics committee at the MCO.

FQHC-SPONSORED MCO: An MCO that is more than fifty (50) percent owned by Connecticut Federally Qualified Health Centers, certified by the Department of Social Services to enroll Medicaid Members.

FRAUD: Intentional deception or misrepresentation, or reckless disregard or willful blindness, by a person or entity with the knowledge that the deception, misrepresentation, disregard or blindness could result in some unauthorized benefit to himself or some other person, including any act that constitutes fraud under applicable federal or state law.

GRIEVANCE: An expression of dissatisfaction about the MCO on any matter other than an "action" as defined herein. Possible subjects for grievances include, but are not limited to, the quality of care or services provided by the MCO and aspects of interpersonal relationships such as rudeness of a provider or an MCO employee, or failure to respect a Member's rights.

HEALTH EMPLOYER DATA INFORMATION SET (HEDIS): A standardized performance measurement tool that enables users to evaluate the quality of different MCOs based on

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the following categories: effectiveness of care; MCO stability; use of services;
cost of care; informed health care choices; and MCO descriptive information.

HHS: The United States Department of Health and Human Services.

HUSKY, PART A OR HUSKY A: For purposes of this contract, HUSKY A includes all those coverage groups previously covered in Connecticut Access, subject to expansion of eligibility groups pursuant to Section 17b-266 of the Connecticut General Statutes.

IN-NETWORK PROVIDERS OR NETWORK PROVIDERS: Providers who have contracted with the MCO to provide services to Members.

LOCK-IN: Limitations on Member changes of managed care plans for a period of time, not to exceed twelve (12) months.

MANAGED CARE ORGANIZATION (MCO): The organization signing this agreement with the Department of Social Services.

MARKETING: Any communication from an MCO to a Medicaid recipient who is not enrolled in that entity, that can be reasonably interpreted as intended to influence the recipient to enroll or reenroll in that particular MCO or either to not enroll in, or disenroll from, another MCO.

MARKETING MATERIALS: Any materials produced in any medium, by or on behalf of an MCO that can reasonably be interpreted as intended to market to potential Members.

MEDICAID: The Connecticut Medical Assistance Program operated by the Connecticut Department of Social Services under Title XIX of the Federal Social Security Act, and related State and Federal rules and regulations.

MEDICAID PROGRAM PROVIDER MANUALS: Service-specific documents created by Connecticut Medicaid to describe policies and procedures applicable to the Medicaid program generally and that service specifically.

MEDICAL APPROPRIATENESS OR MEDICALLY APPROPRIATE: Health care that is provided in a timely manner and meets professionally recognized standards of acceptable medical care; is delivered in the appropriate medical setting; and is the least costly of multiple, equally-effective alternative treatments or diagnostic modalities.

MEDICALLY NECESSARY/MEDICAL NECESSITY: Health care provided to correct or diminish the adverse effects of a medical condition or mental illness; to assist an individual in attaining or maintaining an optimal level of health, to diagnose a condition or prevent a medical condition from occurring.

MEMBER: For the purposes of HUSKY A, a Medicaid client who has been certified by the State as eligible to enroll under this contract, and whose name appears on the MCO

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August 13 2003

enrollment information which the DEPARTMENT will transmit to the MCO every month in accordance with an established notification schedule.

NATIONAL COMMITTEE FOR QUALITY ASSURANCE (NCQA): NCQA is a not-for-profit organization that develops and defines quality and performance measures for managed care, thereby providing an external standard of accountability.

OUT-OF-NETWORK PROVIDER: A provider that has not contracted with the MCO.

PASSIVE BILLING: Automatic capitation payments generated by the DEPARTMENT or its agent based on enrollment.

PEER REVIEW ORGANIZATION (PRO): A professional medical organization which conducts peer review of medical care certified by HCFA or CMS.

PHARMACY BENEFITS MANAGER (PBM): An entity which, through an arrangement with the MCO, is responsible for managing or arranging for one or more of the Medicaid pharmacy services provided by the MCO pursuant to this contract.

PHARMACY LOCK-IN: An optional MCO program, subject to approval by the DEPARTMENT, to restrict certain Members to a specific pharmacy in order to monitor services and reduce unnecessary or inappropriate utilization.

POST-STABILIZATION SERVICES: Covered services related to an emergency medical condition that are provided after a Member is stabilized in order to maintain the stabilized condition, or under the circumstances described in 42 CFR 422.114(3), to improve or resolve the Member's condition.

POTENTIAL MEMBER: A Medicaid recipient who is subject to enrollment in a managed care organization but is not yet a Member of a specific MCO.

PRIMARY CARE PROVIDER (PCP): A licensed health care professional responsible for performing or directly supervising the primary care services of Members.

PRIOR AUTHORIZATION: The process of obtaining prior approval as to the medical necessity or appropriateness of a service or plan of treatment.

RISK: The possibility of monetary loss or gain by the MCO resulting from service costs exceeding or being less than payments made to it by the DEPARTMENT.

ROUTINE CASES: A symptomatic situation (such as a chronic back condition) for which the Member is seeking care, but for which treatment is neither of an emergency nor an urgent nature.

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August 13 2003

SUBCONTRACT: Any written agreement between the MCO and another party to fulfill any requirements of this contract, except a written agreement between the MCO and a vendor.

SUBCONTRACTOR: The party contracting with the MCO to manage or arrange for one or more of the Medicaid services provided by the MCO pursuant to this contract, but excluding services provided by a vendor.

THIRD-PARTY: Any individual, entity or program which is or may be liable to pay all or part of the expenditures for Medicaid furnished under a State plan.

TITLE XIX: The provisions of 42 United States Code Section 1396 et seq., including any amendments thereto. (see Medicaid)

URGENT CASES: Illnesses or injuries of a less serious nature than those constituting emergencies but for which treatment is required to prevent a serious deterioration in the Member's health and for which treatment cannot be delayed without imposing undue risk on the Members' well-being until the Member is able to secure services from his/her regular physician(s).

VENDOR: Any party with which the MCO has subcontracted to provide administrative services.

WELL-CARE VISITS: Routine physical examinations, immunizations and other preventive services that are not prompted by the presence of any adverse medical symptoms.

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August 13 2003

2.    DELEGATIONS OF AUTHORITY

The State of Connecticut Department of Social Services is the single state agency responsible for administering the Medicaid program. No delegation by either party in administering this contract shall relieve either party of responsibility for carrying out the terms of this contract.

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August 13 2003

3.    FUNCTIONS AND DUTIES OF THE MCO

The MCO agrees to the following duties:

3.01  PROVISION OF SERVICES

a. The MCO shall provide to individuals enrolled under this contract, directly or through arrangements with others, all of the covered services described in Appendix A of this contract.

b. The MCO shall ensure that the services provided to Members are sufficient in amount, duration and scope to reasonably be expected to achieve the purpose for which the service is provided. The services provided under this contract shall be in an amount, duration and scope that is no less than the amount, duration and scope of services for fee-for-service Medi-caid clients. The MCO shall not arbitrarily deny or reduce the amount duration or scope of a required service solely because of the Member's diagnosis, type of illness or medical condition.

c. The MCO shall ensure that utilization management/review and coverage decisions concerning acute or chronic care services to each Member are made on an individualized basis in accordance with the contractual definitions for Medical Appropriateness or Medically Appropriate and Medically Necessary or Medical Necessity at Part II Section 1, General Contract Terms for MCOs. The MCO shall also ensure that its contracts with network providers require that the decisions of network providers affecting the delivery of acute or chronic care services to Members are made in accordance with the contractual definitions for Medical Appropriateness or Medically Appropriate and Medically Necessary and Medical Necessity.

d. The MCO shall provide twenty-four (24) hour, seven (7) day a week accessibility to qualified medical personnel for Members in need of urgent or emergency care. The MCO may provide such access to medical personnel through either: 1) a hotline staffed by physicians, physicians on-call or registered nurses; or 2) a PCP on-call system. Whether the MCO utilizes a hotline or PCPs on-call, Members shall gain access to medical personnel within thirty (30) minutes of their call. The MCO Member handbook and MCO taped telephone message shall instruct Members to go directly to an emergency room if the Member needs emergency care. If the Member needs urgent care and has not gained access to medical personnel within thirty
      (30) minutes, the Member shall be instructed to go to the emergency room. The DEPARTMENT will randomly monitor the availability of such access.

e. Changes to Medicaid covered services mandated by Federal or State law, or adopted by amendment to the State Plan for Medicaid, subsequent to the signing of this contract will not affect the contract services for the term of this contract, unless (1) agreed to by mutual consent of the DEPARTMENT and the MCO, or

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August 13 2003

      (2) unless the change is necessary to continue federal financial participation, or due to action of a state or federal court of law. If Medicaid coverage were expanded to include new services, such services would be paid for via the traditional Medicaid fee-for-service system unless covered by mutual consent between the DEPARTMENT and the MCO (in which case an appropriate adjustment to the capitation rates would be made). If Medicaid covered services are changed to exclude services, the DEPARTMENT may determine that such services will no longer be covered under HUSKY A and the DEPARTMENT will propose a contract amendment to reduce the capitation rate accordingly.

      In the event that the DEPARTMENT and the MCO are unable to agree on a contract amendment concerning the change to Medicaid covered services, the DEPARTMENT and the MCO shall negotiate a termination agreement to facilitate the transition of the MCO's Members to another MCO within a period of no less than ninety (90) days.

f. Any change regarding the provision of covered services that will become effective during the term of this Contract shall be implemented by the MCO within sixty (60) days of receiving notice of the change from the DEPARTMENT, unless earlier compliance is required by law.

3.02  NON-DISCRIMINATION

a. The MCO shall comply with all Federal and State laws relating to non-discrimination and equal employment opportunity, including but not necessarily limited to the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq.; 47 U.S.C. Section 225; 47 U.S.C. Section 611; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.
      Section 2000e; Title IX of the Education Amendments of 1972; Title VI of the Civil Rights Act, 42 U.S.C. 2000d et seq.; the Civil Rights Act of 1991; Section 504 of the Rehabilitation Act, 29 U.S.C. Section 794 et seq.; the Age Discrimination in Employment Act of 1975, 29 U.S.C. Sections 621-634; regulations issued pursuant to those Acts; and the provisions of Executive Order 11246 dated September 26, 1965 entitled "Equal Employment Opportunity" as amended by Federal Executive Order 11375, as supplemented in the United States Department of Labor Regulations (41 CFR Part 60-1 et seq., Obligations of Contractors and Subcontractors). The MCO shall also comply with Sections 4a-60, 4a-61, 31-51d, 46a-64, 46a-71, 46a-75 and
      46a-81 of the Connecticut General Statutes.

      The MCO shall also comply with the HCFA Civil Rights Compliance Policy, which mandates that all Members have equal access to the best health care, regardless of race, color, national origin, age, sex, or disability.

      The HCFA Civil Rights Compliance Policy further mandates that the MCO shall ensure that its subcontractors and providers render services to Members in a non-discriminatory manner. The MCO shall also ensure that Members are not

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August 13 2003

      excluded from participation in or denied the benefits of the HUSKY programs because of prohibited discrimination.

      The MCO acknowledges that in order to achieve the civil rights goals set forth in the HCFA Civil Rights Compliance Policy, CMS has committed itself to incorporating civil rights concerns into the culture of its agency and its programs and has asked all of its partners, including the DEPARTMENT and the MCO, to do the same. The MCO further acknowledges that CMS will be including the following civil rights concerns into its regular program review and audit activities: collecting data on access to and participation of minority and disabled Members; furnishing information to Members, subcontractors, and providers about civil rights compliance; reviewing HCFA publications, program regulations, and instructions to assure support for civil rights; and initiating orientation and training programs on civil rights. The MCO shall provide to the DEPARTMENT or to CMS, upon request, any available data or information regarding these civil rights concerns.

      Within the resources available through the capitation rate, the MCO shall allocate financial resources to ensure equal access and prevent discrimination on the basis of race, color, national origin, age, sex, or disability.

b. Unless otherwise specified by the contract, the MCO shall provide covered services to HUSKY A Members under this contract in the same manner as those services are provided to other Members of the MCO, although delivery sites, covered services and provider payment levels may vary. The MCO shall ensure that the locations of facilities and practitioners providing health care services to Members are sufficient in terms of geographic convenience to low-income areas, handicapped accessibility and proximity to public transportation routes, where available. The MCO and its providers shall not discriminate among Members of HUSKY A and other Members of the MCO. The MCO shall ensure that its network providers offer hours of operation that are no less than those offered to the MCO's commercial members or comparable to Medicaid fee-for-service, if the provider serves only Medicaid Members.

c. Nothing in this section shall preclude the implementation of a pharmacy lock-in program by the MCO, if such program is approved by the DEPARTMENT.

3.03  MEMBER RIGHTS

The MCO shall have written policies regarding member rights. The MCO must comply with all applicable state and federal laws pertaining to member rights and privacy. The MCO shall further ensure that the MCO's employees, subcontractors and network providers consider and respect those rights when providing services to Members.

Member rights include, but are not limited to, the following:

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August 13 2003

      1. the right to be treated with respect and due consideration for the Member's dignity and privacy;

      2. the right to receive information on treatment options and alternatives in a manner appropriate to the Member's condition and ability to understand;

      3. the right to participate in treatment decisions, including the right to refuse treatment;

      4. the right to be free from any form of restraint or seclusion as a means of coercion, discipline, retaliation or convenience;

      5. the right to receive a copy of his or her medical records, including, if the HIPAA privacy rule applies, the right to request that the records be amended or corrected as allowed in 45 CFR part 164; and

      6. freedom to exercise the rights describe herein without any adverse affect on the Member's treatment by the DEPARTMENT, the MCO or the MCO's subcontractors or network providers.

3.04  GAG RULES

Subject to the limitations described in 42 U.S.C. Section 1396u-2(b)(3)(B) and
(C), the MCO shall not prohibit or otherwise restrict a health care provider acting within his or her lawful scope of practice from advising or advocating on behalf of a Member, who is a patient of the provider, for the following:

      1. the Member's health status, medical care, or treatment options, including any alternative treatment that may be self-administered;

      2. any information the Member needs in order to decide among relevant treatment options;

      3.    the risks, benefits and consequences of treatment of nontreatment;

      4. the Member's right to participate in decisions regarding his or her health care, including, the right to refuse treatment, and to express preferences about future treatment decisions

This prohibition applies regardless of whether benefits for such care or treatment are provided under this contract.

3.05  COORDINATION AND CONTINUATION OF CARE

a. The MCO shall have systems in place to provide well-managed patient care which satisfies the DEPARTMENT that appropriate patient care is being provided, including at a minimum:

      1. Management and integration of health care through a PCP, gatekeeper or other means.

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      2.    Systems to assure referrals for medically necessary specialty, secondary and tertiary care.

      3. Systems to assure provision of care in emergency situations, including an education process to help assure that Members know where and how to obtain medically necessary care in emergency situations.

      4. A system by which Members may obtain a covered service or services that the MCO does not provide or for which the MCO does not arrange because it would violate a religious or moral teaching of the religious institution or organization by which the MCO is owned, controlled, sponsored or affiliated.

      5. Coordination and provision of EPSDT screening services in accordance with the schedules for immunizations and periodicity of well-child services as established by the DEPARTMENT and federal regulations.

      6. Provide or arrange for the provision of EPSDT case management services for Members under twenty-one (21) years of age when the Member has a physical or mental health condition that makes the coordination of medical, social, and educational services medically necessary. As necessary, case management services shall include but not be limited to:

            a. Assessment of the need for case management and development of a plan for services;

            b. Periodic reassessment of the need for case management and review of the plan for services;

            c. Making referrals for related medical, social, and educational services;

            d. Facilitating referrals by providing assistance in scheduling appointments for health and health-related services, and arranging transportation and interpreter services;

            e. Coordinating and integrating the plan of services through direct or collateral contacts with the family and those agencies and providers providing services to the child;

            f. Monitoring the quality and quantity of services being provided;

            g.    Providing health education as needed; and

            h. Advocacy necessary to minimize conflict between service providers and to mobilize resources to obtain needed services.

      7. Provide necessary coordination and case management services for children with special health care needs.

      8. If notified, PCPs will participate in the review and authorization of Individual Education Plans for Members receiving School Based Child

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            Health services and Individual Family Service Plans for Members receiving services from the Birth to Three program.

3.06  EMERGENCY SERVICES

a. The MCO shall provide all emergency services twenty-four (24) hours each day, seven (7) days a week or arrange for the provision of said services twenty-four (24) hours each day, seven (7) days a week through its provider network.

b. The MCO shall cover and pay for emergency services without regard to prior authorization and regardless of whether the provider that furnishes the services has a contract with the MCO.

c.    The MCO shall not limit the number of emergency visits.

d. The MCO shall cover all services necessary to determine whether or not an emergency condition exists, even if it is later determined that the condition was not an emergency medical condition.

e. The MCO shall not retroactively deny a claim for an emergency screening examination because the condition, which appeared to be an emergency medical condition under the prudent layperson standard, turned out to be non-emergent in nature.

f. If the screening examination leads to a clinical determination by the examining physician that an actual emergency does not exist, then the nature and extent of payment liability will be based on whether the Member had acute symptoms under the prudent layperson standard at the time of presentation.

g. The MCO shall not base its determinations on what constitutes an emergency medical condition on a list of diagnoses or symptoms. The determination of whether the prudent layperson standard is met shall be made on a case-by-case basis. However, the MCO may determine that the emergency medical condition definition is met, based on a list such as ICD-9 codes.

h. Once the individual's condition is stabilized, the MCO may require prior authorization for a hospital admission or follow-up care.

i. The MCO shall cover post-stabilization services obtained either within or outside the MCO's provider network, under the following circumstances;

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      1.    the services were pre-approved by the MCO;

      2. the services were not pre-approved by the MCO, but administered to maintain the Member's stabilized condition within one hour of a request to the MCO for pre-approval of further post-stabilization care services.

j. The MCO shall cover post stabilization services that were obtained either within or outside the MCO's provider network and not pre-approved, but administered to maintain, improve or resolve the Member's stabilized condition in the following circumstances:

      1. The MCO does not respond to a request for pre-approval of such services within one hour;

      2.    The MCO cannot be contacted; or

      3. The MCO and the treating physician cannot reach an agreement concerning the Member's care and an MCO physician is not available for consultation. In this circumstance, the MCO must give the treating physician the opportunity to consult with an MCO physician and the treating physician may continue with care of the patient until an MCO physician is reached or one of the following criteria are met:

            i. An MCO physician with privileges at the treating hospital assumes responsibility for the Member's care;

            ii. an MCO physician assumes responsibility for the member's care through transfer;

            iii. The MCO and the treating physician reach an agreement concerning the Member's care.

k. If there is a disagreement between a hospital or other treating facility and an MCO concerning whether the Member is stable enough for discharge or transfer from the emergency room, the judgment of the attending physician(s) or the provider actually treating the Member prevails and is binding on the MCO. This subsection shall not apply to a disagreement concerning discharge or transfer following an inpatient admission. The MCO may establish arrangements with hospitals whereby the MCO may send one of its own physicians or may contract with appropriate physicians with appropriate emergency room privileges to assume the attending physician's responsibilities to stabilize, treat, and transfer the Member.

l. When a Member's PCP or another MCO representative instructs the Member to seek emergency care in-network or out-of-network, the MCO is responsible for payment for the screening examination and for other medically necessary emergency services, without regard to whether the Member's condition meets the emergency medical condition definition.

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m.    If a Member believes that a claim for emergency services has been inappropriately denied by the MCO, the Member may seek recourse through the MCO's appeal and the DEPARTMENT's administrative hearing processes.

n. When the MCO reimburses emergency services provided by an in-network provider, the rate of reimbursement will be subject to the contractual relationship that has been negotiated with said provider. When the MCO reimburses emergency services provided by an out-of-network provider within Connecticut, the rate of reimbursement will be no less than the fees established by the DEPARTMENT for the Medicaid fee-for-service program. When the MCO reimburses emergency services provided by an out-of-network provider outside of Connecticut, the MCO may negotiate a rate of reimbursement with said provider.

o. The MCO may not make payment for emergency services contingent upon the Member providing the MCO with notification either before or after receiving emergency services. The MCO may, however, enter into contracts with providers or facilities that require, as a condition of payment, the provider or facility to provide notification to the MCO after Members are present at the emergency room, assuming adequate provision is given for such notification.

3.07  GEOGRAPHIC COVERAGE

a. The MCO shall serve Members statewide. The MCO shall ensure that its provider network includes access for each Member to PCPs, Obstetric/Gynecological Providers and mental health providers at a distance of no more than fifteen (15) miles for PCPs and Obstetric/Gynecological Providers and no more than twenty (20) miles for general dentists and mental health providers as measured by the Public Utility Commission. The MCO shall ensure that its provider network has the capacity to deliver or arrange for all the goods and services reimbursable under the Medicaid fee-for-service program.

b. On a monthly basis, the MCO shall provide the DEPARTMENT or its agent with a list of all contracted network providers. The list shall be in a format and contain such information as the DEPARTMENT may specify.

PERFORMANCE MEASURE: Geographic Access. The DEPARTMENT will randomly monitor geographic access by reviewing the mileage to the nearest town containing a PCP for every town in which the MCO has Members.

SANCTION: In any sampling, if more than two (2) percent of Members reside in towns beyond fifteen (15) miles of a town containing a PCP the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 7.05.

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3.08  CHOICE OF HEALTH PROFESSIONAL

The MCO must inform each Member about the full panel of participating providers in its network. To the extent possible and appropriate, the MCO must offer each Member covered under this contract the opportunity to choose among participating providers.

3.09  PROVIDER NETWORK

a. The MCO shall maintain a provider network capable of delivering or arranging for the delivery of all covered health goods and services to all Members. In addition, the MCO's provider network shall have the capacity to deliver or arrange for the delivery of all the goods and services reimbursable under this contract regardless of whether all of the goods and services are provided through direct provider contracts. The MCO shall submit a file of their most current provider network listing to the DEPARTMENT or its agent. The file shall be submitted, at a minimum, once a month in the format specified by the DEPARTMENT.

b. In establishing and maintaining its provider network, the MCO shall consider the following:

      1.    anticipated enrollment;

      2. expected utilization of services, taking into consideration the characteristics and health care needs of the specific Medicaid populations in the MCO;

      3. the number and types (in terms of training, experience, and specialization) of providers required to furnish the contracted Medicaid services;

      4. the numbers of network providers who are not accepting new Medicaid patients;

      5. the geographic location of providers and Medicaid Members, considering distance, travel time, the means of transportation ordinarily used by Medicaid members, and whether the location provider physical access for Members with disabilities.

c. The MCO shall notify the DEPARTMENT or its agent, in a timely manner, of any changes made in the MCO's provider network. The monthly file submitted to the DEPARTMENT or its agent shall not contain any providers who are no longer in the MCO's network. The DEPARTMENT will randomly audit the provider network file for accuracy and completeness and take corrective action, if the provider network file fails to meet these requirements.

d. If the MCO declines to include a provider or group of provider in its network, the MCO shall give the affected provider(s) written notice of the reason for its decision.

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e.    The MCO shall not discriminate against providers with respect to participation, reimbursement, or indemnification for any provider who is acting within the scope of that provider's license or certification under applicable State law, solely on the basis of the provider's license or certification. This shall not be construed to prohibit the MCO from including providers only to the extent necessary to meet the needs of the MCO's Members or from establishing measures designed to maintain the quality of services and control costs, consistent with its responsibilities. This shall not preclude the MCO from using different reimbursement amounts for different specialties or for different practitioners in the same specialty.

f. The MCO's provider selection policies and procedures shall not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment.

g. The MCO shall not employ or contract with any provider excluded from participation in a Federal health care program under either Section 1128 or 1128A of the Social Security Act.

3.10  NETWORK ADEQUACY AND MAXIMUM ENROLLMENT LEVELS

a. On a quarterly basis, except as otherwise specified by the DEPARTMENT, the DEPARTMENT shall evaluate the adequacy of the MCO's provider network. Such evaluations shall use ratios of Members to specific types of providers based on Medicaid fee-for-service experience in order to ensure that access in the MCO is at least equal to access experienced in the Medicaid fee-for-service program for a similar population. For each county the maximum ratio of Members to each provider type shall be:

      1. adult PCPs, including general practice specialists counted at 60.8%, internal medicine specialists counted at 88.9%, family practice specialists counted at 66.9%, nurse practitioners of the appropriate specialties, and physician assistants, 387 Members per provider;

      2. children's PCPs, including pediatric specialists counted at 100%, general practice specialists counted at 39.2%, internal medicine specialists counted at 11.1%, family practice specialists counted at 33.1%, nurse practitioners of the appropriate specialties, and physician assistants, 301 Members per provider; obstetrics and gynecology providers, including obstetrics and gynecology specialists, nurse midwives, and nurse practitioners of the appropriate specialty, 835 Members per provider;

      3. dental providers, including general and pediatric dentists counted at 100%, and dental hygienists counted at 50%, 486 Members per provider; and

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      4.    behavioral health providers, including psychiatrists, psychologists, social workers, and psychiatric nurse practitioners, 459 Members per provider.

b. In the event that the number of Members in a given county equals or exceeds ninety percent (90%) of the capacity determined in accordance with section a noted above, the DEPARTMENT shall evaluate the adequacy of the MCO's network on a monthly basis.

c. Maximum Enrollment Levels: Based on the adequacy of the MCO's provider network the DEPARTMENT may establish a maximum HUSKY A enrollment level for Members in the MCO on a county-specific basis. The DEPARTMENT shall provide the MCO with written notification no less than thirty (30) days prior to the effective date of the maximum enrollment level.

d. Subsequent to the establishment of this limit, if the MCO wishes to change its maximum enrollment level in a specific county, the MCO must notify the DEPARTMENT thirty (30) days prior to the desired effective date of the change. If the change is an increase, the MCO must demonstrate an increase in their provider network which would allow the MCO to serve additional Members. To do so the MCO must provide the DEPARTMENT with the signature pages from the executed provider contracts and/or signed letters of intent. The DEPARTMENT will not accept any other proof or documentation as evidence of a provider's participation in the MCO's provider network. The DEPARTMENT shall review the existence of additional capacity for confirmation no later than thirty (30) days following notice by the MCO. An increase will be effective the first of the month after the DEPARTMENT confirms additional capacity exists.

e. In the event the DEPARTMENT deems that the MCO's provider network is not capable of accepting additional enrollments, the DEPARTMENT may exercise its rights under Section 7 of this contract, including but not limited to the rights under Section 7.04, Suspension of New Enrollments.

SANCTION: In the event of a suspension of enrollment due to any network deficiencies, the MCO shall submit a corrective action plan to the DEPARTMENT. If, subsequent to the DEPARTMENT's approval of the corrective action plan, the network deficiency is not remedied within the time specified in the corrective action plan, or if the MCO does not develop a corrective action plan satisfactory to the DEPARTMENT, the DEPARTMENT may impose a strike towards a Class A sanction for each month said suspension is in effect, in accordance with
Section 7.05.

3.11  PROVIDER CONTRACTS

All contracts between the MCO and its in-network providers shall, at a minimum, include each of the following provisions:

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a.    MCO network providers serving the Medicaid population must meet the minimum requirements for participation in the Medicaid program as set forth in the Regulations of Connecticut State Agencies, Section 17b-262-522 to Section 17b-262-533, as applicable;

b. MCO Members shall be held harmless for the costs of all Medicaid-covered goods and services provided;

c. Providers must provide evidence of and maintain adequate malpractice insurance. For physicians, the minimum malpractice coverage requirements are $1 million per individual episode and $3 million in the aggregate;

d. Specific terms regarding provider reimbursement as specified in Timely Payment of Claims, Section 3.46 of this contract;

e.    Specific terms concerning each party's rights to terminate the contract;

f. That any risk shifted to individual providers does not jeopardize access to care or appropriate service delivery;

g. The exclusion of any provider that has been suspended from the Medicare or Medicaid program in any state;

h. For PCPs, the provision of "on-call" coverage through arrangements with other PCPs; and

i. That the MCOs and subcontractors require in-network behavioral health providers to participate in the DEPARTMENT's efforts to study access, quality and outcome. Upon renewal of its subcontracts and other provider contracts, the MCO shall include a provision that failure to participate shall constitute cause for termination of the in-network provider's contract, except that MCOs which have demonstrated to the DEPARTMENT's satisfaction that they have ensured provider participation in such efforts through means other than the provider contracts need not include this provision. In any event, the DEPARTMENT shall reimburse providers for costs above and beyond nominal costs incurred by such participation.

The MCO shall not adjust or change its reimbursements to federally qualified health centers from the rate in effect at the time the DEPARTMENT implemented the wraparound payment procedure.

3.12  PROVIDER CREDENTIALING AND ENROLLMENT

a. The MCO shall have written policies and procedures for the selection and retention of providers. The MCO shall establish minimum credentialing criteria

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      and shall formally re-credential all professional participating providers in their network at least once every two (2) years or such other time period as established by the NCQA. The MCO shall create and maintain a credentialing file for each participating provider that contains evidence that all credentialing requirements have been met. The file shall include copies of all documentation to support that credentialing criteria have been met, including licenses, Drug Enforcement Agency (DEA) certificates and provider statements regarding lack of impairment. Credentialing files shall be subject to inspection by the DEPARTMENT or its agent.

b. MCO's credentialing and recredentialing criteria for professional providers shall include at a minimum:

      1.    Appropriate license or certification as required by Connecticut law;

      2. Verification that providers have not been suspended or terminated from participation in Medicare or the Medicaid program in any state;

      3. Verification that providers of covered services meet minimum requirements for Medicaid participation;

      4.    Evidence of malpractice or liability insurance, as appropriate;

      5.    Board certification or eligibility, as appropriate;

      6.    A current statement from the provider addressing:

            a.    lack of impairment due to chemical dependency/drug abuse;

            b.    physical and mental health status;

            c. history of past or pending professional disciplinary actions, sanctions, or license limitations;

            d.    revocation and suspension of hospital privileges;

            e.    a history of malpractice claims; and

      7. Evidence of compliance with Clinical Laboratory Improvement Amendments of 1988 (CLIA), Public Law 100-578, 42 USC Section 1395aa et seq. and 42 CFR Part 493 (as amended, 68 Fed. Reg. 3639-3714
            (2003)).

c. The MCO may require more stringent credentialing criteria. Any other criteria shall be in addition to the minimum criteria set forth above.

d. Additional MCO credentialing/recredentialing criteria for PCPs shall include, but not be limited to:

      1. Adherence to the principles of Ethics of the American Medical Association, the American Osteopathic Association or other appropriate professional organization;

      2. Ability to perform or directly supervise the ambulatory primary care services of Members;

      3. Membership on the medical staff with admitting privileges to at least one accredited general hospital or an acceptable arrangement with a PCP with admitting privileges;

      4.    Continuing medical education credits;

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      5.    A valid DEA certification; and

      6. Assurances that any Advanced Practice Registered Nurses (APRN), Nurse Midwives or Physician Assistants are performing within the scope of their licensure.

e. For purposes of credentialing and recredentialing, the MCO shall perform a check on all PCPs and other participating providers by contacting the National Practitioner Data Bank (NPDB). The DEPARTMENT will notify the MCO immediately if a provider under contract with the MCO is subsequently terminated or suspended from participation in the Medicare or Medicaid programs. Upon such notification from the DEPARTMENT or any other appropriate source, the MCO shall immediately act to terminate the provider from participation in its network.

f. The MCO may delegate credentialing functions to a subcontractor. The MCO is ultimately responsible and accountable to the DEPARTMENT for compliance with the credentialing requirements. The MCO shall demonstrate and document to the DEPARTMENT the MCO's significant oversight of its subcontractors performing any and all provider credentialing, including facility or delegated credentialing. The MCO and any such entity shall be required to cooperate in the performance of financial, quality or other audits conducted by the DEPARTMENT or its agent(s). Any subcontracted entity shall maintain a credentialing file for each in-network provider as set forth above.

g. The MCO must adhere to the additional credentialing requirements set forth in Appendix B.

SANCTION: The DEPARTMENT may impose a Class B sanction pursuant to Section 7.05 if, upon completion of a performance review, it is established that a provider in the MCO's network fails to meet the minimum credentialing criteria for participation set forth in (a) and (b) above or a PCP in the MCO's network fails to meet the criteria set forth in (d).

3.13  SECOND OPINIONS, SPECIALIST PROVIDERS AND THE REFERRAL PROCESS

a. The MCO shall provide for a second opinion from a qualified health care professional within its provider network, or arrange for the ability of the Member to obtain one outside the network, at no cost to the Member.

b. The MCO shall contract with a sufficient number and mix of specialists so that the Member population's anticipated specialty care needs can be substantially met within the MCO's network of providers. The MCO will also be required to have a system to refer Members to out-of-network specialists if appropriate participating specialists are not available. The MCO shall make specialist referrals available to

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      its Members when it is medically necessary and medically appropriate and shall assume all financial responsibility for any such referrals whether they be in-network or out-of-network. The MCO shall ensure that the Member does not incur any costs for such referrals whether the referral is to an in-network or out-of network provider. The MCO must have policies and written procedures for the coordination of care and the arrangement, tracking and documentation of all referrals to specialty providers.

3.14  PCP SELECTION, SCHEDULING AND CAPACITY

a. The MCO shall implement procedures to ensure that each Member has an ongoing source of primary care appropriate to his or her needs and a person formally designated as primarily responsible for coordinating the health care services furnished to the Member.

b. The MCO shall provide Members with the opportunity to select a PCP within thirty (30) days of enrollment. The MCO shall assign a Member to a PCP when a Member fails to choose a PCP within thirty (30) days after being notified to do so. The assignment must be appropriate to the Member's age, gender and residence.

c. The MCO shall ensure that the PCPs in its network adhere to the following PCP scheduling practices:

      1. Emergency cases shall be seen immediately or referred to an emergency facility;

      2. Urgent cases shall be seen within forty-eight (48) hours of PCP notification;

      3. Routine cases shall be seen within ten (10) days of PCP notification;

      4. Well-care visits shall be scheduled within six (6) weeks of PCP notification;

      5. EPSDT/HealthTrack comprehensive health screens and immunizations shall be scheduled in accordance with the DEPARTMENT's HealthTrack periodicity and immunization schedules;

      6. New Members shall receive an initial PCP appointment in a timely manner; (for those Members who do not access goods and services within the first six (6) months of enrollment, the MCO shall identify and remedy any access problems); and

      7.    Waiting times at PCPs are kept to a minimum.

d. The MCO shall report quarterly on each PCP's panel size, group practice and hospital affiliations in a format specified by the DEPARTMENT. The DEPARTMENT will aggregate reports received from all MCOs for both HUSKY A and HUSKY B. In the event that the DEPARTMENT finds a PCP with more than 1,200 HUSKY (combined HUSKY A and HUSKY B) panel Members, the DEPARTMENT will notify the MCO if the PCP is part of the MCO's network.

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      The DEPARTMENT expects that the MCO will take appropriate action to ensure that patient access to the PCP is assured.

e. The MCO shall maintain a record of each Member's PCP assignments for a period of two (2) years.

f. The MCO shall track each Member's use of primary medical care services. In the event that a Member does not regularly receive primary medical care services from the PCP or the PCP's group other than visits to school based health clinics, the MCO shall contact the Member and offer to assist the Member in selecting a PCP.

g. If the Member has not received any primary care services, the MCO shall contact the Member and offer to assist the Member in scheduling a well-care visit if the Member's last well-care visit was not within the appropriate guidelines for his or her age and gender.

PERFORMANCE MEASURE: PCP Appointment Availability. The DEPARTMENT or its agent will routinely monitor appointment availability as measured by (b)(1) through
(b)(6) by using test cases to arrange appointments of various kinds with selected PCPs. If less than ninety (90) percent of the sample make appointments available within the required time, the DEPARTMENT shall require that the MCO submit a corrective action plan, which will outline the steps that the MCO will take to rectify the problem, within thirty (30) days.

3.15  WOMEN'S HEALTH, FAMILY PLANNING ACCESS AND CONFIDENTIALITY

a. The MCO shall provide female Members with direct access to a women's health specialist in network for covered care necessary to provide women's routine and preventive health care services. This access shall be in addition to the Member's PCP if that provider is not a women's health specialist.

b. The MCO shall notify and give each Member, including adolescents, the opportunity to use his or her own PCP or utilize any family planning service provider for family planning services without requiring a referral or authorization. The MCO shall make a reasonable effort to subcontract with all local family planning clinics and providers, including those funded by Title X of the Public Health Services Act, and shall reimburse providers for all family planning services regardless of whether that provider is a participating provider. The MCO shall reimburse out-of-network providers of family planning services at least the Medicaid fee-for-service rate for the service. The MCO may require family planning providers to submit claims or reports in specified formats before reimbursing services.

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c.    The MCO shall keep family planning information and records for each individual patient confidential, even if the patient is a minor.

d.    Family planning services which must be covered include:

      1.    reproductive health exams;

      2.    patient counseling;

      3.    patient education;

      4. lab tests to detect the presence of conditions affecting reproductive health;

      5.    sterilizations;

      6. screening, testing, and treatment of and pre and post- test counseling for sexually transmitted diseases and HIV; and

      7. abortions, if the pregnancy is the result of an act of rape or incest or in the case where a woman suffers from a physical disorder, physical injury, or physical illness, including a life-endangering physical condition caused by or arising from the pregnancy itself, that would, as certified by a physician, place the woman in danger of death unless an abortion is performed.

e. Pursuant to federal law ("the Hyde Amendment," as reflected in the federal appropriations for Title XIX) and 42 CFR Part 441, Subpart E, the DEPARTMENT may only seek federal funding for those abortions described in
      (d)(7) above. The MCO shall cover all abortions that fall within these circumstances. The MCO shall submit a Form W-484 for any such abortions and comply with the DEPARTMENT's Medical Services Policy concerning abortions.

f. The MCO shall also cover all other medically necessary abortions not covered under federal law and described in (d)(7) above. The determination as to whether an abortion is medically necessary shall be made by the Member's PCP or another physician, in consultation with the Member. The MCO shall not require prior authorization for any such medically necessary abortion. The DEPARTMENT will not seek federal funding for any abortion covered under this contract. The DEPARTMENT shall only seek federal funding for abortions covered pursuant to federal law. The DEPARTMENT and the MCO shall enter into a separate contract for all medically necessary abortions that do not qualify for federal matching funds, as described in subsection (d) and (e) above.

g. The MCO shall submit a report on a quarterly basis due fifteen (15) days after the end of the quarter for all abortions performed pursuant to subsection (f) above. The report format is set forth in Appendix M.

SANCTION: If the MCO fails to comply with the provisions in subsection (e), and fails to accurately maintain and submit accurate records of those abortions which meet the federal definition for funding, the DEPARTMENT may impose a Class A sanction, pursuant to Section 7.05.

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3.16  PHARMACY ACCESS

For purposes of this section, "prescription" shall include authorization for legend and over-the-counter drugs covered by Medicaid policy.

a. Pharmacies must be available and accessible on a statewide basis. The MCO shall:

      1. Maintain a comprehensive provider network of pharmacies that will within available resources assure twenty four (24) hour access to pharmaceutical goods and services;

      2. The MCO may establish a pharmacy lock-in program for Members suspected of abuse or excessive utilization. Any MCO pharmacy lock-in program will be subject to DEPARTMENT approval;

      3. Have established protocols to respond to urgent requests for medications;

      4. Monitor and take steps to correct excessive utilization of regulated substances, including but not limited to, restricting pharmacy access pursuant to a pharmacy lock-in program approved by the DEPARTMENT; and

      5. Require pharmacists to utilize the Automated Eligibility Verification System (AEVS) to determine client eligibility and MCO affiliation when there is a discrepancy between the information in the MCO's eligibility system and information given to the pharmacists by the Member, the Member's physician or other third party.

b. The MCO shall require that its provider network of pharmacies offer medically necessary goods and services to the MCO's Members. The MCO may have a drug management program that includes a prescription drug formulary. The MCO drug formulary must include only Food and Drug Administration approved drug products and must be broad enough in scope to meet the needs of all Members. The MCO drug formulary shall consist of a reasonable selection of drugs which do not require prior approval for each specific therapeutic drug class.

c. The MCO shall submit any deletions to its formulary and any new prior authorization requirements for formulary drugs to the DEPARTMENT at least thirty (30) days prior to making any such change. The MCO shall also submit all physician, pharmacist and Member letters, notices, e-mail alerts or other electronic or written communications related to the proposed formulary change to the DEPARTMENT thirty (30) days prior to issuing or sending any such communication. The MCO shall not implement any formulary deletion or additional prior authorization requirements without the prior written approval of the DEPARTMENT. The MCO shall not send or issue any communication

                                     Part II

August 13 2003

      related to a formulary change without the prior written approval of the DEPARTMENT. If, however, the DEPARTMENT does not respond to proposed formulary changes or communications submitted for approval within thirty
      (30) days of receipt from the MCO, the MCO may proceed with the change or issue the communication, as applicable.

      The MCO shall also submit subsequent additions to the formulary at the time the addition is made without seeking prior approval by the DEPARTMENT and regardless of whether the drug(s) to be added requires prior authorization. If the MCO's formulary includes a legend drug that requires prior authorization and the FDA approves the drug for over-the-counter use, the MCO is not required to seek the DEPARTMENT's approval to substitute the over-the-counter version with a prior authorization requirement.

      The MCO shall notify prescribing providers thirty (30) days in advance of any changes to the MCO's formulary.

      The DEPARTMENT reserves the right to identify clinical deficiencies in the content of or operational deficiencies of the MCO's formulary. In this instance, the MCO shall have thirty (30) days to address in writing the identified deficiencies to the DEPARTMENT's satisfaction. The MCO may request to meet with the DEPARTMENT prior to submission of the written response. If the DEPARTMENT is not satisfied with the MCO's response, the DEPARTMENT may require the MCO to add specific drugs to its formulary or to or eliminate prior authorization requirements for specific drugs. If the MCO disputes the DEPARTMENT's determination, the MCO may exercise its rights pursuant to section 7.02 of this Contract.

d. The MCO shall ensure that Members using maintenance drugs (drugs usually prescribed to treat long term or chronic conditions including, but not limited to diabetes, arthritis and high blood pressure) are informed in advance, but no less than thirty (30) days in advance of any changes to the prescription drug formulary related to such maintenance drugs if the Member using the drug will not be able to continue using the drug without a new authorization. When the MCO deletes a drug from its formulary or imposes prior authorization requirements on additional drug(s), the MCO shall identify to the DEPARTMENT which of the affected drugs the MCO intends to treat as maintenance drugs. The DEPARTMENT may require the MCO to treat additional drugs as maintenance drugs for purposes of this subsection and subsection (e). If the MCO treats all drugs affected by a formulary change as maintenance drugs for purposes of this subsection and for purposes of subsection e below, the MCO is not required to designate specific drugs as maintenance drugs. In such circumstances, the MCO shall notify the DEPARTMENT that all drugs affected by the formulary change will be treated in the same manner.

                                     Part II
                                       26
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August 13 2003

e. If a prescribing provider seeks authorization to continue a maintenance drug that is being removed from the MCO's formulary or subjected to new prior authorization requirements at any time prior to the effective date of the change, the MCO shall conduct a medical necessity review. The MCO shall conduct the review, and, if the MCO does not approve the request, the MCO shall issue a notice of action in accordance with the provisions of subsection (i) below. If the MCO denies the prior authorization request for the maintenance drug, the MCO shall issue a notice of action at least ten days in advance of the effective date of the action. The MCO shall automatically continue authorization for the maintenance drug for at least the medical necessity review period plus, if the MCO does not approve the authorization, for the ten (10) day advance notic period, or the effective date of the action, whichever is later. If a Member requests an appeal and administrative hearing concerning a denial or termination that results from or relates to the imposition of new prior authorization requirements for or removal of the maintenance drug from the formulary, the MCO shall continue to authorize the drug for that Member pending a hearing decision. If the prescriber does not initiate the prior authorization process prior to the expiration of the existing authorization period, the Member shall receive a temporary supply of the maintenance drug if the conditions described in subsection (i) are met. If the MCO grandfathers some or all Members affected by the formulary changes for a period of more than ninety
      (90) days, the MCO shall either: 1) send a second advance notice letter at least thirty (30) days prior to the end of the extended authorization period or 2) ensure that if the Member's prescriber requests authorization prior to the end of the existing authorization period, that if the request is denied and the Member appeals, that the authorization will continue pending appeal.

f. The MCO shall require that its provider network of pharmacies adheres to the provisions of Connecticut General Statutes Section 20-619 (b) and (c) related to generic substitutions for Medicaid recipients.

g. If the MCO maintains a drug formulary, the MCO shall have a prior authorization process to permit access, at a minimum, to all medically necessary and appropriate drugs covered for the Medicaid fee-for-service population. The MCO shall develop a timely and efficient authorization process to obtain information from providers on medical necessity for a non-formulary drug, a formulary drug requiring prior authorization or a brand name drug where a generic substitution is available. The MCO shall make an individualized determination concerning medical necessity and appropriateness in each instance when a Member's prescribing provider requests a non-formulary drug, formulary drug requiring prior authorization or a brand name drug in accordance with the provisions of
      (f) above. If no request for prior authorization has been received by the MCO or the Pharmacy Benefits Manager (PBM) prior to the submission of a prescription to a pharmacy, the pharmacist may contact the prescribing physician and inform him or her of the prior authorization requirement.

                                     Part II

August 13 2003

h. Except as provided in subsection (n) below, in the event that a provider requests authorization for, or prescribes a non-formulary drug, a formulary drug requiring prior authorization or a brand name drug where a generic substitution is available but elects during the prior authorization process or in discussions with the pharmacist to prescribe a formulary, generic or alternate formulary drug that the provider agrees will be equally effective for the Member, the MCO is not required to issue a notice of action and is not required to provide a temporary supply of the drug for which the provider initially sought authorization.

i. In the event that a provider requests authorization, or prescribes a non-formulary drug, a formulary drug requiring prior authorization or a brand name drug where a generic substitution is available the MCO must approve or deny the request as expeditiously as the Member's health condition requires, but no later than 14 calendar days following the MCO's receipt of the request.

      An additional 14 calendar days will be allowed if: 1) the Member or the requesting provider asks for the extension or 2) the MCO or its PBM documents that the extension is in the Member's interest because additional information is needed for the MCO to authorize the service and the failure to extend the authorization timeframe will result in denial of the service. The DEPARTMENT may request and review such documentation from the MCO.

j. In the event that a provider certifies to the MCO or its PBM that the drug is necessary to address an urgent or emergent condition or that the standard authorization period could seriously jeopardize the Member's life or health or ability to attain, maintain or regain maximum function, the MCO or its PBM must make an expedited authorization decision and provide notice as expeditiously as the member's health condition requires and no later than 3 working days after receipt of the request for service. The MCO or its PBM may extend the 3 working days time period by up to 14 additional calendar days if: 1) the Member or the provider requests the extension or 2) if the MCO or its PBM documents that the extension is in the Member's interest because additional information is needed for the MCO to authorize the service and the failure to extend the authorization timeframe will result in denial of the service. The DEPARTMENT may request such documentation from the MCO.

k. The MCO or its PBM shall without delay authorize up to a thirty (30) day temporary supply of the drug if the provider certifies to the MCO or its PBM that the drug is necessary to address an urgent or emergent condition. The MCO is also required to authorize a thirty (30) day temporary supply of the drug on the day of submission of the prescription to the pharmacy if the MCO has been unable to contact the provider to discuss an effective formulary drug during normal business hours. The certification shall be in a manner to be specified by the MCO, subject to the DEPARTMENT's approval. If the original prescription

                                     Part II

August 13 2003

      was for a period less then thirty (30) days, the temporary supply will be for the period prescribed.

l. If the Member, upon receipt of a termination, suspension or reduction notice of action, timely requests an appeal and administrative hearing the MCO shall continue to authorize the drug for the Member pending a hearing decision or other resolution of the dispute concerning the prescription. As used within this section, "timely" means filing on or before the later of the following: (1) within ten (10) days of the MCO mailing of the notice of action; or (2) the intended effective date of the MCO's proposed action. If the Member does not request an appeal and administrative hearing, the MCO is no required to authorize any further refills.

m.    The MCO shall, on a quarterly basis, submit the report at Appendix L.

n. If the DEPARTMENT or its agent determines that there is a pattern of denials for requested authorization for particular drugs, or any other pattern suggesting that the MCO's authorization process is one that does not appropriately consider each Member's individualized medical needs, the DEPARTMENT may require notices of action in circumstances other than those described above and/or may require the addition of a particular drug or drugs to the MCO's formulary as drugs that do not require prior authorizations.

3.17  MENTAL HEALTH AND SUBSTANCE ABUSE ACCESS

a. The MCO shall provide to its Members all behavioral health care services (mental health and substance abuse) covered by Medicaid that are medically necessary and medically appropriate. These services may be provided by the MCO through contracts with providers of services or through subcontracted relationships with specialized behavioral health management entities. A Member will not need a PCP referral to obtain services; self-referral will be sufficient to obtain an initial service visit. The MCO may require prior authorization for an ongoing course of treatment. Members with mental health and substance abuse disorders shall not be denied coverage by the MCO for the initial visit, simply because they did not abide by the MCO's rules (either by going to an out-of-network provider or going to an in-network provider without an appropriate referral).

b. Notwithstanding any contractual arrangement with a specialized management agency, the MCO is wholly responsible to ensure that medically necessary and medically appropriate services are provided to its Medicaid Members.

c. The MCO shall contract with a consultant or employ a doctoral level mental health professional with appropriate qualifications, credentials and decision making authority who will have specific responsibilities for exercising oversight of the delivery of behavioral health services by the MCO or its subcontractors. Such person shall be responsible for promoting efforts to better integrate and

                                     Part II

August 13 2003

      coordinate the provision of behavioral health care with other services. The individual shall be available by phone for consultation on an as needed basis, dedicated to the Connecticut Members, as well as have an extensive understanding of the State of Connecticut's Medicaid rules and regulations.

d. In reference to services for children with psychiatric/mental health and substance abuse needs, the MCO and any subcontracted entity is required to contract with and refer Members to qualified Medicaid providers who meet benchmark requirements or demonstrate that equal or superior services are being made available through other providers. The benchmark providers are child guidance clinics, community mental health centers and clinics, family service agencies and other qualified substance abuse providers (who provide services in compliance with state law) with a specialization in serving children. Continuation of benchmark status is contingent upon participation in the DSS Study of Behavioral Health Outcomes. Any benchmark poviders who refuse to participate in the study will lose this status.

e. The MCO and any subcontractor entity will cooperate in the identification and improvement of processes working toward the development and standardization of administrative procedures. The MCO and any subcontracted entity shall take steps to promote successful provider-Member relationships and will monitor the effectiveness of these relationships.

f. The MCO is responsible for monitoring the performance of its network providers and for monitoring and ensuring contract compliance. The MCO shall also be responsible for ensuring that its subcontractors comply with Medicaid policy and this contract. Such monitoring will ensure that providers and subcontractors observe all contractual and policy requirements as well as measuring performance relating to such areas as access to care and ensuring quality of care. The MCO and any subcontracted entity are required to cooperate in the performance of financial, quality or other audits conducted by the DEPARTMENT or its agent(s).

g. The MCO and its behavioral health subcontractor are required to participate in the DSS Study on Behavioral. Health Outcomes for children receiving outpatient treatment services.

SANCTION: Failure of the MCO and or its subcontractor(s) to participate in the DEPARTMENT Study may constitute grounds for the imposition of a Class B sanction pursuant to Section 7.05.

3.18  CHILDREN'S ISSUES AND EPSDT COMPLIANCE

In order to meet the requirements of the EPSDT program as set forth in Sections 1902(a)(43) and 1905(r) of the Social Security Act, the MCO shall:

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                                       30

August 13 2003

a. Provide EPSDT screening services in accordance with the periodicity schedule attached to this contract as Appendix C. Any changes in the periodicity schedule subsequent to the effective date of this contract shall be provided to the MCO sixty (60) days before the effective date of the change. The MCO shall not require prior authorization of EPSDT screening services;

b. Provide interperiodic screening examinations when medically necessary, or in accordance with the provisions of Section 3.19(5)(a), to determine the existence of a physical or mental illness or condition, or to assist Members in meeting the medical requirements for certification or recertification in WIC. Such interperiodic screens shall include screens for anemia as recommended by the Centers for Disease Control (CDC). The MCO shall not require prior authorization of interperiodic screening examinations;

c.    Provide EPSDT screening services that at a minimum, include:

      1. A comprehensive health and developmental history (including assessment of both physical and mental health development and assessment of nutritional status);

      2.    A comprehensive unclothed or partially draped physical exam;

      3. Appropriate immunizations as currently recommended by the Connecticut Department of Public Health;

      4. Laboratory tests, as set forth in the periodicity schedule at Appendix C

      5. Vision and hearing screenings as set forth in the periodicity schedule at Appendix C;

      6. Dental assessments as set forth in the periodicity schedule at Appendix C and

      7.    Health education, including anticipatory guidance.

d. Provide all medically necessary health care, diagnostic services, and treatment for Members under twenty-one (21) covered under the federal Medicaid program and described in Section 1905(a) of the Social Security Act regardless of whether the health care, diagnostic services, and treatment are specified in the list of covered services at Appendix A of this contract and regardless of any limitations on the amount, duration, or scope of the services that would otherwise be applied.

e. Take all necessary steps to ensure that its Members under the age of twenty-one (21) receive EPSDT screening services and any necessary diagnostic and treatment services, including, but not limited to:

      1.    Providing assistance in arranging and scheduling appointments;

      2.    Providing and arranging transportation;

      3.    Following up on missed appointments; and

      4. Providing interpreters to Members with limited English proficiency and Members who are hearing and visually impaired.

                                     Part II

August 13 2003

f. No later than sixty (60) days after enrollment in the plan and annually thereafter, use a combination of oral and written methods including methods for communicating with Members with limited English proficiency, Members who cannot read, and Members who are visually or hearing impaired, to:

      1. Inform its Members about the availability of EPSDT screening, diagnostic and treatment services;

      2. Inform its Members about the importance and benefits of EPSDT screening services;

      3.    Inform its Members about how to obtain EPSDT screening services; and

      4. Inform its Members that assistance with scheduling appointments and transportation is available, and inform them how to obtain this assistance.

g.    Coordinate and enhance the services provided to Members under twenty-one
      (21) through the development and execution of memorandums of understanding
      (MOUs) with the following programs:

      1.    Healthy Families Connecticut;

      2.    Healthy Start;

      3. The Special Supplemental Food Program for Women, Infants, and Children (WIC);

      4.    Birth-to-Three;

      5.    Head Start;

      6.    InfoLine's Maternal and Child Health Project; and

      7. Other programs operated by the Departments of Children and Families, Education, Public Health, Mental Health and Addiction Services and Mental Retardation as designated by the DEPARTMENT.

h. Include in the MOUs developed and executed under subsection (g) of this section provisions that specify how the MCO will work with the program, including, but not limited to:

      1.    A description of the services provided by the program;

      2. Designation of a liaison at the MCO to work with the program on ensuring the provision of medically necessary and appropriate covered services by the MCO and the coordination of services provided by the MCO and the program;

      3.    Protocols for referrals to the program by the MCO;

      4. Protocols for communication of information concerning individuals who are Members of the MCO who are receiving services from the program;

      5. Protocols for the resolution of any issues that arise concerning the delivery of services to HUSKY Members who are receiving services from the program;

      6. Compliance with HIPAA privacy rules if the agreement includes exchange of members' protected health inforamation; and

      7.    Any other mutually agreed upon provisions.

i. The MCOs shall require PCPs to obtain all available vaccines free of charge from the Department of Public Health under the Vaccines for Children program.

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August 13 2003

j. Contract with the Connecticut Immunization Registry and Tracking System to track childhood immunizations of its Members and report the immunizations to the DEPARTMENT.

k. In order to carry out the responsibilities set forth in this section, the MCO shall identify children who are overdue for EPSDT screening services, and those who have missed EPSDT screening services. The MCO shall work to develop a plan for ensuring that Members under twenty-one (21) years of age who are overdue or late for screening examinations receive their EPSDT screening services and that other Members continue to receive their examinations on a regular basis.

l. The MCO shall attain an annual EPSDT participation ratio and an annual EPSDT screening ratio of at least eighty (80) percent for the period from October 1, 2002 through September 30, 2003. The DEPARTMENT shall determine the MCO's participation and screening ratio from the encounter data as reported to the DEPARTMENT or its agent(s) in accordance with the methodology established by HCFA or CMS for the HCFA-416 report.

SANCTION: Failure to achieve a participation and/or screening ratio of eighty
(80) percent may subject the MCO to a Class B sanction in accordance with the provisions of Section 7.05. However, no sanction shall apply if the MCO's participation and screening ratios, although less than eighty (80) percent, are greater than the participation and screening ratios for the MCO for the equivalent period one year earlier plus one half the difference between the ratios for the earlier period and eighty (80) percent.

3.19  SPECIAL SERVICES FOR CHILDREN/REINSURANCE

1. DISCHARGE PLANNING PROCESS AND INPATIENT PSYCHIATRIC HOSPITAL REINSURANCE FOR CHILDREN

a. The discharge planning process for children and adolescents with significant mental health and substance abuse disorders is of particular concern to the DEPARTMENT and DCF due to the potential unavailability of appropriate subacute or step-down placements (e.g., residential treatment with a clinical component, group home, specialized foster care). In order to protect these particularly vulnerable minors, MCOs are required to seek or develop alternatives to hospital-based care. MCOs are required to negotiate "step-down" rates with qualified institutional providers, as defined by the DEPARTMENT, to address the financial issues that arise in the discharge planning circumstances described in this section.

b. The following provisions of this Section shall apply to all new admissions of children and adolescents eighteen (18) years of age and younger in qualified institutions.

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

August 13 2003

      1.    REINSURANCE FOR ADMINISTRATIVELY NECESSARY DAYS

            On a limited basis, the MCO may authorize the admission of a child to a qualified institution for a one-day evaluation. If at the end of a twenty-four (24) hour period the MCO determines that there is no medical necessity for the continued admission but there is no immediate discharge option available, the remainder of the stay will qualify for 100% reinsurance by the DEPARTMENT. For the evaluation day, the MCO will pay the institution the rate for an acute care day. Beginning on day two (2) of the stay, the MCO will pay the institution a negotiated rate and bill the DEPARTMENT in the month following service delivery according to the process described below. Reinsurance for non-medically necessary days attendant to an evaluation stay may be claimed once per child per calendar year.

      2.    REINSURANCE FOR MEDICALLY NECESSARY DAYS

            Other than in the cases described above, where the length of stay in either a step down program or a hospital setting pursuant to a medically necessary admission extends beyond fifteen (15) days, the DEPARTMENT will provide reinsurance for the MCOs. Reinsurance shall be provided for medically necessary days of care provided at either an acute or a subacute level of care. Care provided to children admitted to subacute care pursuant to an observation bed stay shall be subject to the provisions of this section. For the purpose of this section, a medically necessary admission to inpatient psychiatric care for children will be defined to include those admissions which are court ordered, provided that there is consultation with the plan prior to the order regarding the appropriate level and setting for the care.

            The MCO may make decisions on the medical necessity of the admission and may evaluate the level of acuity of the child or adolescent at any time during the course of the stay. MCOs may redetermine the need for an acute level of care at any time based on changes in the patient's condition. However, within the first fifteen (15) days, the MCO shall provide all necessary acute or subacute care as part of the discharge process.

      3.    THE SCHEDULE FOR REINSURANCE IS AS FOLLOWS:

# of days           State's Share          MCO's Share
0-15                      0%                  100%
16-45                    75%                   25%
46-60                    90%                   10%
60 +                    100%                    0%

                                     Part II

August 13 2003

            If a psychiatric inpatient stay is interrupted due to an acute medical condition requiring an admission to a general hospital, the reinsurance day count will be suspended upon discharge from the psychiatric facility and will resume when the Member is readmitted to the psychiatric inpatient facility, if the readmission to the psychiatric inpatient facility is on the same day as the discharge from the general hospital.

            If there is a gap of one day or more between the discharge from the general hospital and readmission to the psychiatric facility, the admission to the psychiatric inpatient facility will be treated as a new admission and the new inpatient day count will be reset.

      4. The MCO or its subcontractor shall incur the costs for the reinsurance and may bill the DEPARTMENT within ninety (90) days from the date the provider submits the claim to the MCO or its subcontractor. All initial reinsurance claims must be billed to the DEPARTMENT within twelve (12) months following service delivery. Reinsurance claims shall be submitted to the DEPARTMENT's Division of Fiscal Analysis and shall be reimbursed as a percentage of the facility specific per diem according to the state share described above. Claims may be submitted by the MCO or its behavioral health subcontractor with prior approval by the DEPARTMENT. The MCO or its subcontractor may retrospectively review claims submitted to the DEPARTMENT and submit corrections or readjustments to the DEPARTMENT within the DEPARTMENT'S timely filing limit. The DEPARTMENT also reserves the right to review the level of payments made under the reinsurance program retrospectively.

            The DEPARTMENT will designate a contact person for reinsurance claims.

3.    RESPONSIBILITIES OF THE DEPARTMENT OF CHILDREN AND FAMILIES

a. DCF shall approve any placement, which is deemed by the MCO to be not medically necessary. If the DEPARTMENT determines that reinsurance claims were paid for services that were administratively necessary and not medically necessary, the DEPARTMENT will pursue reimbursement from DCF.

b. In cases where the hospital identifies a discharge planning difficulty for youth under the direct auspices of DCF who are utilizing inpatient, hospital-based mental health or substance abuse services, the following discharge planning process will apply:

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August 13 2003

      1. As soon as the hospital identifies a discharge planning difficulty, the MCO must contact DCF for assistance and notify the DEPARTMENT. The MCO in conjunction with the hospital and DCF, must attempt to resolve the discharge planning immediately. Service providers, the MCO, DCF and the Member and family must develop an individualized service plan that resolves the discharge issue while effectuating appropriate ongoing treatment. The MCO shall consult with DCF regarding the appropriate state licensed treatment setting. MCOs have the authority to transition the patient to any qualified provider of this level of care. Nothing in this section shall be construed to imply a time limit on the overall behavioral health or health care benefit in Medicaid managed care.

      2. The DEPARTMENT will designate a contact person for clinical issues regarding discharge planning.

4.    THE FOLLOWING PROVISIONS WILL APPLY TO ADMISSIONS AT STATE FACILITIES.

a. The discharge planning and reinsurance provisions described in this section shall apply to all new medically necessary and administratively necessary admissions at state operated facilities effective October 1, 1998. When a child is admitted to a DCF facility, the MCO must reimburse the DCF facility at the rate as calculated by the Office of the Comptroller, provided that such admissions shall be governed by a memorandum of understanding between the MCOs and DCF outlining the terms and conditions for admissions and stays at the facility.

b. This discharge planning process and reinsurance program is not intended to force MCOs to continue funding the most restrictive levels of care in perpetuity; rather it is meant to insure the safety of children and adolescents and encourage the development of appropriate alternatives to hospital-based services.

5.    SPECIALIZED OUTPATIENT SERVICES FOR CHILDREN UNDER DCF CARE

a. The MCO shall pay for a comprehensive multi-disciplinary examination for initial placement only, for each child entering DCF care, within thirty
      (30) days of placement into out-of-home care. The multi-disciplinary examination shall be authorized by either the child's PCP or the MCO and shall consist of a thorough assessment of the child's functional, medical, developmental, educational, and mental health status. Within each area of the assessment, the evaluation shall identify any additional specialized diagnostic and therapeutic needs. Physicians and other medical and mental health providers specializing in the assessment areas shall conduct the multi-disciplinary examination. Each multi-disciplinary examination shall occur at a single location. All components of the examination shall be performed on the same day, excluding additionally needed examinations, unless otherwise indicated. The provider shall report the findings and conclusions

                                     Part II
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

August 13 2003

      of the examination in a form acceptable to DCF. The report must be received by DCF within fifteen (15) days of the examination. The provider shall also provide for updates to DCF on any additional examinations.

b. The providers of the MCO shall provide for training of foster parents on the use of special equipment or medications as needed.

c. The MCO shall require regular collaboration between providers and DCF Regional Offices and Central Office medical, mental health and social work staff and consultants. The MCO shall assign staff to act as liaisons to identify, address and resolve health care delivery issues, barriers to comprehensive care and other problem areas. DCF shall specify the contact persons by name, title and phone number who will be available for quarterly meetings between DCF and the MCO and shall facilitate the initiation of these meetings with the MCO.

d. The MCO shall include a panel of mental health providers who shall be qualified to perform psychological, psychiatric and developmental evaluations and perform assessment and treatment of sexual abuse and juvenile sexual offenders. DCF shall be available for consultation in the identification of such providers.

e. In addition to standard prescription coverage, the MCO shall cover prescriptions in compliance with DCF policy for "Placement Medications" which are additional prescriptions which may be needed when children are placed or change placements. The MCO shall cover "Home Visit Medications". Home Visit Medications are additional prescriptions, which may be needed when children placed in out-of-home settings leave the placement for a home visit. Home Visit Medications should include only those doses which will be needed during the home visit, plus one extra dose.

f. The MCO shall deliver a notice of action to an identified person at the DCF Central Office when a service is to be reduced, denied or terminated. DCF will, in turn, distribute the notice of action to its appropriate regional and local personnel.

3.20  PRENATAL CARE

a. In order to promote healthy birth outcomes, the MCO or its contracted providers shall:

      1. Identify enrolled pregnant women as early as possible in the pregnancy;

      2. Conduct prenatal risk assessments in order to identify high risk pregnant women, arrange for specialized prenatal care and support services tailored to risk status, and begin care coordination that will continue throughout the pregnancy and early weeks of postpartum;

      3.    Refer enrolled pregnant women to the WIC program;

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      4.    Offer case management services for assistance with obtaining prenatal care appointments, transportation, WIC, and other support services as necessary;

      5. Offer prenatal health education materials and/or programs aimed at promoting healthy birth outcomes;

      6. Offer HIV testing and counseling and all appropriate prophylaxis and treatment to all enrolled pregnant women;

      7. Refer any pregnant Member who is actively abusing drugs or alcohol to a behavioral health subcontractor or provider of behavioral health/substance abuse services and treatment; and

      8. Educate new mothers about the importance of the postpartum visit and well-baby care.

PERFORMANCE MEASURE: Early access to prenatal care: Percentage of enrolled women who had a live birth, who were continuously enrolled in the MCO for 280 days prior to delivery who had a prenatal visit on or between 176 to 280 days prior to delivery.

PERFORMANCE MEASURE: Adequacy of prenatal care: Percentage of women with live births who were continuously enrolled during pregnancy who had more than eighty
(80) percent of the prenatal visits recommended by the American College of Obstetrics and Gynecology, adjusted for gestational age at enrollment and delivery.

3.21  DENTAL CARE

a. The MCO shall contract with a sufficient number of dentists throughout the state to assure access to oral health care. The MCO shall:

      1. Maintain an adequate dental provider network throughout the state's eight (8) counties including access to orthodontic services;

      2. For the purpose of enrollment capacity a dental hygienist meeting the criteria of Connecticut General Statutes Section 20-1261, with two (2) years of experience, working in an institution (other than hospital), a community health center, a group home, a preschool operated by a local board of education or head start program, or a school setting shall be counted as fifty (50) percent of a general dentist. If the MCO's provider network includes dental hygienists acting independently within their scope of practice to provide preventive services to Members, the MCO shall require that dental hygienists make appropriate referrals to in-network dentists for appropriate restorative and diagnostic services;

      3. Implement a plan that includes a systematic approach for enhancing access to dental care through monitoring appointment availability, provision of training to providers around issues of cultural diversity and any other specialized programs;

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      4.    To ensure that access standards are met with respect to dental screens and appointment availability. The MCO shall ensure that the scheduling of a routine dental visit is six (6) weeks;

      5. Certify that all dentists in the MCO's network shall take Members and that MCO's HUSKY Members shall be assured the same access to providers as non-HUSKY Members. Nothing in this section shall preclude the implementation of limits on panel size by providers;

      6. Implement procedures to provide all Members with the opportunity to choose a general dentist;

      7. Implement specific outreach strategies to educate Members about the importance of regular dental care, with a focus on accessing age appropriate preventive care such as screenings and cleanings at least twice a year;

      8. Provide for sufficient access to dental services for different age groups; and

      9. Devise mechanisms to avoid unnecessary PCP visits related to dental problems.

PERFORMANCE MEASURE: The MCO shall ensure that no less than eighty (80) percent of continuously enrolled Members two (2) to twenty (20) years of age shall receive one screening and dental cleaning per twelve (12) month period. On a quarterly basis, the DEPARTMENT shall, through the encounter data submitted by the MCO, review the MCO's performance under children's dental access.

PERFORMANCE MEASURE: The MCO shall ensure that no less than eighty (80) percent of continuously enrolled Members twenty-one (21) years of age and over shall receive one screening and dental cleaning per twelve (12) month period. On a quarterly basis, the DEPARTMENT shall, through the encounter data submitted by the MCO, review the MCO's performance under adult dental access.

3.22  OTHER ACCESS FEATURES

a. The MCO shall have systems in place to ensure access to medically necessary and medically appropriate well-care by its Members. The MCO shall develop procedures to identify access problems and shall take corrective action as problems are identified. These systems and initiatives shall include, but not be limited to:

      1. Monitoring new Members to ensure that a well-care appointment is scheduled within six (6) months of enrollment for those whose last well-

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            care visit does not fall within the recommended age and gender appropriate schedules;

      2. Monitoring and ensuring that Members receive well-care visits based on age and gender appropriate schedules;

      3.    Contacting and counseling Members who miss scheduled appointments;

      4. Coverage and provision of services to newborns from the time of birth;

      5. Assisting Members in accessing and locating linguistically and culturally appropriate services, including but not limited to, appropriate accommodation for Members with hearing disabilities;

      6. Assisting disabled Members in accessing and locating services and providers that can appropriately accommodate their needs, for example wheelchair access to provider's office;

      7. Development of special initiatives, case management, care coordination, and outreach to Members with special or multiple medical needs, for example persons with AIDS or HIV infected individuals;

      8. Development of goals and action plans for incremental increases in utilization of services such as postpartum care, adolescent health, dental care and other health care measures agreed upon between the MCO and the DEPARTMENT;

      9. Encouraging providers to offer extended business hours and weekend (Saturday) openings.

      10.   Monitoring timely access to care as described in Section 3.13(b).

b. The MCO's access systems will be assessed as part of the annual performance review of the MCO.

c. On or before November 1, 2003, the MCO shall submit to the DEPARTMENT an action plan to improve the delivery of well-child care to adolescents. This plan shall include measures to increase the volume of well-child screenings provided to adolescent members and to improve the quality and the completeness of those screenings according to the guidelines provided by the American Academy of Pediatrics. Emphasis should be placed on improving health risk assessment and anticipatory guidance during these visits. Following the submission of this plan, the MCOs will meet with the DEPARTMENT and representatives of other state agencies to develop a best practice model for the delivery of adolescent health care.

3.23  PRE-EXISTING CONDITIONS

a. The MCO shall assume responsibility for all covered services as outlined in Appendix A for of each Member as of the effective date of coverage under the contract regardless of the new Member's health status.

b. As outlined in Appendix K, for new Members who have transferred enrollment from another HUSKY MCO, coverage of services other than acute care hospitalization, nursing home care or care in a subacute facility shall be the

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August 13 2003

      responsibility of the MCO as of the beginning of the month during which enrollment becomes effective. Responsibility for acute hospitalization, nursing home or subacute care services at the time of enrollment or disenrollment is described in Section 3.25.

3.24  NEWBORN ENROLLMENT

Within six (6) months of a child's date of birth, the MCO must notify the DEPARTMENT of newborns for which they have not received enrollment notification from the DEPARTMENT. The MCO shall use the notification form made available by the DEPARTMENT for this purpose. Should the MCO fail to report the child's birth, the MCO shall reimburse the DEPARTMENT for any fee-for-service claims paid for covered services that occurred for the newborn Members prior to processing the newborn's enrollment into the MCO.

3.25 ACUTE CARE HOSPITALIZATION, NURSING HOME OR SUBACUTE STAY AT TIME OF ENROLLMENT OR DISENROLLMENT

For acute care requiring inpatient stay at a hospital, nursing home or subacute facility, financial responsibility for covered services shall be determined as follows:

a.    INPATIENT AT TIME OF ENROLLMENT

      Initial enrollment in HUSKY A should not commence during a recipient's inpatient stay at a hospital, nursing home or subacute facility unless the recipient is a newborn, born to a Member.

      The MCO shall notify the DEPARTMENT within sixty (60) days of the MCO's discovery of or from the date that the MCO receives information from which a determination can be made that initial enrollment will take effect during the course of a hospitalization. For those individuals who are inpatient in an MCO participating facility, the time period in which an MCO must notify the DEPARTMENT is limited to six (6) months from the enrollment effective date or sixty (60) days of discovery, whichever comes first. Upon timely notification to the DEPARTMENT by the MCO, the DEPARTMENT shall change the effective date to the first of the month after discharge. If the MCO fails to notify the DEPARTMENT of the inpatient status within the above specified time periods, the DEPARTMENT shall be relieved of its responsibility to change the enrollment effective date and the individual's initial enrollment effective date into the MCO shall be retained.

b.    HOSPITALIZATION AT TIME OF DISENROLLMENT

      Hospital costs for Members who are inpatient at the time of disenrollment from the MCO shall remain the financial responsibility of the MCO until discharge from the hospital. For purposes of this subsection, hospital costs shall include the

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August 13 2003

      per diem hospital charge. Hospital charges shall not include charges related to the inpatient stay, but performed and billed separately, such as the services of the attending physician or a consulting specialist. Upon discovery of the Member's disenrollment, the MCO shall notify the individual's new MCO of the inpatient status and coordinate care and discharge planning with the new MCO. The MCO shall assume financial responsibility for all non-hospital costs as of the enrollment effective date for new Members who change MCOs while inpatient. Individuals who are disenrolled due to recategorization of their Medicaid coverage to a non-managed care category shall revert to fee-for-service upon recategorization.

c.    DISENROLLMENT RESULTING FROM LONG-TERM HOSPITALIZATION

      1. Members who are inpatient in a subacute facility or a nursing home will remain the responsibility of the MCO until they are discharged from the facility. If the MCO reports to DSS or its agent, any patient in a subacute facility or a nursing home other than for the purpose of behavioral health prior to the ninety (90) continuous days from the date of admission, the DEPARTMENT will disenroll the Member at the end of the month, that the Member has been inpatient in the facility for ninety (90) continuous days. If the MCO reports to the DEPARTMENT beyond ninety (90) days, the change will be effective the end of the month during which the change was reported to DSS or its agent. The facility's per diem (room and board) costs for a Member who is inpatient in a subacute facility or a nursing home will remain the responsibility of the MCO unti1 the Member is discharged from the facility or disenrolled from managed care whichever comes first. Upon discovery of the Member's disenrollment, the MCO shall notify the individual's new MCO of the inpatient status and coordinate care and discharge planning with the new MCO. The MCO shall assume financial responsibility for all non-room and board costs as of the enrollment effective date for any new Member who changed MCOs while inpatient.

      2. Members between the ages of eighteen (18) and twenty (20), inclusive, who are inpatient in Cedarcrest or Connecticut Valley Hospital will remain the responsibility of the MCO until they are discharged from the hospital. If the MCO reports to DSS or its agent, any Member between the ages of eighteen (18) and twenty (20), inclusive, who is a patient in Cedarcrest or Connecticut Valley Hospital prior to forty-five (45) continuous days from the date of admission, the DEPARTMENT will disenroll the Member at the end of the month that the Member has been inpatient for forty-five (45) continuous days. If the MCO reports to the DEPARTMENT beyond forty-five (45) days, the change will be effective the end of the month during which the change was reported to the DEPARTMENT or its agent.

3.26  OPEN ENROLLMENT

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a.    The MCO shall conduct continuous open enrollment during which the MCO shall accept clients eligible for coverage under this contract in the order in which they are enrolled without regard to the need for health services, health status of the client or any other factor(s).

b. The MCO shall accept membership of newborns born to a Member upon the child's date of birth with the exception of newborns that are placed for private adoption or when the mother has indicated in writing that she does not wish Medicaid coverage for the child. The enrollment effective date for newborns shall be the first of the month in which the child was born.

c. The MCO shall not discriminate against individuals eligible to enroll on the basis of race, color, or national origin and will not use any policy or practice that has the effect of discriminating on the any such basis. The MCO shall not discriminate in enrollment activities on the basis of health status or the client's need for health care services or on any other basis, and shall not attempt to discourage or delay enrollment with the MCO or encourage disenrollment from the MCO of eligible Medicaid clients.

d. If the MCO discovers that a Member's new or continued enrollment was in error, the MCO shall notify the DEPARTMENT or its agent within sixty (60) days of the discovery or sixty (60) days from the date that the MCO had the data to determine that the enrollment was in error, whichever comes first. Other than the case of a newborn retroactively enrolled, failure to notify the DEPARTMENT or its agent within the parameters defined in this section and within established procedures will result in the retention of the Member by the MCO for the erroneous period of enrollment.

3.27  SPECIAL DISENROLLMENT

a. The MCO may request in writing and the DEPARTMENT may approve disenrollment of specific Members when there is good cause. The request shall cite the specific event(s), date(s) and other pertinent information substantiating the MCO's request. Additionally, the MCO shall submit any other information concerning the MCO's request that the DEPARTMENT may require in order to make a determination in the case.

b.    Good cause is defined as a case in which a Member:

      1. Exhibits uncooperative or disruptive behavior. If, however, such behavior results from the Member's special needs, good cause may only be found if the Member's continued enrollment seriously impairs the MCO's ability to furnish services to either the particular Member or others; or

      2. Permits others to use or loans his or her membership card to others to obtain care or services.

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c.    The following shall not constitute good cause:

      1.    extensive or expensive health care needs;

      2.    a change in the member's health; status;

      3.    the member's diminished mental capacity; or

      4. uncooperative or disruptive behavior related to a medical condition except as described in b.l, above.

d. The effective date for an approved disenrollment shall be no later than the first day of the second month following the month in which the MCO files the disenrollment request. If the DEPARTMENT fails to make the determination within this timeframe, the disenrollment shall be deemed approved.

e. The DEPARTMENT will notify an MCO prior to enrollment if a Member was previously disenrolled for cause from another MCO pursuant to this section

3.28  LINGUISTIC ACCESS

a. The MCO shall take appropriate measures to ensure adequate access to services by Members with limited English proficiency. These measures shall include, but not be limited to the promulgation and implementation of policies on linguistic accessibility for MCO staff, network providers and subcontractors; the identification of a single individual at the MCO for ensuring compliance with linguistic accessibility policies; identification of persons with limited English proficiency as soon as possible following enrollment; provisions for translation services; and the provision of a Member handbook, notices of action and grievance/administrative hearing information in languages other than English. The MCO shall notify its members that oral interpretation is available for any language.

b. Member educational materials must also be available in languages other than English and Spanish when more than five (5) percent of the MCO's Members in any county served by the MCO speaks the alternative language, provided, however, this requirement shall not apply if the alternative language has no written form. The MCO may rely upon initial enrollment and monthly enrollment data from the DEPARTMENT's Eligibility Management System (EMS) to determine the percentage of Members who speak alternative languages. The MCO shall inform members that written materials are available in these alternative languages.

c. The MCO shall also take appropriate measures to ensure access to services by persons with visual and hearing disabilities. This shall include the provision of information in alternative formats and in an appropriate manner that takes into

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August 13 2003

      consideration the special needs of Members with disabilities. Information concerning Members with visual impairments and hearing disabilities will be made available through the daily and monthly EMS enrollment data.

SANCTION: For each documented instance of failure to provide appropriate linguistic accessibility to Members, the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 7.05.

3.29  SERVICES TO MEMBERS

a. The MCO shall have in place an ongoing process of Member education which includes, but is not limited to: development of a Member handbook; provider directory; newsletter; and other Member educational materials. The MCO's written materials for members must be in a language and format that may be easily understood. All written materials and correspondence to Members shall be culturally sensitive and written at no higher than a seventh grade reading level. All Member educational materials must be in both English and Spanish.

b. At the time of initial enrollment, the MCO shall provide a member handbook to each Member. If a Member loses eligibility and re-enrolls in the MCO less than ninety (90) days after losing eligibility, the MCO is not required to send a new handbook. If the lapse in enrollment is more than ninety (90) days, the MCO shall send a new handbook. The MCO shall mail the Member handbook and provider directory to Members within one week of enrollment notification. At least once a year, thereafter, the MCO shall notify the Members of their right to request the following information. The Member handbook shall address and explain, at a minimum, the following:

        1. The amount, duration and scope of covered services under the contract in sufficient detail that the Member understands the benefits to which they are entitled;

        2. Restrictions on services (including limitations and services not covered) and circumstances in which the Member could be held liable for payment for services;

        3.  Prior authorization process;

        4. Definition of and distinction between emergency care and urgent care and the extent to which emergency coverage is available, including: the fact that prior authorization is not necessary for emergency care, the procedures for obtaining emergency services including the use of 911; the locations of emergency settings which provide emergency services and post-stabilization services; the fact that the Member can obtain emergency care in any hospital or other setting and the post stabilization rules;

        5. Policies on the use of urgent care services including a phone number which can be used for assistance in obtaining urgent care;

        6.  How to access care twenty-four (24) hours a day;

        7.  Assistance with appointment scheduling;

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        8.  Member rights and responsibilities, as described in Section 3.03;

        9.  Member services, including hours of operation;

        10. Enrollment/disenrollment/plan changes;

        11. Procedures for selecting and changing PCPs;

        12. Policies on referrals for specialty care and other benefits not furnished by the PCP;

        13. Availability of provider network directory and updates;

        14. An explanation of circumstances in which a Member is responsible for making co-payments;

        15. Restrictions on the Member's freedom of choice among providers;

        16. Limited liability for services from out-of-network providers;

        17. Access and availability standards;

        18. Special access and other MCO features of the health plan's program;

        19. Family planning services and the availability of family planning from out-of network providers;

        20. Case management services targeted to Members as medically necessary and appropriate;

        21. The MCO's appeal and the DEPARTMENT's administrative hearing process, including the right to a hearing, the method for obtaining a hearing, the right to representation; the right to file appeals and hearing requests and the time frames for filing; the availability of assistance with filing; the toll-free numbers for filing appeals; the circumstances in which services will be continued pending a hearing; the MCO's provider appeal process;

        22. Procedures to request non-emergency transportation and transportation options;

        23. EPSDT services for children;

        24. Coordination of benefits and third party liability;

        25. Description of drug formulary, prior approval and temporary supply process, if applicable

        26. Advance directives; and

        27. How to obtain any benefits that are available under the Connecticut Medicaid Plan but are not covered under this contract.

      Upon request, the MCO shall also provide Members with information on the structure and operation of the MCO and physician incentive plans.

c. The MCO's provider directory shall include, at a minimum, the names, location, telephone numbers and non-English languages spoken by current contracted providers in the Member's service area, including identification of providers that are not accepting new patients. The provider directory shall include, at a minimum, information on PCPs, specialists and hospitals. The MCO shall make a good faith effort to give written notice of termination of a network provider within fifteen (15) days after receipt or issuance of the termination notice to each Member who designated the provider as his or her PCP and each member who was seen on a regular basis by the terminated provider.

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d.    All Member educational materials must be prior approved by the DEPARTMENT.
      Educational materials include, but are not limited to: Member handbook; Membership card; introductory and other text language from the provider directory; and all communications to Members that include HUSKY A program information. The MCO must wait until receiving DEPARTMENT written approval or thirty (30) days from the date of submittal before disseminating educational materials to Members. The DEPARTMENT reserves the right to request revisions or changes in the material at any time.

e. The DEPARTMENT shall, to the extent feasible, notify the MCO more than thirty (30) days in advance of any significant change to the HUSKY program, for example a change in the scope of covered services resulting from legislation. The MCO shall give each Member written notice of any significant change, at least 30 days before the intended effective date of the change.

      The MCO must provide periodic updates to the handbook or inform Members, as needed, of changes to the Member information discussed above. The MCO shall update its Member handbook to incorporate all provisions and requirements of this contract within six (6) weeks of the start date. The MCO shall distribute the Member handbook within six (6) weeks of receiving the DEPARTMENT's written approval.

f. The MCO shall maintain an adequately staffed Member services office to receive telephone calls and to meet personally with Members in order to answer Members' questions, respond to Members' complaints and resolve problems informally.

g. The MCO shall identify to the DEPARTMENT the individual who is responsible for the performance of the Member Services Department.

h. The MCO's Member Services Department shall include bilingual staff (Spanish and English) and translation services for non-English speaking Members. The MCO shall also make available translation services at provider sites either directly or through a contractual obligation with the service provider.

i. The MCO shall require members of the Member Services Department to identify themselves to Members when responding to Members' questions or complaints. At a minimum, ninety (90) percent of all incoming calls shall be answered by a staff Member within the first minute and the call abandonment rate shall not exceed five (5) percent. The MCO sha11 submit call response and abandonment reports for the preceding six (6) month period to the DEPARTMENT upon request.

j. When Members contact the Member Services Department to ask questions about, or complain about, the MCO's failure to respond promptly to a request for goods

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      or services, or the denial, reduction, suspension or termination of goods or services, the MCO shall: attempt to resolve such concerns informally, and inform Members of the appeal and administrative hearing processes and, upon request, mail to them, within one business day, forms and instructions for filing a grievance.

k. The MCO shall maintain a grievance report in the format designated by the DEPARTMENT pursuant to Section 6.01. These reports shall be made available to the DEPARTMENT upon request

l. At the time of enrollment and at least anually thereafter, the MCO shall inform its Members of the procedural steps for filing an appeal and requesting an administrative hearing.

m. The MCO shall monitor and track PCP transfer requests and follow up on complaints made by Members as necessary.

n. The MCO will participate in an NCQA Consumer Assessment of Health Plans Survey (CAHPS) of combined HUSKY A and B Members using an independent vendor, and paid for by the MCO.

o. The MCO may provide outreach to its current Members at the time of the Member's renewal of eligibility. The outreach may involve special mailings or phone calls as reminders that the Member must complete the HUSKY renewal forms to ensure continued coverage.

SANCTION: If either the incoming call response or call abandonment standards set forth in paragraph h are not met for ninety (90) percent of the days during the six (6) month review period, the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 7.05.

3.30  INFORMATION TO POTENTIAL MEMBERS

Informational materials for potential members shall also be provided in a manner and format that may be easily understood. The MCO shall make the following information available to potential Members, upon request the locations, qualifications, non-English languages spoken by and availability of the MCO's network providers. The MCO shall provide a summary of this information to the DEPARTMENT, in a format to be approved by the DEPARTMENT. The DEPARTMENT shall provide the summary information to all potential Members.

The MCO shall also provide oral interpretation services in all non-English languages to potential Members.

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3.31  MARKETING REQUIREMENTS

DSS marketing restrictions apply to subcontractors and providers of care as well as to the MCOs. The MCO shall notify all its subcontractors and network providers of the DEPARTMENT's marketing restrictions. The detailed marketing guidelines are set forth in Appendix D.

a.    PROHIBITED MARKETING ACTIVITIES

      The following activities are prohibited, in all forms of communication, regardless of whether they are performed by the MCO directly, by its contracted providers, or its subcontractors:

      1. Asserting or implying that a Member will lose or not qualify for HUSKY benefits unless he/she enrolls in the MCO, or creating other threatening scenarios that do not accurately depict the consequences of choosing a different MCO;

      2. Discriminating (in marketing or in the course of the enrollment process) against any eligible individual on the basis of health status or need for future health care services;

      3. Making inaccurate, misleading or exaggerated statements (e.g. about the nature of the eligibility or enrollment process, the positive attributes of the MCO, or about the disadvantages of competing
            MCOs);

      4. Any unsolicited personal contact including telephonic, door-to-door marketing or other cold call marketing or enrollment activities to potential Members;

      5. Failing to submit for approval marketing materials or marketing approaches when such approval is required by DSS (see Appendix D). MCOs, subcontractors and their providers must wait until receiving DSS written approval before disseminating any such information to potential Members. DSS reserves the right to request revisions or changes in material at any time;

      6. Making any statements or assertions that the MCO is endorsed by the DEPARTMENT or CMS or any other governmental entity;

      7. Seeking to influence enrollment in conjunction with the sale or offering of private insurance; and

      8. Conducting any form of individual or group solicitation activity other than those expressly permitted under Appendix D, the DSS Marketing Guidelines, unless prior approval is obtained from DSS.

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b.    Any type of marketing activity which has not been clearly specified as permissible under these guidelines should be assumed to be prohibited. The MCO shall contact the DEPARTMENT for guidance and approval for any activity not clearly permissible under these guidelines.

c. The MCO shall submit all marketing materials to the DEPARTMENT for approval. The DEPARTMENT will provide comments on the marketing materials to the MCO within thirty (30) days of receipt of the materials.

d. The MCO shall ensure that, before enrolling, members receive accurate written information needed to make an informed decision on whether to enroll.

e.    The MCO shall distribute marketing materials on a statewide basis.

SANCTION: If the MCO or its providers fails to submit marketing materials for prior approval, the DEPARTMENT may impose a Class B sanction pursuant to Section 7.05.

SANCTION: If the MCO or its providers engages in inappropriate marketing activities at provider sites, the DEPARTMENT may impose a Class B or Class C sanction pursuant to Section 7.05 as it deems appropriate.

SANCTION: If the MCO or its providers engages in cold call or door-to-door marketing, the DEPARTMENT may impose Class C sanctions pursuant to Section 7.05.

3.32  HEALTH EDUCATION

The MCO must routinely, but no less frequently than annually, remind and encourage Members to utilize benefits including physical examinations which are available and designed to prevent illness. The MCO must also offer periodic screening programs which in the opinion of the medical staff would effectively identify conditions indicative of a health problem. The MCO shall keep a record of all activities it has conducted to satisfy this requirement.

3.33  INTERNAL AND EXTERNAL QUALITY ASSURANCE

a. The MCO is required to provide a quality level of care for all services that it provides and for which it contracts. These services are expected to be medically necessary and may be provided by participating providers. A Quality Assessment and Performance Improvement program shall be implemented by the MCO to assure the quality of care. The EQRO shall monitor the MCO's compliance with all requirements in this section.

b. The MCO shall comply with federal regulations and DEPARTMENT policies and requirements concerning Quality Assessment and Performance Improvement and

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      utilization review set forth below. The MCO will develop and implement an internal Quality Assessment and Performance Improvement program consistent with the Quality Assessment and Performance program guidelines as provided in Appendix E.

c. The MCO shall comply with all applicable federal regulations concerning Quality Assessment and Performance Improvement.

d. The MCO shall operate a Quality Assessment and Performance Improvement system which:

      1.    Is consistent with applicable federal regulations;

      2. Provides for review by appropriate health professionals of the process followed in providing health services;

      3. Provides for systematic data collection of performance and participant results;

      4.    Provides for interpretation of these data to the practitioners;

      5.    Provides for making needed changes;

      6. Provides for the performance of at least one performance improvement project of the MCO's own choosing;

      7. Provides for participation in at least one performance improvement project conducted by the EQRO; and

      8. Has in effect mechanisms to detect both under utilization and over utilization of services.

e. The MCO shall provide descriptive information on the operation, performance and success of its Quality Assessment and Performance Improvement program to the DEPARTMENT or its agent upon request.

f. The MCO shall maintain and operate a Quality Assessment and Performance Improvement program which includes at least the following elements:

      1.    A Quality Assessment and Performance Improvement plan.

      2. A full-time Quality Assessment and Performance Improvement Director, who is responsible for the operation and success of the Quality Assessment and Performance Improvement Program. This person shall have adequate experience to ensure successful Quality Assessment and Performance Improvement, and shall be accountable for the Quality Assessment and Performance Improvement systems of all the MCO's providers, as well as the MCC's subcontractors.

      3. The Quality Assessment and Performance Improvement Director shall spend an adequate percentage of time on Quality Assessment and Performance Improvement activities to ensure that a successful Quality Assessment and Performance Improvement Program will exist. Under the

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            Quality Assessment and Performance Improvement program, there shall be access on an as-needed basis to the full compliment of health professions (e.g., pharmacy, physical therapy, nursing, etc.) and administrative staff. Oversight of the program shall be provided by a Quality Assessment and Performance Improvement committee that includes representatives from:

                  a. a variety of medical disciplines (e.g., medicine, surgery, mental health, etc.);

                  b.    administrative staff; and Board of Directors of the MCO.

      4. Make available case management training for PCPs designed by the DEPARTMENT or its agent.

g. The Quality Assessment and Performance Improvement committee shall be organized operationally within the MCO such that it can be responsible for all aspects of the Quality Assessment and Performance Improvement program.

h. Quality Assessment and Performance Improvement activities shall be sufficiently separate from Utilization Review activities, so that Quality Assessment and Performance Improvement activities can be distinctly identified as such.

i. The Quality Assessment and Performance Improvement activities of the MCO's network providers and subcontractors, if separate from the MCO's Quality Assessment and Performance Improvement activities, shall be integrated into the overall MCO Quality Assessment and Performance Improvement program, and the MCO shall provide feedback to the in-network providers/subcontractors regarding the operation of any such independent Quality Assessment and Performance Improvement effort. The MCO shall remain, however, fully accountable for all Quality Assessment and Performance Improvement relative to its in-network providers and subcontractors.

j. The Quality Assessment and Performance Improvement committee shall meet at least quarterly and produce written documentation of committee activities to be shared with the DEPARTMENT.

k. The results of the Quality Assessment and Performance Improvement activities shall be reported in writing at each meeting of the Board of Directors.

l. The MCO shall have a written procedure for following up on the results of Quality Assessment and Performance Improvement activities to determine success of implementation. Follow-up shall be documented in writing.

m. Where the DEPARTMENT determines that a Quality Assessment and Performance Improvement plan does not meet the above requirements, the DEPARTMENT may provide the MCO with a model plan. The MCO agrees to

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      modify its Quality Assessment and Performance Improvement plan based on negotiations with the DEPARTMENT.

n. The MCO shall monitor access to and quality of health care goods and services for its Member population, and, at a minimum, use this mechanism to capture and report all of the DEPARTMENT's required utilization data. The MCO shall be subject to an annual medical audit by the DEPARTMENT's Quality Assessment and Performance Improvement contractor and shall provide access to the data and records requested for this purpose.

o. To the extent permitted under state and federal law, the MCO certifies that all data and records requested shall, upon reasonable notice, be made available to the DEPARTMENT or its agent.

p. The MCO will be an active participant in at least one of the EQRO's quality improvement focus studies each year

q. The MCO must comply with external quality review that will be implemented by an organization contracted by the DEPARTMENT. This may include participating in the design of the external review, collecting data including, but not limited to, encounter and medical data, and/or making data available to the review organization.

r.    The MCO must conduct at least one performance improvement project that:

      1.    Focuses on one of the following areas:

            a.    Prevention and care of acute and chronic conditions;

            b.    High volume services;

            c.    Continuity and coordination of care;

            d.    Appeals, grievances and complaints;

            e.    Access to and availability of services; or

            f.    Other projects subject to DEPARTMENT approval.

      2. Includes the measurement of performance and quality indicators that are:

            a.    Objective;

            b.    Clearly and unambiguously defined;

            c. Based on current clinica1 knowledge or health services research;

            d.    Valid and reliable;

            e.    Systematically collected; and

            f. Capable of measuring outcomes such as changes in health status or Member satisfaction or valid proxies of those outcomes.

      3.    Implements system interventions to achieve quality improvement;

      4.    Evaluates the effectiveness of the interventions;

      5. Plans and initiates activities for increasing or sustaining improvement; and

      6. Represents the entire population to which the quality indicator is relevant.

s. The MCO shall maintain a health information system that collects, analyzes,

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      integrates and reports data. The system must provide information on areas including but not limited to utilization, appeals and hearings.

t. With the approval of the DEPARTMENT, the MCO may conduct performance improvement projects for the combined HUSKY A and HUSKY B populations.

3.34  INSPECTION OF FACILITIES

a. The MCO shall provide the State of Connecticut and any other legally authorized governmental entity, or their authorized representatives, the right to enter at all reasonable times the MCO's premises or other places, including the premises of any subcontractor, where work under this contract is performed to inspect, monitor or otherwise evaluate work performed pursuant to this contract. The MCO shall provide reasonable facilities and assistance for the safety and convenience of the persons performing those duties. The DEPARTMENT and its authorized agents will request access in advance in writing except in case of suspected fraud and abuse.

b. In the event right of access is requested under this section, the MCO or subcontractor shall upon request provide and make available staff to assist in the audit or inspection effort, and provide adequate space on the premises to reasonably accommodate the State or Federal representatives conducting the audit or inspection effort.

c. The MCO shall be given ten (10) business days to respond to any findings of an audit before the DEPARTMENT shall finalize its findings. All information so obtained will be accorded confidential treatment as provided under applicable law.

3.35  EXAMINATION OF RECORDS

a. The MCO shall develop and keep such records as are required by law or other authority or as the DEPARTMENT determines are necessary or useful for assuring quality performance of this contract. The DEPARTMENT shall have an unqualified right of access to such records in accordance with
      Part II Section 3.34.

b. Upon non-renewal or termination of this contract, the MCO shall turn over or provide copies to the DEPARTMENT or to a designee of the DEPARTMENT all documents, files and records relating to persons receiving services and to the administration of this contract that the DEPARTMENT may request, in accordance with Part II, Section 3.34.

c. The MCO shall provide the DEPARTMENT and its authorized agents with reasonable access to records the MCO maintains for the purposes of this contract.

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      The DEPARTMENT and its authorized agents will request access in writing except in cases of suspected fraud and abuse. The MCO must make all requested medical records available within thirty (30) days of the DEPARTMENT's request. Any contract with a subcontractor must include a provision specifically authorizing access in accordance with the terms set forth in Part II, Section 3.34.

d. The MCO shall maintain the confidentiality of patients' records in conformance with this contract and state and federa1 statutes and regulations, including but not limited to the Health Insurance Portability and Accountability Act (HIPAA), 42 U.S.C. Section 1320 d-2 et seq. and the implementing privacy regulations at 45 CFR pts. 160 and 164.

e. The MCO, for purposes of audit or investigation, shall provide the State of Connecticut, the Secretary of HHS and his/her designated agent, and any other legally authorized governmental entity or their authorized agents access to all the MCO's materials and information pertinent to the services provided under this contract, at any time, until the expiration of three (3) years from the completion date of this contract as extended.

f. The State and its authorized agents may record any information and make copies of any materials necessary for the audit.

g. The MCO and its subcontractors shall retain financial records, supporting documents, statistical records and all other records supporting the services provided under this contract for a period of five (5) years from the completion date of this contract. The MCO shall make the records available at all reasonable times at the MCO's general offices. The DEPARTMENT and its authorized agents will request access in writing except in cases of suspected fraud and abuse. If any litigation, claim or audit is started before the expiration of the five (5) year period, the records must be retained until all litigation, claims or audit findings involving the records have been resolved. The MCO must make all requested records available within thirty (30) days of the DEPARTMENT's request.

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3.36  MEDICAL RECORDS

a. In compliance with all state and federal law governing the privacy of individually identifiable health care information including the Health Insurance Portability and Accountability Act (HIPAA), 42 USC Sections 1320d-2 et seq., and the implementing privacy regulations at 45 CFR pts 160 and 164, the MCO shall establish a confidential, centralized record, for each Member, which includes information of all medical goods and services received. The MCO may delegate maintenance of the centralized medical record to the Member's PCP, provided however, that the record shall be made available upon request and reasonable notice, to the DEPARTMENT or its agent(s) at a centralized location. The medical record shall meet the DEPARTMENT's medical record requirements as defined by the DEPARTMENT in its regulations, and shall comply with the requirements of NCQA or other national accrediting body with a recognized expertise in managed care.

b. The MCO shall also simultaneously maintain, with the medical record, a record of all contacts with each Member that the MCO will maintain in a computerized database and make available to the DEPARTMENT, at its request. Claims and encounter records will be provided to the DEPARTMENT in an electronic medium as specified by the DEPARTMENT, and its agent(s). The medical record shall demonstrate coordination of Member care; for example, relevant medical information from referral sources and out-of-network family planning providers shall be reviewed and entered into Members' medical records. For those MCOs that are governed under Connecticut General Statutes Chapter 705 Section 38a-975 et seq., known as the "Connecticut Insurance Information and Privacy Act", such MCO shall be required to observe the provisions of such Act with respect to disclosure of personal and privileged information as such terms are defined under the Act.

c. The MCO shall not turn over or provide documents, files and records pertaining to a Member to another health plan unless the Member has changed enrollment to the other plan and the MCO has been so notified by the DEPARTMENT or its agent.

3.37  AUDIT LIABILITIES

In addition to and not in any way in limitation of the MCO's obligations pursuant to this contract, it is understood and agreed by the MCO that the MCO shall be held liable for any finally determined State or Federal audit exceptions and shall return to the DEPARTMENT all payments made under the contract to which exception has been taken or which have been disallowed because of such an exception.

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3.38  CLINICAL DATA REPORTING

a. Utilization Reporting: The MCO shall submit reports to the DEPARTMENT in the areas listed below. The purpose of the reports is to assist the DEPARTMENT in its efforts to assess utilization and evaluate the performance of the HUSKY A program and of the MCO.

      Utilization reports shall cover the following areas:

      1.    Inpatient Care;

      2.    Preventive Care;

      3.    Dental Care;

      4.    Behavioral Health Care;

      5.    Other Services;

      6.    Maternal and Child Health;

      7.    EPSDT, known as HealthTrack; and

      8.    Immunization Information.

b. The DEPARTMENT shall consult with the MCO, through a workgroup comprised of DEPARTMENT and MCO representatives that meets on a periodic basis, or a similar process, on the necessary data, methods of collecting the data and the format and media for new reports or changes to existing reports.

c. The DEPARTMENT shall provide the MCO with final specifications for submitting all reports no less than ninety (90) days before the reports are due. The MCO shall submit reports on a schedule to be determined by the DEPARTMENT, but not more frequently than quarterly. Before the beginning of each calendar year, the DEPARTMENT shall provide the MCO with a schedule of utilization reports which shall be due that calendar year. Due dates for the reports shall be at the discretion of the DEPARTMENT, but not earlier than ninety (90) days after the end of the period that they cover.

d. For each report the DEPARTMENT shall consider using any HEDIS standards promulgated by the NCQA which cover the same or similar subject matter. The DEPARTMENT reserves the right to modify HEDIS standards, or not use them at all, if in the DEPARTMENT's judgment, the objectives of the HUSKY A program can be better served by using other methods.

e. EPSDT (HealthTrack): The MCO shall submit to the DEPARTMENT reports on compliance with screening requirements of the EPSDT program sufficient to enable the DEPARTMENT to comply with its reporting obligations under federal and state requirements and to assess and evaluate the performance of the MCO in the screening requirements of the EPSDT program. These obligations include, but are not limited to, submitting reports to federal and state agencies.

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f.    Maternal and Prenatal Care:

      The MCO shall report aggregate summary data on outcomes of maternal and prenatal care to the DEPARTMENT no less frequently than quarterly. Such data will include:

      1. Number of deliveries during the quarter to women enrolled in the MCO at the time of delivery;

      2.    Number of live births;

      3.    Number of fetal deaths;

      4. Number of very low birthweight babies, defined as weighing less than one thousand five hundred grams;

      5. Number of hospital inpatient/NICU days for very low birthweight babies;

      6. Number of moderately low birthweight babies, defined as weighing less than two thousand five hundred grams;

      7.    Number of hospital/NICU days for moderately low birthweight babies;

      8.    Number of deliveries by cesarean section;

      9.    Number of women who delivered and had no prenatal care;

      10.   Number of women with inadequate prenatal care;

      11. Number of women with deliveries who have received a postpartum visit; and

      12. For the purpose of adjusting comparisons amongst plans, aggregate measures of weeks of pregnancy at the time of enrollment in the plan.

      The report will be due within six (6) months after the last day of the quarter in which the deliveries occurred. The DEPARTMENT will specify the methodology for preparing the report, no less than ninety (90) days prior to the end of the quarter which is the subject of the report and after consultation with the MCO. If the change requires the collection of additional data elements not currently being captured, the DEPARTMENT will notify the MCO no less than ninety (90) days prior to the beginning of the first quarter affected by the change.

g.    Encounter Data:

      1. The MCO shall provide the DEPARTMENT with an electronic record of every encounter between a network provider and a Member within fifteen (15) days of the close of the month in which the specific encounter occurred, was paid for, or was processed whichever is later but no later than 180 days from the encounter. Such encounters shall be coded and formatted in accordance with the specifications outlined in the State's Encounter Submission and Reporting Guide. The DEPARTMENT or its agent shall analyze each month's encounter submission file. The DEPARTMENT or its agent wi11 reject those records that contain invalid or missing data and result in a critical edit failures as outlined in the Encounter Submission and Reporting Guide.

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      2.    Encounter data and any other types of data submitted by the MCO that the DEPARTMENT designates as data relied upon by the DEPARTMENT to set rates must be certified by one of the following: the MCO's Chief Executive Officer or Chief Financial Officer or an individual who has delegated authority to sign for and who reports directly to either the Chief Executive Officer or Chief Financial Officer. The certification must attest, based on the best knowledge, information and belief, as follows: 1) to the accuracy, completeness and truthfulness of the data and 2) to the accuracy, completeness and truthfulness of the reports required pursuant to this section. The MCO shall submit the certification concurrently with the certified data.

      PERFORMANCE MEASURE: The overall volume of rejected encounters shall not exceed five (5) percent in any given month.

      3. The MCO shall resubmit rejected encounter records in accordance with the following schedule:

            a. 90% of rejected encounters shall be resubmitted within 30 days;

            b. 95% of rejected encounters shall be resubmitted within 60 days;

            c. no less than 98% of rejected encounters shall be resubmitted within 90 days.

      4. The DEPARTMENT or its agent shall also analyze the MCO's encounter submissions for completeness. On a quarterly basis, no less than six
            (6) months from the date of service on the encounter, the DEPARTMENT or its agent will compare encounter data utilization levels to the MCO self-reported utilization levels in the reports specified in Sections 3.38(a)-(f).

      PERFORMANCE MEASURE: Encounter data shall not be over or under the MCO self-reported utilization levels for the same time period by ten (10) percent or more.

      5. The DEPARTMENT or its EQRO, may choose a random sample of no more than one hundred (100) encounters for each year. The MCO will make the medical records of each encounter so chosen available to the DEPARTMENT or EQRO at a central location upon reasonable notice. The EQRO shall review the medical records and report back to the DEPARTMENT on the extent to which the information in each field of the encounter record corresponds to the information contained in the medical record. Prior to making its report to the DEPARTMENT, the EQRO shall afford the MCO a reasonable opportunity to suggest corrections to or comment upon the EQRO's findings.

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August 8, 2003

SANCTION: Failure to comply with the above reporting requirements in a complete and timely manner may result in a strike towards a Class A sanction pursuant to
Section 7.05.

3.39  UTILIZATION MANAGEMENT

a. The MCO and all subcontractors are required to be licensed by the Connecticut Department of Insurance as utilization review companies. The MCO may subcontract with a licensed utilization review company to perform some or all of the MCO's utilization management functions.

b. The MCO and its subcontractors shall develop and adhere to written policies and procedures for processing requests for initial and continuing authorizations of services. The MCO shall have mechanisms in place to ensure consistent application of review criteria for authorization decisions. Authorization decisions must be made by a health care professional who has appropriate clinical expertise in treating the Member's condition or disease.

c. The MCO must provide a written notice of action, as described in Section 6.02, of any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested or any decision to terminate, suspend or reduce a previously authorized Medicaid-covered service. The provider requesting authorization shall also receive notice of authorization decisions, except the provider notice need not be in writing.

d. The MCO shall make authorization decisions and issue a written notice of action and notice to the provider as expeditiously as the Member's health condition requires, but not to exceed fourteen (14) calendar days following receipt of the request for service. This standard 14 day authorization period may be extended one time only by an additional fourteen (14) days if:

      1.    the Member or requesting provider asks for an extension; or

      2. the MCO documents that the extension is in the Member's interest because additional information is needed to authorize the service and the failure to extend the timeframe will result in the denial of the service. The DEPARTMENT may request such documentation from the MCO.

e. The MCO shall expedite its authorization decision if a provider indicates, or the MCO determines that following the timeframe in subsection (d) of this section could seriously jeopardize the Member's life or health or ability to attain, maintain or regain maximum function. In such circumstances the MCO shall issue a decision no later than three working days after receipt of the request for service. This three day period may be extended for an additional fourteen days if either criteria in (d)(l) or (d)(2). above, are met.

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August 8, 2003

f. If the MCO subcontracts for any portion of the utilization management function, the MCO shall provide a copy of any such subcontract to the DEPARTMENT and any such subcontracts will be subject to the provisions of
      Section 5.08 of this contract. The DEPARTMENT will review and approve the subcontract, subject to the provisions of Section 3.45, to ensure the appropriateness of the subcontractor's policies and procedures. The MCO is required to conduct regular and comprehensive monitoring of the utilization management subcontractor.

g. The MCO shall not compensate any subcontractor or other entity performing utilization management or utilization review functions so as to provide any incentive for the individual to deny, limit or discontinue medically necessary services to any Member.

3.40  FINANCIAL RECORDS

a. Accounting: The MCO shall maintain for the purpose of this contract, an accounting system of procedures and practices that conforms to Generally Accepted Accounting Principles.

b. The MCO shall permit audits or reviewe by the DEPARTMENT and HHS or their agent(s) of the MCO's financial records related to the performance of this contract and, for any subcontract that is a risk contract as defined in 42 CFR 438.2, any such subcontractors' financial records related to the performance of this contract. In addition, the MCO will be required to provide Claims Aging Inventory Reports, Claims Turn Around Time Reports, cost, and other reports as outlined in subsections (c) and (d) below or as otherwise directed by the DEPARTMENT.

c. Reports specific to the MCO's Medicaid line of business shall be provided in formats developed by the DEPARTMENT. All reports described in Sections 3.40(c)(1) and 3.40(c)(2) shall contain separate sections for HUSKY A and HUSKY B. It is anticipated that the requirements in this area will be modified to enable the DEPARTMENT to respond to inquiries that the DEPARTMENT receives regarding the financial status of the HUSKY program, to determine the relationship of capitation payments to actual appropriations for the program, and to allow for proper oversight of fiscal issues related to the managed care programs. The MCO will cooperate with the DEPARTMENT or its agent(s) to meet these objectives. The following is a list of required reports:

      1. Audited financial reports with an income statement by MCO HUSKY line of business. If the MCO is licensed as a health care center or insurance company, both the annual audited financial reports for the MCO and the audited financial reports per MCO HUSKY line of business shall be conducted and reported in accordance with C.G.S. Section 38a - 54. If the MCO is not licensed as a health care center or insurance company, the annual audited financial reports for the MCO and the audited financial reports per

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August 8, 2003

            MCO line of business shall be completed in accordance with generally accepted auditing principles.

            The MCO may elect to combine HUSKY A and HUSKY B in the audited financial statement. If this election is made, the MCO shall also submit the following: a separate unaudited income statement for HUSKY A and HUSKY B, which will be compared to the audited financial statement.

      2. Unaudited financial reports, HUSKY line of business (formats shown in Appendix F). The reports shall be submitted quarterly, forty-five
            (45) days subsequent to the end of each quarter. Every line of the requested report must contain a dollar figure or an indication that said line is not applicable.

      3. Annual and Quarterly Statements. If the MCO is licensed as a health care center or insurance company, the MCO is required to submit Annual and Quarterly Statements to the Department of Insurance in accordance with C.G.S. Section 38a-53. One copy of each statement shall be submitted to the DEPARTMENT in accordance with the Department of Insurance submittal schedule.

      4. Claims Aging Inventory Report (format shown in Appendix F, or any other format approved by the DEPARTMENT). The Claims Aging Inventory Report will include a11 HUSKY claims outstanding as of the end of each quarter by type of claim, claim status and aging categories. If a subcontractor is used to provide services and adjudicate claims or a vendor is used to adjudicate claims, the MCO is responsible for providing a Claims Aging Inventory Report in the required format for each current or prior subcontractor who has claims outstanding. The Claims Aging Inventory Reports will be submitted to the DEPARTMENT forty-five (45) days subsequent to the end of each quarter.

      5. Denied Claims Report. The MCO shall also submit a Denied Claims report, to include all HUSKY provider claims denied as of the end of each quarter. The MCO and the DEPARTMENT shall establish a joint workgroup to develop the criteria and format for the denied claims report.

      6 Claims Turn Around Time Report (format shown in Appendix F, or any other format approved by the DEPARTMENT). For those claims processed in forty-six (46) days or more, the report shall indicate if interest was paid in accordance with Section 3.46 of this contract. If a subcontractor is used to provide services and adjudicate claims or a vendor is used to adjudicate claims, the MCO is responsible for providing a Claims Turn Around Time Report in the required format for each current or prior subcontractor who has claims outstanding. The Claims Turn

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            Around Time Report will be submitted to the DEPARTMENT forty-five
            (45) days subsequent to the end of each quarter.

d. The MCO shall maintain accounting records in a manner which will enable the DEPARTMENT to easily audit and examine any books, documents, papers and records maintained in support of the contract. All such documents shall be made available to the DEPARTMENT at its request, and shall be clearly identifiable as pertaining to the contract.

e. The MCO shall make available on request all financial reports required by the terms of any current contract with any other state agency(s) provided the said agency agrees that such information may be shared with the DEPARTMENT.

f. The MCO shall submit to the DEPARTMENT on a quarterly basis, capitation income and disbursement reports from mental health and dental subcontractors with whom they have a risk arrangement. The report shall be in a format specified by the DEPARTMENT and shall include total payment received for Medicaid members from the MCO and breakdown of payment by categories as specified in Sec. 3.45 (j)(2).

3.41  INSURANCE

a. The MCO, its successors and assignees shall procure and maintain such insurance as is required by currently applicable federal and state law and regulation. Such insurance should include, but not be limited to, the following:

      1. liability insurance (general, errors and omissions, and directors and officers coverage);

      2. fidelity bonding or coverage of persons entrusted with handling of funds;

      3.    workers compensation; and

      4.    unemployment insurance.

b. The MCO shall name the State of Connecticut as an additional insured party under any insurance, except for professional liability, workers compensation, unemployment insurance, and fidelity bonding maintained for the purposes of this contract. However, the MCO shall name the State of Connecticut as either a loss payee or additional insured for fidelity bonding coverage.

3.42  THIRD PARTY COVERAGE

The DEPARTMENT is the payer of last reson when third party resources are available to cover the costs of medical services provided to Medicaid recipients. Pursuant to this requirement, the MCO is required to comply with federal and state statutes and regulations regarding third party liability. The MCO shall be responsible for making every reasonable effort to determine the legal liability of third parties to pay for services rendered to Members under this contract. The MCO shall be responsible for identifying

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appropriate third party resources, and if questions arise they shall consult with the DEPARTMENT. The MCO shall pursue, collect, and retain any monies from third party payers for services to the MCO's Members under this contract, subject to the following terms and conditions:

a. The DEPARTMENT hereby assigns to the MCO all rights to third party recoveries from Medicare, health insurance, casualty insurance, workers' compensation, tortfeasors, or any other third parties who may be responsible for payment of medical costs for the MCO's Members.

      1. The MCO will have primary responsibility for cost avoidance through the coordination of benefits relative to federal and private health insurance resources including, but not limited to Medicare, individual health insurance, employment-related group health insurance and self administered or self funded health benefit plan, including ERISA (Employee Retirement and Income Security Act) plans. The MCO shall avoid initial payments of claims, as permitted by federal law, where federal or private health insurance resources are available. When cost avoidance is not possible, the MCO may utilize post payment recovery. If a third party insurer requires the Member to pay any copayment, coinsurance or deductible, the MCO is responsible for making any such payments to the extent that the third party insurer's co-payment exceeds the co-payment applicable under this contract.

      2. The MCO may assign the right of recovery to their subcontractors and/or network providers. Notwithstanding any such assignment of the right of recovery, the MCO remains responsible for the effective and diligent performance of third party recovery.

      3. In pursing third party recovery, the MCO, network providers, and subcontractors shall seek recovery of the cost of services actually rendered to the Member, notwithstanding the fact that the MCO may pay the subcontractor on a capitated basis.

      4. The MCO or its assignee must initiate third party recoveries within sixty (60) days of the date of service or within sixty (60) days after the end of the month in which the MCO 1earns of the existence of the liable third party. The MCO or its assignees must maintain dated documentation of all claims to third parties. The MCO must document initiation of recovery by formal communication in written or electronic form to the liable third party, specifically requesting reimbursement up to the legal limit of liability for any services provided to the MCO's Member covered under the State Medicaid Plan.

      5. The right to pursue, collect and retain recovery from claims not initiated and documented within sixty (60) days as stated above, will revert to the

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            DEPARTMENT and the MCC or its assignees will lose any right of recovery.

      6. When the MCO seeks recovery from a third party for care provided to a Member following an accident, the MCO may recover only its cost of care.

b. The MCO shall maintain records of recoveries of all third party collections, including cost avoidance, and recovery actions. The DEPARTMENT will specify a schedule and format for reporting such collections. The amounts avoided or recovered by the MCO shall be considered in establishing future capitated rates paid to the MCO.

c. The MCO shall fully cooperate with the DEPARTMENT in all third party recovery efforts.

d. The DEPARTMENT shall supply the MCO with a monthly file of Members where third party coverage has been identified. The information shall also be available to the MCO and its assignees from the DEPARTMENT'S Automated Electronic Voice Response System.

e. The MCO shall notify the DEPARTMENT within thirty (30) days if the MCO or its network provider or subcontractor discovers that a Member has become eligible for coverage by a liable third party. The MCO shall notify the DEPARTMENT within thirty (30) days if the MCO or its in-network provider or subcontractor discovers that a Member has lost eligibility for coverage by a liable third party.

3.43  COORDINATION OF BENEFITS AND DELIVERY OF SERVICES

a. The MCO shall ensure that the rules related to the coordination of benefits in Section 3.41 do not present any barriers to Members' access to the covered services under this contract.

b. The MCO shall educate its Members on how to access services when a Member is covered by a third party insurer.

c. If a third party insurer requires the Member to pay any co-payment, coinsurance or deductible, the MCO is responsible for paying the portion of the third party insurer's co-payment that exceeds the co-payment applicable under this contract, not to exceed the amount allowed per the MCO's fee schedule, even if the services are provided outside of the MCO's provider network.

d. If a Member's third party insurer pays for only some services covered under this contract or for only part of a particular service, the MCO shall be liable up to the allowed amount in accordance with the MCO's fee schedule, for the full extent of

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      services covered under this contract, even if the services are provided outside of the MCO's provider network.

e. If a Member is covered by a third party insurer, the MCO is bound by any prior authorization decisions made by the third party insurer.

3.44  PASSIVE BILLING

Capitation payments to the MCO shall be based on a passive billing system. The MCO is not required to submit claims for the capitation payment for its HUSKY A membership. Capitation payments will be based on MCO membership data as reflected in the enrollment files provided by the DEPARTMENT to the MCOs. On a monthly basis ACS will provide the MCO with a detailed capitation remittance file.

3.45  SUBCONTRACTING FOR SERVICES

   a. Licensed health care facilities, group practices and licensed health care professionals operating within the scope of their practice may contract with the MCO directly or indirectly through a subcontractor who directly contracts with the MCO. The MCO shall be held directly accountable and liable for all of the contractual provisions under this contract regardless of whether the MCO chooses to subcontract their responsibilities to a third party. No subcontract shall operate to terminate the legal responsibility of the MCO to assure that all activities carried out by the subcontractor conform to the provisions of the contract. Subcontracts shall not terminate the legal liability of the MCO under this contract.

   b. The MCO may subcontract for any function, excluding Member Services, covered by this contract, subject to the requirements of this contract. Before delegating any of the requirements of this contract, the MCO shall evaluate the prospective subcontractor's ability to perform the activities to be delegated. All subcontracts shall be in writing, shall include any general requirements of this contract that are appropriate to the services being provided, and shall assure that all delegated duties of the MCO under this contract are performed, including any reporting requirements. The subcontract shall also provide for revocation or other sanctions if the subcontractor's performance is inadequate. All subcontracts shall also provide for the right of the DEPARTMENT or other governmental entity to enter the subcontractor's premises to inspect, monitor or otherwise evaluate the work being performed as a delegated duty of this contract, as specified in Section 3.34, Inspection of Facilities. All subcontracts shall comply with the requirements of 42 CFR 4386 that are appropriate to the service or activity delegated under the subcontract.

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   c.    With the exception of subcontracts specifically excluded by the
         DEPARTMENT, all subcontracts shall include verbatim the HUSKY A definitions of Medical Appropriateness / Medically Appropriate and Medically Necessary/Medical Necessity as set forth in Part II, General Contract Terms for the MCOs. All subcontracts shall require the use of these definitions by subcontractors in all requests for approval of coverage of goods or services made on behalf of HUSKY A Members. All subcontracts shall also provide that decisions concerning both acute and chronic care must be made according to these definitions.

   d. Within fifteen (15) days of the effective date of this contract, the MCO shall provide the DEPARTMENT with a report of those functions under this contract that the MCO shall be providing through a subcontract and copies of the contracts between the MCO and the subcontractor. The report shall identify the names of the subcontractors, their addresses and a summary of the services they will be providing. If the MCO enters into any additional subcontracts after the MCO's initial compliance with this section, the MCO shall obtain the advance written approval of the DEPARTMENT. The MCO shall provide the DEPARTMENT with a draft of the proposed subcontract thirty (30) days in advance of the completion of the MCO's negotiation of such subcontract. In addition, amendments to any subcontract, excluding those of a technical nature, shall require the pre-review and approval of the DEPARTMENT.

   e. All behavioral health and dental subcontracts which include the payment of claims on behalf of HUSKY A Members for the provision of goods and services to HUSKY A Members shall require a performance bond, letter of credit, statement of financial reserves or payment withhold requirements. The performance bond, letter of credit, statement of financial reserves or payment withhold requirements shall be in a form mutually agreed upon by the MCO and the subcontractor. The amount of the performance bond shall be sufficient to ensure the completion of the subcontractor's claims processing and provider payment obligations under the subcontract in the event the contract between the MCO and the subcontractor is terminated. The MCO shall submit reports to the DEPARTMENT upon the DEPARTMENT's request related to any payments made from the performance bonds or any payment withholds.

   f. All behavioral health and dental subcontracts which include the payment of claims on behalf of HUSKY A Members for the provision of goods and services to HUSKY A members shall require the submission of a capitation income and disbursement report in a format specified by the DEPARTMENT. The report shall be submitted quarterly and shall include the amount of payment received for Medicaid members; amount paid directly to providers of health services on behalf of Medicaid members; administrative costs and profits.

   g. All subcontracts shall include provisions for a well-organized transition in the event of termination of the subcontract for any reason. Such provisions shall

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      ensure that an adequate provider network will be maintained at all times during any such transition period and that continuity of care is maintained for all Members.

h. Prior to the approval by the DEPARTMENT of any subcontract with a behavioral health or dental subcontractor, the MCO shall submit a plan to the DEPARTMENT for the resolution of any outstanding claims submitted by providers to the MCO's previous behavioral health or dental subcontractor. Such plan shall meet the requirements described in subsection (j) below.

i. The MCO shall monitor all subcontractors' performance on an ongoing basis and subject the subcontractor to formal review once a year. All subcontracts shall provide that if the MCO identifies deficiencies or areas for improvement, the MCO and the subcontractor shall take corrective action.

j. In the event that a subcontract is terminated, the MCO shall submit a written transition plan to the DEPARTMENT sixty (60) days in advance of the scheduled termination. The transition plan shall include provisions concerning financial responsibility for the final settlement of provider claims and data reporting, which at a minimum must include a claims aging report prepared in accordance with Section 3.39 (c)(5) of this contract, with steps to ensure the resolution of the outstanding amounts. This plan shall be submitted prior to the DEPARTMENT's approval of the replacement subcontractor.

k. All subcontracts shall also include a provision that the MCO will withhold a portion of the final payment to the subcontractor, as a surety bond to ensure compliance under the terminated subcontract.

1. The MCO shall have no right to and shall not assign, transfer or delegate this contract in its entirety, or any right on duty arising under this contract without the prior written approval of the DEPARTMENT. The DEPARTMENT in its discretion may grant such written approval of an assignment, transfer or delegation provided, however, that this paragraph shall not be construed to grant the MCO any right to such approval.

m. This section shall not be construed as restricting the MCO from entering into contracts with participating providers to provide health care services to Members.

3.46  TIMELY PAYMENT OF CLAIMS

The MCO shall pay 90 (ninety) percent of all clean claims from providers in group or individual practices or who practice in shared health facilities within thirty (30) days from the date of receipt. The MCO shall pay ninety-nine (99) percent of all clean claims from providers in group or individual practices or who practice in shared health facilities

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within ninety (90) days from the date of receipt. These time limitations do not apply if the MCO and its providers stipulate to an alternative schedule in their provider contracts. If the MCO or any subcontractor or vendor who adjudicates claims fails to pay a clean claim within forty-five (45) days of receipt, or as otherwise stipulated by a provider contract, the MCO, vendor or subcontractor shall pay the provider the amount of such clean claims plus interest at the rate of fifteen (15) percent per annum or otherwise as stipulated by a provider contract. In accordance with Section 3.40 (c)(5), Financial Records, the MCO shall provide to the DEPARTMENT information related to interest paid beyond the forty-five (45) day timely filing limit or otherwise stipulated by a provider contract.

3.47  CO-PAYMENT LIMITS AND MEMBER CHARGES FOR NONCOVERED SERVICES

Members shall be responsible for a $1.00 co-payment for prescription drugs. The co-payment shall apply to each prescription drug, covered over the counter medication and refill. The following services and individuals shall be exempt from the co-payment requirement:

      1)    Members under the age of 21;

      2) Pregnant women, including the period of 60 days post-partum. This post-partum period begins on the 1ast day of pregnancy and extends through the end of the month in which the 60-day period following termination of pregnancy ends;

      3) Members who are inpatients in the following medical institutions: acute care hospital, psychiatric hospital, chronic disease hospital or nursing facility;

      4)    Prescription for family planning drugs or supplies;

      5)    Compounded prescriptions.

The MCO shall ensure that the dispensing pharmacist is responsible for collecting the co-payment at the time of the service unless the pharmacist, in filling certain prescriptions, does not normally have face-to face contact with the Member. If the pharmacist does not have face-to-face contact with the Member in dispensing a prescription, the provider has the right to bill the Member for the $1.00 co-payment.

Pursuant to 42 U.S.C. Section 1396o(e), no provider may deny care or services to an individual eligible for such care or services because of an inability to pay a co-payment. The MCO shall ensure that its providers do not refuse to render the service or fill a prescription if the Member is unable to pay the co-payment. The MCO may permit its providers to ask for the unpaid co-payment at a subsequent visit or to bill the Member for the outstanding co-payment. The pharmacist shall accept the Member's declaration that he is unable to pay the co-payment.

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Except for the prescription drug co-payment described above, no deductibles or co-payments or similar cost-sharing charges are permitted for HUSKY A covered services.

A provider shall be permitted to charge an eligible Member for goods or services which are not coverable only if the Member knowingly elects to receive the goods or services and enters into an agreement in writing to pay for such goods or services prior to receiving them. For purposes of this section noncovered services are services not covered under the Medicaid state plan, services which are provided in the absence of appropriate authorization, and services which are provided out-of-network unless otherwise specified in the contract, policy or regulation (e.g., family planning, mental health or emergency room services).

3.48  INSOLVENCY PROTECTION

Unless the MCO is (or is controlled by) one or more federally qualified health care centers and meets the solvency standards established by the DEPARTMENT for those centers, the MCO shall meet the solvency standards established by the State of Connecticut for private health maintenance organizations, or be licensed or certified by the State as a risk bearing entity. The MCO must maintain protection against insolvency as required by the DEPARTMENT including demonstration of adequate initial capital and ongoing reserve contributions. The MCC must provide financial data to the DEPARTMENT in accordance with the DEPARTMENT's required formats and timing.

3.49  ACCEPTANCE OF DSS RULINGS

In cases where there is a dispute between the MCO and an out-of-network provider about whether a service is medically necessary, is an emergency, or is an appropriate diagnostic test to determine whether an emergency condition exists, the DEPARTMENT will hear appeals, filed within one year following the date of service and make final determinations. The DEPARTMENT will accept written comments from all parties to the dispute prior to making the decision, and order or not order payment, as appropriate. The MCO shall accept the DEPARTMENT's determinations regarding appeals.

3.50  POLICY TRANSMITTALS

The MCO shall comply with the provisions and requirements in the DEPARTMENT's Managed Care Policy Transmittals as set forth in Appendix H. In addition, the MCO shall comply with any future Managed Care Policy Transmittals issued by the DEPARTMENT. The MCO shall comply with the Medical Services Policy as set forth in the DEPARTMENT's provider manuals and the Regulations of Connecticut State Agencies.

3.51  FRAUD AND ABUSE

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a.    The MCO shall not knowingly take any action or fail to take action that could result in an unauthorized benefit to the MCO, its employees, its subcontractors, its vendors, or to a Member.

b. The MCO commits to preventing, detecting, investigating, and reporting potential fraud and abuse occurrences, and shall assist the DEPARTMENT and HHS in preventing and prosecuting fraud and abuse in the HUSKY program.

c. The MCO acknowledges that the HHS, Office of the Inspector General, has the authority to impose civil monetary penalties on individuals and entities that submit false and fraudulent claims to the HUSKY program.

d. The MCO shall immediately notify the DEPARTMENT when it detects a situation of potential fraud or abuse, including, but not limited to, the following:

      1. False statements, misrepresentation, concealment, failure to disclose, and conversion of benefits;

      2. Any giving or seeking of kickbacks, rebates, or similar remuneration;

      3. Charging or receiving reimbursement in excess of that provided by the DEPARTMENT; and

      4. False statements or misrepresentation made by a provider, subcontractor, or Member in order to qualify for the HUSKY program.

e. Upon written notification of the DEPARTMENT, the MCO shall cease any conduct that the DEPARTMENT or its agent deems to be abusive of the HUSKY program, and to take any corrective actions requested by the DEPARTMENT or its agent.

f. The MCO attests to the truthfulness, accuracy, and completeness of all data submitted to the DEPARTMENT, based on the MCO's best knowledge, information, and belief. This data certification requirement includes encounter data and also applies to the MCO's subcontractors.

g. The MCO shall have administrative and management procedures and a mandatory compliance plan to guard against fraud and abuse. The MCO's compliance plan shall include but not necessarily be limited to, the following efforts:

      1. The designation of a compliance officer and a compliance committee, responsible to senior management;

      2. Written policies, procedures and standards that demonstrate commitment to comply with all applicable Federal and State standards;

      3. Effective lines of communication between the compliance officer and MCO employees;

      4. Conducting regular reviews and audits of operations to guard against fraud and abuse;

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      5.    Assessing and strengthening internal controls to ensure claims are submitted and payments are made properly;

      6. Effectively training and educating employees, providers, and subcontractors about fraud and abuse and how to report it;

      7. Effectively organizing resources to respond to complaints of fraud and abuse;

      8     Establishing procedures to process fraud and abuse complaints; and

      9. Establishing procedures for prompt responses to potential offenses and reporting information to the DEPARTMENT.

h. The MCO shall examine publicly available data, including but not limited to the CMS Medicare/Medicaid Sanction Report and the CMS website (http://www.oig.hhs.gov) to determine whether any potential or current employees, providers, or subcontractors have been suspended or excluded or terminated from the Medicare or Medicaid programs and shall comply with, and give effect to, any such suspension, exclusion, or termination in accordance with the requirements of state and federal law.

i. The MCO must provide full and complete information on the identity of each person or corporation with an ownership or controlling interest, five (5) percent, in the managed care plan, or any subcontractor in which the MCO has a five (5) percent or more ownership interest.

j. The MCO must immediately provide full and complete information when it becomes aware of any employee or subcontractor who has been convicted of a civil or criminal offense related to that person's involvement under Medicare, Medicaid, or any other federal or state assistance program prior to entering into or renewing this contract.

SANCTION: The DEPARTMENT may impose a sanction, up to and including a Class C sanction for the failure to comply with any provision of this section, or take any other action set forth in Section 7 of this contract, including terminating or refusing to renew this contract or any other Sanction or remedy allowed by federal or state law.

3.52  PERSONS WITH SPECIAL HEALTH CARE NEEDS

a. The DEPARTMENT will provide to the MCO information to identify Members who are: 1) eligible for Supplemental Security Income; 2) over sixty-five (65) years of age; 3) children who are receiving foster care or otherwise in an out of home placement or receiving Title IV E foster care or adoption services; and 4) children who are enrolled in Title V's Children with Special Health Care Needs program.

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b.    The MCO shall conduct an assessment of these individuals and other persons with special health care needs and make a referral to the Member's PCP to develop a treatment plan, as appropriate.

c. The MCO shall report to the DEPARTMENT, in a format specified by the DEPARTMENT, on quality indicators such as utilization of specialty services and case management to be developed jointly between the DEPARTMENT and the MCOs.

4. FUNCTIONS AND DUTIES OF THE DEPARTMENT

4.01  ELIGIBILITY DETERMINATIONS

The DEPARTMENT will determine the initial and ongoing eligibility for medical assistance of each individual enrolled under this contract in accordance with the DEPARTMENT's continuous and guaranteed eligibility policies.

4.02  POPULATIONS ELIGIBLE TO ENROLL

Appendix G contains a list of the Medicaid groups currently eligible for managed care enrollment. New eligibility groups may be added to the managed care population. The DEPARTMENT will notify the MCO of any changes in the eligibility categories to be included. Additional groups included by the DEPARTMENT may be served at the MCO's option.

4.03  ENROLLMENT/DISENROLLMENT

Enrollment, disenrollment and initial selection of PCP will be handled by the DEPARTMENT through a contract with a central enrollment broker. Coverage for new Members will be effective the first of the month and coverage for disenrollments will terminate at the end of the month. Members remain continuously enrolled throughout the term of this contract, except in situations where clients change health plans, lose their Medicaid eligibility, receive Medicare, or are recategorized into a Medicaid category not included in the managed care initiative. Disenrollments due to loss of eligibility become effective upon loss of eligibility and are effective on the last day of the month. Disenrollments due to receipt of Medicare become effective the month following the month in which DSS receives information of the existence of the Medicare coverage. Adults receiving SSI become disenrolled from the MCO upon the recategorizing of their Medicaid status from a family to an adult coverage group or the month following the month in which the DEPARTMENT receives information of the individual's receipt of SSI, whichever comes first. The DEPARTMENT will notify the MCO of enrollments and disenrollments specific to the MCO via a daily data file. The enrollments and

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disenrollments processed on any given day will be made available to the MCO via the data file the following day (i.e. after the daily overnight batching has been processed).

In addition to the daily data file, a full file of all the Members will be made available on a monthly basis. Both the daily data file and the monthly full file can be accessed by the MCO electronically via dial-up.

4.04  DEFAULT ENROLLMENT

The DEPARTMENT shall, on a rotating basis among all of the participating MCO's and as the MCO's enrollment capacity allows, assign default Members to the MCO.

The default assignment methodology is structured to evenly distribute families among all the participating MCOs. However, due to variability in MCO service area and enrollment capacity, family size and loss of Medicaid eligibility, the outcome of the default assignment may not result in an even net default distribution among all the MCOs.

4.05  LOCK-IN

a. Members may request disenrollment from the MCO after one (1) month. Upon availability of MIS Support, the DEPARTMENT will implement a lock-in period of up to twelve (12) months for managed care Members. The DEPARTMENT's implementation of lock-in will comply with all provisions of 42 CFR 438.56. Members will not be allowed to change plan enrollment during the lock-in period except for cause. The lock-in period is subject to the following provisions and exceptions:

      1. The first ninety (90) days of enrollment into a new MCO will be designated as the free-look period during which time the Member may change plans;

      2. The last sixty (60) days of the lock-in period will be an open enrollment period, during which time Members may change plans;

      3. Plan changes made during the open enrollment period will go into effect on the first day of the month following the end of the lock-in period; and

      4. Members who do not change plans during the open enrollment period will continue the enrollment in the same MCO and be assigned to a new twelve (12) month lock-in period.

      The process being considered for implementation of lock-in for the existing HUSKY A membership is as follows: lock-in will be imposed on approximately twenty (20) percent of the membership each month over a consecutive five (5)

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      month period. Targeting for each month will be based on the last digit of the client ID number for the head-of-household. For example, families whose head-of-household has a client ID number that ends in 0 or 1 will be phased-in during the first month, those with 2 and 3 will be done in the second month, etc.

b. The following shall constitute good a use for a Member to disenroll from the plan during the lock-in period:

      1. Unfavorable resolution of the MCO's internal complaint process and continued dissatisfaction due to repeated incidents of any of the following:

a.    documented long waiting times for appointments:

            1.    more than forty-five (45) days for well-care visit;

            2. more than two (2) business days for non-urgent, symptomatic office visit; and

            3. unavailability of same day office visit or same day referral to an emergency provider for emergency care services

b.    documented inaccessibility of health plan by phone or mail:

            1.    phone calls not answered promptly;

            2.    caller placed on hold for extended periods of time;

            3.    phone messages and letters not responded to promptly; and

            4.    repeated rude and demeaning treatment by MCO staff.

c. Prior to pursuing the MCO's internal grievance process and without filing an appeal through the plan, dissatisfaction due to any of the following:

      1. Discriminatory treatment as documented in a complaint filed with the State of Connecticut Commission on Human Rights and Opportunities
            (CHRO) or the DEPARTMENT's Affirmative Action Division;

      2. PCP who has served the Member's specific documentable needs (i.e. language or physical accessibility) left health plan and there is no other suitable PCP within reasonable distance to the Member; or

      3. Member has a pending lawsuit against the MCO (verification of pending lawsuit must be provided).

d Child placed under DCF guardianship whose placement is changed to a location or facility not affiliated with the current health plan.

4.06  CAPITATION PAYMENTS TO MCO

a. In full consideration of contract services rendered by the MCO, the DEPARTMENT agrees to pay the MCO monthly payments based on the

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      capitation rates specified in Appendix I, as amended. The DEPARTMENT shall provide the actuarial basis for future capitation rates upon CMS review and approval.

b. Upon validation of client eligibility and MCO membership, the DEPARTMENT will pay the capitation payments in the month following the month to which the capitation payments apply or for retroactive enrollments, the month following the enrollment processing month in accordance with Connecticut General Statutes Section 4a-71 through 4a-72.

c. Payment to the MCO shall be based on the enrollment data transmitted from the DEPARTMENT to ACS each month. The MCO will be responsible for detecting the source of any inconsistency in capitation payments. The MCO must notify the DEPARTMENT of any inconsistency between enrollment and payment data. The DEPARTMENT agrees to provide to the MCO information needed to determine the source of the inconsistency within sixty (60) working days after receiving written notice of the request to furnish such information. The DEPARTMENT will recoup overpayments or reimburse underpayments. The adjusted payment (representing reinstated recipients) for each month of coverage shall be included in the next monthly capitation payment, based on updated MCO enrollment information for that month of coverage.

d. Any retrospective adjustments to prior payments will be made in the form of an addition to or subtraction from the current month's capitation payment. Positive adjustments are particularly likely for newborns, because the MCO may be aware of births before the DEPARTMENT.

4.07  RETROACTIVE ADJUSTMENTS

a. When a Member loses Medicaid eligibility and managed care enrollment but regains coverage within sixty (60) days, and the coverage is made retroactive such that the entire coverage gap is eliminated, the DEPARTMENT shall reinstate enrollment into the MCO retroactive to the time of disenrollment. The MCO will remain responsible for the cost of in-network covered services and the cost of emergency and family planning services received by the Member during this sixty (60) day period.

b. In instances where enrollment is disputed between two (2) MCOs or the MCO and Medicaid fee-for-service program the DEPARTMENT will be the final arbiter of Membership status and reserves the right to recover inappropriate capitation payments. Capitation payments for retroactive enrollment adjustments will be made to the MCO pursuant to rules outlined in Section II, 4.06(d), Capitation Payments to MCO.

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4.08  INFORMATION

The DEPARTMENT will make known to each MCO complete and current information which relates to pertinent statutes, regulations policies, procedures, and guidelines affecting the operation of this contract. This information shall be available either through direct transmission to the MCO by reference to public resource files accessible to the MCO personnel.

4.09  ONGOING MCO MONITORING

a. To ensure access and the quality of care, the DEPARTMENT or its agent shall undertake plans to conduct monitoring activities, including but not limited to the following:

      1. Analyze the MCO's access enhancement programs, financial and utilization data, and other reports to monitor the value the MCO is providing in return for the State's capitation payments. Such efforts shall include, but not be limited to, on-site reviews and audits of the MCO and its subcontractors and network providers.

      2. Conduct regular recipient surveys of Members to address issues such as satisfaction with plan services to include administrative services, satisfaction with treatment by the plan or its providers, and reasons for disenrollment and access.

      3.    Review the MCO certifications on a regular basis.

      4. Analyze encounter data, actual medical records, correspondence, telephone logs and other data to make inferences about the quality of and access to specific services.

      5. Sample and analyze encounter data, actual medical records, correspondence, telephone logs and other data to make inferences about the quality of and access to MCO services.

      6. Test the availability of and access to MCO services by attempting to make appointments.

      7. At its discretion, commission or conduct additional objective studies of the effectiveness of the MCO, as well as the availability of, quality of and access to its services.

4.10  UTILIZATION REVIEW AND CONTROL

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The DEPARTMENT shall waive, to the extent allowed by law, any current DEPARTMENT requirements for prior authorization, second opinions, co-payment, or other Medicaid restrictions for the provision of contract services provided by the MCO to Members.

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5.    DECLARATIONS AND MISCELLANEOUS PROVISIONS

5.01  COMPETITION NOT RESTRICTED

In signing this contract, the MCO asserts that no attempt has been made or will be made by the MCO to induce any other person or firm to submit or not to submit an application for the purpose of restricting competition.

5.02  NONSEGREGATED FACILITIES

a. The MCO certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments; and that it does not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. As Contractor, the MCO agrees that a breach of this certification is a violation of Equal Opportunity in Federal employment. In addition, Contractor must comply with the Federal Executive Order 11246 entitled "Equal Employment Opportunity" as amended by Executive Order 11375 and as supplemented in the United States Department of Labor Regulations (41 CFR
      Part 30). As used in this certification, the term "segregated facilities" includes any waiting rooms, restaurants and other eating areas, parking lots, drinking fountain, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated on the basis of race, color, religion, or national origin, because of habit, local custom, national origin or otherwise.

b. The MCO further agrees, (except where it has obtained identical certifications from proposed subcontractors for specific time periods) that it will obtain identical certifications from proposed subcontractors which are not exempt from the provisions for Equal Employment Opportunity; that it will retain such certifications in its files; and that it will forward a copy of this clause to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods).

5.03  OFFER OF GRATUITIES

The MCO, its agents and employees, certify that no elected or appointed official or employee of the DEPARTMENT has or will benefit financially or materially from this contract. The contract may be terminated by the DEPARTMENT if it is determined that gratuities of any kind were either offered to or received by any of the aforementioned officials or employees of the MCO, its agent or employee.

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5.04  EMPLOYMENT/AFFIRMATIVE ACTION CLAUSE

The MCO agrees to supply employment/affirmative action information as required for agency compliance with Title VI and VII of the Civil Rights Acts of 1964 and Connecticut General Statutes, Section 46a-68 and Section 46a-71.

5.05  CONFIDENTIALITY

a. The MCO agrees that all material and information, and particularly information relative to individual applicants or recipients of assistance through the DEPARTMENT, provided to the Contractor by the State or acquired by the Contractor in performance of the contract whether verbal, written, recorded magnetic media, cards or otherwise shall be regarded as confidential information and all necessary steps shall be taken by the Contractor to safeguard the confidentiality of such material or information in conformance with federal and state statutes and regulations.

b. The MCO agrees not to release any information provided by the DEPARTMENT or providers or any information generated by the MCO without the express consent of the Contract Administrator, except as specified in this contract and as permitted by applicable law.

5.06  INDEPENDENT CAPACITY

The MCO, its officers, employees, subcontractors, or any other agent of the Contractor in performance of this contract will act in an independent capacity and not as officers or employees of the State of Connecticut or of the DEPARTMENT.

5.07  LIAISON

Both parties agree to have specifically named liaisons at all times. These representatives of the parties will be the first contacts regarding any questions and problems which arise during implementation and operation of the contract.

5.08  FREEDOM OF INFORMATION

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a.    Due regard will be given for the protection of proprietary information contained in all documents received by the DEPARTMENT; however, the MCO is aware that all materials associated with the contract are subject to the terms of the state Freedom of Information Act, Conn. Gen. Stat. Sections 1-200 et seq., and all rules, regulations and interpretations resulting therefrom. When materials are submitted by the MCO or a subcontractor to the DEPARTMENT and the MCO or subcontractor believes that the materials are proprietary or confidential in some way and that they should not be subject to disclosure pursuant to the Freedom of Information Act, it is not sufficient to protect the materials from disclosure for the MCO to state generally that the material is proprietary in nature and therefore, not subject to release to third parties. If the MCO or the MCO's subcontractor believes that any portions of the materials submitted to the DEPARTMENT are proprietary or confidential or constitute commercial or financial information, given in confidence, those portions or pages or sections the MCO believes to be proprietary must be specifically identified as such. Convincing explanation and rationale sufficient to justify each claimed exemption from release consistent with Section 1-210 of the Connecticut General Statutes must accompany the documents when they are submitted to the DEPARTMENT. The rationale and explanation must be stated in terms of the prospective harm to the MCO's or subcontractor's competitive position that would result if the identified material were to be released and the reasons why the materials are legally exempt from release pursuant to the above cited statue. The final administrative authority to release or exempt any or all material so identified by the MCO or the subcontractor rests with the DEPARTMENT. The DEPARTMENT is not obligated to protect the confidentiality of materials or documents submitted to it by the MCO or the subcontractor if said materials or documents are not identified in accordance with the above-described procedure.

b. The MCO understands the DEPARTMENT's need for access to eligibility and paid claims information and is willing to provide such data relating to the MCO to accommodate that need. The MCO is committed to providing the DEPARTMENT access to all information necessary to analyze cost and utilization trends; to evaluate the effectiveness of Provider Networks, benefit design, and medical appropriateness; and to show how the HUSKY population compares to the MCO's enrolled population as a whole. The MCO and the DEPARTMENT each understand and agree that the systems, procedures and methodologies and practices used by the MCO, its affiliates and agents in connection with the underwriting, claims processing, claims payment and utilization monitoring functions of the MCO, together with the underwriting, Provider Network, claims processing, claims history and utilization data and information related to the MCO and its agents, may constitute information which is proprietary to the MCO and/or its affiliates (collectively, the "Proprietary Information"). Accordingly, the DEPARTMENT acknowledges that the MCO shall not be required to divulge Proprietary Information if such disclosure would jeopardize or impair its relationships with providers or suppliers or would materially adversely affect the MCO's or any of its Affiliates' ability to service

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      the needs of its customers or the DEPARTMENT as provided under this
      Contract unless the DEPARTMENT determine that such information is necessary in order to monitor contract compliance or to fulfill Part II Sections 3.33 and 3.34 of Part II of this contract. The DEPARTMENT agrees not to disclose publicly and to protect from public disclosure any proprietary or trade secret information provided to the DEPARTMENT by the MCO and/or its Affiliates' under this contract to the extent that such information is exempted from public disclosure under the Connecticut Freedom of Information Act.

5.09  WAIVERS

Except as specifically provided in any section of this contract, no covenant, condition, duty, obligation or undertaking contained in or made a part of the contract shall be waived except by the written agreement of the parties, and forbearance or indulgence in any form or manner by the DEPARTMENT or the MCO in any regard whatsoever shall not constitute a waiver of the covenant, condition, duty, obligation or undertaking to be kept, performed, or discharged by the DEPARTMENT or the MCO; and not withstanding any such forbearance or indulgence, until complete performance or satisfaction of all such covenants, conditions, duties, obligations and undertakings, the DEPARTMENT or MCO shall have the right to invoke any remedy available under the contract, or under law or equity.

5.10  FORCE MAJEURE

The MCO shall be excused from performance hereunder for any period that it is prevented from providing, arranging for, or paying for services as a result of a catastrophic occurrence or natural disaster including but not limited to an act of war, and excluding labor disputes.

5.11  FINANCIAL RESPONSIBILITIES OF THE MCO

a. The MCO must maintain at all times financial reserves in accordance with the Connecticut Health Centers Act under Section 38a-175 et seq. of the Connecticut General Statutes and with the requirements outlined in the DEPARTMENT's Request for Application.

b. The MCO's physician incentive plans must comply with the requirements of 1903(m)(2)(a)(x) of the Social Security Act and 42 CFR 422.208 and 42 CFR 422.210.

c. The DEPARTMENT reserves the right to inspect any physician incentive plans.

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d.    If the MCO is not a federally-qualified MCO or Competitive Medical Plan, the MCO must complete a HCFA Section 1318 Financial Disclosure Report, prior to the start of the contract.

5.12  CAPITALIZATION AND RESERVES

a. The MCO shall comply with and maintain capitalization and reserves as required by the appropriate regulatory authority.

b. If the MCO is licensed by the State of Connecticut, the MCO shall establish and maintain capitalization and reserves as required by the Connecticut Department of Insurance.

c. If the MCO is majority-owned by federally qualified health centers (FQHCs) and not licensed by the State of Connecticut, the MCO will establish and maintain sequestered capital of $500,000 plus two (2) percent of ongoing annual capitation premiums.

      1. These funds shall be placed in restricted account for the duration of the FQHC plan's existence, to be accessed only in the event such funds are needed to meet unpaid claims liabilities.

      2. This restricted account shall be established such that any withdrawals or transfers of funds will require signatures of authorized representatives of the FQHC plan and the DEPARTMENT.

      3. The initial $500,000 must be deposited into the account by the beginning of the MCO's first enrollment period.

      4. The MCO must make quarterly deposits into this account so that the account balance is equal to $500,000 plus two (2) percent of the premiums received during the preceding twelve (12) months.

5.13  PROVIDER COMPENSATION

a. The MCO shall comply with CMS's Physician Incentive Plan (PIP) requirements in 42 CFR 422.208 and 42 CFR 422.210. The MCO may operate a PIP only if:

      1. no specific payment can be made directly or indirectly under a PIP to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual Member; and

      2. the stop-loss protection, Member survey, and disclosure requirements of 42 CFR. 422.208 and 42 CFR 422.210 are met.

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b.    The MCO shall disclose to the DEPARTMENT the following information on PIPs in sufficient detail to determine whether the incentive plan complies with the regulatory requirements of 42 CFR 422.208. The disclosure must contain:

      1. Whether services not furnished by the physician or physician group are covered by the PIP. If only the services furnished by the physician or physician group are covered by the incentive plan, disclosure of other aspects of the plan need not be made.

      2. The type of incentive arrangement (i.e. withhold, bonus, capitation).

      3. If the incentive plan involves a withhold or bonus, the percent of the withhold or bonus.

      4. Proof that the physician or physician group has adequate stop-loss protection, including the amount and type of stop-loss protection.

      5.    The panel size and, if patients are pooled, the method used.

      6. In the case of those MCOs that are required by 42 CFR. 422.208(h) to conduct Member surveys, the survey results.

c. The MCO shall disclose this information to the DEPARTMENT (1) prior to approval of its contract as required by federal regulation and (2) upon the contract anniversary or renewal effective date. The MCO shall provide the capitation data required (see (6) above) for the previous contract year to the DEPARTMENT three (3) months after the end of the contract year. The MCO will provide to the Member upon request information regarding whether the MCO uses a physician incentive plan that affects the use of referral services, the type of incentive arrangement, whether stop-loss protection is provided, and the survey results of any Member survey conducted. See Appendix J for the applicable regulations and disclosure forms.

d. The DEPARTMENT may impose Class C sanctions pursuant to Section 7.05 for failure to comply with 42 CFR 422.208 and 422.210

5.14  MEMBERS HELD HARMLESS

a.    The MCO shall not hold a Member liable for:

      1.    The debts of the MCO in the event of the MCO's insolvency;

      2. The cost of Medicaid-covered services provided pursuant to this contract to the Member if the DEPARTMENT does not pay the MCO or the DEPARTMENT or the MCO does not pay the health care provider that furnishes the services under a contractual, referral, or other arrangement; and/or

      3. Payments for covered services furnished under a contract, referral, or other arrangement, to the extent those payments are in excess of the amount that the Member would owe if the MCO directly provided the service.

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5.15  COMPLIANCE WITH APPLICABLE LAWS, RULES AND POLICIES

The MCO in performing this contract shall comply with all applicable federal and state laws, regulations and written policies, including those pertaining to licensing. In the provision of services under this Contract, the MCO and its subcontractors shall comply with all applicable federal and state statutes and regulations, and all amendments thereto, that are in effect when the agreement is signed, or that come into effect during the term of the Contract. This includes, but is not limited to Title XIX of the Social Security Act and Title 42 of the Code of Federal Regulations.

5.16  ADVANCE DIRECTIVES

a. The MCO shall comply with the provisions of 42 CFR 422.128 relating to written policies and procedures for advance directives. The MCO shall:

      1. Maintain written policies and procedures that meet the requirements for advance directives in Subpart 1 of 42 CFR pt. 489;

      2. Maintain policies and procedures for all adults receiving medical care through the MCO;

      3. Provide each adult Member with written information on advance directives policies, including a description of Connecticut General Statutes Sections 19a-570-19a-580d; and

      4. Provide each adult Member with information on changes in Connecticut law regarding advance directives as soon as possible, but no later than ninety (90) days after the effective date of the change.

5.17  FEDERAL REQUIREMENTS AND ASSURANCES

GENERAL

a. The MCO shall comply with those federal requirements and assurances for recipients of federal grants provided in OMB Standard Form 424B (4-88) which are applicable to the MCO. The MCO is responsible for determining which requirements and assurances are applicable to the MCO. Copies of the form are available from the DEPARTMENT.

b. The MCO shall provide for the compliance of any subcontractors with applicable federal requirements and assurances.

c. The MCO shall comply with all applicable provisions of 45 CFR 74.48 and all applicable requirements at 45 CFR 74.48 Appendix A.

LOBBYING

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a.    The MCO, as provided by 31 U.S.C. 1352 and 45 CFR 93.100 et seq., shall not pay federally appropriated funds to any person for influencing or attempting to influence an officer or employee of any agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress or an employee of a member of the U.S. Congress in connection with the awarding of any federal contract, the making of any cooperative agreement or the extension, continuation, renewal, amendment or modification of any federal contract, grant, loan or cooperative agreement.

b. The MCO shall submit to the DEPARTMENT a disclosure form as provided in 45 CFR 93.110 and Appendix B to 45 CFR Part 93, if any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress or an employee of a member of the U.S. Congress in connection with this contract.

BALANCED BUDGET ACT AND IMPLEMENTING REGULATIONS

The MCO shall comply with all applicable provisions of 42 U.S.C. Section 1396u-2, 42 U.S.C. Section 1396b(m) and 42 CFR Parts 431 and 438.

CLEAN AIR AND WATER ACTS

The MCO and all subcontractors with contracts in excess of $100,000 shall comply with all applicable standards, orders or regulations issued pursuant to the Clean Air Act as amended, 42 U.S.C. 7401, et seq. and section 508 of the Clear Water Act (33 U.S.C. 1368), Executive Order 11738, and 40 CFR Part 15).

ENERGY STANDARDS

The MCO shall comply with all applicable standards and policies relating to energy efficiency which are contained in the state energy plan issued in compliance with the federal Energy Policy and Conservation Act, 42 USC Sections 6231 - 6246. The MCO further covenants that no federally appropriated funds have been paid or will be paid on behalf of the DEPARTMENT or the contractor to any person for influencing or attempting to influence an officer or employee of any federal agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement. If any funds other than federally appropriated funds have been

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paid or will be paid to any person for influencing or attempting to influence an officer or employee of any federal agency, a member of Congress, or an employee of a member of Congress in connection with this contract, grant, loan, or cooperative agreement, the contractor shall complete and submit Standard Form - LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

MATERNITY ACCESS AND MENTAL HEALTH PARITY

The MCO shall comply with the maternity access and mental health parity requirements of the Public Health Services Act, Title XXVII, Subpart 2, Part A,
Section 2704, as added September 26, 1996, 42 U.S.C. Section 300gg-4, 300 gg-5, insofar as such requirements apply to providers of group health insurance.

5.18  CIVIL RIGHTS

FEDERAL AUTHORITY

The MCO shall comply with the Civil Rights Act of 1964 (42 U.S.C. Section 2000d, et seq.), the Age Discrimination Act of 1975 (42 U.S.C. 6 [ILLEGIBLE] 01, et seq.), the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101, et seq.) and Section 504 of the Rehabilitation Act of 1973, 29 U.S.C. Section 794, et seq.

DISCRIMINATION

Persons may not, on the grounds of race, color, national origin, creed, sex, religion, political ideas, marital status, age or disability be excluded from employment in, denied participation in, denied benefits or be otherwise subjected to discrimination under any program or activity connected with the implementation of this contract. The MCO shall use hiring processes that foster the employment and advancement of qualified persons with disabilities.

MERIT QUALIFICATIONS

All hiring done in connection with this contract must be on the basis of merit qualifications genuinely related to competent performance of the particular occupational task. The MCO, in accordance with Federal Executive Order 11246, dated September 24, 1965 entitled "Equal Employment Opportunity", as amended by Federal Executive Order 11375 and as supplemented in the United States Department of Labor Regulations, 41 CFR Part 60-1, et seq., must provide for equal employment opportunities in its employment practices.

CONFIDENTIALITY

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The MCO shall, in accordance with relevant laws, regulations and policies, protect the confidentiality of any material and information concerning an applicant for or recipient of services funded by the DEPARTMENT. Access to patient information, records, and data shall be limited to the purposes outlined in 42 CFR 434.6(a)(8) and Conn. Gen. Stat. Section 17b-90. All requests for data or patient records for participation in studies, whether conducted by the MCO or outside parties, are subject to approval by the DEPARTMENT.

5.19  STATUTORY REQUIREMENTS

a. A State licensed MCO shall retain at all times during the period of this contract a valid Certificate of Authority issued by the State Commissioner of Insurance.

b. The MCO shall adhere to the provisions of the Clinical Laboratory Improvement Amendments of 1988 (CLIA) Public Law 100-578,42 USC Section 1395aa et seq.

5.20  DISCLOSURE OF INTERLOCKING RELATIONSHIPS

An MCO which is not also a Federally-qualified Health Plan or a Competitive Medical Plan under the Public Health Service Act must report on request to the State, to the Secretary and the Inspector General of DHHS and the Comptroller General, a description of transactions between the MCO and parties in interest including related parties as defined by federal and state law. Transactions that must be reported include: (a) any sale, exchange, or leasing of property; (b) any furnishing for consideration of goods, services or facilities (but not salaries paid to employees); and (c) any loans or extensions of credit.

5.21  DEPARTMENT'S DATA FILES

a. The DEPARTMENT's data files and data contained therein shall be and remain the DEPARTMENT's property and shall be returned to the DEPARTMENT by the MCO upon the termination of this contract at the DEPARTMENT's request, except that any DEPARTMENT data files no longer required by the MCO to render services under this contract shall be returned upon such determination at the DEPARTMENT's request.

b. The DEPARTMENT's data shall not be utilized by the MCO for any purpose other than that of rendering services to the DEPARTMENT under this contract, nor shall the DEPARTMENT's data or any part thereof be disclosed, sold, assigned, leased or otherwise disposed of to third parties by the MCO unless there has been prior written DEPARTMENT approval. The MCO may disclose

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      material and information to subcontractors and vendors, as necessary to fulfill the obligations of this contract.

c. The DEPARTMENT shall have the right of access and use of any data files retained or created by the MCO for systems operation under this contract subject to the access procedures defined in Part II Section 3.34.

d. The MCO shall establish and maintain at all times reasonable safeguards against the destruction, loss or alteration of the DEPARTMENT's data and any other data in the possession of the MCO necessary to the performance of operations under this contract.

5.22  CHANGES DUE TO A SECTION 1115 OR 1915(b) FREEDOM OF CHOICE WAIVER

The conditions of enrollment described in the contract, including but not limited to enrollment and the right to disenrollment, are subject to change as provided in any waiver under Section 1115 or 1915(b) of the Social Security Act (as amended) obtained by the DEPARTMENT.

5.23  HOLD HARMLESS

The MCO agrees to indemnify, defend and hold harmless the State of Connecticut as well as all Departments, officers, agents and employees of the State from all claims, losses or suits accruing or resulting to any contractors, subcontractors, laborers and any person, firm or corporation who may be injured or damaged through the fault of the MCO in the performance of the contract.

The MCO, at its own expense, shall defend any claims or suits which are brought against the DEPARTMENT or the State for the infringement of any patents, copyrights, or other proprietary rights arising from the MCO's or the State's use of any material or information prepared or developed by the MCO in conjunction with the performance of this contract; provided any such use by the State is expressly contemplated by this contract and approved by the MCO. The State, its Departments, officers, employees, contractors, and agents shall cooperate fully in the MCO's defense of any such claim or suit as directed by the MCO. The MCO shall, in any such suit, satisfy any damages for infringement assessed against the State or the DEPARTMENT, be it resolved by settlement negotiated by the MCO, final judgment of a court with jurisdiction after exhaustion of available appeals, consent decree, or any other manner approved by the MCO.

5.24  EXECUTIVE ORDER NUMBER 16

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This contract is subject to Executive Order No. 16 of Governor John G. Rowland
promulgated August 4, 1999 and, as such, this Agreement may be cancelled, terminated or suspended by the State for violation of or noncompliance with said Executive Order No. 16. The parties to this contract, as part of the consideration hereof, agree that:

a. The MCO shall prohibit employees from bringing into the state work site, except as may be required as a condition of employment, any weapon or dangerous instrument as defined in subsection (b).

b. Weapon means any firearm, including a BB gun, whether loaded or unloaded, any knife (excluding a small pen or pocket knife), including a switchblade or other knife having an automatic spring release device, a stiletto, any police baton or nightstick or any martial arts weapon or electronic defense weapon. Dangerous instrument means any instrument, article or substance that, under the circumstances, is capable of causing death or serious physical injury.

c. The MCO shall prohibit employees from using, attempting to use or threatening to use any such weapon or dangerous instrument in the state work site and employees shall be prohibited from causing or threatening to cause physical injury or death to any individual in the state work site.

d. The MCO shall adopt the above prohibitions as work rules, violations of which shall subject the employee to disciplinary action up to and including discharge. The MCO shall insure that all employees are aware of such work rules.

e. The MCO agrees that any subcontract it enters into in furtherance of the work to be performed hereunder shall contain the provisions (a) through
      (d).

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6.    GRIEVANCE SYSTEM AND PROVIDER APPEALS

      The MCO shall establish and maintain a grievance system that meets all statutory and regulatory requirements. The MCO's grievance system shall include a grievance process, an appeal process and access to and participation in the DEPARTMENT'S administrative hearings process.

6.01  GRIEVANCES

a. The MCO shall have a system in place to handle grievances. Grievances are expressions of dissatisfaction about any matter, other than those matters that qualify as an action. The subject matters of grievances may include, but are not limited to, quality of care, rudeness by a provider or MCO staff person or failure to respect a Member's rights.

b. The MCO shall maintain adequate records to document the filing of a grievance, the actions taken, the MCO personnel involved and the resolution. The Department will prescribe a reporting format for tracking of grievances.

c. A Member, or a provider acting on a Member's behalf, may file a grievance either orally or in writing. The MCO shall acknowledge the receipt of each grievance and provide reasonable assistance with the process, including but not limited to providing interpreter services and toll free numbers with TTY/TTD and interpreter capability.

d. If the grievance involves a denial of expedited review of an appeal or some other clinical issue, the grievance must be reviewed by a health care professional with appropriate clinical expertise.

e. The MCO shall dispose of each grievance as expeditiously as the member's health requires. If the Member filed the grievance orally, the MCO may resolve the grievance orally, but shall maintain documentation of the grievance and its resolution. If the Member filed a written grievance, the resolution shall be in writing. If applicable, each grievance shall be handled by an individual who was not involved in any previous level of decisionmaking. Each grievance shall be disposed of in ninety (90) days or less

6.02  NOTICES OF ACTION AND CONTINUATION OF BENEFITS

a. The MCO or its subcontractor (as duly authorized by the MCO) shall mail a notice of action to a Member when the MCO takes action upon a request for services from the Member's treating PCP, or other treating provider, functioning within his or her scope of practice as defined under state law. For purposes of this requirement, an "action" includes:

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            1.    The denial or limited authorization of a requested service, including the type or level of service;

            2. The reduction, suspension or termination of a previously authorized service;

            3.    The denial, in whole or in part, of payment for a service;

            4. The failure to act within the timeframes for utilization review decisions, as described in Section 3.39

            5. The failure to provide access to services in a timely manner as required by 3.14(c)(1) through (c)(4) and 3.21(a)(4) or the failure to provide access to consultations and specialist referrals within three (3) months.

            The notice of action requirements shall apply to all categories of covered services including transportation to medically necessary appointments.

            The MCO is required to issue a notice for actions described in
            (a)(3) above if the denial of payment for services already rendered may or will result in the Member being held financially responsible. Such circumstances include, but are not limited to, the provision of emergency services that do not appear to meet the prudent layperson standard, the provision of services outside of the United States without prior authorization, and the provision of non-covered services with the Member's written consent as described in 3.47. The MCO is not required to issue a notice of action for the denial of payment for covered services that have already been provided to the Member if the denial is based on a procedural or technical issue, including but not limited to a provider's failure to comply with prior authorization rules for services that the Member has already received, incorrect coding or late filing by a provider for services that the Member has already received. In these circumstances, coverage of the service is not at issue and the Member may not be held financially liable for the services. Nothing herein shall relieve the MCO from its responsibility to issue a notice of action in all circumstances in which a provider requests prior authorization for a service and the request is denied in whole or in part, as required in a.(1) above. Nothing herein shall relieve the MCO from its responsibility to hold a Member harmless for the cost of Medicaid covered services and its responsibility to ensure that the MCO's network providers hold a Member harmless for the cost of Medicaid covered services.

            The MCO is required to issue a notice of action for actions described in a.(5) above, only if the Member notifies the MCO of his or her inability to obtain timely access to services. In such instances, the MCO shall provide the Member with immediate assistance in accessing the services. If the Member has been unable to access emergency services, the MCO shall issue a notice of action immediately. For non-emergent services, if a

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                  Member contacts the MCO concerning the inability to access a covered service within the timeframes referenced in (a)(5) above, and three (3) business days later the Member has not accessed or made arrangements for receiving the service that are satisfactory to the Member, the MCO shall issue a notice of action.

b. The MCO shall issue a notice of action if the MCO approves a good or service that is not the same type, amount, duration, frequency or intensity as that requested by the provider, consistent with current DSS policy.

c. The MCO shall identify if the Member reads only a language other than English. For Members who do not read English, the notice of action shall be provided in accordance with Sections 3.28(a) and 3.29(h).

d. Except as provided in (h) below, the MCO shall mail an advance notice of action for a termination, suspension or reduction of a previously authorized service to a Member at least ten (10) days before the date of any action described in (a) above, consistent with current DSS policy. The MCO may shorten the period of advance notice to five (5) days before the date of action if: 1) the MCO has facts indicating that the action should be taken because of probable fraud by the Member; and 2) the facts have been verified, if possible, through secondary sources.

e. All notices related to actions described in (a) above shall clearly state or explain:

      1.    the action the MCO intends to take or has taken;

      2.    the reasons for the action;

      3. the statute, regulation, the DEPARTMENT's Medical Services Policy section, or when there is no appropriate regulation, policy or statute, the HUSKY A contract provision that supports the action;

      4.    the address and toll-free number of the MCO's Member Services
            Department;

      5. the Member's right to challenge the action by filing an appeal and requesting an administrative hearing;

      6. the procedure for filing an appeal and for requesting an administrative hearing;

      7. how the Member may obtain an appeal form and, if desired, assistance in completing and submitting the appeal form;

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      8.    that the Member will lose his or her right to an appeal and administrative hearing if he or she does not complete and file a written appeal form with the DEPARTMENT within sixty (60) days from the date the MCO mailed the initial notice of action;

      9. that the MCO must issue a decision regarding an appeal by the date that the administrative hearing is scheduled, but no more than thirty (30) days following the date the DEPARTMENT receives it;

      10. that, if the Member files an appeal he or she is entitled to meet with or speak by telephone with the MCO representative who will decide the appeal, and is entitled to submit additional documentation or written material for the MCO's consideration;

      11. that the Member may proceed automatically to an administrative hearing if he or she is dissatisfied with the MCO's appeal decision concerning the denial of coverage of goods or services or a reduction, suspension, or termination of ongoing goods or services, or if the MCO fails to render an appeal decision by the date the administrative hearing is scheduled;

      12. that at an administrative hearing, the Member may represent himself or herself or use legal counsel, a relative, a friend, or other spokesperson;

      13. that if the Member obtains legal counsel who will represent the Member during the appeal or administrative hearing process, the Member must direct his or her legal counsel to send written notification of the representation to the MCO and the DEPARTMENT;

      14. that if the circumstances require advance notice, the Member's right to continuation of previously authorized goods and services, provided that the Member files a grievance/request for administrative hearing form with the DEPARTMENT on or before the intended effective date of the MCO's action or within ten (10) calendar days of the date the notice of action is mailed to the Member, whichever is later;

      15. the circumstances under which expedited resolution is available and how to request expedited resolution; and

      16.   any other information specified by the DEPARTMENT.

f. In the case of a child who is under the care of the Department of Children and Families (DCF), the MCO must send the notice of action to the child's foster parents and the DCF contact person specified by the DEPARTMENT.

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g.    The NOA shall be mailed within the following timeframes:

      1) for termination, suspension, or reduction of previously authorized Medicaid covered services, 10 days in advance of the effective date;

      2) for standard authorization decisions to deny or limit services, as expeditiously as the Member's health condition requires, not to exceed fourteen (14) calendar days following receipt of the request for services;

      3) if the MCO extends the fourteen day time frame for denial or limitation of a service as permitted in Section 3.39d (1)(i) and
            (ii), as expeditiously as the Member's condition requires and no later than the date the extension expires;

      4) for service authorization decisions not reached within the timeframes in 3.39 (which constitutes a denial and thus is an adverse action), on the date the timeframe expires;

      5) for expedited service authorization decisions as expeditiously as the Member's health condition requires and no later than three (3) business days after receipt of the request for services;

      6) for denial of payment where the Member may be held liable, at the time of any action affecting the claim

      7) for failure to provide timely access to services as expeditiously as the Member's health requires, but no later than three (3) business days after the Member contacts the MCO.

h. The ten (10) day advance notice requirements do not apply to the circumstances described in 42 CFR 431.213. Notice of action need not be sent to the Member ten (10) days in advance of the action, but may be sent no later than the date of action and will be considered an exception to the advance notice requirement, if the action is based on any of the following circumstances:

      1)    a denial of services;

      2) the MCO has received a clear, written statement signed by the Member that:

            a.    the Member no longer wishes to receive the goods or services;
                  or

            b. the Member gives information which requires the reduction, suspension, or termination of the goods or services, and the Member indicates that he or she understands that this must be the result of supplying that information; and

      3) the Member has been admitted to an institution where he or she is ineligible for the goods or services. In this instance, the Member must be notified on the notice of admission that any goods or services being reduced, suspended, or terminated will be reevaluated for medical necessity upon discharge, and the Member will have the right to appeal any post-discharge decisions.

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            If the circumstances are an exception to the advance notice requirement as set forth above the Member does not have the automatic right to continuation of ongoing goods or services. In these circumstances, however, and in any instance in which the MCO fails to issue an advance notice when required, the reduced, suspended, or terminated goods and services must be reinstated if the Member files a written appeal form with the DEPARTMENT within ten (10) days of the date the notice is mailed to the Member.

i. The MCO shall follow the requirements for continuation of services set forth in 42 CFR 438.420. The right to continuation of ongoing goods or services applies to the scope of services previously authorized. The right to continuation of services does not apply to subsequent requests for approval that result in denial of the additional request or re-authorization of the request at a different level than requested. For example, the right to continuation of services does not apply:

                  1. when a prescription (including refills) runs out and the Member requests a new prescription for the same medication; or

                  2. to a request for additional home health care services following the expiration of the approved number of home health visits

      The MCO shall treat such requests as a new service authorization request and provide a denial notice.

j. Notice of action is not required if the member's treating physician or PCP, using his or her professional judgment, refuses to prescribe (or prescribes an alternative to) a particular service sought by a member. Notice of action is also not required if the Member's treating physician or PCP, using his or her professional judgment, orders the reduction, suspension, or termination of goods or services. Such decisions do not constitute an action by the MCO. If, however, the Member disagrees with the provider and contacts the MCO to request authorization for the service the MCO shall conduct an expedited review of the request, according to the timeframe in 3.39(e). If the MCO affirms the provider's action to deny, terminate, reduce or suspend the service, the MCO shall issue a notice of action. If the Member requests an appeal and hearing, the MCO shall continue authorization for the services, to the extent services were previously authorized, unless the MCO determines that continued provision of the services could be harmful to the Member. The MCO shall also advise the Member of his or her right to a second opinion from another provider. Because only a licensed health care provider, and not the MCO, may prescribe or provide medical services, the Member may not be able to receive some or all of the requested goods or services while the appeal is pending. If the MCO approves the Member's request for the

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      good or service, the MCO shall inform the Member of the approval and shall inform the Member of the right to a second opinion.

k. The DEPARTMENT will provide a standardized notice of action form to be used by the MCO and its subcontractors. The DEPARTMENT will also provide a standardized appeal form to be used by the MCO and its subcontractors. The MCO and its subcontractors shall not alter the standard format of either form without prior, written approval of the DEPARTMENT.

l. The DEPARTMENT will conduct random reviews of the MCO and its subcontractors, as appropriate, to ensure that Members are sent accurate, complete and timely notices of action.

SANCTION: If the DEPARTMENT determines during any audit or random monitoring visit to the MCO or one of its subcontractors that a notice of action fails to meet any of the criteria set forth herein, the DEPARTMENT may impose a strike towards a Class A sanction. If the deficiencies which give rise to a Class A sanction continue for a period in excess of ninety (90) days, the DEPARTMENT may impose a Class B sanction.

6.03  APPEALS AND ADMINISTRATIVE HEARING PROCESSES

a. The MCOs shall have a timely and organized appeals process. The appeals process shall be available for resolution of disputes between the MCO and its Members concerning the MCO's actions as defined in 6.02.

b. The MCO shall develop written policies and procedures for its appeals process. Those policies and procedures must be approved by the DEPARTMENT in writing and must include the elements specified in this contract. The MCO shall not be excused from providing the elements specified in this contract pending the DEPARTMENT's written approval of the MCO's policies and procedures.

c. The MCO shall maintain a record keeping system for appeals which shall include a copy of the appeal, the response, the resolution and supporting documentation.

d. The MCO must clearly specify in its Member handbook/packet the procedural steps and timeframes for filing an appeal and administrative hearing request, including the timeframe for maintaining benefits pending the conclusion of the appeal and administrative hearing processes. The Member handbook/packet shall also list the addresses, office hours, and toll-free telephone numbers for the Member Services office.

e. The MCO shall ensure that network providers and subcontractors are familiar with the appeal process and shall provide information on the process to providers and subcontractors. The MCO shall provide information on the appeal process to its providers and subcontractors at the time it enters into contracts or subcontracts.

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      The MCO must ensure that appeal forms are available at each primary care site. At a minimum, appeals assistance must include providing forms on request, assisting the Member in filling out the forms upon request, and sending the completed form to the DEPARTMENT upon request.

f. The MCO shall develop and make available to Members and potential Members appropriate foreign language versions of appeals materials, including but not limited to, the standard information contained in notices of action and appeals forms. Such materials shall be made available in Spanish, English, or any other languages if more than five (5) percent of the MCO's Members in any county of the State served by the MCO speak the alternative language. Such foreign language materials must be approved, in writing, by the DEPARTMENT.

g. A Member may request an appeal either orally or in writing. When requesting an appeal orally, unless the member is seeking an expedited appeal review, the Member must follow up an oral request with a written, signed appeal form within five (5) days of the oral request. The MCO shall advise any member who requests an appeal orally, that the Member must file a written appeal form in order to receive an administrative hearing. In all other respects, the process for pursuing an appeal and for requesting an administrative hearing shall be unified. The MCO and the DEPARTMENT shall treat the filing of a written appeal as a simultaneous request for an administrative hearing. The MCO shall attempt to resolve appeals at the earliest point possible. If the MCO is not able to render a decision by the time the administrative hearing is scheduled, the Member will automatically proceed to the administrative hearing.

h. Appeals may be filed by the Member, the Member's authorized representative, or the Member's conservator on a form approved by the DEPARTMENT. A provider, acting on behalf of the member and with the Member's written consent, may file an appeal. A provider may not file an administrative hearing request on behalf of a Member unless the authorized representative requirements in DSS Uniform Policy Manual Section 1525.05 are met. The MCO shall request a copy of the written consent from the Member. Appeals shall be mailed or faxed to a single address within the DEPARTMENT. The appeal form must state both the mailing address and fax number at the DEPARTMENT where the form must be sent. If the MCO or its subcontractor receive an appeal directly from a Member or the Member's authorized representative or conservator, the MCO shall date stamp and fax the appeal to the appropriate fax number at the DEPARTMENT within two (2) business days.

i. Upon receipt of a written appeal, the DEPARTMENT will schedule an administrative hearing and notify the Member and MCO of the hearing date and location. If a Member is disabled, the hearing may be scheduled for the Member's home, if requested by the Member.

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j.    The DEPARTMENT will date stamp and forward the appeal by fax to the MCO within two (2) business days of receipt. The fax to the MCO will include the date the Member mailed the appeal to the DEPARTMENT. The postmark on the envelope will be used to determine the date the appeal was mailed.

k. The MCO's review of the appeal must be carried out by an individual or individuals having final decisionmaking authority. Any appeal stemming from an action based on a determination of medical necessity or involving any other clinical issues must be decided by one or more physicians who were not involved in making that medical determination.

l. The MCO may decide an appeal on the basis of the written documentation available unless the Member requests an opportunity to meet with the individual or individuals making that determination on behalf of the MCO and/or requests the opportunity to submit additional documentation or other written material. The Member shall have a right to review his or her MCO record, including medical records and any other documents or records considered during the appeal process. The Member's right to access medical records shall be consistent with HIPAA privacy regulations and any applicable state or federal law.

m. If the Member wishes to meet with the decisionmaker, the meeting can be held via the telephone or at a location accessible to the Member, including the Member's home if requested by a disabled Member. Subject to approval of the DEPARTMENT's Regional Offices, any of the DEPARTMENT'S office locations may be available for video conferencing. The MCO must invite a representative of the DEPARTMENT to attend any such meeting.

n. The MCO must mail to the Member, by certified mail, a written appeal decision, described below, with a copy to the DEPARTMENT, by the date of the DEPARTMENT's administrative hearing as expeditiously as the Member's health condition requires, but no later than thirty (30) days from the date on which the appeal was received by the DEPARTMENT. If the Member is dissatisfied with the MCO's decision regarding the denial, reduction, suspension, or termination of goods or services, or if the MCO does not render a decision by the time of the administrative hearing, the Member may automatically proceed to the administrative hearing.

o. The MCO's written appeal decision must include the Member's name and address; the provider's name and address; the MCO name and address; a complete description of the information or documents reviewed by the MCO; a complete statement of the MCO's findings and conclusions, including the section number and text of any contractual provision or DEPARTMENTAL policy provision that is relevant to the grievance decision; and a clear statement of the MCO disposition of the appeal.

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p.    Along with its written appeal decision, the MCO must remind the Member, on a form approved by the DEPARTMENT that:

      1. if the Member is dissatisfied with the MCO's appeal decision, the DEPARTMENT has already reserved a time to hold an administrative hearing concerning that decision;

      2. that the Member has the right to automatically proceed to the administrative hearing, and that the MCO must continue previously authorized goods and services pending the administrative hearing decision;

      3. if the appeal pertains to the suspension, reduction, or termination of goods or services which have been maintained during the appeals process, and the MCO's appeals decision affirms the suspension, reduction, or termination of goods or services, those goods or services will be suspended, reduced, or terminated in accordance with the MCO's appeals decision unless the Member proceeds to an administrative hearing; and

      4. if the Member fails to appear at the administrative hearing, the Member's reserved hearing time will be cancelled and any disputed goods or services that were maintained will be suspended, reduced, or terminated in accordance with the MCO's appeals decision.

q. If the Member proceeds to an administrative hearing, the MCO must make its entire file concerning the Member and the appeal, including any materials considered in making its decision, available to the DEPARTMENT.

r. If the MCO fails to issue an appeal decision by the date that an administrative hearing is scheduled, but no later than thirty (30) days following the date the grievance was received by the DEPARTMENT, an administrative hearing will be held as originally scheduled. At the hearing, the MCO must prove good cause for having failed to issue a timely decision regarding the appeal. Good cause for the MCO's failure to issue a timely decision shall include, but not be limited to, documented efforts to obtain additional medical records necessary for the MCO's decision on the appeal and the Member's refusal to sign a release for medical records necessary for the decision on the appeal.

      The MCO's inability to prove good cause shall constitute a sufficient basis for upholding the appeal, and the hearing officer, in his or her discretion, may uphold the appeal solely on that basis.

      If the MCO proves good cause for having failed to issue a timely appeal decision, the hearing officer may order a continuance of the hearing pending the issuance of the grievance decision by a certain date or the hearing officer may proceed with the hearing.

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s.    A representative of the MCO shall prepare the summary for the administrative hearing, subject to approval by the DEPARTMENT prior to the hearing, and shall present proof of all facts supporting its initial action if the administrative hearing proceeds in the absence of an appeal decision. The MCO shall submit a final, signed hearing summary to the DEPARTMENT no later than five (5) business days prior to the scheduled hearing date. The MCO's representative shall also present any provisions of this contract or any DEPARTMENT policies which support its decision.

t. If the Member is represented by legal counsel at the hearing and has not notified either the DEPARTMENT or the MCC of the representation, the MCO may request a continuance of the hearing or may ask the hearing officer to hold the hearing record open for additional evidence or submissions. The decision as to whether a continuance will be granted or the record will be held upon is within the hearing officer's discretion.

u. If a representative of the MCO fails to attend a scheduled session of an administrative hearing, the MCO's failure to attend shall constitute a sufficient basis for upholding the appeal, and the hearing officer, in his or her discretion, may close the hearing and uphold the appeal solely on that basis. This provision shall not apply unless the MCO receives notice of the hearing at least seven (7) business days prior to the administrative hearing.

v. If the DEPARTMENT is advised that the Member does not intend to proceed to an administrative hearing, the DEPARTMENT will fax such notice to the MCO.

w. The MCO must designate one primary and one back-up contact person for its grievance/administrative hearing process.

x. If the DEPARTMENT's hearing officer reverses the MCO's decision to deny, limit or delay services that were not furnished while the appeal was pending, the MCO shall authorize or provide the disputed services promptly, and as expeditiously as the Member's health condition requires.

6.04  EXPEDITED REVIEW AND ADMINISTRATIVE HEARINGS

a. Subject to Section 6.02 above, the appeal process must allow for expedited review. If the appeal contains a request for expedited review, it will be forwarded by fax to the MCO within one business day of receipt by the DEPARTMENT. The fax will include the date the Member mailed the appeal. The postmark on the envelope will be used to determine the date the appeal was mailed. If the MCO

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      receives an oral request for expedited appeal, the MCO shall notify the
      DSS liaison by fax or telephone within one business day of the oral request.

b. The MCO must determine, within one business day of receiving the grievance which contains a request for an expedited review from the DEPARTMENT, or within one business day of receiving an oral request for an expedited appeal, whether to expedite the appeal or whether to perform it according to the standard timeframes. If the Member's provider indicates or the MCO determines that the appeal meets the criteria for expedited review, the MCO shall notify the DEPARTMENT immediately that the MCO will be conducting the appeal on an expedited basis.

c. An expedited appeal must be performed when the standard timeframes for determining a grievance could seriously jeopardize the life or health of the Member or the Member's ability to attain, maintain or regain maximum function. The MCO must expedite its review in all cases in which the Member's provider indicates, in making the request for expedited review on behalf of the Member or supporting the member's request, that taking the time for a standard grievance review could seriously jeopardize the Member's life or health or ability to attain, maintain, or regain maximum function and if the DEPARTMENT requests the MCO to conduct an expedited review because the DEPARTMENT believes a specific case meets the criteria for expedited review.

d. If the MCO denies a request for expedited review, the MCO shall perform the review within the standard timeframe and make reasonable efforts to give the Member prompt oral notice of the denial and follow up within two calendar days with a written notice.

e. Unless the Member asks to meet with the decisionmaker or to submit additional information, an expedited review must be completed and an appeal decision must be issued within a timeframe appropriate to the condition or situation of the Member, but no more than three (3) business days from the DEPARTMENT's receipt of the written appeal or three (3) business days from an oral request received by the MCO.

f. The MCO may extend the timeframe for decisions in paragraph d by up to 14 days if: 1) the Member requests the extension or 2) MCO can demonstrate that the extension is in the member's interest because additional information is needed to decide the appeal and if the timeframe is not extended, the appeal will be denied. The DEPARTMENT may request this documentation from the MCO. If an extension is given and the member asks to meet with the decisionmaker and/or submit additional information, the decisionmaker must offer to meet with the Member within three (3) business days of receiving the appeal. The meeting with the Member can be held via the telephone or at a location accessible to the Member, and subject to approval of the DEPARTMENT's Regional Offices, any of the DEPARTMENT's office locations may be available for video conferencing.

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g.    The MCO shall ensure that no punitive action is taken against a provider who requests an expedited appeal or supports a Member's appeal.

h. The MCO shall issue a written appeal decision for expedited appeals. The written notice of the resolution must meet the requirements of 6.03(o) and
      (p). The MCO shall also make reasonable efforts to provide the Member oral notice of an expedited appeal decision.

i. The DEPARTMENT also provides expedited administrative hearings for HUSKY A Members, where required. The DEPARTMENT shall issue a hearing decision as expeditiously as the Member's health condition requires, but no later than three (3) working days after the DEPARTMENT receives from the MCO, the case file and information for any appeal that meets the requirements for an expedited hearing. A Member is entitled to an expedited hearing for the denial of a service if the denial met the criteria for expedited appeal but was not resolved within the expedited appeals timeframe or was resolved within the expedited appeals timeframe, but the appeals decision was wholly or partially adverse to the Member.

SANCTION: If the MCO fails to provide expedited appeals in appropriate circumstances, the DEPARTMENT may impose a Class B sanction pursuant to Section 7.05.

6.05  PROVIDER APPEAL PROCESS

a. The MCO shall have an internal appeal process through which a health care provider may appeal the MCO decision on behalf of a Member.

b. The health care provider appeal process shall not include any appeal rights to the DEPARTMENT or any rights to an administrative hearing.

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7.    CORRECTIVE ACTION AND CONTRACT TERMINATION

7.01  PERFORMANCE REVIEW

a. A designated representative of the MCO and a designated representative of the DEPARTMENT shall meet on an annual basis, and as requested by either party, to review the performance of the MCO under this contract. The DEPARTMENT will keep written minutes of such meetings. In the event of any disagreement regarding the performance of services by the MCO under this contract, the designated representatives shall discuss the problem and shall negotiate in good faith in an effort to resolve the disagreement.

b. In the event that no such resolution is achieved within a reasonable time, the matter shall be referred to the Contract Administrator as provided under Article 7.02, the Disputes clause of this contract. If the Contract Administrator determines that the MCO has failed to perform as measured against applicable contract provisions, the Contract Administrator may impose sanctions or any other penalty, set forth in this Section including the termination of this contract in whole or in part, as provided under this Section.

7.02  SETTLEMENT OF DISPUTES

Any dispute arising under the contract which is not disposed of by agreement shall be decided by the Contract Administrator whose decision shall be final and conclusive subject to any rights the MCO may have in a court of law. The foregoing shall not limit any right the MCO may have to present claims under Connecticut General Statutes Section 4-141 et seq. or successor provisions regarding the claims commissioner, including without limitation Connecticut General Statutes Section 4-160 regarding authorization of actions. In connection with any appeal to the Contract Administrator under this paragraph, the MCO shall be afforded an opportunity to be heard and to offer evidence in support of its appeal. Pending final decision of a dispute, the MCO shall proceed diligently with the performance of the contract in accordance with the Contract Administrator's decision.

7.03  ADMINISTRATIVE ERRORS

The MCO shall be liable for the actual amount of any costs in excess of $5,000 incurred by the DEPARTMENT as the result of any administrative error (e.g. submission of erroneous capitation, encounter or reinsurance data) of the MCO or its subcontractors. The DEPARTMENT may request a refund of, or recoup from subsequent capitation payments, the actual amount of such costs.

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7.04  SUSPENSION OF NEW ENROLLMENT

Whenever the DEPARTMENT determines that the MCO is out of compliance with this contract, unless corrective action is taken to the satisfaction of the DEPARTMENT, the DEPARTMENT may suspend enrollment of new Members under this contract. The DEPARTMENT, when exercising this option, must notify the MCO in writing of its intent to suspend new enrollment at least thirty (30) days prior to the beginning of the suspension period. The suspension period may be for any length of time specified by the DEPARTMENT, or may be indefinite. The suspension period may extend up to the contract expiration date as provided under PART I. (The DEPARTMENT may also notify existing Members of MCO non-compliance and provide an opportunity to disenroll from the MCO and to re-enroll in another MCO.)

7.05  MONETARY SANCTIONS

It is agreed by the DEPARTMENT and the MCO that if by any means, including any report, filing, examination, audit, survey, inspection or investigation, the MCO is determined to be out of compliance with this contract, damage to the DEPARTMENT may or could result. Consequently, the MCO agrees that the DEPARTMENT may impose any of the following sanctions for noncompliance under this contract. Unless otherwise provided in this contract, sanctions imposed under this section shall be deducted from capitation payment or, at the discretion of the DEPARTMENT, paid directly to the DEPARTMENT.

A.    SANCTIONS FOR NONCOMPLIANCE

      1. CLASS A SANCTIONS. THREE (3) STRIKES. SANCTIONS WARRANTED AFTER THREE (3) OCCURRENCES

      For noncompliance of the contract which does not rise to the level warranting Class B sanctions as defined in subsection (a)(2) of this section or Class C sanctions as defined in subsection (b) of this section, including, but not limited to, those violations defined as Class A sanctions in any provision of this contract, the following course of action will be taken by the DEPARTMENT:

            Each time the MCO fails to comply with the contract on an issue warranting a Class A sanction, the MCO receives a strike. The MCO will be notified each time a strike is imposed. After the third strike for the same contract provision, a sanction may be imposed. If no specific time frame is set forth in any such contractual provision, the time frame is deemed to be the full length of the contract.

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            The MCO will be notified in writing at least thirty (30) days in advance of any sanction being imposed and will be given an opportunity to meet with the DEPARTMENT to present its position as to the DEPARTMENT's determination of a violation warranting a Class A sanction. At the DEPARTMENT's discretion, a sanction will thereafter be imposed. Said sanction will be no more than $2,500 after the first three (3) strikes. The next strike for noncompliance of the same contractual provision will result in a sanction of no more than $5,000 and any subsequent strike for noncompliance of the same contractual provision will result in a Class A sanction of no more than $10,000.

      2. CLASS B SANCTIONS. SANCTIONS WARRANTED UPON SINGLE OCCURRENCE

      For noncompliance with the contract which does not warrant the imposition of Class C sanctions as defined in subsection (b) of this section, including, but not limited to, those violations defined as Class B sanctions in any provision of this contract, the following course of action will be taken by the DEPARTMENT:

            The DEPARTMENT may impose a sanction at the DEPARTMENT's discretion if, after at least thirty (30) days notice to the MCO and an opportunity to meet with the DEPARTMENT to present the MCO's position as to the DEPARTMENT's determination of a violation warranting a Class B sanction, the DEPARTMENT determines that the MCO has failed to meet a performance measure which merits the imposition of a Class B sanction not to exceed $10,000.

b. CLASS C SANCTIONS. SANCTIONS RELATED TO NONCOMPLIANCE POTENTIALLY RESULTING IN HARM TO AN INDIVIDUAL MEMBER

      (i) The DEPARTMENT may impose a Class C sanction on the MCO for noncompliance potentially resulting in harm to an individual Member, including, but not limited to, the following:

      1. failing to substantially authorize medically necessary items and services that are required (under law or under this contract) to be provided to an Member covered under this contract;

      2. imposing a premium or charge on Members except as specifically permitted under provisions of the approved Medicaid State Plan and the provisions of this Contract;

      3. discriminating among Members on the basis of their health status or requirements for health care services, including expulsion or refusal to re-enroll an individual, except as permitted by Title XIX, or engaging in any practice that would reasonably be expected to have the effect of denying or discouraging enrollment with the MCO by eligible individuals whose medical condition or history indicates a need for substantial future medical services;

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      4.    misrepresenting or falsifying information that is furnished to the
            Secretary, the DEPARTMENT; Member, potential Member, or a health care provider;

      5.    failing to comply with the physician incentive requirements under
            Section 1903(m)(2)(A)(x) of the Social Security Act and 42 CFR
            422.208 and 422.210;

      6. distributing directly or through any agent or independent contractor marketing materials that have not been approved by the DEPARTMENT or containing false or misleading information; and

      7. failing to comply with any other requirements of 42 U.S.C. 1396b(m) or 42 U.S.C. 1396u-2.

      (ii) Class C sanctions for noncompliance with the contract under this subsection include the following:

      1. withholding the next month's capitation payment to the MCO in full or in part;

      2.    assessment of liquidated damages:

            a. for each determination that the MCO fails to substantially provide medically necessary services, makes misrepresentations or false statements to Members, potential Members or health care providers, engages in marketing violations or fails to comply with the physician incentive plan requirements, not more than $25,000;

            b. for each determination that the MCO discriminates among Members on the basis of their health status or requirements for health care services or engages in any practice that has the effect of denying or discouraging enrollment with the MCO by eligible individuals based on their medical condition or history that indicates a need for substantial future medical services, or the MCO misrepresents or falsifies information furnished to the Secretary or DEPARTMENT, not more than $100,000;

            c. for each determination that the MCO has discriminated among Members or engaged in any practice that has denied or discouraged enrollment, $15,000 for each individual not enrolled as a result of the practice up to a total of $100,000;

            d. for a determination that the MCO has imposed premiums or charges on Members in excess of the premiums or charges permitted, double the excess amount but not more than $25,000. The excess amount charged in such a circumstance must be deducted from the penalty and returned to the Member concerned;

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      3.    freeze on new enrollment and/or alter the current enrollment; or

      4.    appointment of temporary management as described in 7.06.

      (iii) Prior to imposition of any Class C sanction, the MCO will be notified at least thirty (30) days in advance and provided, at a minimum, an opportunity to meet with the DEPARTMENT to present its position as to the DEPARTMENT's determination of a violation warranting a Class C Sanction. For any contract violation under this subsection, at the DEPARTMENT's discretion, the MCO may be permitted to submit a corrective action plan within twenty (20) days of the notice to the MCO of the violation. Immediate compliance (within thirty (30) days) under any such corrective action plan may result in the imposition of a lessor sanction on the MCO. If any sanction issued under this subsection is equivalent to termination of the contract, the MCO shall be offered a hearing to contest the imposition of such a sanction.

C.  OTHER REMEDIES

      1. Notwithstanding the provisions of this section, failure to provide required services will place the MCO in default of this contract, and the remedies in this section are not a substitute for other remedies for default which the DEPARTMENT may impose as set forth in this contract.

      2. The imposition of any sanction under this section does not preclude the DEPARTMENT from obtaining any other legal relief to which it may be entitled pursuant to state or federal law.

D.    CMS SANCTIONS

      Pursuant to 42 CFR 438.730, the DEPARTMENT may recommend the imposition of sanctions to CMS and CMS may sanction the MCO as described in that section. In the alternative, CMS may independently initiate the sanction process described in 42 CFR 438.730(a) through (d). The MCO shall comply with all applicable sanction provisions set forth in 42 CFR 438.730. CMS may deny payment to the DEPARTMENT for new Members under the circumstances described in 42 CFR 438.730(e) and capitation payments to the MCO will be denied so long as payment for those Members is denied by CMS.

7.06  TEMPORARY MANAGEMENT

The DEPARTMENT may impose temporary management upon a finding by the DEPARTMENT that: 1) there is continued egregious behavior by the MCO; 2) there is a substantial risk to the health of the Members or 3) temporary management is necessary to ensure the health of the MCO's members while improvements are made to remedy the violations or until there is an orderly termination or reorganization of the MCO. For purposes of this section, "egregious behavior" shall include but not be limited to any of

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the violations described in 7.05b(ii)(2) or any other MCO behavior that is contrary to Sections 1903(m) and 1932 of the Social Security Act. After a finding pursuant to this subsection, individuals enrolled with the MCO must be permitted to terminate enrollment without cause and the MCO shall be responsible for notification of such right to terminate enrollment. Nothing in this subsection shall preclude the DEPARTMENT from proceeding under the termination provisions of the contract rather than imposing temporary management. If however, the DEPARTMENT chooses not to first terminate the contract and repeated violations of substantive requirements in section 1903(m) or 1932 of the Social Security Act occur, the DEPARTMENT must than impose temporary management and allow individuals to disenroll without cause. The Department may impose temporary management without a hearing.

7.07  PAYMENT WITHHOLD, CLASS C SANCTIONS OR TERMINATION FOR CAUSE

The DEPARTMENT may withhold capitation payments, impose sanctions including Class C Sanctions set forth in Section 7.05 or terminate the contract for cause. Cause shall include, but not be limited to: 1) use of funds and/or personnel for purposes other than those described in the HUSKY A program and this contract and
2) if a civil action or suit in federal or state court involving allegations of health fraud or violation of 18 U.S.C. Section 1961 et seq. is brought on behalf of the DEPARTMENT.

7.08  EMERGENCY SERVICES DENIALS

If the MCO has a pattern of inappropriately denying payments for emergency services as defined in Part II, Definitions, the MCO may be subject to suspension of new enrollments, withholding of capitation payments, contract termination, or refusal to contract in a future time period. This applies not only to cases where the DEPARTMENT has ordered payment after appeal, but also to cases where no appeal has been made (i.e., the DEPARTMENT is knowledgeable about documented abuse from other sources.)

7.09  TERMINATION FOR DEFAULT

a. The DEPARTMENT may terminate performance of work under this contract in whole, or in part, whenever the MCO materially defaults in performance of this contract and fails to cure such default or make progress satisfactory to the DEPARTMENT toward contract performance within a period of thirty
      (30) days (or such longer period as the DEPARTMENT may allow). Such termination shall be referred to herein as "Termination for Default."

b. If after notice of termination of the contract for default, it is determined by the DEPARTMENT or a court that the MCO was not in default, the notice of

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      termination shall be deemed to have been rescinded and the contract reinstated for the balance of the term.

c. If after notice of termination of the contract for default, it is determined by the DEPARTMENT or a court that the MCO was not in default or that the MCO's failure to perform or make progress in performance was due to causes beyond control and without the error or negligence of the MCO, or any subcontractor, the notice of termination shall be deemed to have been issued as a termination for convenience pursuant to Section 7.09 and the rights and obligations of the parties shall be governed accordingly.

d. In the event the DEPARTMENT terminates the contract in full or in part as provided in this clause, the DEPARTMENT may procure, services similar to those terminated, and the MCO shall be liable to the DEPARTMENT for any excess costs for such similar services for any calendar month for which the MCO has been paid to provide services to HUSKY A clients. In addition, the MCO shall be liable to the DEPARTMENT for administrative costs incurred by the DEPARTMENT in procuring such similar services. Provided, however, that the MCO shall not be liable for any excess costs or administrative costs if the failure to perform the contract arises out of causes beyond the control and without error or negligence of the MCO or any of its subcontractors.

e. In the event of a termination for default, the MCO shall be financially responsible for Members in the current month at the applicable capitation rate.

f. The rights and remedies of the DEPARTMENT provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under this contract.

g. In addition to the termination rights under Part I Section 8, the MCO may terminate this contract on ninety (90) days written notice in the event that the DEPARTMENT fails to (a) pay capitation claims in accordance with
      Part II Section 4.06 and Part II Section 3.01 of this contract (b) provide eligibility or enrollment/disenrollment information and shall fail to cure such default or make progress satisfactory to the MCO within a period of sixty (60) days of such default.

7.10  TERMINATION FOR MUTUAL CONVENIENCE

The DEPARTMENT and the MCO may terminate this contract at any time if both parties mutually agree in writing to termination. At least sixty (60) days shall be allowed. The effective date must be the first day of a month. The MCO shall, upon such mutual agreement being reached, be paid at the capitation rate for enrolled recipients through the termination of the contract.

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7.11  TERMINATION FOR FINANCIAL INSTABILITY OF THE MCO

In the event of financial instability of the MCO, the DEPARTMENT shall have the right to terminate the contract upon the same terms and conditions as a Termination for Default.

7.12  TERMINATION FOR UNAVAILABILITY OF FUNDS

a. The DEPARTMENT at its discretion may terminate at any time the whole or any part of this contract or modify the terms of the contract if federal or state funding for the contract or for the Medicaid program as a whole is reduced or terminated for any reason. Modification of the contract includes, but is not limited to, reduction of the rates or amounts of consideration, reducing services covered by the MCO, or the alteration of the manner of the performance in order to reduce expenditures under the contract. Whenever possible, the MCO will be given thirty (30) days notification of termination.

b. In the event of a reduction in the appropriation from the state or federal budget for the Division of Health Care Financing of the Department of Social Services or an across-the-board budget reduction affecting the Department of Social Services, the DEPARTMENT may either re-negotiate this contract or terminate with thirty (30) days written notice. Any reduction in the capitation rates that is agreed upon by the parties or any subsequent termination of this contract by the DEPARTMENT in accordance with this provision shall only affect capitation payments or portions thereof for covered services purchased on or after the effective date of any such reduction or termination. Should the DEPARTMENT elect to renegotiate the contract, the DEPARTMENT will provide the MCO with those contract modifications, including capitation rate revisions, it would deem acceptable.

c. The MCO shall have the right not to extend the contract if the new contract terms are deemed to be insufficient notwithstanding any other provision of this contract. The MCO shall have a minimum of sixty (60) days to notify the DEPARTMENT regarding its desire to accept new terms. If the new capitation rates and any other contract modifications are not established at least sixty (60) days prior to the expiration of the initial or extension agreement, the DEPARTMENT will reimburse the MCO at the higher of the new or current capitation rates for that period during which the new contract period had commenced and the MCO's sixty (60) day determination and notification period had not been completed, and the MCO will be held to the terms of the executed contract.

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7.13  TERMINATION FOR COLLUSION IN PRICE DETERMINATION

In competitive bidding markets, the MCO has previously certified that the prices presented in its proposal were arrived at independently, without consultation, communication, or agreement with any other bidder for the purpose of restricting competition; that, unless otherwise required by law, the prices quoted have not been knowingly disclosed by the MCO, prior to bid opening, directly or indirectly to any other bidder or to any competitor; and that no attempt has been made by the MCO to induce any other person or firm to submit or not to submit a proposal for the purpose of restricting competition.

In the event that such action is proven, the DEPARTMENT shall have the right to terminate this contract upon the same terms and conditions as a Termination for Default.

7.14  TERMINATION OBLIGATIONS OF CONTRACTING PARTIES

a. The MCO shall be provided the opportunity for a hearing prior to any termination of this contract pursuant to any provision of this contract. The DEPARTMENT shall give the MCO written notice of its intent to terminate, the reason for the termination and the date and time of the hearing. After the hearing, the DEPARTMENT shall give the MCO written notice of its decision affirming or reversing the proposed termination. In the event of a decision to affirm the termination, the DEPARTMENT's written notice shall include the effective date of termination. The DEPARTMENT may notify Members of the MCO and permit such Members to disenroll immediately without cause during the hearing process.

b. Upon contract termination, the MCO shall allow the DEPARTMENT, its agents and representatives full access to the MCO's facilities and records to arrange the orderly transfer of the contracted activities. These records include the information necessary for the reimbursement of any outstanding Medicaid claims.

c. Where this contract is terminated due to cause or default by the MCO: 1) The DEPARTMENT shall be responsible for notifying all Members of the date of termination and process by which the Members will continue to receive services and 2) the MCO shall notify all providers and be responsible for all expenses related to notification to providers and members.

d. If this contract is terminated for any reason other than default by the MCO,

      1. The MCO shall ensure that an adequate provider network will be maintained at all times during the transition period and that continuity of care is maintained for all Members;

      2. The MCO shall submit a written transition plan to the DEPARTMENT sixty (60) days in advance of the scheduled termination;

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      3.    The DEPARTMENT shall be responsible for notifying all Members of the date of termination and process by which the Members will continue to receive services;

      4. The DEPARTMENT shall be responsible for all expenses relating to said notification to members;

      5. The MCO shall notify all providers and be responsible for all expenses related to such notification; and

      6. The DEPARTMENT shall withhold a portion, not to exceed $100,000, of the last month's capitation payment as a surety bond for a six (6) month period to ensure compliance under the contract.

7.15  WAIVER OF DEFAULT

Waiver of any default shall not be deemed to be a waiver of any subsequent default. Waiver of breach of any provision of the contract shall not be deemed to be a waiver of any other or subsequent breach and shall not be construed to be a modification of the terms of the contract unless stated to be such in writing, signed by an authorized representative of the DEPARTMENT, and attached to the original contract.

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8.    OTHER PROVISIONS

8.01  SEVERABILITY

If any provision of this procurement or the resultant contract is declared or found to be illegal, unenforceable, or void, then both parties shall be relieved of all obligations under that provision. The remainder of this procurement or the resultant contract shall be enforced to the fullest extent permitted by law.

8.02  EFFECTIVE DATE

This contract is subject to review for form an substance by the U.S. Department of Health and Human Services Centers for Medicare and Medicaid Services and the DEPARTMENT, and will not become effective until it is approved by those agencies.

8.03  ORDER OF PRECEDENCE

This contract shall be read together to achieve one harmonious whole. However, should any irreconcilable conflict arise between Part I and Part II of this contract, Part II shall prevail.

8.04  CORRECTION OF DEFICIENCIES

This contract does not release the MCO from its obligation to correct any and all outstanding certification deficiencies. Failure to correct all outstanding material deficiencies may cause the MCO to be determined in Default of this contract.

8.05  THIS IS NOT A PUBLIC WORKS CONTRACT

The DEPARTMENT and the MCO as parties to this purchase of service Contract mutually covenant, acknowledge and agree that this contract does not constitute and shall not be construed to constitute a public works contract. The DEPARTMENT and the MCO's mutual agreement that this contract is not a public works contract shall have full force and effect on Part I Section 32 and other Sections of this contract as applicable.

9.0   APPENDICES

The following appendices that were attached to the Purchase of Service Contract between the MCO and the DEPARTMENT effective August 11, 2001, have not changed since that date and are hereby incorporated by reference as if fully set forth herein: Appendix B Provider Credentialing and Enrollment; Appendix C, EPSDT Periodicity Schedule,

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Appendix D, DSS Marketing Guidelines; Appendix E, Quality Assurance Program;
Appendix F, Unaudited Quarterly Financial Reports; Appendix H, Managed Care Policy Transmittals; Appendix J, Physician Incentive Payments, Appendix K. Recategorization Chart. The remaining appendices are attached hereto.

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                                     HUSKY A

                                Covered Services

For purposes of this contract, the information contained in the Department's Medical Services Policy Manuals and Departmental regulations has been summarized to provide an overview for reference of the goods and services covered by the Medicaid program (see attached list of Medical Assistance Program policies and regulations). Any limitations or exclusions to these covered goods and services are also overviewed.

Plans should be advised that, notwithstanding the following summary overview, guidance issued by the Department in the form of policy transmittals, regulations, provider bulletins, provider manuals, letters, and other written correspondence is the final authority regarding covered goods and services. The intent of the summary is to provide a quick working guide. These policies are available at the Connecticut Medical Assistance Program website: www.ctmedicalprogram.com. Whenever any questions regarding Medicaid policy occur, health plans should consult with the Department's Medical Administration Policy Unit for clarification.

Health plans are required to cover identical goods and services that are covered under the Medicaid program; health plans do not have the option of adding or subtracting from the 'benefit package'. These goods and services are included in plans' capitation rates. However, this does not preclude a decision to provide an additional benefit (i.e., a noncovered service) for a given member. For example, on a case-by-case basis, a health plan may decide to cover the cost of installing a ramp or providing homemaker services or provide inpatient behavioral health services in an Institution for the Treatment of Mental Diseases (IMD) (all noncovered services) if so doing would enable a member to remain at home rather than be placed in an institutionalized setting or to receive services in a more cost-effective manner.

Under current Medicaid Fee-For-Service (FFS) reimbursement methodology, various administrative procedures related to payment for covered goods and services are in place. These procedures are not incumbent upon health plans under Medicaid Managed Care (MMC). For example, currently Medicaid FFS has administrative procedures related to physical therapy provided in the home. When physical therapy exceeds two (2) sessions per any consecutive seven (7) day period, prior authorization is required.

Whether or not a given health plan requires prior authorization prior to physical therapy being provided in the home, or requires prior authorization after x number of visits, or does not require prior authorization at all is not prescribed. The management of the "benefit" is at the discretion of the health plan. However, a health plan cannot decide to limit a covered good or service (e.g., cut off all physical therapy home visits after x number of visits). The number of medically necessary visits will vary by member, and the health plan cannot set a limit for members unless the Medicaid "benefit" itself is specifically limited in Medical Services Policy.

Additionally, medically necessary behavioral health services for children in Medicaid Managed Care shall include:

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a) the coordination of and linkage to those social and medical services which ensure the health and safety of the child; b) preventive health care services that are designed to avoid the need for future medically necessary services; c) services for chronic, long-term disorders which if left untreated, will effect the physical or mental health of the child; and (d) the duration of treatment provided by a managed health plan for these children shall be based on the individual needs of the child.

The summary overview is divided into three (3) sections. Section A contains a listing of covered goods and services included in the capitation rates. It also lists the major limitations and exclusions to these covered goods and services. Section B contains a listing of covered goods and services not included in the capitation rates. Section C contains a listing of noncovered services.

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                         SUMMARY DESCRIPTION OF BENEFITS

A.    COVERED SERVICES INCLUDED IN THE CAPITATION PAYMENT

1. Hospital Inpatient Care (acute care hospitals) - Medically necessary and medically appropriate hospital inpatient acute care, procedures, and services, as authorized by the responsible physician(s) or dentist, and covered under Department of Social Services (DSS) policies and regulations.

    a. Administratively Necessary Days (ANDs) are covered when a nursing home placement delay is due to unavailability of beds. However, a patient is required to accept the first available, medically appropriate bed.

    b. Organ transplants are covered if they are of demonstrated therapeutic value, medically necessary and medically appropriate, and likely to result in the prolongation and the improvement in the quality of life of the applicant. The DSS Transplant Advisory Committee has developed, and continues to develop, medical criteria relating to particular organ transplant procedures. These criteria are available for use by health plans. The criteria are guidelines. However, a final decision to deny a transplant request is not to be rendered without considering the medical opinion of a qualified organ transplantation expert(s) in the community.

    c. Mental health and substance abuse services in a general hospital psychiatric unit are covered--regardless of the age of the individual.

2.  Psychiatric (mental health/substance abuse) Facility Inpatient Care

    a. Medically necessary psychiatric hospital care, procedures, and services as covered under DSS policy and regulation.

    b. Some psychiatric hospitals may qualify as an Institution for Mental Diseases (IMD). An IMD is defined as a facility of more than sixteen
        (16) beds that is primarily engaged in providing diagnosis, treatment, or care of persons with mental diseases. Medically IMD necessary care is only covered for individuals under age 21 and 65 years of age or older. IMD services for individuals aged 21 through 64 are noncovered services (see Section C.1 of this summary overview).

3.  Freestanding Alcohol Treatment Center Inpatient Care

    a. Services must be provided by a program holding a current and active license to operate a Private Freestanding Facility for the Care and Treatment of Substance Abusive or Dependent Persons.

    b. Services under the Medicaid program shall be for alcohol detoxification and shall be limited to: a) the acute and evaluation phase of the treatment program and b) a ten (10) day period for each occurrence Acute treatment and evaluation provides medical management of detoxification and assessment of the individual's total situation in an inpatient milieu for the purpose of formulating and implementing a plan of care in addition to detoxification.

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    c.  Services must predominately focus on the medical and/or psychological management of alcohol abuse and other medical or psychological conditions which impact upon or are related to alcohol abuse. Treatment and care shall be provided under the direction of a physician within the scope of accepted medical practice.

4. Chronic Disease Hospital Inpatient Care - Such medically necessary care, procedures, and services as covered under DSS policy and regulation.

5. Nursing Facility (Skilled Nursing and Intermediate Care) Inpatient Care - Such medically necessary care is covered while the patient remains in a managed care coverage group. For coverage in nursing Homes which are characterized as, institutions for mental disease' see Section CA of this summary overview.

6. Intermediate Care Facility (Mentally Retarded) Inpatient Care - Such medically necessary care is covered while the patient remains in a managed care coverage group.

7. Christian Science Sanitoria Service - Such medically necessary care is covered while the patient remains in a managed care coverage group.

8. Hospital Outpatient Care (General Hospital, Psychiatric Hospital, and Chronic Disease Hospital) - Preventive, diagnostic, therapeutic, rehabilitative, or palliative medical services provided to an outpatient by or under the direction of a physician or dentist in a licensed hospital facility.

9. Physician Services - Primary and specialty services provided by a licensed physician or doctor of osteopathy and performed within the scope of practice of medicine or osteopathy as defined by State law.

10. Psychologist Services - Clinical, diagnostic, and remedial services personally performed by a psychologist. Services include: a) counseling and psychotherapy to individuals who are experiencing problems of a mental or behavioral nature and b) measuring and testing of personality, aptitudes, emotions, and attitudes.

    Note: Effective 9/1/03, psychologist services provided by independently enrolled psychologists are no longer covered for individuals who are 21 years of age or older.

11. Nurse-Midwifery Services - Services provided by a licensed, certified nurse-midwife which are related to the care, and to the management of the care, of essentially normal mothers and newborns (only throughout the maternity cycle) and well woman gynecological care, including family planning services.

12. Nurse Practitioner Services - Services which are provided by a licensed Advanced Practice Registered Nurse (APRN) and which are within his or her scope of practice as defined by State law.

13. Chiropractor Services - Manual manipulation of the spine performed by a licensed chiropractor within the scope of chiropractic practice. Noncovered services:

    a. Prescription or administration of any medicine or drug or the performance of any surgery;

    b.  X-rays furnished by a chiropractor.

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    c.  Manipulation of other parts of the body (e.g., shoulder, arm, knee, etc.) even when for subluxation of the spine; and

    d.  Lab work ordered by a chiropractor.

Note: Effective 1/1/03, chiropractor services provided by independently enrolled chiropractors are no longer covered for individuals who are 21 years of age or older.

14. Naturopathic Services - Services provided by a licensed naturopath which conform to accepted methods of diagnosis and treatment and which are within the scope of naturopathic practice.

Note: Effective 1/1/03, naturopathic services provided by independently enrolled naturopaths are no longer covered for individuals who are 21 years of age or older.

15. Podiatrist Services - Services provided by a licensed podiatrist which conform to accepted methods of diagnosis and treatment and which are within the scope of podiatric practice.

Note: Effective 1/1/03, podiatrist services provided by independently enrolled podiatrists are no longer covered for individuals who are 21 years of age or older.

    a.  Limitations of Coverage

        i. Orthotic and/or corrective arch supports for recipients under five years of age; and

        ii. Orthotic and/or corrective arch supports only once every two (2) years.

    b.  Noncovered Services

        i.   Services of assistants at surgery;

        ii. Simplified tests requiring minimal time or equipment and employing materials nominal in cost such as Clinitest, testape, Hematest, Bumintest, Dextrostix, nonphotolitric hemogloblin, etc.;

        iii. Simple foot hygiene; and

        iv. Repairs to devices judged to be necessitated by willful or malicious abuse on the part of the patient.

16. Laboratory Services - Laboratory services: a) ordered by a duly licensed physician or other licensed practitioner of the healing arts; and b) performed in a laboratory which is certified according to the applicable provisions of the Clinical Laboratory Improvement Amendments of 1988 (CLIA ) and meets all applicable licensing, accreditation and certification requirements for the specific services and procedures it provides.

17. Outpatient Medical Rehabilitation Services - Medically necessary and medically appropriate outpatient rehabilitation services provided by a licensed or certified practitioner. Such services include: physical therapy, occupational therapy, speech therapy, audiology, inhalation therapy, social services, psychological services, traumatic brain injury (T.B.I.) day treatment, neuropsychological evaluation, electonystagmography, and early childhood intervention services.

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Note: Effective 1/1/03, services provided by independently enrolled physical therapists, audiologists and speech pathologists are no longer covered for individuals who are 21 years of age or older. Services provided by independently enrolled psychologists will no longer be covered for individuals who are 21 years of age or older effective 9/1/03.

      a.    Limitations include:

            i. Sheltered workshop services for individuals who are primarily developmentally disabled are covered only if their need for this type of program stems from an etiology readily identifiable as medical or psychological in origin;

            ii. T.B.I. treatment programs are limited to individuals who have sustained injury from interaction of any external forces resulting in the central nervous system (brain) dysfunctions. Developmental impairment primarily contributing to brain dysfunction is not included. The impairment must be readily identifiable as having been sustained through injury;

            iii. The T.B.I. program is primarily a medical rehabilitation program, however, vocational, social, and educational services may be covered only when these services are: a) related to the individual's injury, b) are reasonable and necessary for the diagnosis or treatment of the injury, and c) are a part of the recipient's written individual plan of care; and

            iv. Programs relating to the learning of basic living skills, or other activities of daily living, are limited to individuals who have lost or had impaired functions of daily living and require retraining to maximize restoration of these skills.

      b.    Noncovered Services include:

            i. Services which are related solely to specific employment opportunities, work skills, work settings, and/or academic skills and are not reasonable or necessary for the diagnosis or treatment of an illness or injury;

            ii. Speech services involving nondiagnostic, nontherapeutic, routine, repetitive, and reinforced procedures or services for the patient's general good and welfare; and

            iii. Services ordinarily covered are not covered if an individual's expected restoration potential would be insignificant in relation to the extent and duration of rehabilitation services required to achieve such potential.

18. Vision Care - Services performed by a licensed ophthalmologist, optometrist, or optician which conform to accepted methods of diagnosis and treatment.

      Limitations of Coverage

            i. Contact lenses are covered when such lenses provide better management of a visual or ocular condition than can be achieved with spectacle lenses, including, but not limited to the diagnosis of Unilateral Aphakia, Keratoconus, Corneal Transplant, and High Anisometropia;

            ii. Prescription sunglasses are covered when light sensitivity which will hinder driving or seriously handicap the outdoor activity of a patient is evident;

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            iii.  Trifocals are covered when the patient has a special need due to job training program or extenuating circumstances;

            iv. Extended wear contact lenses are covered for aphakia and for members whose coordination or physical condition make daily usage of contact lenses impossible;

            v. Oversize lens are covered only when needed for physiological reasons, and not for cosmetic reasons; and

            vi.   A spare pair of eyeglasses is not covered.

19. Dental Care - Services performed by a licensed dentist or dental hygienist which conform to accepted methods of diagnosis and treatment.

The categories of covered services are as follows:

      a.    Diagnostic Services

            i.    Home visits;

            ii. Radiographs: a) intraoral, complete series; b) bitewing films; and c) periapical films; and

            iii. Oral examinations: a) initial oral exam; b) periodic oral exam; and c) emergency oral exam.

      b.    Preventive Services

            i.    Prophylaxis;

            ii.   Fluoride treatment for children under 21;

            iii.  Space maintainers;

            iv.   Night guards; and

            v. Pit and fissure sealants for children ages 5 through 16. Prior authorization is required for children under 5 and persons over 16.

      c. Restorative Services - limited to the restoration of carious permanent, and primary teeth.

            i.    Fillings; and

            ii.   Crowns.

      d.    Endodontics

            i.    Root canal therapy and/or apicoectomy; and

            ii.   Apexification.

      e.    Prosthodontics - removable, complete, and partial prostheses;

      f.    Dental Surgery;

      9.    Edodontia (extractions);

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      h.    Orthodontics under the Early Periodic Screening, Diagnosis and
            Treatment (EPSDT) program;

      i.    Alveolectomy (alveoplasty);

      j. Patient Management - in connection with dental services to individuals with cognitive disabilities;

      k.    General Surgical Anesthesia;

      l.    Prosthodontics with use on a regular basis;

      m.    Removable, complete and partial denture prostheses only; and

      n.    Replacement of existing dentures, only once in any five (5) years.

      o.    Relining or rebasing existing dentures - Two (2) year period.

      p.    Denture labeling, for patients in long-term care facilities only.

The categories of noncovered services are as follows:

      a.    Fixed Bridges

      b.    Periodontia

      c.    Implants

      d.    Transplants

      e.    Cosmetic Dentistry

      f.    Vestibuloplasty

      g.    Unilateral Removable Appliances

      h. Partial dentures where there are at least eight (8) posterior teeth in occlusion and no missing anterior teeth.

      i.    Restorative procedures to deciduous teeth nearing exfoliation.

20. Durable Medical Equipment - equipment which: a) can stand repeated use; b) is primarily and customarily used to serve a medical purpose; c) is generally not useful to a person in the absence of an illness or injury; and d) excludes items that are disposable.

      Equipment covered includes: wheelchairs and accessories, walking aids, bathroom equipment (e.g., commode and safety equipment), hospital beds and accessories, inhalation therapy equipment (e.g., IPPR machines, suction machines, nebulizers, and related equipment), enteral/parenteral therapy equipment, and the repair and replacement of durable medical equipment (DME) and related equipment.

21. Orthotic and Prosthetic Devices - Mechanical appliances and devices for the purpose of providing artificial replacement of missing parts, and/or prevention or correction of disorders in involving physical deformities and impairments.

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      a.    Devices covered include: braces, corsets, collars, arch supports, footplates, orthopedic shoes, orthopedic prostheses, hearing aids (including batteries, earmolds, and cords).

      b. Limitations: i) orthotic and/or corrective arch supports are not provided for recipients under five years of age; ii) Metatarsus Adductus Shoes are limited to a congenital metatarsus adductus condition and are limited to children through age four as medically necessary.

22. Oxygen Therapy - oxygen, equipment, supplies, and services related to the delivery of oxygen.

23. Respiratory Therapy - services include: intermittent positive pressure breathing, ultrasonography, aerosol, sputum induction, percussion and postural drainage, arterial puncture, and withdrawal of blood for diagnosis.

24. Dialysis - hemodialysis and peritoneal dialysis services are covered, including the treatment of end stage renal disease.

25. School-Based Clinics - services provided at a facility: a) located on the grounds of a public school; b) serving enrolled recipients on a scheduled basis or for an emergency situation; and c) licensed as an outpatient medical facility to provide comprehensive care.

      a. Covered services include: health assessments; family planning services; diagnosis and/or treatment of illness or injuries; laboratory testing (performed by the School-Based Health Clinic); follow-up visits; EPSDT services; one-on- one health education, medical social work services, and nutritional counseling; and mental health and substance abuse services including diagnostic assessments, individual, group, and family therapy or counseling.

      b. Noncovered services include: mandated school health screenings, simple intervention of a health problem such as nonmedical personnel could render, visits where the presenting health problem does not require a health or mental health assessment/evaluation, visits for the sole purpose of administering or monitoring medications, services which are not part of the written individual plan of care, and visits for mental health or substance abuse determined by the clinic to be beyond the scope of the clinic.

26. Family Planning and Abortion - medically approved diagnostic procedures, treatment, counseling, drugs, supplies, or devices which are prescribed or furnished by a provider to individuals of child bearing age for the purpose of enabling such individuals to freely determine the number and spacing of their children.

      Noncovered services include: a) sterilizations for patients who are under age twenty-one (21), mentally incompetent, or institutionalized; and b) hysterectomies performed solely for the purpose of rendering an individual permanently incapable of reproducing.

27. Ambulatory Surgery - Services include preoperative examinations, operating and recovery room services, and all required drugs and medicine.

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28.   Early and Periodic Screening, Diagnostic and Treatment (EPSDT) Services
      (HealthTrack Services)- Comprehensive child health care services to recipients under twenty-one (21) years of age, including all medically necessary prevention, screening, diagnosis, and treatment services listed in Section 1905(r) of the Social Security Act.

      EPSDT Covered Services are described below:

      a. Initial and Periodic Comprehensive Health Screenings - includes the following services provided at the intervals recommended in the Periodicity Schedule consistent with the standards of the American Academy of Pediatrics and Center for Disease Control:

            i. a comprehensive health and developmental history, including assessment of both physical and mental health development and nutritional assessments;

            ii.   a comprehensive unclothed physical examination;

            iii. appropriate immunizations according to age and health history, unless medically contraindicated at the time;

            iv. appropriate laboratory tests (including blood lead level assessments appropriate for age and risk factors);

            v. health education (including anticipatory guidance and risk assessment);

            vi. diagnosis and treatment of problems found during the screening;

            vii. vision screenings - an objective vision screening is indicated beginning at three years of age as indicated in accordance with the Periodicity Schedule;

            viii. hearing screenings - an objective hearing screening is indicated beginning at four years of age according to the Periodicity Schedule; and

            ix. dental screenings are recommended in the Periodicity Schedule, for example, an initial direct referral to a dentist beginning at age two.

      b. Dental Services - includes those dental services provided by or under the direction of a dentist, in addition to the dental screening, that are recommended in the Periodicity Schedule. Dental services also include relief of pain and infections, restoration of teeth, and maintenance of dental health.

      c. Administration and Medical Interpretation of Developmental Tests - objective standardized tests, recognized by the Connecticut Birth-To-Three Council, for further diagnosis and treatment of problems found during a periodic comprehensive health screen or interperiodic encounter. Such tests include, but are not limited to, the Battelle, the Mullen, and the Bayley.

      d. Case Management Services - The following services are determined to be necessary when a child evidences a need for such services as a result of a periodic comprehensive health screening or interperiodic encounter:

            i. Initial case management assessment and periodic reassessment, including development of the plan of services and revision as necessary.

            ii.   Ongoing case management, including, at a minimum:

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            A)    assistance in implementing the plan of services, which
                  includes: facilitating referrals, providing assistance in scheduling needed health or health-related services, and helping to identify and link with the child's health and social service providers. Particularly, the case management provider shall identify the child's health home or, if necessary, participate in linking the child with a quality health home, and encourage continuity of care;

                  B) monitoring the delivery of and facilitating access to a periodic comprehensive health screening at the intervals recommended in the Periodicity Schedule, and other screening, diagnosis, and treatment services. Such activities also include follow-up on missed appointments, and, if necessary, assistance with arranging medical transportation, child care, and interpreter services;

                  C) coordinating and integrating the plan of services, as necessary, through direct or collateral contacts with the family and members of their team of direct service providers, as appropriate;

                  D) monitoring the quality and quantity of needed services that are being provided, and evaluating outcomes and assessing future needs which might support changes in the plan of services, including completing a quarterly progress note;

                  E) providing health education, as needed, and in coordinating with a direct service provider, interpreting and reinforcing the service provider's recommendations for the health of the child; and

                  F) providing client advocacy to ensure the smooth flow of information between the child, the child's representative, providers, and agencies, to minimize conflict between service providers, and to mobilize resources to obtain needed services.

      e.    Interperiodic Encounters

            i. An encounter or visit to determine if there is a problem, or to treat a problem that was not evident at the time of the regularly scheduled periodic comprehensive screening but needs to be addressed before the next periodic comprehensive screening;

            ii. Any screening, in addition to the screenings recommended in the Periodicity Schedule, to determine the existence of suspected physical, mental, or developmental conditions;

            iii. An encounter or follow-up visit in the case of a child whose physical, mental, or developmental illness or condition has already been diagnosed prior to the child being Medicaid eligible (e.g., a pre-existing condition), but needs to be addressed before the next scheduled screening interval recommended in the Periodicity Schedule, if there are indications that the illness or condition may have become more severe or changed sufficiently so that further examination is medically necessary; and

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            iv.   An encounter necessary to provide immunizations, vision,
                  and/or hearing screenings (e.g., which had been deemed medically contraindicated at the time of the periodic comprehensive health screening).

      f. Personal Care Services - services for a child who has a diagnosed disability and is judged to be able to benefit from one (1) or more personal care service activities as the result of a periodic comprehensive health screen or interperiodic encounter performed by a primary care provider.

            i. Covered personal care services include all tasks to assist a child with major life activities of self-care and instrumental activities as identified in the personal care services plan of care:

                  A) covered major life activities include, but are not limited to, dressing, bathing, eating, and personal health care maintenance; and

                  B) covered instrumental activities include, but are not limited to, cooking, cleaning, travel, and shopping.

            ii.   The following services are not covered:

                  A) personal care services provided to an individual who does not reside at home;

                  B)    personal care services provided by a family member;

                  C) home health services which duplicate personal care services (e.g., home health aide services are not covered when personal care services are appropriate);

                  D) transportation of the personal attendant to and from the child's home to provide services;

                  E) acute health care services which are covered under other DSS regulations;

                  F) personal care services when the child is eligible for or receiving comparable services from another agency or program; and

                  G) personal care services for the care or assistance that would routinely be given to a child in the absence of a disability.

      g. EPSDT Special Services - other medically necessary and medically appropriate health care, diagnostic services, treatment, or other measures necessary to correct or ameliorate disabilities and physical and mental illnesses and conditions discovered as a result of a periodic comprehensive health screening or interperiodic encounter, whether or not the good or service is included in the Connecticut Medicaid Program State Plan as a good or service available to all other Medicaid recipients. Such services include, but are not limited to, medically necessary and medically appropriate over-the-counter drugs and personal care services.

      h. All medically necessary diagnosis and treatment services available to all Medicaid recipients under the Connecticut Medical Assistance Program.

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29.   Diagnostic Services - Medical procedures (e.g., radiology, cardiology,
      EEG, and ultrasound procedures) or supplies recommended by a physician or other licensed practitioner of the healing arts, within the scope of his/her practice under State law, to enable the identification of the existence, nature, or extent of illness, injury, or other health deviation.

30. Home Health Care - Medically necessary home health services ordered by the licensed practitioner and provided by a licensed home health agency on a part-time or intermittent basis to members who reside at home, as defined by Departmental policy, for the purpose of enabling the patient to remain at home or to provide a less costly alternative to institutional care.

31. Mental Health/Substance Abuse Services-Medically necessary outpatient Mental Health and Substance Abuse services provided by a licensed psychiatrist (or under the supervision of a licensed psychiatrist) or other licensed or certified mental health practitioner. Such services must be provided within the scope of the practitioner's license/certification.

      a.    Covered services include:

            i.    Initial evaluation (diagnostic);

            ii.   Mental health and substance abuse treatment services:

                  A)    Individual psychotherapy;

                  B)    Group psychotherapy;

                  C)    Family therapy;

                  D) Specialized treatment, such as methadone maintenance and outpatient detoxification; and

                  E)    Partial hospitalization.

            iii. Physical/neurological exams in connection with evaluation of mental illness;

            iv.   Parent interview/group - Children's Mental Health Services;

            v. Psychological testing - performed by licensed psychologists only; and

            vi. Neuropsychological evaluation performed by a qualified neuropsychologist.

      b. Noncovered services: Hypnosis or electroshock therapy, unless personally performed by a licensed practicing physician (M.D.).

32.   Medical Transportation Services

      a. Emergency and Nonemergency Ambulance Service is covered when: Q the patient's condition requires medical attention during transit; or
            ii) the patient's diagnosis indicates that the patient's condition might deteriorate in transit to the point where medical attention would be needed; or iii) the patient's condition requires hand and/or feet restraints; or iv) the ambulance is responding to an emergency; or v) no alternative less expensive means of transportation is

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            available. Ambulance trips to an emergency room, regardless of the outcome, nor ambulance trips in response to a 911 call, cannot be subject to prior authorization.

      b. Air Transportation - when a medical condition or time constraint dictates its use.

      c. Critical Care Helicopter - when a medical condition or time constraint dictates its use.

      d. Other Nonambulance Transportation [Livery, Invalid Coach, Commercial Carrier, Taxi, Private Transportation, Service bus ("Dial-a-Ride" type service), etc.] - when needed to obtain necessary medical services covered by Medicaid, and when it is not available from volunteer organizations, other agencies, personal resources, etc. To administer this benefit, DSS currently employs the following limitations on services:

            i.    requirement of prior authorization;

            ii. requirement of the use of the nearest appropriate provider of medical services when a determination has been made that traveling further distances provides no medical benefit to the patient; and

            iii. requirement of the use of the least expensive appropriate method of transportation, depending on the availability of the service and the physical and medical circumstances of the patient.

      e. Transportation for relatives or foster parents of a Medicaid recipient - only under the following circumstances:

i. the person needs to be present at and during the medical service being provided to the patient (for example, in parent/child situations); and

ii. the person needs to be trained by hospital staff to provide unpaid health care in the home to the patient, and without this health care being provided the patient would not be able to return home.

vii. Children under twelve (12) years of age shall be escorted to medical appointments. Either the child's parent foster parent, caretaker, legal guardian or the Department of Children and Families (DCF), as appropriate, shall be responsible for providing the escort.

viii. For children between the ages of twelve (12) to fifteen (15) years, a consent form signed by a parent, caretaker or guardian shall be required in order for a child to be transported without parental consent as specified by state statute (i.e., for family planning and mental health treatment).

ix. For children sixteen (16) years or older, no consent form shall be required.

      f. Out-of-State Transportation Services - when out-of-state- medical services are needed because of the following:

            i.    a medical emergency;

            ii. the patient's health would be endangered if required to travel to Connecticut; and

            iii.  needed medical services are not available in Connecticut.

August 13, 2003

33. Medical Surgical Supplies - those items which are prescribed by a physician to meet the needs or requirements of a specific medical and/or surgical treatment. They are generally disposable and not reusable.

      a. Covered services include: gauze pads, surgical dressing material, splints, tracheotomy tube, diabetic supplies, elastic hosiery, sterile gloves, incontinence supplies, thermometers, blood pressure kit (aneroid type including stethoscope, but limited to use in the home for patient's diagnosed to have complicated cardiac conditions and labile hypertension), enteral/parenteral feeding therapy supplies including solutions and manufacturing materials,

      b. Items considered first aid supplies such as, bandages, solutions, vaseline, etc., are not covered services.

34)   Pharmacy Services

      a)    Covered services

            i) Drugs prescribed by a licensed authorized practitioner. The MCO may use a prescription drug formulary which is described in Section 3.15, Pharmacy Access of the contract.

            ii) Over-The-Counter (OTC) Drugs on the State of Connecticut's OTC Formulary, including liquid generic antacids, birth control products, calcium preparations, diabetic-related products, electrolyte replacement products, heratinics, nutritional supplements and vitamins (prenatal, pediatric, high potency).

      b)    Noncovered Services

            i) Drugs included in the Food and Drug Administration's Drug Efficacy Study Implementation Program;

            ii)   Alcoholic liquors;

            iii)  Items used for personal care and hygiene or cosmetic purposes;

            iv)   Drugs solely used to promote fertility;

            v) Drugs not directly related to the patient's diagnosis, when diagnosis is required by the DEPARTMENT to be written on the prescription;

            vi) Any vaccines and/or biologicals which can be obtained free of charge from the CT. State Department of Health Services. The DEPARTMENT will notify pharmacists of such vaccines or biologicals;

            vii) Any drugs used in the treatment of obesity unless caused by a medical condition;

            viii) Controlled substances dispensed to HUSKY members which are in excess of the product manufacturer's recommendation for safe and effective use for which there is no documentation of medical justification in the pharmacy's file; and,

            ix)   drugs used to promote smoking cessation.

August 13, 2003

35. Emergency Services - such inpatient and outpatient services in and out of the health plan's service area are covered services.

36. Dental Hygienist Services - Services which are provided by a licensed dental hygienist and which are within his or her scope of practice as defined by State Law.

B.    COVERED SERVICES NOT INCLUDED IN THE CAPITATION PAYMENT

1. School-Based Child Health Services - Medically necessary special education related diagnostic and treatment services provided to children by or on behalf of school districts pursuant to the Individuals with Disabilities Education Act (IDEA) and Connecticut General Statutes (CGS). Diagnostic services must be ordered by a Planning and Placement Team and treatment services must be prescribed in a child's Individualized Education Program
      (IEP)--and verified by a physician's signature.

2. Connecticut Birth to Three Program Services - The Connecticut Birth to Three Program, pursuant to the Individuals with Disabilities Education Act
      (IDEA) and Connecticut General Statutes (CGS), provides a range of early intervention services for eligible children from birth to three years of age with developmental delays and disabilities. Eligibility of children is determined by Department of Mental Retardation (DMR) staff or entities with which DMR contracts. Services are authorized in an Individualized Family Service Plan (IFSP) and verified by a physician's signature.

3. Inpatient Department of Children and Families (DCF). Operated Psychiatric Facilities - The discharge planning and reinsurance provisions described in Section 3.18 (Special Services for Children) shall apply to all new medically necessary and administratively necessary admissions at DCF operated facilities effective October 1, 1998. When a child is admitted to a DCF facility, the child will remain enrolled in the MCO and the MCO must reimburse the DCF facility at the rate as calculated by the Office of the Comptroller, provided that such admissions shall be governed by a memorandum of understanding between the MCOs and DCF outlining the terms and conditions for admission and stays at the facility.

C.    NONCOVERED SERVICES

1. Institutions for Mental Disease (IMD) - The federal definition of an IMD is a hospital, nursing facility, freestanding alcohol treatment center, or other institution of more than sixteen (16) beds that is primarily engaged in providing diagnosis, treatment, or care of persons with mental diseases.

      a. IMD Exclusion - Medicaid does not cover IMD services (i.e., these services are excluded). States, rather than the Federal Government, have principle responsibility for funding inpatient psychiatric services; therefore, State funding of IMI)s is not through the Medicaid program.

      b. Exceptions - certain individuals are not part of the IMD exclusion (i.e., they are covered by Medicaid for services in IMDs):

            i.    inpatient psychiatric services for individuals under age 21;

August 13, 2003

            ii. individuals 65 years of age or older who are in hospitals or nursing facilities that are IMDs.

2. Services and/or procedures considered to be of an unproven, experimental, or research nature or cosmetic, social, habilitative, vocational, recreational, or educational.

3. Services in excess of those deemed medically necessary to treat the patient's condition.

4. Services not directly related to the patient's diagnosis, symptoms, or medical history.

5. Any services or items furnished for which the provider does not usually charge.

6. Medical services or procedures in the treatment of obesity, including gastric stapling. When obesity is caused by an illness (hypothyroidism, Cushing's disease, hypothalamic lesions) or aggravates an illness (cardiac and respiratory diseases, diabetes, hypertension) services in connection with the treatment of obesity could be covered services.

7. Services related to transsexual surgery or for a procedure which is performed as part of the process of preparing an individual for transsexual surgery, such as hormone therapy and electrolysis.

8.    Services for a condition that is not medical in nature.

9. Routine physical examinations requested by third parties, such as employers or insurance companies.

10. Drugs that the Food and Drug Administration (FDA) has proposed to withdraw from the market in a notice of opportunity for hearing.

11.   Tattooing or tattoo removal.

12.   Punch graft hair transplants.

13.   Tuboplasty and sterilization reversal.

14.   Implantation of nuclear-powered pacemaker.

15.   Nuclear powered pacemakers.

16.   Inpatient charges related to autopsy.

17. All services or procedures of a plastic or cosmetic nature performed for reconstructive purposes, including but not limited to lipedtomy, hair transplant, rhinoplasty, dermabrasion, and chernabrasion.

18.   Drugs solely used to promote fertility.

19.   Drugs used to promote smoking cessation.

20. Services which are not within the scope of a practitioner's practice under state law.

21.   Acupuncture provided outside of pain management therapy.

August 13, 2003

             MEDICAL ASSISTANCE PROGRAM POLICIES AND REGULATIONS BY
                                 PROVIDER AREA

Provider Area                                  Policy or Regulation Sections
-------------                                  -----------------------------
Birth to Three                                 Sections 17b-262-597 through 17b-262-605
                                               of the Regulations of Connecticut State
                                               Agencies

Case Management Services to Persons            Proposed Regulations
Under 21

Chiropractic Services                          Sections 17b-262-535 through 17b-262-545
                                               of the Regulations of Connecticut State
                                               Agencies

Clinics                                        Sections 171 through 171 B. XI of Medical
                                               Services Policy and Sections 17-134d-7
                                               through 17-134d-8, 17-134d-56 and 17-
                                               134d-70 through 17-134d-78 of the
                                               Regulations of Connecticut State Agencies

Mental Health Clinics                          Sections 171.1 through 171.11.iii.m. of
                                               Medical Services Policy

Rehabilitation Clinics                         Sections 171.2 through 171.2l.lll.k. of
                                               Medical Services Policy

Dental Clinics                                 Sections 171.3 through 171.3l.lll.f. of
                                               Medical Services Policy

Medical Clinics                                Sections 171.4 through 171.4l.lll.i. of
                                               Medical Services Policy

Dental Services                                Sections 184 through 184l.lll.h. of Medical
                                               Services Policy and Section 17-134d-35 of
                                               the Regulations of Connecticut State
                                               Agencies

Dialysis                                       Sections 17b-262-651 through 17b-262-
                                               660 of the Regulations of Connecticut State
                                               Agencies

Early and Periodic Screening, Diagnostic       Included in Regulations with Other
and Treatment Services (Health Track           Providers
Services)

Family Planning, Abortions and                 Sections 173 through 173l. of Medical
Hysterectomies                                 Services Policy

Freestanding Alcohol Treatment Centers         Sections 160 through 160l. of Medical
                                               Services Policy

Home Health Services                           Sections 185 through 185l.lll.b.4. of

August 13, 2003

                                               Medical Services Policy and Sections 17-134d-37,
                                               17-134d-48, 17-134d-60, 17-134d-62 and 17b-262-1
                                               through 17b-262-9 of the Regulations of Connecticut
                                               State Agencies

Hospital Inpatient Services                    Sections 150.1 through 150.1I.VI.d of
                                               Medical Services Policy and Sections 19a-630,
                                               17b-225, 17b-238 through 17b-247, 17b-262,
                                               19-13D, 19a-490 through 19a-493, 19a-495 of the
                                               Regulations of Connecticut State Agencies

Hospital Outpatient Services                   Sections 150.2 through l50.2J.V.n of
                                               Medical Services Policy and Sections 4-67c (fees),
                                               17-311 (payments), 17-312 (payments), 19a-490
                                               (licensing), 19a-493 (licensing) of the Connecticut
                                               General Statutes and Sections 19-13D, 17-134d-2
                                               (Medical Care), 17-134d-40 (payments - clinic),
                                               17-134d-63 (out-of-state hospitals), 17-134d-86
                                               (emergency room) of the Regulations of Connecticut
                                               State Agencies.

Inpatient Psychiatric Hospital Services        Sections 17b-262-499 through 17b-262-510 of the
                                               Regulations of Connecticut State Agencies

Intermediate Care Facility                     Sections 156 through 156l.l.b.6. of Medical
                                               Services Policy and Section 17-134d-47 of
                                               the Regulations of Connecticut State
                                               Agencies.

Independent Radiology and Ultrasound           Sections 17b-262-512 through 17b-262-520 of the
Centers                                        Regulations of Connecticut State Aagencies.

Independent Therapy Services                   Sections 17b-262-630 through 17b-262-640 of the
                                               Regulations of Connecticut State Agencies.

Laboratory Services                            Sections 17b-262-641 through 17b-262-650 of the
                                               Regulations of Connecticut State Agencies.

Medical Equipment, Devices and Supplies        See Below.
(MEDS)

Medical Surgical Supplies                      Sections 188 through 188J. of Medical
                                               Services Policy

Durable Medical Equipment                      Sections 17b-262-672 through 17b-262-

August 13, 2003

                                               682 of Medical Services Policy

Orthotic and Prosthetic Devices                Sactions 190 through 190l.iii.k. of Medical
                                               Services Policy

Oxygen Therapy                                 Section 196 of Medical Services Policy and
                                               17-134d-83 through 17-134d-85 of the
                                               Regulations of Connecticut State Agencies

Natureopathic Services                         Sections 17b-262-547 through 17b-262-
                                               557 of the Regulations of Connecticut State
                                               Agencies

Nurse-Midwifery Services                       Sections 17b-262-573 through 17b-262-
                                               585 of the Regulations of Connecticut State
                                               Agencies

Nurse Practitioner Services                    Sections 17b-262-607 through 17b-262-
                                               618 of the Regulations of Connecticut State
                                               Agencies

Pharmacy                                       Sections 174 through 174H.IV.a.4. of
                                               Medical Services Policy and Section 17-
                                               134d-81 of the Regulations of Connecticut
                                               State Agencies

Physician's Services                           Sections 17b-262-337 through 17b-262-
                                               449 of the Regulations of Connecticut State
                                               Agencies

Podiatric Services                             Sections 179 through 179l.ll.b. of Medical
                                               Services Policy

Provider Participation                         Sections 17b-262-522 through 17b-262-
                                               533 of the Regulations of Connecticut State
                                               Agencies

Psychiatrists                                  Sections 17b-262-452 through 17b-262-
                                               463 of the Regulations of Connecticut State
                                               Agencies

Psychologists                                  Sections 17b-262-467 through 17b-262-
                                               478 of the Regulations of Connecticut State
                                               Agencies

School Based Child Health Services             Sections 17b-262-213 through 17b-262-
                                               224 of the Regulations of Connecticut State
                                               Agencies

Skilled Nursing Facility                       Sections 154 through 154l.l.b.6. of Medical
                                               Services Policy and Sections 17-134d-46, 17-134d-68
                                               and 117-134d-79 of the Regulations of Connecticut
                                               State Agencies

August 13, 2003

Targeted Case Management Services              Sections 194 through 194J.b and 195
                                               through 195J. of Medical Services Policy and Sections
                                               17-134d-82 and 17-134d-139 through 17-134d-149 of the
                                               Regulations of Connecticut State Agencies

Transportation Services                        Section 17b-134d--33 of the Regulations
                                               of Connecticut State Agencies

Vision Care Services                           Sections 17b-262-559 through 17b-262-
                                               571 of the Regulations of Connecticut State
                                               Agencies, DSS Policy Transmittal MS 93-
                                               18 and DSS Policy Bulletin 98-19.

August 13, 2003

                  Appendix G: Medicaid Managed Care Eligibility
                                   Categories

Revised 8/13/03

August 13, 2003

HUSKY A MEDICAID COVERAGE
GROUPS

Eligibility
    Code       Description
-----------    -----------
    F01        Temporary Assistance to Needy Families (TANF)
    F03        Transitional Work Extension
    F04        Child Support Extension
    F05        Work Supplementation
    F07        Family Coverage (100% FPL)
    F08        Special Child Care Deduction
    F09        Eligible for TANF except for Non-Medicaid Requirements
    F10        Newborn Coverage
    F11        Newborn Children
    F12        CN Ribicoff Children
    F25        Children under 185 % of the Federal Poverty Level (FPL)
    F95        Children under 18, 18-21, and Caretaker Relatives
    P01        Pregnant Women who meet TANF Financial Requirements
    P02        Pregnant Women under 185 % of the Federal Poverty Level (FPL)
    P95        Pregnant Women Coverage
 MO1\M02       Pregnant Women Extension (Post-Partum)
 D01\D02       DCF Children

Revised 8/13/03

                            APPENDI[ILLEGIBLE]-Amended

PLAN NAME:
FIRSTCHOICE
CAPITATION RATES
07/01/02 - 09/30/03

                             FAIRFIELD   HARTFORD   LITCHFIELD   MIDDLESEX    NEW HAVEN   NEW LONDON    TOLLAND    WINDHAM
                             ----------  --------   ----------   ---------    ---------   ----------    -------    -------
UNDER ONE                     $536.44    $606.89     $605.12      $717.18      $602.97     $600.00      $724.78    $581.51
AGES 1 TO 14                  $102.32    $110.46     $110.15      $130.10      $109.79     $109.23      $131.46    $107.71
MALE - AGES 15 TO 39          $127.22    $138.42     $138.03      $162.52      $137.60     $136.94      $164.18    $135.18
FEMALE - AGES 15 TO 39        $207.77    $231.48     $230.81      $273.76      $230.00     $228.84      $276.70    $223.07
MALE - AGES 40 AND OVER       $227.33    $254.24     $253.48      $301.18      $252.59     $251.31      $304.41    $244.68
FEMALE - AGES 40 AND OVER     $218.52    $244.15     $243.42      $289.20      $242.55     $241.32      $292.32    $235.04

                                   PAGE 1 OF 1
                                Effective 7/1/02

August 13, 2003                     Appendix L

PHARMACY REPORT # 1: PRESCRIPTION EQUEST PROCESS FOR LEGEND DRUGS

NAME OF MCO                                          Quarter Ending

NUMBERS ARE FOR PRESENTATION PURPOSES ONLY.

                                                                  NUMBER OF REQUESTS *
                                               -----------------------------------------------------
                                                          TEMPORARY
                                                           SUPPLY
REQUESTS FOR AUTHORIZATION AND OUTCOME         TOTAL **    GRANTED     APPROVED     DENIED     OTHER
--------------------------------------         --------    -------     --------     ------     -----
1. URGENT CERTIFIED BY PRESCRIBER                 =           =            =           -         -

2. ROUTINE                                        -                        =           =         -

3. TEMPORARY SUPPLY ISSUED PENDING REVIEW         =           =            =           -         -

4. UNDUPLICATED TOTAL OF REQUESTS FOR PERIOD      -           -            -           -         -

                                                                  NUMBER OF REQUESTS
                                               -----------------------------------------------------
                                                          TEMPORARY
                                                           SUPPLY
REQUESTS FOR AUTHORIZATION AND OUTCOME         TOTAL **    GRANTED     APPROVED     DENIED     OTHER
--------------------------------------         --------    -------     --------     ------     -----
5. SUBSEQUENT REFILL OF A DRUG PREVIOUSLY
ISSUED AS A TEMP. SUPPLY IN EITHER 1 OR 3
ABOVE (URGENT CERTIFIED BY PRESCRIBER/TEMP
SUPPLY PENDING REVIEW)                            -                        =           =         -

6. A TEMPORARY SUPPLY ISSUED IN 1 OR 3 ABOVE,
BUT PRESCRIPTION DOES NOT HAVE ANY REFILLS
(I.E. 10 DAY TREATMENT)                           =

7. TOTAL MEMBER MONTHS THIS QUARTER               =

8. NUMBER PER MEMBER PER MONTH (4/7)            #VALUE!     #VALUE!     #VALUE!     #VALUE!   #VALUE!

August 13, 2003                            Appendix L

9. TOTAL PRESCRIPTIONS FILLED BY THE MCO
THIS QUARTER

10. PERCENT OF AUTH. REQUESTS TO TOTAL
PRESCRIPTIONS FILLED BY THE MCO
(EXAMPLE 2+5/9)                                 #DIV/0!

TICK MARK LEGEND

      * Drugs requiring authorization include non-formulary drugs, formulary drugs that require authorization, and brand name drugs where a generic substitute is available. It excludes those prescriptions which may require prior authorization but on-line edits in the POS system approve and adjudicate the claim without any intervention on the part of the MCO and/or Pharmacy Benefits Manager. It also excludes over the counter drugs.

      ** Include only requests for authorization completed during this quarter.

     *** The time elapsed between when the request was received by PBM or MCO and when the decision was made.

      1. Initial requests received from a provider for an urgent/emergent medication need, where a temporary supply is issued.

      2. Requests for authorization of non-formulary drugs, formulary drugs that require authorization, and brand name drugs where a generic substitute is available. All scenarios which do not meet the criteria of category 1 or 3.

      3. All prescriptions that result in the issuance of a temporary supply except for temporary supplies issued upon provider certification of urgency

      4. The total of request certified as urgent by prescriber, requests that are routine, and requests pending review. The total of 1, 2 and 3 above.

      5. Requests received from provider after a temporary supply has already been issued in either 1 or 3 above.

      6. A temporary supply was provided to the member in either 1 or 3 above, however, a refill of the prescription has not been requested.

      7.    The total member months for reporting period.

August 13, 2003                            Appendix L

                       TURN AROUND TIME TO APPROVE/DENY OR ISSUE A TEMPORARY        AVERAGE TIME ELAPSED SINCE AUTHORIZATION
   PERCENT OF TOTAL                         SUPPLY (carret)                    REQUEST RECEIVED BY MCO (HOURS) *** (double carret)
--------------------  -------------------------------------------------------- ---------------------------------------------------
TEMP SUPPLY
  GRANTED              <24 HOURS - 5                                                                            WEIGHTED
 /APPROVED    DENIED       DAYS        6 - 10 DAYS    11 - 14 DAYS    >14 DAYS    APPROVALS      DENIALS      AVERAGE TOTAL
----------   -------   -------------   -----------    ------------    --------    ---------      -------      -------------

  #VALUE!    #VALUE!        =              -               -              -           =            0.00          #VALUE!

  #VALUE!    #VALUE!        =              =               5             11           =               =          #VALUE!

  #VALUE!    #VALUE!        =              -               -              -           =            0.00          #VALUE!

  #DIV/0!    #DIV/0!        =              -               5             11         #VALUE!       #VALUE!        #VALUE!

                       TURN AROUND TIME TO APPROVE/DENY OR ISSUE A TEMPORARY          AVERAGE TIME ELAPSED SINCE REQUEST
   PERCENT OF TOTAL                         SUPPLY                                  RECEIVED BY MCO (DAYS) (doule carret)
--------------------  --------------------------------------------------------  -------------------------------------------
                       <24 HOURS - 5                                                                            WEIGHTED
  APPROVED    DENIED       DAYS        6 - 10 DAYS    11 - 14 DAYS    >14 DAYS    APPROVALS      DENIALS      AVERAGE TOTAL
----------   -------   -------------   -----------    ------------    --------    ---------      -------      -------------

  #VALUE!    #VALUE!       1,292           9               6              32         2.59          1.19           #VALUE!

  #VALUE!    #VALUE!

PHARMACY REPORT # 2: TOP 30 LEGED DRUGS BY NUMBER OF REQUESTS DENIED

NAME OF MCO     Quarter Ending

                                                                                     PERCENT OF AUTHORIZATION
                                                                                       REQUESTS (EXCLUDING NO
                                                  NUMBER OF AUTHORIZATION REVIEWS    REFILLS) COMPLETED DURING      TEMPORARY
                                                      COMPLETED THIS QUARTER*              THE QUARTER            SUPPLY ISSUED
                                                ----------------------------------   -------------------------   ---------------
                                                           NUMBER        NUMBER       PERCENT          PERCENT      TEMPORARY
     BRAND NAME OF DRUG   THERAPEUTIC CLASS     SUBTOTAL  APPROVED      DENIED (7)    APPROVED          DENIED        SUPPLY
     ------------------   -----------------     --------  --------      ----------    --------         -------   ------------------
                                                                                                                 (Sum of Rows 1 & 3
                                                                                                                  from Report #1)
 1
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29
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30
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                                      SUB TOTAL:     0         0              0         #DIV/0!          #DIV/0!          0
                                                     -----------------------------------------------------------------------------
 ALL OTHER DRUGS REQUIRING PRIOR AUTHORIZATION (1)
                                                     -----------------------------------------------------------------------------
 GRAND TOTAL DRUGS REQUIRING AUTHORIZATION (2)
                                                     -----------------------------------------------------------------------------
TOTAL AUTHORIZATION REVIEWS COMPLETED DURING THE QUARTER                                               REASON FOR DENIAL PERCENT %
                                                     -----------------------------------------------------------------------------


                                                            REASON FOR DENIAL
      ------------------------------------------------------------------------------------------------------------------------------
                                                   EQUALLY
      STEP THERAPY    QUANTITY                    EFFECTIVE        MEDICAL        NOT A COVERED
      CRITERIA NOT     LIMITS     INAPPROPRIATE  ALTERNATIVE    NECESSITY NOT      BENEFIT (I.E       LACK OF           TOTAL DENIAL
        MET (4)     EXCEEDED (5)    DIAGNOSIS    ON FORMULARY   ESTABLISHED (6)   FERTILITY DRUGS)  INFORMATION  OTHER      CODE
      ------------  ------------  -------------  ------------   ---------------   ----------------  -----------  -----  ------------
 1
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------------------------------------------------------------------------------------------------------------------------------------
27
------------------------------------------------------------------------------------------------------------------------------------
28
------------------------------------------------------------------------------------------------------------------------------------
29
------------------------------------------------------------------------------------------------------------------------------------
30
------------------------------------------------------------------------------------------------------------------------------------
          0              0             0              0               0                  0               0         0         0
      ------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
TOTAL AUTHORIZATION REVIEWS COMPLETED DURING THE QUARTER                                                 REASON FOR DENIAL PERCENT %
                                                     -------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
         #DIV/0!       #DIV/0!       #DIV/0!       #DIV/0!          #DIV/0!            #DIV/0!        #DIV/0!   #DIV/0!    #DIV/0!
      ------------------------------------------------------------------------------------------------------------------------------


TOTAL PRESCRIPTIONS FILLED (3)
(INCLUDING AUTHORIZED (18) AND TEMPORARY SUPPLIES (15) FROM ABOVE)

PERCENT OF AUTH. REQUESTS TO TOTAL PRESCRIPTIONS FILLED BY THE MCO (EXAMPLE 22/10,00)

TICK MARK LEGEND

  * Drugs requiring authorization include non-formulary drugs, formulary drugs that require authorization, and brand name drugs where a generic substitute is available. It excludes those prescriptions which may require prior authorization but on-line edits in the POS system approve and adjudicate the claim without any intervention on the part of the MCO and/or Pharmacy Benefits Manager. This report also excludes over the counter drugs.

 **   Include only requests for authorization completed during this quarter.

(1) Any additional prescriptions requiring prior authorization count not accounted for within the top 30 denied drugs.

(2) The sum of all drugs which require authorization. This amount should tie into the total approved, denied and temp supply given on the Prescription Request Process Report.

(3) The total HUSKY A prescriptions filled (units dispensed) for the reporting period being displayed.

(4) A process of reviewing prescription requests (e.g. might include determining if drug A & B were used prior to approving drug C).

(5) Evaluation of the quantity of drugs being utilized over a specific time period.

(6) Examples of medical necessity not established may include but not be limited to off-label utilization per FDA.

(7) Sort Records/Rows 3-32 (Drugs 1-30) by Column F 'Number of Authorization Reviews Denied' from most to least.

[QUI TRANSTULIT SUSTINET LOGO]              STATE OF CONNECTICUT
                                        DEPARTMENT OF SOCIAL SERVICES

                                             CONTRACT AMENDMENT

AMENDMENT NUMBER:      6
CONTRACT #:            093-MED-FCHP-1
CONTRACT PERIOD:       08/11/2001 - 10/31/2003
CONTRACTOR NAME:       FIRST CHOICE HEALTH PLAN OF CT
CONTRACTOR ADDRESS:    23 MAIDEN LANE, NORTH HAVEN, CT 06473-4201

Contract number 093-MED-FCHP-1 by and between the Department of Social Services (the "Department") and Firstchoice Health Plan of CT (the "Contractor") for the provision of services under the HUSKY A program as amended by Amendments 1, 2, 3, 4 and 5 is hereby further amended as follows:

1. PARAGRAPH 1 OF PART I AS AMENDED BY AMENDMENTS 1, 2,3, 4 AND 5 IS FURTHER AMENDED TO EXTEND THE CONTRACT END DATE FROM SEPTEMBER 30, 2003 TO OCTOBER 31, 2003.

2. THE CONTRACTOR AND THE DEPARTMENT FURTHER AGREE THAT THE PARTIES' OBLIGATION TO COMPLY WITH PART II "GENERAL CONTRACT TERMS FOR MCOS" DATED AUGUST 13, 2003 PAGES 1 THROUGH 115 OF AMENDMENT 5 SHALL TERMINATE ON THE DATE THAT THIS AMENDMENT EXPIRES UNLESS THE PARTIES AGREE IN A SUBSEQUENT AMENDMENT TO EXTEND THE EFFECTIVE DATE OF THE CONTRACT.

3. APPENDIX I IS HEREBY FURTHER AMENDED TO EXTEND THE EFFECTIVE DATE OF THE CAPITATION RATES FROM 9/30/03 TO OCTOBER 31, 2003. IF, THROUGH THE PASSAGE OF A BUDGET FOR STATE FISCAL YEAR ("SFY") 2004 THE CAPITATION RATES ARE TO BE REVISED EFFECTIVE JULY 1, 2003, THE DEPARTMENT, IN THE NEXT AMENDMENT TO THIS CONTRACT WHICH MAY BE ENTERED INTO PRIOR TO THE EXPIRATION OF THIS AMENDMENT, SHALL AMEND THE CAPITATION RATES TO REFLECT SUCH REVISIONS AND SHALL MAKE ANY NECESSARY ADJUSTMENTS TO CAPITATION PAYMENTS MADE TO THE CONTRACTOR SINCE JULY 1, 2003 TO REFLECT THE REVISED CAPITATION RATES.

                            ACCEPTANCES AND APPROVALS

This document constitutes an amendment to the above numbered contract. All provisions of that contract and prior amendments, except those explicitly changed or described above by this amendment, shall remain in full force and effect.

CONTRACTOR

FIRSTCHOICE HEALTH PLAN OF CT     [APPROVED SEP 29 2003 WELLCARE LEGAL SERVICES]

/s/ Todd S. Farha                 9/29/03
-------------------------------   ---------------
Signature (Authorized Official)   Date

TODD S. FARHA                     PRESIDENT & CEO
-------------------------------   ---------------
Typed Name (Authorized Official)  Title

DEPARTMENT

DEPARTMENT OF SOCIAL SERVICES
_____________________________     ______________
Signature (Authorized Official)     Date

MICHAEL P. STARKOWSKI             DEPUTY COMMISSIONER
-------------------------------   -------------------
Typed Name (Authorized Official)  Title

OFFICE OF THE ATTORNEY GENERAL

______________________________    ________________
Attorney General (as to form)     Date

( ) THIS CONTRACT DOES NOT REQUIRE THE SIGNATURE OF THE ATTORNEY GENERAL PURSUANT TO AN AGREEMENT BETWEEN THE DEPARTMENT AND THE OFFICE OF THE ATTORNEY GENERAL DATED:_____________________

                                 APPEND -Amended

PLAN NAME:
FIRSTCHOICE

CAPITATION RATES
07/01/02 - 10/31/03

                           FAIRFIELD   HARTFORD     LITCHFIELD    MIDDLESEX     NEW HAVEN    NEW LONDON     TOLLAND    WINDHAM
                           ---------   --------     ----------    ---------     ---------    ----------     -------    -------
UNDER ONE                   $536.44    $606.89       $605.12       $717.18       $602.97       $600.00      $724.78    $581.51
AGES 1 TO 14                $102.32    $110.46       $110.15       $130.10       $109.79       $109.23      $131.46    $107.71
MALE-AGES 15 TO 39          $127.22    $138.42       $138.03       $162.52       $137.60       $136.94      $164.18    $135.18
FEMALE-AGES 15 TO 39        $207.77    $231.48       $230.81       $273.76       $230.00       $228.84      $276.70    $223.07
MALE - AGES 40 AND OVER     $227.33    $254.24       $253.48       $301.18       $252.59       $251.31      $304.41    $244.68
FEMALE - AGES 40 AND OVER   $218.52    $244.15       $243.42       $289.20       $242.55       $241.32      $292.32    $235.04

                                Effective 7/1/02

                             SECRETARY'S CERTIFICATE

      I, Thaddeus Bereday, the duly elected Secretary of FirstChoice HealthPlans of Connecticut, Inc., a corporation organized under the laws of the State of Connecticut (the "Corporation"), do hereby certify that the following is a full and true copy of a resolution adopted at a meeting of the Board of Directors of said Corporation, duly held on the 23rd day of May, 2003:

            "RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to sign and execute in the name of the Corporation all applications, contracts, leases and other deeds and documents or instruments in writing of whatsoever nature that may be required in the ordinary course of the business of the Corporation and that may be necessary to secure for operation of the corporate affairs, governmental permits and licenses for, and incidental to, the lawful operations of the business of the Corporation, and to do such acts and things as such officers deem necessary or advisable to fulfill such legal requirements as are applicable to the Corporation and its business."

            "RESOLVED, that the officers of the Corporation and each of them acting singly are hereby authorized, empowered and directed to execute and deliver, in the name and on behalf of the Corporation such further agreements, instruments, documents, certificates and filings, with such changes in the terms and provisions thereof as the officer executing the same may determine necessary or appropriate, and to do and perform such other acts and deeds as they or any of them determine necessary or appropriate, in order to effectuate the purposes and intent of the foregoing resolutions."

and I do further certify that the above resolution has not been in any way altered, amended or repealed, and is now in full force and effect.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said Corporation this 29th day of September, 2003.

                                    FirstChoice HealthPlans of Connecticut, Inc.

                                    /s/ Thaddeus Bereday
                                    --------------------------------------------
                                    By: Thaddeus Bereday, Secretary

                                             STATE OF CONNECTICUT
[QUI TRANSTULIT SUSTINET LOGO]           DEPARTMENT OF SOCIAL SERVICES

                                              CONTRACT AMENDMENT

AMENDMENT NUMBER:   7
CONTRACT #:         093-MED-FCHP-1
CONTRACT PERIOD:    08/11/2001 - 11/30/2003
CONTRACTOR NAME:    FIRST CHOICE HEALTH PLAN OF CT
CONTRACTOR ADDRESS: 23 MAIDEN LANE, NORTH HAVEN, CT 06473-4201

Contract number 093-MED-FCHP-1 by and between the Department of Social Services (the "Department") and Firstchoice Health Plan of CT (the "Contractor") for the provision of services under the HUSKY A program as amended by Amendments 1, 2, 3, 4, 5 and 6 is hereby further amended as follows:

1. PARAGRAPH 1 OF PART I AS AMENDED BY AMENDMENTS 1, 2, 3, 4, 5 AND 6 IS FURTHER AMENDED TO EXTEND THE CONTRACT END DATE FROM OCTOBER: 1, 2003 TO NOVEMBER 30, 2003.

2. THE CONTRACTOR AND THE DEPARTMENT FURTHER AGREE THAT THE PARTIES' OBLIGATION TO COMPLY WITH PART II "GENERAL CONTRACT TERMS FOR MCOS" DATED AUGUST 13, 2003 PAGES 1 THROUGH 115 OF AMENDMENT 5 SHALL TERMINATE ON THE DATE THAT THIS AMENDMENT EXPIRES UNLESS THE PARTIES AGREE IN A SUBSEQUENT AMENDMENT TO EXTEND THE EFFECTIVE DATE OF THE CONTRACT.

3. SECTION 3.47 OF PART II "GENERAL CONTRACT TERMS FOR MCOS" DATED AUGUST 13, 2003 IS DELETED IN ITS ENTIRETY AND REPLACED WITH SECTION 3.47 (EFFECTIVE 11/01/03) AS SET FORTH ON PAGE 3 OF THIS AMENDMENT.

4. APPENDIX I IS HEREBY FURTHER AMENDED TO EXTEND THE EFFECTIVE DATE OF THE CAPITATION RATES FROM 10/31/03 TO NOVEMBER 30, 2003. IF, THROUGH THE PASSAGE OF A BUDGET FOR STATE FISCAL YEAR ("SFY") 2004 THE CAPITATION RATES ARE TO BE REVISED EFFECTIVE JULY 1, 2003, THE DEPARTMENT, IN THE NEXT AMENDMENT TO THIS CONTRACT WHICH MAY BE ENTERED INTO PRIOR TO THE EXPIRATION OF THIS AMENDMENT, SHALL AMEND THE CAPITATION RATES TO REFLECT SUCH REVISIONS AND SHALL MAKE ANY NECESSARY ADJUSTMENTS TO CAPITATION PAYMENTS MADE TO THE CONTRACTOR SINCE JULY 1, 2003 TO REFLECT THE REVISED CAPITATION RATES.

                            ACCEPTANCES AND APPROVALS

This document constitutes an amendment to the above numbered contract. All provisions of that contract and prior amendments, except those explicitly changed or described above by this amendment, shall remain in full force and effect.

CONTRACTOR

FIRSTCHOICE HEALTH PLAN OF CT

/s/ Thaddeus Bereday                       10/29/03
--------------------
Signature (Authorized Official)            Date
          Thaddeus Bereday
          Senior Vice President &
          General Counsel                  _________________________
Typed Name (Authorized Official)           Title

DEPARTMENT

DEPARTMENT OF SOCIAL SERVICES

/s/ Michael P. Starkowski                  10/31/03
-----------------------------
Signature (Authorized Official)            Date

MICHAEL P. STARKOWSKI                      DEPUTY COMMISSIONER
Typed Name (Authorized Official)           Title

OFFICE OF THE ATTORNEY GENERAL

_____________________________              ________________________
 Attorney General (as to form)                         Date

( ) THIS CONTRACT DOES NOT REQUIRE THE SIGNATURE OF THE ATTORNEY GENERAL PURSUANT TO AN AGREEMENT BETWEEN THE DEPARTMENT AND THE OFFICE OF THE ATTORNEY GENERAL DATED:_____________________

\
3.47 CO-PAYMENT LIMITS AND MEMBER CHARGES FOR NONCOVERED SERVICES (EFFECTIVE 11/01/03)

a. Pursuant to Section 72 of Public Act 3-03 of the June 30 Special Session and Section 11 of Public Act 03-1 of the September 8 Special Session, Members shall be responsible for a $1.50 co-payment for prescription drugs and a $2.00 co-payment for outpatient services.

b. The MCO shall implement the $2.00 co-pay for outpatient services in accordance with the provisions of Provider Bulletin PB 2003-89, September 2003.

c. The $1.50 co-payment for prescription drugs shall apply to each prescription drug, covered over the counter medication and refill. The following services and individuals shall be exempt from the $1.50 co-payment for prescription drugs requirement:

            1)    Members under the age of 21;

            2) Pregnant women, including the period of 60 days post-partum. This post-partum period begins on the last day of pregnancy and extends through the end of the month in which the 60-day period following termination of pregnancy ends;

            3) Members who are inpatients in the following medical institutions: acute care hospital, psychiatric hospital, chronic disease hospital or nursing facility, as more fully described in Provider Bulletin PB 2003-45, June 2003;

            4)    Prescription for family planning drugs or supplies;

            5)    Compounded prescriptions.

d. The MCO shall ensure that the dispensing pharmacist is responsible for collecting the co-payment at the time of the service unless the pharmacist, in filling certain prescriptions, does not normally have face to face contact with the Member. If the pharmacist does not have face-to-face contact with the Member in dispensing a prescription, the provider has the right to bill the Member for the $1.50 co-payment.

e. Pursuant to 42 U.S.C. 13960(e), no provider may deny care or services to an individual eligible for such care or services because of an inability to pay a co-payment. The MCO shall ensure that its providers do not refuse to render the service or fil1 a prescription if the Member is unable to pay the co-payment. The MCO may permit its providers to ask for the unpaid co-payment at a subsequent visit or to bill the Member for the outstanding co-payment. The provider shall accept the Member's declaration that he is unable to pay the co-payment.

f. Except for the prescription drug and outpatient services co-payments described above, no deductibles or co-payments or similar cost-sharing charges are permitted for HUSKY A covered services.

g. A provider shall be permitted to charge an eligible Member for goods or services which are not coverable only if the Member knowingly elects to receive the goods or services and enters into an agreement in writing to pay for such goods or services prior to receiving them. For purposes of this section noncovered services are services not covered under the Medicaid state plan, services which are provided in the absence of appropriate authorization, and services which are provided out-of-network unless otherwise specified in the contract, policy or regulation (e.g., family planning, mental health or emergency room services).

                                APPENDIX   Amended

PLAN NAME:
FIRST CHOICE

CAPITATION RATES
07/01/02 - 11/30/03

                           FAIRFIELD     HARTFORD     LITCHFIELD    MIDDLESEX    NEW HAVEN    NEW LONDON     TOLLAND    WINDHAM
                           ---------     --------     ----------    ---------    ---------    ----------     -------    -------
UNDER ONE                   $536.44      $606.89       $605.12       $717.18      $602.97       $600.00      $724.78    $581.51
AGE 1 TO 14                 $102.32      $110.46       $110.15       $130.10      $109.79       $109.23      $131.46    $107.71
MALE - AGES 15 TO 39        $127.22      $138.42       $138.03       $162.52      $137.60       $136.94      $164.18    $135.18
FEMALE - AGE 15 TO 39       $207.77      $231.48       $230.81       $273.76      $230.00       $228.84      $276.70    $223.07
MALE - AGES 40 AND OVER     $227.33      $254.24       $253.48       $301.18      $252.59       $251.31      $304.41    $244.68
FEMALE - AGES 40 AND OVER   $218.52      $244.15       $243.42       $289.20      $242.55       $241.32      $292.32    $235.04

                                Effective 7/1/02

                             SECRETARY'S CERTIFICATE

      I, Thaddeus Bereday, the duly elected Secretary of FirstChoice HealthPlans of Connecticut, Inc., a corporation organized under the laws of the State of Connecticut (the "Corporation"), do hereby certify that the following is a full and true copy of a resolution adopted at a meeting of the Board of Directors of said Corporation, duly held on the 23rd day of May, 2003:

            "RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to sign and execute in the name of the Corporation all applications, contracts, leases and other deeds and documents or instruments in writing of whatsoever nature that may be required in the ordinary course of the business of the Corporation and that may be necessary to secure for operation of the corporate affairs, governmental permits and licenses for, and incidental to, the lawful operations of the business of the Corporation, and to do such acts and things as such officers deem necessary or advisable to fulfill such legal requirements as are applicable to the Corporation and its business."

            "RESOLVED, that the officers of the Corporation and each of them acting singly are hereby authorized, empowered and directed to execute and deliver, in the name and on behalf of the Corporation, such further agreements, instruments, documents, certificates and filings, with such changes in the terms and provisions thereof as the officer executing the same may; determine necessary or appropriate, and to do and perform such other acts and deeds as they or any of them determine necessary or appropriate, in order to effectuate the purposes and intent of the foregoing resolutions."

and I do further certify that the above resolution has not been in any way altered, amended or repealed, and is now in full force and effect.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said Corporation this 29th day of October, 2003.

                                    FirstChoice HealthPlans of Connecticut, Inc.

                                    /s/ Thaddeus Bereday
                                    --------------------------------------------
                                    By: Thaddeus Bereday, Secretary

            Chronic Inpatient
            ICF/MR (Intermediate Care Facility for the Mentally Retarded) SNF (Skilled Nursing Facility)
            ICF (Intermediate Care Facility)
            ICF-2
            Super SNF
            CDH Outpatient (Chronic Disease Hospital Outpatient)

Please be aware that Code 06 - Boarding Home may also be used to describe a Non-ICF Group Home. Additionally, Code 05 - Rest Home is also used for a Home for the Aged.

Some institutions are listed as a Multi-care institution since they consist of segregated units each of which are devoted to various complexities of patient care. An institution may be classified as a Boarding Home in one section and an Intermediate Care Facility for the Mentally Retarded in another section. Again, ASK AND CODE THE PATIENT LOCATION AS THE PRESCRIBER OR FACILITY DIRECTS.

AS A REMINDER, federal law under Section 1916(e) of the Social Security Act requires that no provider enrolled in the Medicaid Program may deny care or services to an individual eligible for such care or services because of an inability to pay a copayment. If the client cannot pay the copayment, a provider may not refuse to render the service or not fill the prescription for that reason. However, a provider may ask for the unpaid copayment at a subsequent visit or bill the client for the outstanding copayment. The client's own declaration that he/she is unable to pay is the basis for determining when a client is unable to pay.

This bulletin and other program information can be found at WWW.CTMEDICALPROGRAM.COM. Questions regarding this bulletin may be directed to the EDS Provider Assistance Center - Monday through Friday from 8:30 a.m. to 5:00 p.m. at:

In-state toll free..........  800-842-8440 OR  EDS
Out-of-state or in the                         PO Box 2991            [EDS LOGO]
local New Britain, CT area..  860-832-9259     Hartford, CT 06104

                                                                          2 of 2

                 CONNECTICUT DEPARTMENT OF SOCIAL SERVICES
[LOGO]           MEDICAL ASSISTANCE PROGRAM
                 PROVIDER BULLETIN

                 PB 2003-89                                       SEPTEMBER 2003

TO:         SELECT PROVIDERS

SUBJECT:    CO-PAY FOR OUTPATIENT SERVICES

The Department of Social Services is implementing a patient co-payment requirement for recipients of Medicaid. Effective NOVEMBER 1, 2003 and forward, Medicaid enrolled providers of certain outpatient services shall collect a $2.00 CO-PAYMENT per client, per date of service.

EXEMPTIONS:

The co-payment requirement does not apply to the following:

-     children under 21 years of age;

- women who are pregnant or in the postpartum period. The postpartum period is the 60 day period following child birth;

-     family planning services and supplies;

- emergency services provided by a hospital for revenue center codes 450 - 452 and 459;

- clients who have Medicare as their primary insurance, provided Medicare makes a payment towards the deductible;

- hospital outpatient laboratory services revenue center codes 300 - 309 only;

- clients residing in a nursing facility, chronic disease hospital or intermediate care facility for the mentally retarded (ICF/MR).

CONDITIONS FOR CO-PAYMENT

Federal law under Section 1916(e) of the Social Security Act requires that no provider enrolled in the Medicaid program may deny care or services to an individual eligible for such care or services because of the inability to pay a co-payment. Therefore, if the client cannot pay the co-payment, a provider may not refuse to render the service for that reason. However, a provider may ask for the unpaid co-payment at a subsequent visit or bill the client for the outstanding co-payment. The client's own declaration that he/she is unable to pay is the basis for determining when a client is unable to pay.

OUTPATIENT SERVICES/PROVIDERS THAT REQUIRE A CO-PAY

The following provider types shall collect the $2.00 co-payment from appropriate clients if the services are performed in one of the designated facility types identified below.

-     Ambulatory Surgical Centers

-     Dental & Dental Group

-     Dental Clinic

-     FQHC (Dental, Medical, Mental Health)

-     Hospital Dental Clinic

-     Hospital Outpatient

-     Independent Radiology

-     Medical Clinic

-     Mental Health Clinic

-     Methadone Maintenance Clinic

-     Nurse Midwife & Nurse Midwife Group

-     Nurse Practitioner & Nurse Practitioner Group

-     Optician & Optician Group

-     Optometrist & Optometrist Group

-     Physician & Physician Group

-     Psychiatric Hospital Outpatient

-     Rehabilitation Center Clinic

DESIGNATED FACILITY TYPE

The co-payment requirement applies if the service provided by one of the above referenced provider types is rendered in any of the following facility types. The corresponding facility type code would be indicated on the claim form.

FACILITY TYPE                                           FACILITY TYPE CODE
-------------                                           ------------------
Office                                                        11
Outpatient Hospital                                           22
Ambulatory Surgical Center                                    24
Independent Clinic                                            49
Federally Qualified Health Center (FQHC)                      50
Psychiatric Facility Partial Hospitalization                  52
Community Mental Health Center                                53
Non-Residential Substance Abuse Treatment Facility            57
Comprehensive Outpatient Rehabilitation Facility              62
Public Health Clinic                                          71

CLAIMS PROCESSING INSTRUCTIONS

Providers should bill their usual and customary charge. The $2.00 co-payment will be systematically deducted from the allowed amount once per provider, per client, per date of service. If a claim is billed with span dates of service on one detail line, then the claim detail will have $2.00 deducted for each date of service. If a claim is submitted with multiple procedure codes for the same date of service on separate details the $2.00 co-payment will be deducted from the first paid detail.

Explanation of benefits (EOB) code 364, "Payment Reduced By Co-pay" will be posted to each detail that a co-payment was deducted from. If both co-payment and other insurance were deducted from the same detail, EOB 416, "Payment Amount Reduced By Other Insurance And Co-pay" will be posted to the detail.

This bulletin and other program information can be found at WWW.CTMEDICALPROGRAM.COM. Questions regarding this bulletin may be directed to the EDS Provider Assistance Center - Monday through Friday from 8:30 a.m. to 5:00 p.m. at:

In-state toll free..........  800-842-8440 or    EDS

Out-of-state or in the                           PO Box 2991          [EDS LOGO]

local New Britain, CT area..  860-832-9259       Hartford, CT 06104

                                           STATE OF CONNECTICUT
[QUI TRANSTULIT SUSTNET LOGO]          DEPARTMENT OF SOCIAL SERVICES

                                            CONTRACT AMENDMENT

AMENDMENT NUMBER:    8
CONTRACT #:          093-MED-FCHP-1
CONTRACT PERIOD:     08/11/2001 - 12/31/2003
CONTRACTOR NAME:     FIRST CHOICE HEALTH PLAN OF CT
CONTRACTOR ADDRESS:  23 MAIDEN LANE, NORTH HAVEN, CT 06473-4201

Contract number 093-MED-FCHP-1 by and between the Department of Social Services (the "Department") and Firstchoice Health Plan of CT (the "Contractor") for the provision of services under the HUSKY A program as amended by Amendments 1, 2, 3, 4, 5, 6 and 7 is hereby further amended as follows:

1. PARAGRAPH 1 OF PART I AS AMENDED BY AMENDMENTS 1, 2, 3, 4, 5, 6 AND 7 IS FURTHER AMENDED TO EXTEND THE CONTRACT END DATE FROM NOVEMBER 30, 2003 TO DECEMBER 31, 2003.

2. THE CONTRACTOR AND THE DEPARTMENT FURTHER AGREE THAT THE PARTIES' OBLIGATION TO COMPLY WITH PART II "GENERAL CONTRACT TERMS FOR MCOS" DATED AUGUST 13, 2003 PAGES 1 THROUGH 115 OF AMENDMENT 5 SHALL TERMINATE ON THE DATE THAT THIS AMENDMENT EXPIRES UNLESS THE PARTIES AGREE IN A SUBSEQUENT AMENDMENT TO EXTEND THE EFFECTIVE DATE OF THE CONTRACT.

3. APPENDIX I IS HEREBY FURTHER AMENDED TO EXTEND THE EFFECTIVE DATE OF THE CAPITATION RATES FROM 11/30/03 TO DECEMBER 31, 2003. IF, THROUGH THE PASSAGE OF A BUDGET FOR STATE FISCAL YEAR ("SFY") 2004 THE CAPITATION RATES ARE TO BE REVISED EFFECTIVE JULY 1, 2003, THE DEPARTMENT, IN THE NEXT AMENDMENT TO THIS CONTRACT WHICH MAY BE ENTERED INTO PRIOR TO THE EXPIRATION OF THIS AMENDMENT, SHALL AMEND THE CAPITATION RATES TO REFLECT SUCH REVISIONS AND SHALL MAKE ANY NECESSARY ADJUSTMENTS TO CAPITATION PAYMENTS MADE TO THE CONTRACTOR SINCE JULY 1, 2003 TO REFLECT THE REVISED CAPITATION RATES.

                            ACCEPTANCES AND APPROVALS

This document constitutes an amendment to the above numbered contract. All provisions of that contract and prior amendments, except those explicitly changed or described above by this amendment, shall remain in full force and effect.

CONTRACTOR

FIRSTCHOICE HEALTH PLAN OF CT     [APPROVED NOV 25 2003 WELLCARE LEGAL SERVICES]

/s/ Todd S. Farha
-------------------------------   ___________________
Signature (Authorized Official)        Date

________________________________  ___________________
Typed Name (Authorized Official)       Title

DEPARTMENT

DEPARTMENT OF SOCIAL SERVICES
_____________________________     ______________
Signature (Authorizd Official)    Date

MICHAEL P. STARKOWSKI             DEPUTY COMMISSIONER
---------------------             -------------------
Typed Name (Authorized Official)  Title

OFFICE OF THE ATTORNEY GENERAL

___________________________________________________________________
 Attorney General (as to form)                 Date

( ) THIS CONTRACT DOES NOT REQUIRE THE SIGNATURE OF THE ATTORNEY GENERAL PURSUANT TO AN AGREEMENT BETWEEN THE DEPARTMENT AND THE OFFICE OF THE ATTORNEY GENERAL DATED:_____________________

                              APPENDIX      Amended

PLAN NAME:
FIRSTCHOICE

CAPITATION RATES
07/01/02 - 12/31/03

                            FAIRFIELD    HARTFORD   LITCHFIELD     MIDDLESEX    NEW HAVEN    NEW LONDON       TOLLAND      WINDHAM
                            ---------    --------   ----------     ---------    ---------    ----------       -------      -------
UNDER ONE                    $536.44     $606.89      $605.12       $717.18      $602.97       $600.00        $724.78      $581.51
AGES 1 TO 14                 $102.32     $110.46      $110.15       $130.10      $109.79       $109.23        $131.46      $107.71
MALE - AGES 15 TO 39         $127.22     $138.42      $138.03       $162.52      $137.60       $136.94        $164.18      $135.18
FEMALE - AGES 15 TO 39       $207.77     $231.48      $230.81       $273.76      $230.00       $228.84        $276.70      $223.07
MALE - AGES 40 AND OVER      $227.33     $254.24      $253.48       $301.18      $252.59       $251.31        $304.41      $244.68
FEMALE - AGES 40 AND OVER    $218.52     $244.15      $243.42       $289.20      $242.55       $241.32        $292.32      $235.04

                                Effective 7/1/02

                             SECRETARY'S CERTIFICATE

      I, Thaddeus Bereday, the duly elected Secretary of FirstChoice HealthPlans of Connecticut, Inc., a corporation organized under the laws of the State of Connecticut (the "Corporation"), do hereby certify that the following is a full and true copy of a resolution adopted at a meeting of the Board of Directors of said Corporation, duly held on the 23rd day of May, 2003:

            "RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to sign and execute in the name of the Corporation all applications contracts, leases and other deeds and documents or instruments in writing of whatsoever nature that may be required in the ordinary course of the business of the Corporation and that may be necessary to secure for operation of the corporate affairs, governmental permits and licenses for, and incidental to, the lawful operations of the business of the Corporation, and to do such acts and things as such officers deem necessary or advisable to fulfill such legal requirements as are applicable to the Corporation and its business."

            "RESOLVED, that the officers of the Corporation and each of them acting singly are hereby authorized, empowered and directed to execute and deliver, in the name and on behalf of the Corporation, such further agreements, instruments, documents, certificates and filings, with such changes in the terms and provisions thereof as the officer executing the same man determine necessary or appropriate, and to do and perform such other acts and deeds as they or any of them determine necessary or appropriate, in order to effectuate the purposes and intent of the foregoing resolutions."

and I do further certify that the above resolution has not been in any way altered, amended or repealed, and is now in full force and effect.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said Corporation this 25th day of November, 2003.

                                    FirstChoice HealthPlans of Connecticut, Inc.

                                    /s/ Thaddeus Bereday
                                    -------------------------------------------
                                    By: Thaddeus Bereday, Secretary